As filed with the Securities and Exchange Commission on October 17, 2023

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CONDUIT PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	87-3272543
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4995 Murphy Canyon Road, Suite 300

San Diego, CA 92134

(760) 471-8536

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Tapolczay

Chief Executive Officer

Conduit Pharmaceuticals Inc.

4995 Murphy Canyon Road, Suite 300

San Diego, CA 92134

(760) 471-8536

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Todd Mason, Esq.

Corby Baumann, Esq.

Thompson Hine LLP

300 Madison Ave, 27th Floor

New York, NY 10017

(212) 344-5680

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders named in this prospectus may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities, and the selling securityholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer for sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 17, 2023

CONDUIT PHARMACEUTICALS INC.

7,755,710 Shares of Common Stock

16,033,000 Shares of Common Stock Underlying Warrants

976,000 Shares of Common Stock Underlying an Option

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of an aggregate of: (a) up to 7,755,710 shares of our common stock, par value $0.0001 per share (“Common Stock”), consisting of: (i) 2,000,000 shares of Common Stock issued in a private placement (the “PIPE Financing”) pursuant to that certain Subscription Agreement dated as of September 13, 2023 (as the same may be amended from time to time, the “PIPE Subscription Agreement”); (ii) 4,015,250 shares of Common Stock held by Murphy Canyon Acquisition Sponsor, LLC (the “Sponsor”); (iii) 1,300,000 shares of Common Stock issued to A.G.P./Alliance Global Partners (“A.G.P.”) upon the completion of the Business Combination (as defined below); (iv) 395,460 shares of Common Stock issued to Cizzle Biotechnology Holdings PLC pursuant to its exercise of an option that it held; and (v) 45,000 shares of Common Stock held by one of our current directors and certain of our former directors; (b) up to 16,033,000 shares of Common Stock, consisting of (i) 2,000,000 shares of Common Stock issuable upon the exercise of certain warrants (the “PIPE Warrants”) issued in the PIPE Financing and having an exercise price of $11.50 per share; (ii) 54,000 shares of Common Stock issuable upon the exercise of certain warrants (the “A.G.P. Warrants”) issued to A.G.P. upon the completion of the Business Combination and having an exercise price of $11.00 per share; (iii) 754,000 shares of Common Stock issuable upon the exercise of certain warrants (the “Private Warrants”) held by the Sponsor and having an exercise price of $11.50 per share; and (iv) 13,225,000 shares of Common Stock issuable upon exercise of certain public warrants having an exercise price of $11.50 that were issued in connection with Murphy Canyon Acquisition Corp.’s initial public offering (the “Public Warrants” and, together with the PIPE Warrants, the A.G.P. Warrants, and the Private Warrants, the “Warrants”); and (c) up to 976,000 shares of Common Stock issuable to Vela Technologies Plc (“Vela”) upon any exercise of the option held by Vela (the “Vela Option”), which number of shares of Common Stock assumes the full exercise of the Vela Option at an exercise price of $5.00 per share.

On September 22, 2023, we completed the business combination and transactions contemplated thereby (the “Business Combination”) as set forth in that certain Agreement and Plan of Merger, dated November 8, 2022, as amended (the “Merger Agreement”), by and among Murphy Canyon Acquisition Corp., our predecessor company (“MURF”), Conduit Pharmaceuticals Limited, a Cayman Islands exempted company (“Old Conduit”), and Conduit Merger Sub, Inc., a Cayman Islands exempted company and then a wholly-owned subsidiary of MURF (“Merger Sub”). As contemplated by the Business Combination Agreement, MURF changed its name to Conduit Pharmaceuticals Inc. Prior to and in connection with the completion of the Business Combination, existing MURF stockholders elected to redeem approximately 13.16 million shares of MURF Class A common stock, or approximately 99% of the then-outstanding shares of MURF Class A common stock.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer, sell, or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our Common Stock, except with respect to amounts received by us upon the exercise of the warrants for cash. We will bear all costs, expenses, and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or warrants. See the section entitled “Plan of Distribution” of this prospectus for additional information.

Our Common Stock and Public Warrants are listed on The Nasdaq Global Market and The Nasdaq Capital Market, respectively, of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CDT” and “CDTTW”, respectively. On October 13, 2023, the last quoted sale price for our Common Stock as reported on Nasdaq was $1.76 per share. Because the exercise prices of the Warrants are greater than the current market price of our Common Stock, such warrants are unlikely to be exercised and therefore the Company does not expect to receive any proceeds from such exercise of the Warrants in the near term.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section entitled “Risk Factors” beginning on page 8 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2023

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities Exchange Commission (the “SEC”), under which the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of shares of Common Stock issuable upon the exercise of the Warrants. We will receive proceeds to the extent there are any cash exercises of the Warrants.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

The Selling Securityholders and their permitted transferees may use this registration statement to sell securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless expressly indicated or the context otherwise requires, references in this prospectus to the “Company,” the “Registrant,” “we,” “us,” and “our” refer to the Company (and the business of Old Conduit which became the business of the Company after giving effect to the Business Combination).

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TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference contain forward-looking. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. This includes, without limitation, statements regarding the financial position and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

●	the ability to maintain the listing of our securities on Nasdaq, and the potential liquidity and trading of our securities;

●	the risk of disruption to our current plans and operations;

●	the ability to recognize the anticipated benefits of our business and the Business Combination, which may be affected by, among other things, competition and the ability to grow, manage growth profitably, and retain key employees;

●	costs related to our business;

●	changes in applicable laws or regulations;

●	our ability to meet its future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash;

●	our ability to execute on our plans to develop and commercialize our current clinical assets, as well as any future clinical assets that we license, and the timing of any such commercialization;

●	our ability to maintain existing license agreements;

●	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our ability to achieve and maintain profitability in the future;

●	our financial performance; and

●	other factors disclosed under the section entitled “Risk Factors” in this prospectus.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights selected information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that should be considered before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” section and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing any of our securities. Unless expressly indicated or the context requires otherwise, the terms the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the Company (and the business of Old Conduit, which became the business of the Company after giving effect to the Business Combination).

Overview

We are a clinical-stage specialty biopharmaceutical company that began operations as Old Conduit in early 2019, to facilitate the development and commercialization of clinical assets to address the unmet medical needs of patients, through our exclusive relationships. Our unique approach allows us to act as a “conduit” whereby we focus on clinical assets from pharmaceutical companies that have otherwise been deprioritized and fulfil our mission to develop new treatments for patients.

We are led by highly experienced pharmaceutical executives: Dr. Freda Lewis-Hall, former Chief Medical Officer of Pfizer Inc., and Dr. David Tapolczay, former Chief Executive Officer of the United Kingdom-based medical research charity LifeArc. Our management team includes active senior clinicians who have an extensive understanding of the pharmaceuticals market, which supports our strategy of developing clinical assets in a cost-efficient manner while focusing on therapeutic efficacy and patient safety.

Business Strategy

Our strategy is to generate value through the development of new medicines, or clinical assets, for patients where our research indicates that there are not effective pharmaceutical treatments available or such existing pharmaceutical treatments are not adequate due to, among other things, cost of such pharmaceuticals and side effects. We are working to develop new medicines in diseases where competitive treatments carry a high incidence of unacceptable side effects.

We have an exclusive relationship and partnership with St George Street Capital (“St George Street”), a biomedical charity based in the United Kingdom. We have the option to fund 100% of the development of clinical assets that are initially licensed by St George Street from AstraZeneca AB (PUBL) (“AstraZeneca”). In most instances, AstraZeneca has conducted initial pre-clinical and, in some instances, clinical trials on these assets, but has decided to license them for further development.

We evaluate the clinical assets held by St George Street to determine which assets to fund for further development. In connection with the funding and development of clinical assets, Conduit evaluates and selects the specific clinical assets to be developed and collaborates with external contract research organizations (“CROs”) to run clinical trials that are managed, funded, and overseen by the Company. We intend to leverage our comprehensive clinical and scientific expertise in order to facilitate development of clinical assets through Phase IIb trials in an efficient manner by using CROs and third-party service providers. We believe that successful Phase IIb trials of the clinical assets in our pipeline will increase the value of such assets. There is no assurance that any clinical trials on the assets owned or licensed by the Company will be successful.

We will seek to license assets following potentially successful clinical trials (of which there can be no assurance that the outcomes of such trials will be successful) to large biotech or pharmaceutical companies, typically for milestone payments and retain a royalty income stream for the life of the asset patent. We anticipate using any future royalty income stream to develop our asset portfolio in order to balance our potential future income streams with new debt or equity financings.

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Outside of our relationship with St George Street, we are free, and intend, to pursue additional relationships and/or partnerships with third parties for the licensing of further assets which are currently deprioritized. We plan to focus our efforts on developing clinical assets to address diseases that impact a large population where there is no present treatment or the present treatment carries significant unwanted side effects.

Our initial licensed clinical assets are focused on idiopathic male infertility and autoimmune diseases or immunodeficient conditions like uveitis, premature labor, renal transplant rejection, and Hashimoto’s thyroiditis. Our initial assets which were licensed from Astra Zeneca to St George that will be developed by us are known as AZD5904 (a Myeloperoxidase Inhibitor) and AZD1656 (a Glucokinase Activator). As the clinical assets have undergone initial pre-clinical and clinical testing conducted by AstraZeneca, we are able to assess the safety data generated in these clinical trials to assess which clinical assets to further develop and for which indications.

Initially, we will focus on assets to which we have access, through our relationship with St George Street and St George Street’s relationship with AstraZeneca, to the active pharmaceutical ingredients (“API”) that were used by AstraZeneca in conducting its clinical trials. As a result, we do not have to develop the API, which is often a time consuming and expensive process, and we benefit from the fact that the API was produced by a reputable pharmaceutical company, which is subject to rigorous quality control measures so that the API that is used by us for additional clinical trials is likely to be more consistent in terms of the quality and performance.

Our Pipeline

Our development plan for each of AZD1656 and AZD5904 is to conduct clinical trials and if those trials are successful, of which there can be no assurance that the outcomes of such trials will be successful, we will then seek to enter into a transaction with a third party with respect to AZD1656 orAZD5904, as applicable, for the particular indication. We do not intend to continue development of such clinical assets beyond Phase II clinical trials. Accordingly, we anticipate developing clinical assets that have undergone pre-clinical and clinical trials through the Phase II stage and then to monetize such clinical assets through a license, royalty, or other transaction. We do not expect that we will commercialize any clinical assets or seek marketing approval from the FDA (or similar organizations) as we intend to enter into agreements with third parties following Phase II clinical trials for each such clinical asset that would provide that such third party would pursue the further development, commercialization, and marketing of such assets. In order for us to monetize our clinical assets, we, in partnership with a CRO, intend to conduct additional clinical trials on our clinical assets in order to generate clinical data to support the further development of our clinical assets beyond the Phase II stage. In the event successful clinical trial data is generated for a clinical asset with a particular indication, at that point, we will seek to enter into a license, royalty, or other transaction with a third party whereby the third party would continue to pursue the development of the clinical asset in Phase III clinical trials. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful.

In addition to the exclusive rights to develop AZD1656 and AZD5904 through our Global Funding Agreement with St George Street, we also wholly own the intellectual property and the rights to further develop certain co-crystals of AZD1656 (AZD1656 Co-Crystal PCT/IB2022/00075 - Patent Expires 02/09/2042). We will seek to develop the AZD1656 Co-Crystal in psoriasis, Crohn’s disease, lupus, sarcoidosis, diabetic wound healing, idiopathic pulmonary fibrosis, and nonalcoholic steatohepatitis (NASH).

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Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors,” which illuminate challenges that we face in connection with the successful implementation of our strategy and the growth of our business. The following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our securities and result in a loss of all or a portion of your investment:

●	Our business is dependent on the successful development, regulatory approval and commercialization of our clinical assets, in particular a glucokinase activator which we believe is active in a range of autoimmune diseases including uveitis, Hashimoto’s Thyroiditis, preterm labor and renal transplant, which we refer to as AZD1656, and a potent, irreversible inhibitor of human myeloperoxidase that has the potential to treat idiopathic male infertility, which we refer to as AZD5904.

●	Preclinical drug development for our clinical assets AZD1656 and AZD5904 is very expensive, time-consuming and uncertain. Our preclinical trials may fail to adequately demonstrate pharmacologic activity in therapeutic areas of interest; cause unintended short- or long-term effects in other bodily systems; or produce unexpected toxicity that may alter or risk benefit assessment.

●	It is difficult to predict the time and cost of development and of subsequently obtaining regulatory approval for AZD1656 as we employ newly developed technology.

●	We may not be successful in our efforts to use and expand its development platform to build a pipeline of clinical assets.

●	Clinical drug development for our clinical assets is very expensive, time-consuming, difficult to design and implement, and uncertain. Our clinical trials may fail to adequately demonstrate the safety and efficacy of our clinical assets, which could prevent or delay regulatory approval and commercialization.

●	We may be unable to obtain regulatory approval for our early-stage clinical assets under applicable regulatory requirements. The FDA and foreign regulatory bodies have substantial discretion in the approval process, including the ability to delay, limit or deny approval of clinical assets. The delay, limitation or denial of any regulatory approval would adversely impact commercialization, our potential to generate revenue, our business and operating results.

●	We may face product liability exposure, and if successful claims are brought against us, we may incur substantial liability if our insurance coverage for those claims is inadequate.

●	We currently rely on, and expects to continue to rely on, third-party CROs and other third parties to conduct and oversee our clinical trials and other aspects of product development. If these third parties do not meet our requirements or otherwise conduct the trials as required, we may not be able to satisfy our contractual obligations or obtain regulatory approval for, or commercialize, our clinical assets when expected or at all.

●	We currently rely on agreements with third parties for the purpose of licensing our clinical assets. In the near-term we intend to rely on third parties for the licensing of clinical assets and those which may arise through future partnerships.

●	If we fail to attract and retain management and other key personnel, we may be unable to continue to successfully develop or commercialize our clinical assets or otherwise implement its business plan.

●	Manufacturing and supply of the APIs and other substances and materials used in our clinical assets is a complex and technically challenging undertaking, and there is potential for failure at many points in the manufacturing, testing, quality assurance and distribution supply chain, as well as the potential for latent defects after products have been manufactured and distributed.

●	Failure to adequately protect our intellectual property could adversely affect our business, financial condition, and operating results.

●	We may not be able to protect our intellectual property rights throughout the world.

Corporate Information

On September 22, 2023, we completed the previously announced Business Combination pursuant to the terms of that Agreement and Plan of Merger, dated November 8, 2022, as amended (the “Merger Agreement”) by and among MURF, Old Conduit, and Merger Sub. Pursuant to the terms of the Merger Agreement (and upon all other conditions pursuant to the Merger Agreement being satisfied or waived), (i) Merger Sub merged with and into Old Conduit, with Old Conduit surviving the merger as a wholly-owned subsidiary of MURF, and (ii) MURF changed its name to Conduit Pharmaceuticals Inc.

Our principal executive offices are located at 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123, and our telephone number is (760) 471-8536. Our website address is http://www.conduitpharma.com. The information contained on or otherwise accessible through our website is not part of this prospectus.

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The Offering

Issuer – Issuance of Common Stock	Conduit Pharmaceuticals Inc.

Shares of Common Stock to be Issued by Us	Up to 17,009,000 shares of Common Stock issuable upon exercise of the Warrants and the Vela Option, consisting of (i) 2,000,000 shares of Common Stock that are issuable upon exercise of the PIPE Warrants; (ii) 54,000 shares of Common Stock that are issuable upon exercise of the A.G.P. Warrants; (iii) 754,000 shares of Common Stock that are issuable upon exercise of the Private Warrants; (iv) 13,225,000 shares of Common Stock that are issuable upon exercise of the Public Warrants; and (v) up to 976,000 shares of Common Stock issuable upon any exercise of the Vela Option, which number of shares of Common Stock assumes the full exercise of the Vela Option at an exercise price of $5.00 per share.

Shares of Common Stock Outstanding as of the Date of this Prospectus	72,813,776 shares.

Exercise Price of Warrants	$11.50 per share for the PIPE Warrants, Private Warrants, and Public Warrants, subject to adjustments as described herein; and $11.00 per share for the A.G.P. Warrants, subject to adjustments as described herein.

Resale of Common Stock

Shares of Common Stock Offered by the Selling Securityholders	An aggregate of: (a) up to 7,755,710 shares of Common Stock, consisting of (i) 2,000,000 shares of Common Stock issued in the PIPE Financing; (ii) 4,015,250 shares of Common Stock held by the Sponsor; (iii) 1,300,000 shares of Common Stock issued to A.G.P. upon the completion of the Business Combination; (iv) 395,460 shares of Common Stock issued to Cizzle Biotechnology Holdings PLC pursuant to its exercise of an option that it held; and (v) 45,000 shares of Common Stock held by one of our current directors and certain of our former directors; (b) up to 16,033,000 shares of Common Stock, consisting of (i) 2,000,000 shares of Common Stock issuable upon the exercise of the PIPE Warrants; (ii) 54,000 shares of Common Stock issuable up on the exercise of the A.G.P. Warrants; (iii) 754,000 shares of Common Stock issuable upon the exercise of the Private Warrants; and (iv) 13,225,000 shares of Common Stock issuable upon exercise of the Public Warrants; and (c) up to 976,000 shares of Common Stock issuable upon any exercise of the Vela Option, which number of shares of Common Stock assumes the full exercise of the Vela Option at an exercise price of $5.00 per share.

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of the shares of Common Stock registered under this prospectus for resale.

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. In the event any Warrants are exercised for cash, we would receive the proceeds from any such cash exercise, provided, however, we will not receive any proceeds from the sale of the shares of Common Stock issuable upon such exercise. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our shares of our Common Stock and the spread between the exercise price of such securities and the market price of our Common Stock at the time of exercise. It is possible that we may never generate any cash proceeds from the exercise of such Warrants.

Lock-up Restrictions	Certain of our stockholders, as well as an officer and a director, are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled “Securities Act Restrictions on Resale of our Securities — Lock-up Agreements.”

Risk Factors	See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.

Nasdaq Symbols	Our Common Stock is listed on The Nasdaq Global Market under the symbol “CDT”, and our Public Warrants are listed on The Nasdaq Capital Market under the symbol “CDTTW”.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We have incurred significant net losses since our inception and we anticipate future losses and negative cash flow. It is uncertain if or when we will become profitable.

We have incurred net losses since our inception. Our net losses were $4.7 million for the six months ended June 30, 2023 and $4.9 million for Old Conduit for the year ended December 31, 2022. As of June 30, 2023, we had an accumulated deficit of $15.4 million. We do not expect to generate any significant revenues, if any, until we successfully complete adequate development of our first clinical asset. As of the date of this prospectus, our clinical assets are still in development and have not been approved by the FDA or any other regulatory body.

We have not yet demonstrated our ability to generate revenue, and we may never be able to produce revenues or operate on a profitable basis. We expect to experience operating losses and negative cash flow for the foreseeable future. Even if we are able to commercialize our technology, which may include licensing, we may never recover our research and development expenses.

Our business is dependent on the successful development, regulatory approval, and commercialization of our clinical assets, in particular a glucokinase activator which we believe is active in a range of autoimmune diseases including uveitis, Hashimoto’s thyroiditis, preterm labor, and renal transplant, which we refer to as AZD1656, and a potent, irreversible inhibitor of human Myeloperoxidase that has the potential to treat idiopathic male infertility, which we refer to as AZD5904.

The success of our business, including our ability to finance our operations and generate any revenue in the future, will primarily depend on the successful development, regulatory approval, and commercialization or partnering of our clinical assets. In the future, we may also become dependent on just one of our clinical assets or any future clinical assets that we may in-license, acquire, or develop. The preclinical and clinical and commercial success of our clinical assets will depend on a number of factors, including the following:

●	the ability to raise additional capital on acceptable terms, or at all;

●	the timely completion of our clinical trials, which may be significantly slower or cost more than we currently anticipate and will depend substantially upon the performance of third-party contractors;

●	whether we are required by the United States Food and Drug Administration (“FDA”) or similar foreign regulatory agencies to conduct additional preclinical or clinical trials beyond those planned to support the approval and commercialization of our clinical assets or any future clinical assets;

●	the acceptance of our proposed indications and primary endpoint assessments relating to the proposed indications of our clinical assets by the FDA or similar foreign regulatory authorities;

●	our ability to demonstrate the safety and efficacy of our clinical assets or any future clinical assets to the satisfaction of the FDA and similar foreign regulatory authorities;

●	the prevalence, duration, and severity of potential side effects experienced in connection with our clinical assets or future approved products, if any;

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●	the timely receipt of necessary marketing approvals from the FDA and similar foreign regulatory authorities;

●	achieving and maintaining, and, where applicable, ensuring that our third-party contractors achieve and maintain, compliance with our contractual obligations and with all regulatory requirements applicable to our clinical assets or any future clinical assets or approved products, if any;

●	the ability of third parties with whom we contract to manufacture clinical trial and commercial supplies of our clinical assets or any future clinical assets, remain in good standing with regulatory agencies, and develop, validate, and maintain commercially viable manufacturing processes that are compliant with current good manufacturing practices (“cGMP”);

●	a continued acceptable safety profile during preclinical and clinical development and following approval of our clinical assets or any future clinical assets;

●	our ability to successfully commercialize our clinical assets or any future clinical assets in the U.S. and internationally, if approved for marketing, sale, and distribution in such countries and territories, whether alone or in collaboration with others;

●	the acceptance by physicians, patients, and payors of the benefits, safety, and efficacy of our clinical assets or any future clinical assets, if approved, including relative to alternative and competing treatments;

●	our ability to comply with numerous post-approval regulatory requirements;

●	our and our partners’ ability to establish and enforce intellectual property rights in and to our clinical assets or any future clinical assets;

●	our and our partners’ ability to avoid third-party patent interference or intellectual property infringement claims; and

●	our ability to in-license or acquire additional clinical assets or commercial-stage products that we believe that we can successfully develop and commercialize.

If we are unable to achieve one or more of the above factors, many of which are beyond our control, in a timely manner or at all, we could experience significant delays and increased costs or an inability to obtain regulatory approvals or commercialize our clinical assets. Even if regulatory approvals are obtained, we may never be able to successfully commercialize any of our clinical assets. Accordingly, we cannot assure you that we will be able to generate sufficient revenue through the sale of our clinical assets or any future clinical assets to continue operations.

As a result of our limited operating history, we may not be able to correctly estimate our future revenues, operating expenses, need for investment capital, or stability of operations, which could lead to cash shortfalls.

We have a limited operating history from which to evaluate our business. As a result, our historical financial data is of limited value in estimating future operating expenses. We have not obtained regulatory approvals for any of our clinical assets. Therefore, our budgeted operating expense levels are based in part on our expectations concerning the FDA approval process and expenses related to development of other clinical assets. Failing to reach our short-term developmental milestones within anticipated timelines due to delays caused by the COVID-19 pandemic, serious adverse or unacceptable side effects caused by our clinical assets, or other events, many of which may be beyond our control, may cause our financial condition and operating results to continue to fluctuate significantly from quarter to quarter and year to year.

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Preclinical drug development for our clinical assets (AZD1656 and AZD5904) is very expensive, time-consuming, and uncertain. Our preclinical trials may fail to adequately demonstrate pharmacologic activity in therapeutic areas of interest; cause unintended short- or long-term effects in other bodily systems; or produce unexpected toxicity that may alter or risk benefit assessment.

The scientific discoveries that form the basis for our efforts to generate and develop our clinical assets are relatively recent. AZD1656 is a glucokinase activator that is in a number of Phase II ready autoimmune diseases including uveitis, Hashimoto’s thyroiditis, preterm labor, and renal transplant, and the successful development of AZD1656 may require additional studies and efforts to optimize its therapeutic potential. In addition, our development pipeline includes what we believe to be a potent irreversible inhibitor of human Myeloperoxidase (MPO) that has the potential to treat idiopathic male infertility, which we refer to as AZD5904. AZD5904 may not demonstrate in patients the therapeutic properties ascribed to it in the laboratory or preclinical studies, and may interact with human biological systems in unforeseen, ineffective, or even harmful ways. If we are not able to successfully develop and commercialize our clinical assets, including AZD1656 and AZD5904, we may never become profitable and the value of our capital stock may decline.

It is difficult to predict the time and cost of development and of subsequently obtaining regulatory approval for AZD1656 as it employs newly developed technology.

AZD1656 uses a novel mechanism to reduce inflammation in many of the immune pathways. We have concentrated our research and development efforts of AZD1656 on a limited number of initial targeted disease indications for AZD1656, including the coronavirus disease. There can be no assurance that we will not experience problems or delays in developing our current or future indications for AZD1656 and that such problems or delays will not cause unanticipated costs, or that any such development problems can be solved. Moreover, AZD1656 would also represent a novel approach for the treatment of uveitis as steroids are currently the most common treatment for uveitis even though there are numerous side effects associated with the use of steroids. The clinical development of these novel technologies will require review and allowance by the FDA under an Investigational New Drug Application.

We may not be successful in our efforts to use and expand our development platform to build a pipeline of clinical assets.

A key element of our strategy is to use our experienced management and scientific team to build a pipeline of clinical assets that address a broad range of human diseases in order to treat unmet medical needs. Our current clinical assets and pipeline address the areas of autoimmune disease and idiopathic male infertility. Although our research and development efforts to date have resulted in potential clinical assets, we may not be able to continue to identify and develop additional clinical assets. Even if we are successful in continuing to build our pipeline, the potential clinical assets that we identify may not be suitable for clinical development. For example, these potential clinical assets may be shown to have harmful side effects or other characteristics that indicate that they are unlikely to receive marketing approval and achieve market acceptance. If we do not successfully develop and commercialize clinical assets based upon our approach, we will not be able to obtain product revenue in future periods, which likely would result in significant harm to our financial position. There is no assurance that we will be successful in our preclinical and clinical development of our current or future clinical assets, and the process of obtaining regulatory approvals will, in any event, require the expenditure of substantial time and financial resources.

Clinical drug development for our clinical assets is very expensive, time-consuming, difficult to design and implement, and uncertain. Our clinical trials may fail to adequately demonstrate the safety and efficacy of our clinical assets, which could prevent or delay regulatory approval and commercialization.

Clinical drug development for our clinical assets is very expensive, time-consuming, difficult to design and implement, and its outcome is inherently uncertain. Before obtaining regulatory approval for the commercial sale of a clinical asset, we must demonstrate through clinical trials that a clinical asset is both safe and effective for use in the target indication, which is impossible to predict. Most clinical assets that commence clinical trials are never approved by regulatory authorities for commercialization. Our clinical assets are in various stages of development and a failure of one more clinical trial can occur at any stage of testing or at any time during the trial process. We expect that clinical trials for these clinical assets will continue for several years but may take significantly longer than expected to complete. Not all of our clinical assets have been tested in humans and the first use in humans may reveal unexpected effects. We have not completed all clinical trials for the approval of any of our clinical assets.

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We may experience delays in ongoing and future clinical trials for our clinical assets and we do not know if future clinical trials, if any, will begin on time, need to be redesigned, enroll adequate number of patients on time or be completed on schedule, if at all. In addition, the Company, any partner with which we currently or may in the future collaborate, the FDA, an Institutional Review Board (or IRB) or other regulatory authorities, including state and local agencies and counterpart agencies in foreign countries, may suspend, delay, require modifications to, or terminate our clinical trials at any time, for various reasons, including:

●	discovery of safety or tolerability concerns, such as serious or unexpected toxicities or side effects or exposure to otherwise unacceptable health risks, experienced by study participants or other safety issues;

●	lack of effectiveness of any clinical asset during clinical trials or the failure of our clinical assets to meet specified endpoints;

●	slower than expected rates of subject recruitment and enrollment rates or inability to enroll a sufficient number of patients in clinical trials resulting from numerous factors, including the prevalence of other companies’ clinical trials for their clinical assets for the same indication, or clinical trials for indications for which patients do not as commonly seek treatment;

●	delays or difficulties in our clinical trials due to quarantines or other restrictions resulting from the COVID-19 pandemic or any other pandemic;

●	difficulty in retaining subjects who have initiated a clinical trial but may withdraw at any time due to adverse side effects from the therapy, insufficient efficacy, fatigue with the clinical trial process, or for any other reason;

●	difficulty in obtaining IRB approval for studies to be conducted at each clinical trial site;

●	delays in manufacturing or obtaining, or inability to manufacture or obtain, sufficient quantities of materials for use in clinical trials;

●	inadequacy of or changes in our manufacturing process or the product formulation or method of delivery;

●	changes in applicable laws, regulations, and regulatory policies;

●	delays or failure in reaching agreement on acceptable terms in clinical trial contracts or protocols with prospective Contract Research Organizations (which we refer to as “CROs”), clinical trial sites, and other third-party contractors;

●	inability to add a sufficient number of clinical trial sites;

●	uncertainty regarding proper formulation and dosing;

●	failure by us, our employees, our CROs or their employees, or other third-party contractors to comply with contractual and applicable regulatory requirements or to perform their services in a timely or acceptable manner;

●	failure by us, our employees, our CROs or their employees, or any partner with which we may collaborate or their employees to comply with applicable FDA or other regulatory requirements relating to the conduct of clinical trials or the handling, storage, security, and recordkeeping for drug and biologic products;

●	scheduling conflicts with participating clinicians and clinical institutions;

●	failure to design appropriate clinical trial protocols;

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●	insufficient data to support regulatory approval;

●	inability or unwillingness of medical investigators to follow our clinical trial protocols; or

●	difficulty in maintaining contact with subjects during or after treatment, which may result in incomplete data.

We or any partner with which we may collaborate may suffer significant setbacks in their clinical trials similar to the experience of a number of other companies in the pharmaceutical and biotechnology industries, even after receiving promising results in earlier trials. In the event that we or our potential partners abandon or are delayed in the clinical development efforts related to our clinical assets, we may not be able to execute on our business plan effectively and our business, financial condition, operating results, and prospects would be harmed.

We may be unable to obtain regulatory approval for our early-stage clinical assets under applicable regulatory requirements. The FDA and foreign regulatory bodies have substantial discretion in the approval process, including the ability to delay, limit, or deny approval of clinical assets. The delay, limitation, or denial of any regulatory approval would adversely impact commercialization, our potential to generate revenue, our business, and our operating results.

We currently have no products approved for sale, and we may never obtain regulatory approval to commercialize any of our current or future clinical assets. The research, testing, manufacturing, safety surveillance, efficacy, quality control, recordkeeping, labeling, packaging, storage, approval, sale, marketing, distribution, import, export, and reporting of safety and other post-market information related to our drug products are subject to extensive regulation by the FDA and other regulatory authorities in the U.S. and in foreign countries, and such regulations differ from country to country. We are not permitted to market any of our current clinical assets in the U.S. until we receive approval of a New Drug Application (“NDA”), Biologics License Application (a “BLA”), or other applicable regulatory filing from the FDA. We are also not permitted to market any of our current clinical assets in any foreign countries until we or our partners receive the requisite approval from the applicable regulatory authorities of such countries. To gain approval to market a new drug such as AZD1656 and AZD5904, the FDA and/or foreign regulatory authorities must receive, among other things, preclinical and clinical data that adequately demonstrate the safety, purity, potency, efficacy, and compliant manufacturing of the drug product for the intended indication applied for in a NDA, BLA, or other applicable regulatory filing. The development and approval of new drug products involves a long, expensive, and uncertain process, and delay or failure can occur at any stage. A number of companies in the pharmaceutical and biopharmaceutical industry have suffered significant setbacks in nonclinical development, clinical trials, including in Phase III clinical development, even after promising results in earlier preclinical studies or clinical trials. These setbacks have been caused by, among other things, findings made while clinical trials were underway and safety or efficacy observations made in clinical trials, including previously unreported adverse events. Success in clinical trials does not ensure that later clinical trials will be successful, or that nonclinical studies will be successful. The results of clinical trials by other parties may not be indicative of the results in trials that we or our partners may conduct.

The FDA and foreign regulatory bodies have substantial discretion in the drug development and approval process, including the ability to delay, limit drug development, or limit or deny approval of clinical assets for many reasons. The FDA or the applicable foreign regulatory body may:

●	disagree with the design or implementation of one or more clinical trials;

●	not deem a clinical asset safe and effective for its proposed indication, or may deem a clinical asset’s safety or other perceived risks to outweigh its clinical or other benefits;

●	not find the data from preclinical studies and clinical trials sufficient to support approval, or the results of clinical trials may not meet the level of statistical or clinical significance required by the FDA or the applicable foreign regulatory body for approval;

●	disagree with our interpretation of data from preclinical studies or clinical trials performed by us or third parties, or with the interpretation of any partner with which we may collaborate;

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●	determine the data collected from preclinical or clinical trials may not be sufficient to support the submission of an Investigational New Drug Application (“IND”) or NDA, or other applicable regulatory filing;

●	require additional preclinical studies or clinical trials;

●	identify deficiencies in the formulation, quality control, labeling, or specifications of our current or future clinical assets;

●	require clinical trials in pediatric patients in order to establish pharmacokinetics or safety for this more drug-sensitive population;

●	grant approval contingent on the performance of costly additional post-approval clinical trials;

●	approve our current or any future clinical assets for a more limited indication or a narrower patient population than we originally requested or with strong warnings that may affect marketability;

●	not approve the labeling that we believe is necessary or desirable for the successful commercialization of our clinical assets;

●	not approve of the manufacturing processes, controls, or facilities of third-party manufacturers or testing labs with which we contract;

●	consider our products a device instead of a drug requiring a different approval process and manufacturing needs;

●	consider one of our products a combination product instead of a singular drug requiring additional clinical trials or increased number of patients per study; or

●	change its approval policies or adopt new regulations in a manner rendering our clinical data or regulatory filings insufficient for approval.

Any delay, limitation, or denial in any applicable regulatory approval for any of our clinical assets would delay or adversely impact commercialization of our clinical assets and would harm our business, financial condition, operating results, and prospects.

The report of our independent registered public accounting firm included a “going concern” explanatory paragraph.

Each of the reports of our independent registered public accounting firm on both Old Conduit’s and the Company’s financial statements as of and for the year ended December 31, 2022, included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. Through the Business Combination, Old Conduit financed its working capital requirements by raising capital through private placements of its ordinary shares and issuing of short-term and convertible notes. The Company has financed its working capital requirements since the Business Combination primarily through the PIPE Financing. If we are unable to raise sufficient capital as and when needed, our business, financial condition, and results of operations will be materially and adversely affected, and we will need to significantly modify our operational plans to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets, and the values we may receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. The inclusion of a going concern explanatory paragraph by our independent registered public accounting firm, our lack of cash resources, and our potential inability to continue as a going concern may materially adversely affect the share price of our Common Stock and our ability to raise new capital, enter into critical contractual relations with third parties, and otherwise execute our development strategy.

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We have identified material weaknesses in our internal control over financial reporting. If we fail to remedy these weaknesses or maintain an effective system of internal controls, then our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected. We may identify additional material weaknesses in our internal controls over financing reporting which we may not be able to remedy in a timely manner.

In connection with the preparation and audit of Old Conduit’s financial statements as of and for the fiscal years ended December 31, 2022 and 2021, material weaknesses were identified in Old Conduit’s internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. These material weaknesses primarily relate to the following matters that are relevant to the preparation of our financial statements:

●	We have a limited segregation of duties. For the periods under audit, Old Conduit did not have any internal personnel in the financial accounting and reporting department, instead using third party consultants to perform these activities.

●	We lacked a formal process for review and approval of Old Conduit’s financial statements. For the periods under audit, numerous, recurring errors in account balances and disclosures were detected in the financial statements that resulted in a reasonable possibility that a material misstatement would not have been detected on a timely basis.

●	We did not design adequate and appropriate internal controls, including monitoring controls, to review and evaluate the accounting implications of all material transactions that occurred in the audit period.

If these material weaknesses are not remediated, it could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. We are implementing measures designed to improve our internal control over financial reporting to remediate these material weaknesses. As a part of these measures, we entered into an employment agreement with Mr. Sragovicz, previously MURF’s Chief Financial Officer, which provides that Mr. Sragovicz will serve as the Company’s Chief Financial Officer. In addition, we anticipate hiring additional qualified accounting personnel with experience with complex GAAP and SEC rules while, meanwhile, continuing to engage consultants to assist with our financial statement close process, segregating duties among accounting personnel to enable adequate review controls, further developing and documenting our accounting policies, and designing, implementing, and/or expanding IT systems and application controls in our systems relevant to the preparation of the consolidated financial statements. We also expect to engage an external advisor to assist with evaluating and documenting the design and operating effectiveness of internal controls and assisting with the remediation of deficiencies, as necessary. The primary costs associated with such measures are corresponding recruiting and additional salary and consulting costs, which are difficult to estimate but which may be significant. These additional resources and procedures are intended to enable us to broaden the scope and quality of our internal review of underlying information related to financial reporting and to formalize and enhance our internal control procedures.

The material weaknesses will not be considered remediated until our remediation plan has been fully implemented, the applicable controls operate for a sufficient period of time, and we have concluded, through testing, that the newly implemented and enhanced controls are operating effectively. We currently expect to commence the remediation plan by documenting and implementing such plan, followed with testing such controls over time. We cannot predict the success of such efforts or the outcome of its assessment of the remediation efforts. Our efforts may not remediate this material weakness in our internal control over financial reporting, or additional material weaknesses may be identified in the future. A failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements and could cause us to fail to meet our reporting obligations, any of which could diminish investor confidence in us and cause a decline in the price of our Common Stock.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company,” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating.

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There is a risk that we will fail to maintain an effective system of internal controls and our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected. We may identify material weaknesses in our internal controls over financing reporting which we may not be able to remedy in a timely manner.

As a public company, we operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act, the regulations of Nasdaq, the rules and regulations of the SEC, expanded disclosure requirements, accelerated reporting requirements, and more complex accounting rules. Responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.

We may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information, and we could be subject to sanctions or investigations by Nasdaq, the SEC, or other regulatory authorities.

If we do not develop and implement all required accounting practices and policies, we may be unable to provide the financial information required of a U.S. publicly traded company in a timely and reliable manner.

If we fail to develop and maintain effective internal controls and procedures and disclosure procedures and controls, we may be unable to provide financial information and required SEC reports that a U.S. publicly traded company is required to provide in a timely and reliable fashion. Any such delays or deficiencies could penalize us, including by limiting our ability to obtain financing, either in the public capital markets or from private sources and hurt our reputation and could thereby impede our ability to implement our growth strategy. In addition, any such delays or deficiencies could result in our failure to meet the requirements for continued listing of our shares of Common Stock on a national securities exchange.

We may face product liability exposure, and if successful claims are brought against us, we may incur substantial liability if our insurance coverage for those claims is inadequate.

We face an inherent risk of product liability as a result of the clinical testing of our clinical assets and will face an even greater risk if we commercialize any products. This risk exists even if a product is approved for commercial sale by the FDA and manufactured in facilities licensed and regulated by the FDA or an applicable foreign regulatory authority. Our products and clinical assets are designed to affect important bodily functions and processes. Any side effects, manufacturing defects, misuse, or abuse associated with our clinical assets could result in injury to a patient or even death. We cannot offer any assurance that we will not face product liability suits in the future, nor can we assure you that our insurance coverage will be sufficient to cover our liability under any such cases. In addition, a liability claim may be brought against us even if our clinical assets merely appear to have caused an injury. Product liability claims may be brought against us by consumers, health care providers, pharmaceutical companies, or others selling or otherwise coming into contact with our clinical assets, among others. If we cannot successfully defend ourselves against product liability claims we will incur substantial liabilities and reputational harm.

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We currently rely on, and expect to continue to rely on, third-party CROs and other third parties to conduct and oversee our clinical trials and other aspects of product development. If these third parties do not meet our requirements or otherwise conduct the trials as required, we may not be able to satisfy our contractual obligations or obtain regulatory approval for, or commercialize, our clinical assets when expected or at all.

We have in the past relied and expect to continue to rely on third-party CROs to conduct and oversee our clinical trials and other aspects of product development. We also rely upon various medical institutions, clinical investigators, and contract laboratories to conduct our trials in accordance with our clinical trial protocols and all applicable regulatory requirements, including the FDA’s regulations and GCPs, which are an international standard meant to protect the rights and health of patients and to define the roles of clinical trial sponsors, administrators and monitors, and state regulations governing the handling, storage, security, and recordkeeping for drug and biologic products. These CROs and other third parties play a significant role in the conduct of these trials and the subsequent collection and analysis of data from the clinical trials. We rely heavily on these parties for the execution of our clinical trials and preclinical studies, and control only certain aspects of their activities. We, our CROs, and other third-party contractors are required to comply with GCP, GLP, and GACP requirements, which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for products in clinical development. Regulatory authorities enforce these GCP, GLP, and GACP requirements through periodic inspections of trial sponsors, principal investigators, and trial sites. If we or any of these third parties fail to comply with applicable GCP, GLP, or GACP requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or other regulatory authority may require us to perform additional clinical trials before approving our or our partners’ marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical or preclinical trials complies with applicable GCP and GLP requirements. In addition, our clinical trials must generally be conducted with product produced under cGMP regulations. Our failure to comply with these regulations and policies may require us to repeat clinical trials, which would delay the regulatory approval process.

Our CROs are not our employees, and we do not control whether or not they devote sufficient time and resources to our clinical trials. Our CROs may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials, or other drug development activities, which could harm our competitive position. We face the risk of potential unauthorized disclosure or misappropriation of our intellectual property by CROs, which may reduce our trade secret protection and allow potential competitors to access and exploit our proprietary technology. If our CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical trial protocols or regulatory requirements or for any other reason, our clinical trials may be extended, delayed, or terminated, and we may not be able to obtain regulatory approval for, or successfully commercialize any clinical asset that we develop. As a result, our financial results and the commercial prospects for any clinical asset that we develop would be harmed, our costs could increase, and our ability to generate revenue could be delayed.

If any of our CROs or clinical trial sites terminate their involvement in one of our clinical trials for any reason, we may not be able to enter into arrangements with alternative CROs or clinical trial sites, or do so on commercially reasonable terms. In addition, if our relationship with clinical trial sites is terminated, we may experience the loss of follow-up information on patients enrolled in our ongoing clinical trials unless we are able to transfer the care of those patients to another qualified clinical trial site. In addition, principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and could receive cash or equity compensation in connection with such services. If these relationships and any related compensation result in perceived or actual conflicts of interest, the integrity of the data generated at the applicable clinical trial site may be questioned by the FDA.

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We rely completely on third-party contractors to supply, manufacture, and distribute clinical drug supplies for our clinical assets, including certain sole-source suppliers and manufacturers. We intend to rely on third parties for commercial supply, manufacturing, and distribution if any of our clinical assets receive regulatory approval and we expect to rely on third parties for supply, manufacturing, and distribution of preclinical, clinical, and commercial supplies of any future clinical assets.

We do not currently have, nor do we plan to acquire, the infrastructure or capability to supply, manufacture, or distribute preclinical, clinical, or commercial quantities of drug substances or products. Our ability to develop our clinical assets depends and our ability to commercially supply our products will depend, in part, on our ability to successfully obtain the raw materials and active pharmaceutical ingredients (“APIs”) and other substances and materials used in our clinical assets from third parties and to have finished products manufactured by third parties in accordance with regulatory requirements and in sufficient quantities for preclinical and clinical testing and commercialization. If we fail to develop and maintain supply relationships with these third parties, we may be unable to continue to develop or commercialize our clinical assets.

We rely and will continue to rely on certain third parties as the sole source of the materials they supply or the finished products they manufacture. Any of our existing suppliers or manufacturers may:

●	fail to supply us with product on a timely basis or in the requested amount due to unexpected damage to or destruction of facilities or equipment or otherwise;

●	fail to increase manufacturing capacity and produce drug product and components in larger quantities and at higher yields in a timely or cost-effective manner, or at all, to sufficiently meet our commercial needs;

●	be unable to meet our production demands due to issues related to their reliance on sole-source suppliers and manufacturers;

●	supply us with product that fails to meet regulatory requirements;

●	become unavailable through business interruption or financial insolvency;

●	lose regulatory status as an approved source;

●	be unable or unwilling to renew current supply agreements when such agreements expire on a timely basis, on acceptable terms or at all; or

●	discontinue production or manufacturing of necessary drug substances or products.

In the event of any of the foregoing, if we do not have an alternative supplier or manufacturer in place, we would be required to expend substantial management time and expense to identify, qualify, and transfer processes to alternative suppliers or manufacturers. Transferring technology to other sites may require additional processes, technologies, and validation studies, which are costly, may take considerable amounts of time, may not be successful and, in most cases, require review and approval by the FDA. Any need to find and qualify new suppliers or manufacturers could significantly delay production of our clinical assets, adversely impact our ability to market our clinical assets, and adversely affect our business. Replacements may not be available to us on a timely basis, on acceptable terms, or at all. Additionally, we and our manufacturers do not currently maintain significant inventory of drug substances and other materials. Any interruption in the supply of a drug substance or other material or in the manufacture of our clinical assets could have a material adverse effect on our business, financial condition, operating results, and prospects.

We do not have direct control over the ability of our contract suppliers and manufacturers to maintain adequate capacity and capabilities to serve our needs, including quality control, quality assurance, and qualified personnel. Although we are ultimately responsible for ensuring compliance with regulatory requirements such as cGMPs and GACP, we are dependent on our contract suppliers and manufacturers for day-to-day compliance with cGMPs or GACP for production of raw materials, APIs, and finished products. Facilities used by our contract suppliers and manufacturers to produce the APIs and other substances and materials or finished products for commercial sale must pass inspection and be approved by the FDA and other relevant regulatory authorities. Our contract suppliers and manufacturers must comply with cGMP and GACP requirements enforced by the FDA through its facilities inspection program and review of submitted technical information. If the safety of any product or clinical asset or component is compromised due to a failure to adhere to applicable laws or for other reasons, we may not be able to successfully commercialize or obtain regulatory approval for the affected product or clinical asset, and we may be held liable for injuries sustained as a result. Any of these factors could cause a delay or termination of preclinical studies, clinical trials, or regulatory submissions or approvals of our clinical assets, and could entail higher costs or result in us being unable to effectively commercialize our approved products on a timely basis, or at all.

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In addition, these contract manufacturers are engaged with other companies to supply and manufacture materials or products for such companies, which also exposes our suppliers and manufacturers to regulatory risks for the production of such materials and products. As a result, failure to meet the regulatory requirements for the production of those materials and products may also affect the regulatory clearance of a contract supplier’s or manufacturer’s facility. If the FDA or a comparable foreign regulatory agency does not approve these facilities for the supply or manufacture of our clinical assets, or if it withdraws its approval in the future, we may need to find alternative supply or manufacturing facilities, which would negatively impact our ability to develop, obtain regulatory approval of, or market our clinical assets, if approved.

If any of our third-party contractors terminate their involvement in the supply, manufacture, or distribution of clinical drug supplies for us for any reason, we may not be able to enter into arrangements with alternative third party-contractors, or do so on commercially reasonable terms. In addition, if our relationship with such third-party contractors is terminated, we may experience a negative impact to the respective licenses on which we rely and, therefore, on our ability to obtain regulatory approval for, or commercialize, our clinical assets when expected or at all.

Our reliance on contract manufacturers and suppliers further exposes us to the possibility that they, or third parties with access to their facilities, will have access to and may misappropriate our trade secrets or other proprietary information.

In addition, the manufacturing facilities of certain of our suppliers are located outside of the U.S. This may give rise to difficulties in importing our products or clinical assets or their components into the U.S. or other countries as a result of, among other things, regulatory agency approval requirements or import inspections, incomplete or inaccurate import documentation, or defective packaging.

We currently rely on agreements with third parties for the purpose of licensing our clinical assets. In the near-term, we intend to rely on third parties for the licensing of clinical assets and those which may arise through future partnerships.

We currently rely on agreements with third parties for the purpose of licensing clinical assets from large pharmaceutical companies. For example, we have agreements with St George Street pursuant to which we license clinical assets from St George Street and, in turn, St George Street licenses such assets from AstraZeneca. If we are in breach of the agreements, the termination of such agreement(s) could materially adversely affect our business, financial condition, operating results, and prospects. Our business strategy heavily depends on our ability to commercialize our clinical assets and our ability to enter into license agreements relating to such clinical assets is critical to the success of our operations. In addition, we are not a party to the license agreements between St George Street and AstraZeneca, and St George Street may have other agreements with third parties relating to the development of the clinical assets that it licenses. A termination of such third-party agreements could have a material impact on or materially disrupt our operations. While we hold our own intellectual property outside of the scope of our agreements with third parties, a termination of the agreement could adversely affect our business and ability to commercialize our clinical assets. These third parties play a significant role in the conduct of these trials and the subsequent collection and analysis of data from the clinical trials. We rely heavily on these parties for the execution of our clinical trials and preclinical studies, and control only certain aspects of their activities.

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We may choose not to continue developing or commercializing any of our clinical assets at any time during development or after approval, which would reduce or eliminate our potential return on investment for those clinical assets.

We may decide to discontinue the development of any of our clinical assets or not to continue commercializing one or more of our approved clinical assets for a variety of reasons, including the appearance of new technologies that make a product obsolete, competition from a competing product, or changes in or failure to comply with applicable regulatory requirements at any time. If we terminate a program in which we have invested significant resources, we will not receive any return on our investment and we will have missed the opportunity to have allocated those resources to potentially more productive uses.

If we fail to attract and retain management and other key personnel, we may be unable to continue to successfully develop or commercialize our clinical assets or otherwise implement our business plan.

Our ability to compete in the highly competitive pharmaceuticals industry depends upon its ability to attract and retain highly qualified managerial, scientific, medical, sales, marketing, and other personnel. We are highly dependent on our management, including our Chief Executive Officer, David Tapolczay. The loss of the services of any of these individuals could impede, delay, or prevent the successful development of our product pipeline, completion of our planned clinical trials, commercialization of our clinical assets, or in-licensing or acquisition of new assets and could negatively impact our ability to successfully implement our business plan. If we lose the services of any of these individuals, we might not be able to find suitable replacements on a timely basis or at all, and our business could be harmed as a result. We do not maintain “key man” insurance policies on the lives of these individuals or the lives of any of our other employees. In order to retain valuable employees, in addition to salary and cash incentives, we provide stock options that vest over time.

We might not be able to attract or retain qualified management and other key personnel in the future due to the intense competition for qualified personnel among biotechnology, pharmaceutical, and other businesses. We could have difficulty attracting experienced personnel to the Company and may be required to expend significant financial resources in our employee recruitment and retention efforts. Many of the other pharmaceutical companies with whom we compete for qualified personnel have greater financial and other resources, different risk profiles, and longer histories in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will harm our ability to implement our business strategy and achieve our business objectives.

In addition, we have scientific and clinical advisors who assist us in formulating our development and clinical strategies. These advisors are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, our advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with those of the Company.

We currently have limited marketing capabilities and no sales organization. If we do not establish sales and marketing capabilities on our own or through third parties, we will be limited in our commercialization to license deals with third parties following successful Phase II trials.

We currently have limited marketing capabilities and no sales organization. If we do not establish sales and marketing capabilities on our own or through third parties, we will be limited in our commercialization to license deals with third parties following successful Phase II trials. To commercialize our clinical assets, if approved, in the U.S., Canada, the European Union, and other jurisdictions that we seek to enter, we must build our marketing, sales, distribution, managerial, and other non-technical capabilities or make arrangements with third parties to perform these services, and we may not be successful in doing so. Although our management team has experience in the marketing, sale, and distribution of pharmaceutical products from prior employment at other companies, we as a company have no prior experience in the marketing, sale, and distribution of pharmaceutical products and there are significant risks involved in building and managing a sales organization, including our ability to hire, retain, and incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel, and effectively manage a geographically dispersed sales and marketing team. Any failure or delay in the development of our internal sales, marketing, and distribution capabilities would adversely impact the commercialization of these products. We may choose to collaborate with additional third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of its own sales force and distribution systems. If we are unable to enter into such arrangements on acceptable terms or at all, we may not be able to successfully commercialize our clinical assets. If we are unable to successfully commercialize our clinical assets, either on our own or through collaborations with one or more third parties, our business, financial condition, operating results, and prospects would suffer.

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Our failure to successfully in-license, acquire, develop, and market additional clinical assets or approved products would impair our ability to grow our business.

We intend to in-license, acquire, develop, and market additional products and clinical assets and we may in-license or acquire commercial-stage products or engage in other strategic transactions. Because our internal research and development capabilities are limited, we may be dependent upon pharmaceutical companies, academic scientists, and other researchers to sell or license products or technology to us. The success of this strategy depends partly upon our ability to identify and select promising pharmaceutical clinical assets and products, negotiate licensing or acquisition agreements with their current owners, and finance these arrangements.

The process of proposing, negotiating, and implementing a license or acquisition of a clinical asset or approved product is lengthy and complex. Other companies, including some with substantially greater financial, marketing, sales, and other resources, may compete with us for the license or acquisition of clinical assets and approved products. We have limited resources to identify and execute the acquisition or in-licensing of third-party products, businesses, and technologies and integrate them into our current infrastructure. Moreover, we may devote resources to potential acquisitions or licensing opportunities that are never completed, or we may fail to realize the anticipated benefits of such efforts. We may not be able to acquire the rights to additional clinical assets on terms that we find acceptable, or at all.

Further, any clinical asset that we acquire may require additional development efforts prior to commercial sale, including preclinical or clinical testing and approval by the FDA and applicable foreign regulatory authorities. All clinical assets are prone to risks of failure typical of pharmaceutical product development, including the possibility that a clinical asset will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot provide assurance that any approved products that we acquire will be manufactured or sold profitably or achieve market acceptance.

Additional potential transactions that we may consider include a variety of different business arrangements, including spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations, and investments. Any such transaction may require us to incur non-recurring or other charges, may increase our near- and long-term expenditures, and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. For example, these transactions entail numerous potential operational and financial risks, including:

●	exposure to unknown liabilities;

●	disruption of our business and diversion of our management’s time and attention in order to develop acquired products, clinical assets, or technologies;

●	incurrence of substantial debt or dilutive issuances of equity securities to pay for acquisitions;

●	substantial acquisition and integration costs;

●	write-downs of assets or impairment charges;

●	increased amortization expenses;

●	difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel;

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●	impairment of relationships with key suppliers, partners, or customers of any acquired businesses due to changes in management and ownership; and

●	inability to retain our key employees or those of any acquired businesses.

Accordingly, there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, and any transaction that we do complete could harm our business, financial condition, operating results, and prospects.

Manufacturing and supply of the APIs and other substances and materials used in our clinical assets is a complex and technically challenging undertaking, and there is potential for failure at many points in the manufacturing, testing, quality assurance, and distribution supply chain, as well as the potential for latent defects after products have been manufactured and distributed.

Manufacturing and supply of APIs, other substances, and materials and finished drug products is technically challenging. Changes beyond our direct control can impact the quality, volume, price, and successful delivery of our clinical assets and can impede, delay, limit, or prevent the successful development and commercialization of our clinical assets. Mistakes and mishandling are not uncommon and can affect successful production and supply. Some of these risks include:

●	failure of our manufacturers to follow cGMP or GACP requirements or mishandling of product while in production or in preparation for transit;

●	inability of our contract suppliers and manufacturers to efficiently and cost-effectively increase and maintain high yields and batch quality, consistency, and stability;

●	our inability to develop an FDA-approved bioassay for release of any future product;

●	difficulty in establishing optimal drug delivery substances and techniques, production, and storage methods and packaging and shipment processes;

●	transportation and import/export risk, particularly given the global nature of our supply chain;

●	delays in analytical results or failure of analytical techniques that we depend on for quality control and release of any future product;

●	natural disasters, pandemics, labor disputes, financial distress, lack of raw material supply, issues with facilities and equipment, or other forms of disruption to business operations of our contract manufacturers and suppliers; and

●	latent defects that may become apparent after the product has been released and which may result in recall and destruction of product.

Any of these factors could result in delays or higher costs in connection with our clinical trials, regulatory submissions, required approvals, or commercialization of our clinical assets, which could harm our business, financial condition, operating results, and prospects.

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Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations.

The operations of the Company since the Business Combination and of Old Conduit prior to the Business Combination have been primarily limited to researching and developing our clinical assets and undertaking preclinical studies and clinical trials of our clinical assets. We have not yet obtained regulatory approvals for any of our clinical assets. Consequently, any predictions you make about our future success or viability may not be as accurate as they could be if we had a longer operating history or approved products on the market. Furthermore, our operating results may fluctuate due to a variety of other factors, many of which are outside of our control and may be difficult to predict, including the following:

●	delays in the commencement, enrollment, and the timing of clinical testing for our clinical assets;

●	the timing and success or failure of clinical trials for our clinical assets or competing clinical assets, or any other change in the competitive landscape of our industry, including consolidation among our competitors or partners;

●	any delays in regulatory review and approval of clinical assets in clinical development;

●	the timing and cost of, and level of investment in, research and development activities relating to our clinical assets, which may change from time to time;

●	the cost of manufacturing our clinical assets, which may vary depending on FDA guidelines and requirements, and the quantity of production;

●	our ability to obtain additional funding to develop our clinical assets;

●	expenditures that we will or may incur to acquire or develop additional clinical assets and technologies;

●	the level of demand for our clinical assets, should they receive approval, which may vary significantly;

●	potential side effects of our clinical assets that could delay or prevent commercialization or cause an approved drug to be taken off the market;

●	the ability of patients or healthcare providers to obtain coverage of or sufficient reimbursement for our clinical assets, if approved;

●	our dependency on third-party manufacturers to supply or manufacture our clinical assets;

●	our ability to establish an effective sales, marketing, and distribution infrastructure in a timely manner;

●	market acceptance of our clinical assets, if approved, and our ability to forecast demand for those clinical assets;

●	our ability to receive approval and commercialize our clinical assets outside of the U.S.;

●	our ability to establish and maintain collaborations, licensing, or other arrangements;

●	our ability and third parties’ abilities to protect intellectual property rights;

●	costs related to and outcomes of potential litigation or other disputes;

●	our ability to adequately support future growth;

●	our ability to attract and retain key personnel to manage our business effectively;

●	potential liabilities associated with hazardous materials;

●	our ability to maintain adequate insurance policies; and

●	future accounting pronouncements or changes in our accounting policies.

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Concentration of ownership of our equity securities may have the effect of delaying or preventing a change in control.

As of October 13, 2023, Corvus Capital Limited (of which Dr. Regan, a director on our board of directors, is the Chief Executive Officer) holds an ownership interest of 45,593,799 shares of our Common Stock or approximately 62.6% of our outstanding Common Stock, St George Street Capital holds an ownership interest of 4,749,816 shares of our Common Stock or approximately 6.6% of our outstanding Common Stock, and the Sponsor holds an ownership interest of 4,724,250 shares of our Common Stock or approximately 6.5% of our outstanding Common Stock. As a result, a small number of our equity holders may have the ability to determine the outcome of corporate actions of the Company requiring stockholder approval, including the election all of the directors of the board of directors and the approval of significant corporate matters. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our Common Stock.

Corvus Capital Limited and Andrew Regan, our principal stockholders, beneficially own greater than 50% of our outstanding shares of Common Stock, which will cause us to be deemed a “controlled company” under the rules of Nasdaq.

As of October 13, 2023, Corvus Capital Limited and Andrew Regan (one of our directors) beneficially own 62.6% of the voting power of our capital stock. Because Corvus Capital Limited and Dr. Regan beneficially own more than 50% of our outstanding shares, we are a “controlled company” under the rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and, as such, can elect to be exempt from certain corporate governance requirements, including requirements that:

●	a majority of the board of directors consist of independent directors;

●	the board of directors maintain a nominations committee with prescribed duties and a written charter; and

●	the board of directors maintains a compensation committee with prescribed duties and a written charter and comprised solely of independent directors.

As a “controlled company,” we may elect to rely on some or all of these exemptions, however, we do not intend take advantage of any of these exemptions. Despite the fact we do not intend to take advantage of these exemptions, our status as a controlled company could make our Common Stock less attractive to some investors or otherwise harm our stock price.

Fluctuations in foreign currency could have an effect on our reported results of operations.

Our exposure to fluctuations in foreign currency rates results primarily from the translation exposure associated with the preparation of our consolidated financial statements, as well as from transaction exposure associated with transactions in currencies other than our functional currency. While the financial statements are reported in U.S. dollars, our financial statements are prepared using the British pound sterling as the functional currency and translated into U.S. dollars. We cannot accurately predict the nature or extent of future exchange rate variability of the British pound sterling or the exchange rate relative to the U.S. dollar. Foreign exchange rates are sensitive to factors beyond our control. In addition, Brexit has caused, and may continue to cause, significant volatility in currency exchange rates, especially between the U.S. dollar and the British pound sterling. These fluctuations in foreign currency exchange rates could negatively affect our results of operations and impact reported financial results.

Our operating results and liquidity needs could be negatively affected by market fluctuations and economic downturn.

Our operating results and liquidity could be negatively affected by economic conditions generally, both in the U.S. and elsewhere around the world. The market for discretionary medical products and procedures may be particularly vulnerable to unfavorable economic conditions. Some patients may consider certain of our clinical assets to be discretionary, and if full reimbursement for such products is not available, demand for these products may be tied to the discretionary spending levels of our targeted patient populations. Domestic and international equity and debt markets have experienced and may continue to experience heightened volatility and turmoil based on domestic and international economic conditions and concerns. In the event these economic conditions and concerns continue or worsen and the markets continue to remain volatile, our operating results and liquidity could be adversely affected by those factors in many ways, including weakening demand for certain of our products and making it more difficult for us to raise funds if necessary. Additionally, although we plan to market our products primarily in the U.S., we could in the future have partners with extensive global operations, indirectly exposing us to risk.

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We maintain our cash and cash equivalents with high quality, accredited financial institutions. However, some of these accounts exceed the government-insured limits, and, while we believe that we are not exposed to significant credit risk due to the financial strength of these depository institutions or investments, the failure or collapse of one or more of these depository institutions or default on these investments could materially adversely affect our ability to recover these assets and/or materially harm our financial condition.

We are increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.

Significant disruptions to our information technology systems or breaches of information security could adversely affect our business. In the ordinary course of business, we collect, store, and transmit large amounts of confidential information, and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. The size and complexity of our information technology systems, and those of our third-party vendors with whom we contract, make such systems potentially vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners, or vendors, from attacks by malicious third parties, or from intentional or accidental physical damage to our systems infrastructure maintained by us or by third parties. Maintaining the secrecy of this confidential, proprietary, or trade secret information is important to our competitive business position. While we have taken steps to protect such information and invested in information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information that could adversely affect our business operations or result in the loss, dissemination, or misuse of critical or sensitive information. A breach of our security measures or the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation or misuse of trade secrets, proprietary information, or other confidential information, whether as a result of theft, hacking, fraud, trickery, or other forms of deception, or for any other reason, could enable others to produce competing products, use our proprietary technology or information, or adversely affect our business or financial condition. Further, any such interruption, security breach, loss, or disclosure of confidential information could result in financial, legal, business, and reputational harm to us and could have a material adverse effect on our business, financial position, results of operations, or cash flow.

Our business and operations would suffer in the event of failures in our internal computer systems.

Despite the implementation of security measures, our computer systems and those of our current and any future partners, contractors, and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war, and telecommunication and electrical failures. While we have not experienced any such material system failure, accident, or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our manufacturing activities, development programs, and business operations. For example, the loss of manufacturing records or clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. If we experienced a security breach, our online sources were hacked, or we experienced a data leak, it could result in confidential clinical trial data being leaked to competitors and the market. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further commercialization and development of our products and clinical assets could be delayed.

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As a result of Business Combination with a special purpose acquisition company, regulatory obligations may impact us differently than other publicly traded companies.

We became a publicly traded company by completing the Business Combination with MURF, a special purpose acquisition company (a “SPAC”). As a result of the Business Combination, and the transactions contemplated thereby, our regulatory obligations have, and may continue to impact us differently than other publicly traded companies. For instance, the SEC and other regulatory agencies may issue additional guidance or apply further regulatory scrutiny to companies like us that have completed a business combination with a SPAC. Managing this regulatory environment, which has and may continue to evolve, could divert management’s attention from the operation of our business, negatively impact our ability to raise capital when needed, or have an adverse effect on the price of our Common Stock.

Risks Related to Intellectual Property

Failure to adequately protect our intellectual property could adversely affect our business, financial condition, and operating results.

Our business depends on our intellectual property and proprietary technology, the protection of which is crucial to the success of our business. We rely on a combination of trademark, copyright, and trade secret laws, license agreements, intellectual property assignment agreements, and confidentiality procedures to protect our intellectual property. Additionally, we rely on proprietary information (such as trade secrets, know-how, and confidential information) to protect intellectual property that may not be patentable, or that we believe is best protected by means that do not require public disclosure. We generally attempt to protect our intellectual property, technology, and confidential information by requiring our employees and consultants who develop intellectual property on our behalf to enter into confidentiality and invention assignment agreements and third parties that we share information with to enter into nondisclosure agreements. These agreements may not effectively prevent unauthorized use or disclosure of our confidential information, intellectual property, or technology and may not provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information or technology, or infringement of our intellectual property. For example, we may fail to enter into the necessary agreements, and even if entered into, these agreements may be willfully breached or may otherwise fail to prevent disclosure, third-party infringement, or misappropriation of our proprietary information, may be limited as to their term, and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. In addition, our proprietary information may otherwise become known or be independently developed by our competitors or other third parties. To the extent that our employees, consultants, contractors, and other third parties use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our intellectual property rights and other proprietary rights, and failure to obtain or maintain protection for our proprietary information could adversely affect our competitive business position.

Despite our efforts to protect our proprietary rights, other parties may unintentionally or willfully disclose, obtain, or use our technologies or systems, which may allow unauthorized parties to copy aspects of our platform or other software, technology, and functionality or obtain and use information that we consider proprietary. In addition, unauthorized parties may also attempt, or successfully endeavor, to obtain our intellectual property, confidential information, and trade secrets through various methods, including through scraping of public data or other content from our website or mobile applications, cybersecurity attacks, and legal or other methods of protecting this data may be inadequate. Monitoring unauthorized use and disclosures of our intellectual property, proprietary technology, or confidential information can be difficult and expensive and we cannot be sure that the steps we have taken will prevent misappropriation or infringement of our intellectual property or proprietary rights.

We have registered the domain name for the website that we use in our business, which is www.conduitpharma.com. The inclusion of the website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this document.

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Competitors have and may continue to adopt service names similar to ours, thereby harming our ability to build brand identity and possibly leading to user confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other trademarks that are similar to our trademarks. Further, litigation or proceedings before the U.S. Patent and Trademark Office or other governmental authorities and administrative bodies in the U.S. and abroad may be necessary in the future to enforce our intellectual property rights and to determine the validity and scope of the proprietary rights of others. Any litigation initiated by us concerning the violation by third parties of our intellectual property rights is likely to be expensive and time-consuming and could lead to the invalidation of, or render unenforceable, our intellectual property, or could otherwise have negative consequences for us. Even when we sue other parties for such infringement, that suit may have adverse consequences for our business. In addition, we may not timely or successfully apply for a patent or register our trademarks or otherwise secure our intellectual property, which could result in negative effects to our market share, financial condition, and results of operations. Our efforts to protect, maintain, or enforce our proprietary rights may not be respected in the future or may be invalidated, circumvented, or challenged, and could result in substantial costs and diversion of resources, which could adversely affect our business, financial condition, and operating results.

We may be unable to continue to use the domain name that we use in our business or prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand, trademarks, or service marks.

We have registered the domain name that we use in our business. If we lose the ability to use that domain name, whether due to trademark claims, failure to renew the applicable registration, or any other cause, we may be forced to market our business under a new domain name, which could cause us substantial harm, or to incur significant expense in order to purchase rights to the domain name in question. We may not be able to obtain preferred domain names outside the U.S. due to a variety of reasons, including because they are already held by others. In addition, our competitors and others could attempt to capitalize on our brand recognition by using domain names similar to our domain name. We may be unable to prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks. Protecting, maintaining, and enforcing our rights in our domain names may require litigation, which could result in substantial costs and diversion of resources, which could in turn adversely affect our business, financial condition, and operating results.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on our clinical assets in all countries throughout the world would be prohibitively expensive. The requirements for patentability may differ in certain countries, particularly developing countries. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as laws in the U.S. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the U.S. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement on infringing activities is inadequate. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to pharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. In addition, certain countries in Europe and certain developing countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we may have limited remedies if our patents are infringed or if we are compelled to grant a license to our patents to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we own or license. Our ability to protect and enforce our intellectual property rights may also be adversely affected by unforeseen changes in foreign intellectual property laws.

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Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance and annuity fees on any issued patent are due to be paid to the United States Patent and Trademark Office (“USPTO”) and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees, and failure to properly legalize and submit formal documents. If we or our licensors fail to maintain the patents and patent applications covering our clinical assets, our competitors might be able to enter the market, which would have an adverse effect on our business.

If we fail to comply with our obligations under our intellectual property license agreements, we could lose license rights that are important to our business.

We are a party to certain license agreements that impose various diligence, milestone, royalty, insurance, and other obligations on us. If we fail to comply with these obligations, the respective licensors may have the right to terminate the license, in which event we may not be able to develop or market the affected clinical asset. Our business strategy depends on our ability to commercialize our clinical assets and our ability to enter into license agreements relating to such clinical assets is critical to the success of our operations. The loss of such rights could materially adversely affect our business, financial condition, operating results, and prospects. For more information about these license arrangements, see “Business — Strategic Alliances and Arrangements.”

If we are sued for infringing intellectual property rights of third parties, it will be costly and time-consuming, and an unfavorable outcome in that litigation could have a material adverse effect on our business.

Our commercial success depends upon its ability to develop, manufacture, market, and sell our clinical assets and use our proprietary technologies without infringing the proprietary rights of third parties. We cannot guarantee that marketing and selling such candidates and using such technologies will not infringe existing or future patents. Numerous U.S. and foreign issued patents and pending patent applications owned by third parties exist in the fields relating to our clinical assets. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that others may assert that our clinical assets, technologies, or methods of delivery or use infringe their patent rights. Moreover, it is not always clear to industry participants, including us, which patents cover various drugs, biologics, drug delivery systems, or their methods of use, and which of these patents may be valid and enforceable. Thus, because of the large number of patents issued and patent applications filed in our fields, there may be a risk that third parties may allege they have patent rights encompassing our clinical assets, technologies, or methods.

In addition, there may be issued patents of third parties that are infringed or are alleged to be infringed by our clinical assets or proprietary technologies. We cannot be certain that others have not filed patent applications for technology covered by our own and in-licensed issued patents or our pending applications because some patent applications in the U.S. may be maintained in secrecy until the patents are issued, patent applications in the U.S. and many foreign jurisdictions are typically not published until eighteen months after filing, and publications in the scientific literature often lag behind actual discoveries. Our competitors may have filed, and may in the future file, patent applications covering our clinical assets or technology similar to ours. Any such patent application may have priority over our own and in-licensed patent applications or patents, which could further require us to obtain rights to issued patents covering such technologies. If another party has filed a U.S. patent application on inventions similar to those owned or in-licensed to us, we or, in the case of in-licensed technology, the licensor may have to participate, in the U.S., in an interference proceeding to determine priority of invention.

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We may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that our clinical assets or proprietary technologies infringe such third parties’ intellectual property rights, including litigation. These lawsuits could claim that there are existing patent rights for such drug and this type of litigation can be costly and could adversely affect our operating results and divert the attention of managerial and technical personnel, even if we do not infringe such patents or the patents asserted against us are ultimately established as invalid. There is a risk that a court would decide that we are infringing the third party’s patents and would order us to stop the activities covered by the patents. In addition, there is a risk that a court will order us to pay the other party damages for having violated the other party’s patents.

As a result of patent infringement claims, or to avoid potential claims, we may choose or be required to seek licenses from third parties. These licenses may not be available on commercially acceptable terms, or at all. Even if we are able to obtain a license, the license would likely obligate us to pay license fees or royalties or both, and the rights granted to us might be nonexclusive, which could result in our competitors gaining access to the same intellectual property, or such rights might be restrictive and limit our present and future activities. Ultimately, we or a licensee could be prevented from commercializing a product or be forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms.

In addition to possible infringement claims against us, we may become a party to other patent litigation and other proceedings, including interference, derivation, re-examination, or other post-grant proceedings declared or granted by the USPTO, and similar proceedings in foreign countries, regarding intellectual property rights with respect to our current or future products.

There is a substantial amount of litigation involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries generally. To date, no litigation asserting infringement claims has ever been brought against us. If a third-party claims that we infringe its intellectual property rights, we may face a number of issues, including:

●	infringement and other intellectual property claims which, regardless of merit, may be expensive and time-consuming to litigate and may divert our management’s attention from our core business;

●	substantial damages for infringement, which we may have to pay if a court decides that the product or technology at issue infringes or violates the third party’s rights, and if the court finds that the infringement was willful, we could be ordered to pay treble damages and the patent owner’s attorneys’ fees;

●	a court prohibiting us from selling or licensing the product or using the technology unless the third party licenses its intellectual property rights to us, which it is not required to do;

●	if a license is available from a third party, we may have to pay substantial royalties or upfront fees or grant cross-licenses to intellectual property rights for our products or technologies; and

●	redesigning our products or processes so they do not infringe, which may not be possible or may require substantial monetary expenditures and time.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could harm our ability to raise additional funds or otherwise adversely affect our business, financial condition, operating results, and prospects.

Because we rely on certain third-party licensors and partners, and will continue to do so in the future, if one of our licensors or partners is sued for infringing a third party’s intellectual property rights, our business, financial condition, operating results, and prospects could suffer in the same manner as if we were sued directly. In addition to facing litigation risks, we have agreed to indemnify certain third-party licensors and partners against claims of infringement caused by our proprietary technologies, and we have entered or may enter into cost-sharing agreements with some our licensors and partners that could require us to pay some of the costs of patent litigation brought against those third parties whether or not the alleged infringement is caused by our proprietary technologies. In certain instances, these cost-sharing agreements could also require us to assume greater responsibility for infringement damages than would be assumed just on the basis of our technology.

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The occurrence of any of the foregoing could adversely affect our business, financial condition, or operating results.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property or the patents of our licensors, or other claims may be made against us, which could be expensive and time-consuming.

Competitors may infringe our intellectual property, including our patents or the patents of our licensors. As a result, we may be required to file infringement claims to stop third-party infringement or unauthorized use. This can be expensive and time-consuming, particularly for a company of our size. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patent claims do not cover its technology or that the factors necessary to grant an injunction against an infringer are not satisfied. An adverse determination of any litigation or other proceedings could put one or more of our patents at risk of being invalidated, interpreted narrowly, or amended such that they do not cover our clinical assets. Moreover, such adverse determinations could put our patent applications at risk of not issuing or issuing with limited and potentially inadequate scope to cover our clinical assets or to prevent others from marketing similar products.

Interference, derivation, or other proceedings brought at the USPTO may be necessary to determine the priority or patentability of inventions with respect to our patent applications or those of our licensors or potential partners. Litigation or USPTO proceedings brought by us may fail or may be invoked against us by third parties. Even if we are successful, domestic or foreign litigation or USPTO or foreign patent office proceedings may result in substantial costs and distraction to our management. We may not be able, alone or with our licensors or potential partners, to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the U.S.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other proceedings, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings. In addition, during the course of this kind of litigation or proceedings, there could be public announcements of the results of hearings, motions, or other interim proceedings or developments or public access to related documents.

In addition, in August 2023, prior to the Business Combination, our now wholly-owned subsidiary, Conduit Pharmaceuticals Limited, received a letter from Strand Hanson Limited (“Strand”) claiming it was owed advisory fees pursuant to a previously executed letter. Conduit rejected and disputes the substance of the letter in full. Following such rejection, on September 7, 2023, Strand filed a claim in the Business and Property Courts of England and Wales claiming it is entitled to be paid the sum of $2 million and, as a result of the event the Business Combination is completed, to be issued 6.5 million shares of common stock. We intend to vigorously defend against these claims. Regardless of its outcome, the litigation may impact our business due to, among other things, defense legal cost and the diversion of the attention of our management.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that our trade secrets will be misappropriated or disclosed, and confidentiality agreements with employees and third parties may not adequately prevent disclosure of trade secrets and protect other proprietary information.

We consider proprietary trade secrets or confidential know-how and unpatented know-how to be important to our business. We may rely on trade secrets or confidential know-how to protect our technology, especially where we believe that patent protection is of limited value.

To protect this type of information against disclosure or appropriation by competitors, our policy is to require our employees, consultants, collaborators, contractors, and advisors to enter into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements, or other similar agreements with us prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, including our trade secrets. However, current or former employees, consultants, collaborators, contractors, and advisors may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. The need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and may have an adverse effect on our business and results of operations. Enforcing a claim that a third party obtained illegally and is using trade secrets or confidential know-how is expensive, time consuming, and unpredictable. The enforceability of confidentiality agreements may vary from jurisdiction to jurisdiction.

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In addition, these agreements typically restrict the ability of our employees, consultants, collaborators, contractors, and advisors to publish data potentially relating to our trade secrets, although our agreements may contain certain limited publication rights. Despite our efforts to protect our trade secrets, our competitors may discover our trade secrets, either through breach of our agreements with third parties, independent development, or publication of information by any of our third-party collaborators. A competitor’s discovery of our trade secrets would impair our competitive position and have an adverse impact on our business.

We may be subject to claims that our employees, consultants, or independent contractors have wrongfully used or disclosed to us alleged trade secrets of their former employers or their former or current customers.

As is common in the biotechnology and pharmaceutical industries, certain of our employees were formerly employed by other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Moreover, we engage the services of consultants to assist it in the development of our products and clinical assets, many of whom were previously employed at or may have previously been or are currently providing consulting services to, other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may be subject to claims that these employees and consultants or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers or their former or current customers. Although we have no knowledge of any such claims being alleged to date, if such claims were to arise, litigation may be necessary to defend against any such claims. Even if we are successful in defending against any such claims, any such litigation could be protracted, expensive, a distraction to our management team, not viewed favorably by investors and other third parties, and may potentially result in an unfavorable outcome.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our unregistered trademarks or trade names may be challenged, infringed, circumvented, or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential collaborators or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to those of ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our unregistered trademarks or trade names. Over the long term, if we are unable to successfully register its trademarks and trade names and establish name recognition based on its trademarks and trade names, then we may not be able to compete effectively, and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights, or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely impact our financial condition or results of operations.

Our proprietary information may be lost, or we may suffer security breaches.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, clinical trial data, proprietary business information, personal data, and personally identifiable information of our clinical trial subjects and employees, in our data centers and on our networks. The secure processing, maintenance, and transmission of this information is critical to our operations. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Although, to our knowledge, we have not experienced any such material security breach to date, any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, significant regulatory penalties, disrupt our operations, damage our reputation, and cause a loss of confidence in us and our ability to conduct clinical trials, which could adversely affect our reputation and delay our clinical development of our clinical assets.

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Risks Related to Securities Markets and Investment in Our Stock

Nasdaq may delist our securities from trading on its exchange.

Our Common Stock is listed on The Nasdaq Global Market and our redeemable warrants are listed on The Nasdaq Capital Market. Although we met the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares, and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq in the future. The inability to comply with Nasdaq’s continued requirements or standards could result in the delisting of our Common Stock, which could have a material adverse effect on our financial condition and could cause the value of the Common Stock to decline.

If our Common Stock were to be delisted from trading on The Nasdaq Global Market and the trading price of our Common Stock were below $5.00 per share on the date the Common Stock is delisted, trading in our Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act. These rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. These additional requirements may discourage broker-dealers from effecting transactions in securities that are classified as penny stocks, which could severely limit the market price and liquidity of such securities and the ability of purchasers to sell such securities in the secondary market. A penny stock is defined generally as any non-exchange listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

We do not anticipate paying any dividends in the foreseeable future.

The current expectation is that we will retain our future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of the shares of our Common Stock will be your sole source of gain, if any, for the foreseeable future.

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Our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a chosen judicial forum for disputes with us or our directors, officers, employees, or stockholders.

Our Certificate of Incorporation requires to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. In addition, our Certificate of Incorporation and Bylaws provide that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act. Neither the exclusive forum provisions nor the federal securities laws (and the rules and regulations thereunder) may be waived by a stockholder.

In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. It is unclear whether this decision will be appealed, or what the final outcome of this case will be. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims and, if a stockholder were to bring such a claim, the choice of forum provision may result in the stockholder incurring increased costs in connection with bring such a claim as such stockholder will be required to bring the claim in the state or federal courts located in the State of Delaware. Alternatively, if a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results, and financial condition.

Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our Common Stock.

Our Certificate of Incorporation and Bylaws contain provisions that could delay or prevent a change in control of the Company. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

●	authorizing our board of directors to issue preferred stock with voting or other rights or preferences that could discourage a takeover attempt or delay changes in control;

●	prohibiting cumulative voting in the election of directors;

●	providing that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

●	prohibiting stockholder action by written consent;

●	limiting the persons who may call special meetings of stockholders; and

●	requiring advance notification of stockholder nominations and proposals.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. These and other provisions in our Certificate of Incorporation and Bylaws and under Delaware law could discourage potential takeover attempts, reduce the price investors might be willing to pay in the future for shares of Common Stock and result in the market price of Common Stock being lower than it would be without these provisions.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our Common Stock, our share price and trading volume could decline.

The trading market for our Common Stock will depend on the research and reports that securities or industry analysts publish about us, our business, or our market. Currently, we do not have any analyst coverage and may not obtain analyst coverage in the future. In the event we obtain analyst coverage, we will not have any control over such analysts. If one or more of the analysts who cover us downgrade the Common Stock or change their opinion of such shares, the share price of the Common Stock would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on the Company, we could lose visibility in the financial markets, which could cause the share price or trading volume of the Common Stock to decline.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. Emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. As an emerging growth company, we are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our stock less attractive because we may rely on these provisions. If some investors find our stock less attractive as a result, there may be a less active trading market for our shares and our stock price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter, (ii) the end of the fiscal year in which we have total annual gross revenues of $1.235 billion or more during such fiscal year, (iii) the date on which we issue more than $1 billion in non-convertible debt in a three-year period, or (iv) the end of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement filed under the Securities Act.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our Certificate of Incorporation and Bylaws provides that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.

In addition, as permitted by Section 145 of the DGCL, our Bylaws and our indemnity agreements that we entered into with our directors and officers provide that:

●	We will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

●	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

●	We will be required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

●	We will not be obligated pursuant to our Bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors;

●	the rights conferred in our Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

●	we may not retroactively amend our Bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.

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Risks Related to Finances and Capital Requirements

We will require substantial additional funding in the future, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce, or cease our operations.

Our operations have consumed substantial amounts of cash since our inception. As of June 30, 2023, we had an accumulated deficit of $15.4 million and our net loss was $4.7 million for the six months ended June 30, 2023. We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. Our business will require substantial additional capital for implementation of our long-term business plan and development of clinical assets. Our ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and the recent disruptions to, and volatility in, the credit and financial markets in the U.S. As we require additional funds, we may seek to fund our operations through the sale of additional equity securities, debt financing, and/or strategic collaboration agreements. We cannot be sure that additional financing from any of these sources will be available when needed or that, if available, the additional financing will be obtained on favorable terms.

Our future funding requirements will depend on many factors, including, but not limited to:

●	the progress, timing, scope, and costs of our clinical trials, including the ability to timely enroll patients in our potential future clinical trials;

●	the outcome, timing, and cost of regulatory approvals by the FDA and comparable regulatory authorities, including the potential that the FDA or comparable regulatory authorities may require that we perform more studies than those that we currently expect;

●	the amount of revenues, if any, from our current clinical assets or any future clinical assets;

●	the terms and timing of any potential future collaborations, licensing, or other arrangements that we may establish;

●	cash requirements of any future acquisitions and/or the development of other clinical assets;

●	the costs of operating as a public company;

●	the time and cost necessary to respond to technological and market developments;

●	any disputes which may occur between us, employees, collaborators, or other prospective business partners; and

●	the costs of filing, prosecuting, defending, and enforcing any patent claims and other intellectual property rights

If we raise additional funds by selling shares of our Common Stock or other equity-linked securities, the ownership interest of our current stockholders will be diluted. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. If we raise additional funds through collaborations, strategic alliances or marketing, distribution, or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, or clinical assets or to grant licenses on terms that may not be acceptable to us. If we raise additional funds through debt financing, we may have to grant a security interest on our assets to the future lenders, our debt service costs may be substantial, and the lenders may have a preferential position in connection with any future bankruptcy or liquidation involving the Company.

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If we are unable to raise additional capital when needed, we may be required to curtail the development of our technology or materially curtail or reduce our operations. We could be forced to sell or dispose of our rights or assets. Any inability to raise adequate funds on commercially reasonable terms could have a material adverse effect on our business, results of operations, and financial condition, including the possibility that a lack of funds could cause our business to fail and our Company to dissolve and liquidate with little or no return to investors.

We will continue to incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a publicly traded company, we will incur significant legal, accounting, and other expenses under the Exchange Act, the Sarbanes-Oxley Act, and other applicable securities rules and regulations. In addition, new and changing laws, regulations, and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act, and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that our board of directors and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and will divert management time and attention from revenue generating activities.

Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations, and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We may remain an “emerging growth company” until the earliest of (i) the last day of our fiscal year following February 7, 2027 (the fifth anniversary of the consummation of MURF’s initial public offering), (ii) the last day of the fiscal year in which the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (iii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation) or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt in the prior three-year period. Further, there is no guarantee that the exemptions available to us under the JOBS Act will result in significant savings. To the extent we choose not to use exemptions from various reporting requirements under the JOBS Act, we will incur additional compliance costs, which may impact earnings.

We may issue additional shares of Common Stock or preferred stock under an employee incentive plan, which would dilute the interest of our stockholders.

We may issue a substantial number of additional shares of common or preferred stock under an employee incentive plan. The issuance of additional shares of common or preferred stock:

●	may significantly dilute the equity interest of investors;

●	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

●	could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for the Common Stock.

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USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the securities registered hereunder.

In the event any Warrants are exercised for cash, we would receive the proceeds from any such cash exercise, provided, however, we will not receive any proceeds from the sale of the shares of Common Stock issuable upon such exercise. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our shares of our Common Stock and the spread between the exercise price of such securities and the market price of our Common Stock at the time of exercise. The current exercise price of the PIPE Warrants, Private Warrants, and Public Warrants is $11.50 per share of Common Stock and the current exercise price of the A.G.P. Warrants is $11.00 per share of Common Stock. The market price of our Common Stock as of October 13, 2023 was $1.76 per share. If the market price of our Common Stock is less than the exercise price of a holder’s warrants, it is unlikely that holders will exercise their warrants. There can be no assurance that all of the Warrants will be in the money prior to their expiration. The Public Warrants and A.G.P. Warrants under certain conditions, as described in the applicable warrant agreement, are redeemable by us at a price of $0.01 per Public Warrant or A.G.P. Warrant, as applicable. The Private Warrants and the PIPE Warrants are not redeemable and, subject to certain conditions, are exercisable on a cash or cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of such Warrants.

We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. We will have broad discretion over the use of any proceeds from such exercise. There is no assurance that the holders of the Warrants will elect to exercise for cash any or all of such Warrants. To the extent that any Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax, legal services, or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees, and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accounting firm.

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MARKET PRICE OF OUR COMMON STOCK AND DIVIDEND INFORMATION

Market Price of Our Common Stock

Our Common Stock and Public Warrants are currently listed on The Nasdaq Global Market and The Nasdaq Capital Market, respectively, of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CDT” and “CDTTW”, respectively. Prior to the completion of the Business Combination, the securities of MURF were listed on The Nasdaq Global Market under the symbols “MURFU,” “MURF,” and “MURFW”, all of which are no longer listed on The Nasdaq Global Market.

On October 13, 2023, the closing sale price of our Common Stock was $1.76 per share.

As of October 13, 2023, there were approximately 410 holders of record of our Common Stock. Such numbers do not include beneficial owners holding our securities through nominee names.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our Common Stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion, and other factors that our board of directors may deem relevant.

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BUSINESS

Overview and Strategy

We are a clinical-stage specialty biopharmaceutical company facilitating the development and commercialization of clinical assets to address the unmet medical needs of patients, through our exclusive relationships. Our unique approach allows us to act as a “conduit” whereby we focus on clinical assets from pharmaceutical companies that have otherwise been deprioritized and fulfil our mission to develop new treatments for patients.

We are led by highly experienced pharmaceutical executives: Dr. Freda Lewis-Hall, former Chief Medical Officer of Pfizer Inc., and Dr. David Tapolczay, former Chief Executive Officer of the United Kingdom-based medical research charity LifeArc. Our management team includes active senior clinicians who have an extensive understanding of the pharmaceuticals market, which supports our strategy of developing clinical assets in a cost-efficient manner while focusing on therapeutic efficacy and patient safety.

We have an exclusive relationship and partnership with St George Street Capital (“St George Street”), a biomedical charity based in the United Kingdom. We have the option to fund 100% of the development of clinical assets that are initially licensed by St George Street from AstraZeneca AB (PUBL) (“AstraZeneca”). In most instances, AstraZeneca has conducted initial pre-clinical and, in some instances, clinical trials on these assets, but has decided to license them for further development.

We evaluate the clinical assets held by St George Street to determine which assets to fund for further development. In connection with the funding and development of clinical assets, we evaluate and selects the specific clinical assets to be developed and collaborates with external contract research organizations (“CROs”) to run clinical trials that are managed, funded, and overseen by us. We intend to leverage our comprehensive clinical and scientific expertise in order to facilitate development of clinical assets through Phase IIb trials in an efficient manner by using CROs and third-party service providers. We believe that successful Phase IIb trials of the clinical assets in our pipeline will increase the value of such assets. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful.

We will seek to license assets following potentially successful clinical trials (of which there can be no assurance that the outcomes of such trials will be successful) to large biotech or pharmaceutical companies, typically for milestone payments and retain a royalty income stream for the life of the asset patent. We anticipate using any future royalty income stream to develop our asset portfolio in order to balance our potential future income streams with new debt or equity financings.

Outside of our relationship with St George Street, we are free, and intend, to pursue additional relationships and/or partnerships with third parties for the licensing of further assets which are currently deprioritized. We plan to focus our efforts on developing clinical assets to address diseases that impact a large population where there is no present treatment or the present treatment, carries significant unwanted side effects.

Our initial licensed clinical assets are focused on idiopathic male infertility and autoimmune diseases or immunodeficient conditions like uveitis, premature labor, renal transplant rejection, and Hashimoto’s thyroiditis. Our initial assets which were licensed from Astra Zeneca to St George that will be developed by us are known as AZD5904 (a Myeloperoxidase Inhibitor) and AZD1656 (a Glucokinase Activator). As the clinical assets have undergone initial pre-clinical and clinical testing conducted by AstraZeneca, we are able to assess the safety data generated in these clinical trials to assess which clinical assets to further develop and for which indications.

Initially, we will focus on assets to which we have access, through our relationship with St George Street and St George Street’s relationship with AstraZeneca, to the active pharmaceutical ingredients (“API”) that were used by AstraZeneca in conducting its clinical trials. As a result, we do not have to develop the API, which is often a time consuming and expensive process, and benefit from the fact that the API was produced by a reputable pharmaceutical company, which is subject to rigorous quality control measures so that the API that is used by us for additional clinical trials is likely to be more consistent in terms of the quality and performance.

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Strategic Alliances and Arrangements

Global Funding Agreement – St George Street

We and St George Street entered into an Exclusive Funding Agreement on March 26, 2021 (the “Global Funding Agreement”), pursuant to which St George Street granted us the exclusive first right to provide to St George Street, or procure the provision of, all funding for the performance of a drug discovery and/or development project in consideration for a share of the net revenue in respect of such project.

We and St George Street have entered into five project funding agreements, which are subject to the terms of the Global Funding Agreement, to develop certain clinical assets that have been licensed to St George Street by AstraZeneca. The project funding agreements relate to:

●	AZD1656 for use in renal transplant,
●	AZD1656 for use in pre-term labor,
●	AZD1656 for use in Hashimoto’s thyroiditis and Graves’ Disease,
●	AZD1656 for use in uveitis, and
●	AZD5904 for use in idiopathic male infertility.

Subject to the terms of the Global Funding Agreement, St George Street may seek funding for projects from third parties (other than the Company).

There may be additional opportunities for us to partner with St George Street to fund the development of additional clinical assets in the future, licensed from Astra Zeneca.

As of September 30, 2023, we have provided approximately GBP £220,000 in aggregate project funding pursuant to the Global Funding Agreement and the project funding agreements and we have received aggregate revenues totaling GBP £0 pursuant to the Global Funding Agreement and the project funding agreements. We are entitled to receive 100% of the Net Receipts (as defined in the relevant project funding agreement) under each of the project funding agreements.

Pursuant to its terms, the Global Funding Agreement remains effective in respect of each project until the expiry of the right of a party to receive a share of the Net Revenue (as defined in the Global Funding Agreement) pursuant to the Global Funding Agreement. Under certain circumstances, St George Street may terminate a project (i) in the event of a material or persistent breach of the Global Funding Agreement by us, subject to a cure period if the breach is capable of remedy, or (ii) in the event that St George Street decides to cease development of a project. If an event of force majeure occurs and continues for a certain period of time, the innocent party may terminate the Global Funding Agreement after a notice period.

Either party may terminate a project if a voluntary arrangement is proposed or approved or an administration order is made, or a receiver or administrative receiver is appointed of any of the other party’s assets or undertakings or a winding-up resolution or petition is passed (otherwise than for the purpose of solvent reconstruction or amalgamation, in particular with respect to any reorganization of the structure of that party) or if any circumstances arise which entitle a court or a creditor to appoint a receiver, administrative receiver or administrator or make a winding-up order or similar or equivalent action is taken against or by that other party by reason of its insolvency or in consequence of debt. Generally, each project funding agreement may be terminated by us if at any time St George Street ceases the conduct of development or commercialization of the relevant products in accordance with the relevant development plan for a certain period of time, provided that the termination is only effective with respect to the specified project and the Global Funding Agreement continues in effect for all other projects. They may also be terminated by either party upon written notice to other party if the other party materially breaches the project funding agreement and does not fully cure the breach to the non-breaching party’s satisfaction within 90 days.

The Global Funding Agreement also contains customary representations and warranties. Each party also agreed to keep secret and confidential certain confidential information of the other party.

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The foregoing summary does not purport to be a complete description of all of the provisions of the Global Funding Agreement and the project funding agreements and is qualified by reference to the full text of the Global Funding Agreement and the project funding agreements, which are filed as exhibits to the registration statement of which this prospectus is a part, and which are incorporated by reference in their entirety.

Our Strategy

Our strategy is to generate value through the development of new medicines, or clinical assets, for patients where our research indicates that there are not effective pharmaceutical treatments available or such existing pharmaceutical treatments are not adequate due to, among other things, cost of such pharmaceuticals and side effects. We are working to develop new medicines in diseases where competitive treatments carry a high incidence of unacceptable side effects.

We believe that our relationship with St George Street, which in turn has a relationship with AstraZeneca, allows us to bypass certain traditional hurdles to development of clinical assets. For example, through St George Street’s existing relationship with AstraZeneca, the clinical assets that we have licensed from St George Street have already undergone initial pre-clinical and, in some instances, clinical testing conducted by AstraZeneca, which means that we are able to use the safety data generated in the prior trials in order to assess which assets to continue to develop. We regularly assess our asset portfolio to identify potential risks and take steps to mitigate those risks, such as the repurposing of assets, which reduces development costs and timelines, as the clinical asset has already undergone safety and toxicity testing in humans. If a clinical asset is used for a new indication, the early stages of drug development, including preclinical studies and Phase I clinical trials, do not need to be conducted again, which allows for us to begin our development of such clinical assets at a later stage.

The prior preclinical and clinical studies conducted by AstraZeneca may allow us to reduce the costs, expenses, and time associated with the early stages of drug development by allowing us to continue the development of the clinical assets at the Phase Ib or Phase II stage, rather than the preclinical or Phase I stage, even if we are investigating the assets for a new indication. For example, if a clinical asset was subject to a Phase I trial, such clinical asset may be advanced to a Phase II trial even if the clinical asset is being investigated for a different indication.

In addition, we have access, through our relationship with St George Street and St George Street’s relationship with AstraZeneca, to the API that were used by AstraZeneca in conducting its clinical trials. As a result, we do not have to develop the API, which is often a time consuming and expensive process, and benefits from the fact that the API was produced by a reputable pharmaceutical company, which is subject to rigorous quality control measures so that the API that is used by us for additional clinical trials is likely to be more consistent in terms of the quality and performance.

Through our relationship with St George Street, we believe that we will be able to efficiently advance the development of our clinical assets because pre-clinical and, in some instances, clinical studies have already been completed and we have access to existing API. We intend to enter into other agreements with third parties (other than St George Street) to fund and develop additional clinical assets in the future.

Our development plan is to conduct clinical trials and if those trials are successful, we will then seek to enter into a transaction with a third party with respect to the clinical asset for the particular indication. We do not intend to continue development of our clinical assets beyond Phase II clinical trials. Accordingly, we anticipate developing clinical assets that have undergone pre-clinical and clinical trials through the Phase II stage and then to monetize those clinical assets through a license, royalty, or other transaction. We do not expect that we will commercialize any clinical assets or seek marketing approval from the FDA (or similar organizations) as we intend to enter into agreements with third parties following Phase II clinical trials for each such clinical asset that would provide that such third party would pursue the further development, commercialization, and marketing of such assets. In order for us to monetize our clinical assets, we, in partnership with a CRO, intend to conduct additional clinical trials on our clinical assets in order to generate clinical data to support the further development of our clinical assets beyond the Phase II stage. In the event successful clinical trial data is generated for a clinical asset with a particular indication, at that point, we will seek to enter into a license, royalty, or other transaction with a third party whereby the third party would continue to pursue the development of the clinical asset in Phase III clinical trials. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful.

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Following potentially successful clinical trials, of which there can be no assurance that the outcomes of such trials will be successful, we anticipate that the clinical assets in our pipeline will be commercialized through licensing arrangements with larger pharmaceuticals companies, which may include up-front milestone payments and/or royalties during the time at which such clinical asset is subject to patents. We intend to use the income received from licensing clinical assets in our pipeline to fund the development of additional clinical assets, which will allow us to use the existing income stream from clinical assets that have been licensed to fund our on-going operations, including the development and commercialization of additional clinical assets, without having to rely solely on debt and/or equity financing.

License Agreement – St George Street and AstraZeneca

In August 2019, St George Street entered into a license agreement with AstraZeneca (the “AZ License Agreement”), pursuant to which AstraZeneca granted an exclusive worldwide license to St George Street, under certain AstraZeneca patents and know-how, to exploit the pharmaceutical compounds known individually and together as AZD5904 (Myeloperoxidase Inhibitor) and AZD1656 (Glucokinase Activator). The AZ License Agreement also included any additional compounds to be developed by St George Street and any product that is comprised of or contains any such licensed compound pertaining to the field of idiopathic male infertility for the licensed compound AZD5904 and in the field of renal transplant for the licensed compound for AZD1656.

Under the AZ License Agreement, for a period of 60 days following AstraZeneca’s receipt of a proof of concept study for any licensed compound, AstraZeneca retains an exclusive right of first negotiation to transfer all development, commercialization, or other ongoing planned activities related to such licensed compound, to AstraZeneca or any of its affiliates, and to undertake future exploitation of such licensed compound. Subject to the foregoing negotiation right, St George Street has the right and obligation to develop each licensed compound at its sole cost and expense in accordance with the development plan set forth in the AZ License Agreement, and the right to grant sublicenses to its affiliates and other persons with respect to each licensed compound. Any sublicense shall be consistent with, and expressly made subject and subordinate to, the terms and conditions of the AZ License Agreement, and St George Street shall cause each sublicensee to comply with the applicable terms and conditions of the AZ License Agreement. The development plan for each licensed compound shall be managed by a joint coordination committee consisting of representatives from each party to the agreement.

St George Street is required to pay AstraZeneca a share of any revenue payable to St George Street by any sublicensee according to the relevant sublicense (the “Sublicense Revenue”), which shall be calculated based on the amounts payable to St George Street by the sublicensee gross of tax, and shall include any upfront, milestone, or royalty payments payable. The percentage of Sublicense Revenue payable to AstraZeneca is 60% for Sublicense Revenue that is less than $10 million; 50% for Sublicense Revenue that is greater than $10 million but less than $15 million; and 40% for Sublicense Revenue that is greater than $15 million.

The term of the AstraZeneca License Agreement commences on the effective date of that agreement and, unless earlier terminated in accordance therewith, continues until the date of expiration of the last royalty term for the last licensed product. Following the expiration (but not earlier termination) of the royalty term for a licensed product in a country, the license grant set forth in this agreement shall become non-exclusive, fully-paid, and irrevocable for such licensed product.

The AZ Agreement is terminable by either party if the other party is in material breach of the agreement, and has not cured the breach 90 days of notice (or 10 days of notice with respect to a payment breach).

AstraZeneca may immediately terminate the agreement, including the rights of any sublicensees, upon written notice if St George Street or any of its affiliates or sublicensees, anywhere in the territory, institutes, prosecutes or otherwise participates in any claim, demand, action or cause of action for declaratory relief, damages or any other remedy or for an enjoinment, injunction or any other equitable remedy alleging that any claim in an AstraZeneca patent is invalid, unenforceable or otherwise not patentable or would not be infringed by St George Street’s activities absent the rights and licenses granted under the agreement. AstraZeneca may also terminate the agreement upon 30 days’ prior written notice if St George Street ceases development of all licensed compounds and all licensed products and a licensed product is not being commercialized in the territory by or on behalf of St George Street.

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St George Street may terminate its activities under the agreement for convenience, on a project-by-project basis, upon reasonable notice to AstraZeneca. St George Street may also cease its activities under any development plan of a licensed compound if the joint commercialization committee determines that it is in appropriate to continue such plan for scientific, safety, or for ethical reasons, or that a licensed product no longer meets an unmet medical need.

In 2020, St George Street and AstraZeneca entered into an amendment to the AZ License Agreement to add Covid-19 to the field for licensed compound AZD1656. In 2021, St George Street and AstraZeneca entered into a second amendment and a third amendment to the AZ License Agreement. The second amendment to the AZ License Agreement added Schedule 1.36(a) to the AZ License Agreement, which describes additional terms and conditions that apply only to the parties with respect to Covid-19 for the licensed compound AZD1656. The third amendment added Hashimoto’s thyroiditis, uveitis, preterm labor, and Covid-19 to the field for AZD1656 and added Schedule 1.42(a) to the AZ License Agreement, which describes additional terms and conditions that apply to the parties (i) only with respect to Hashimoto’s thyroiditis, uveitis, and preterm labor for the licensed compound AZD1656, and (ii) with respect to all other indications and Licensed Compounds (as defined in the AZ License Agreement) as set forth in the AZ License Agreement, except with respect to Covid-19 for AZD1656, for which Schedule 1.36(a) of the AZ License Agreement applies. The terms and conditions contained in the second and third amendments to the AZ License Agreement also sets forth the obligations and responsibilities of the parties regarding supply of study drugs, conducting studies, and other matters.

Asset Development

Our development plan for each of AZD1656 and AZD5904 is to conduct clinical trials and if those trials are successful, of which there can be no assurance that the outcomes of such trials will be successful, we will then seek to enter into a transaction with a third party with respect to AZD1656 orAZD5904, as applicable, for the particular indication. We do not intend to continue development of such clinical assets beyond Phase II clinical trials. Accordingly, we anticipate developing clinical assets that have undergone pre-clinical and clinical trials through the Phase II stage and then monetizing such clinical assets through a license, royalty, or other transaction. We do not expect that we will commercialize any clinical assets or seek marketing approval from the FDA (or similar organizations) as we intend to enter into agreements with third parties following Phase II clinical trials for each such clinical asset that would provide that such third party would pursue the further development, commercialization, and marketing of such assets. In order for us to monetize our clinical assets, we, in partnership with a CRO, intend to conduct additional clinical trials on our clinical assets in order to generate clinical data to support the further development of our clinical assets beyond the Phase II stage. In the event successful clinical trial data is generated for a clinical asset with a particular indication, at that point, we will seek to enter into a license, royalty, or other transaction with a third party whereby the third party would continue to pursue the development of the clinical asset in Phase III clinical trials. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful.

In addition to the exclusive rights to develop AZD1656 and AZD5904 through our Global Funding Agreement with St George Street, we also wholly own the intellectual property and the rights to further develop certain co-crystals of AZD1656 (AZD1656 Co-Crystal PCT/IB2022/00075 - Patent Expires 02/09/2042). We will seek to develop the AZD1656 Co-Crystal in psoriasis, Crohn’s disease, lupus, sarcoidosis, diabetic wound healing, idiopathic pulmonary fibrosis, and nonalcoholic steatohepatitis (NASH).

Market Overview

Global Biotechnology Industry

The global biotechnology industry comprises a large range of companies engaged in diverse activities, such as biopharmaceutical development. The industry companies also span across a wide spectrum of operational models. Some small, dedicated biotechnology companies are research and development (“R&D”) intensive and operate primarily with venture capital, grants, initial public offerings and collaborative agreements. Conversely, large, diversified companies hold significant in-house R&D resources and well-established production, commercialization, and distribution processes.

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The industry revenue is expected to increase at an annualized rate of 3.1% to $358.2 billion over the next five years, with more profound growth tempered by the pandemic. Increased R&D funding and consumer spending in 2022 are expected to catalyze revenue growing 2.9% the same year.(1)

Global investor confidence has fallen during the period, which served to somewhat subdue revenue growth. However, global investment in R&D has grown strongly and consistently in recent years, with much of this funding funneled into medical biotechnology development, aimed at providing better care for the aging global population, thus bolstering industry revenue.

Global Pharmaceutical Industry

Over the previous five years, pharmaceutical companies have benefited from an aging population in developed economies and a growing middle class in emerging economies. Many companies have also tapped into regional demand for pharmaceuticals that may differ from developed markets and have expanded their global presence to tap into regional market needs.

(1)	Reference is made to the section “Special Meeting of MURF Stockholders – Opinion of ValueScope, Inc. — Overview of Global Biotechnology Industry” contained in our proxy statement/prospectus filed with the SEC on August 11, 2023.

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Patent cliffs have continued to hamper industry revenue during the current period. When drugs lose patent exclusivity, the market is inundated with low-cost generic drugs. As manufacturers contend with more price-based competition from generics, many operators respond by lowering their R&D expenditures, which limits the industry’s drug pipelines. Additionally, many governments and health insurance organizations have reduced their drug reimbursements to control healthcare costs, such as implementing incentives for patients to use generic drugs.

Moving forward, revenue is forecast to grow an annualized 3.2% to $1.3 trillion over the next five years amid an anticipated persistence of global demand for industry products.(2)

Our Initial Pipeline: AZD1656 and AZD5904

We currently have the exclusive rights to develop clinical assets, AZD1656 and AZD5904, which are licensed to St George Street by AstraZeneca, in six indications.

(2)	Reference is made to the section “Special Meeting of MURF Stockholders – Opinion of ValueScope, Inc. — Overview of Global Biotechnology Industry” contained in our proxy statement/prospectus filed with the SEC on August 11, 2023.

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Due to our relationship with St George Street, we intend to leverage the data generated from these historical trials in order to investigate the efficacy and safety to AZD1656 to treat HT, uveitis, preterm labor, and renal transplant patients, and the efficacy and safety of AZD5904 to treat IMI. AZD1656 has undergone testing in a total of 20 Phase I clinical trials and five Phase II clinical trials conducted by AstraZeneca since 2008 and 19 of which were conducted in the U.S. Additional information about those clinical trials is available at the U.S. National Library of Medicine’s website at www.clinicaltrials.gov (however, the information contained on or otherwise accessible through such website is not part of this prospectus.). AZD5904 has undergone testing in five Phase I clinical trials conducted by AstraZeneca, one of which was conducted in the U.S. While a significant amount of clinical trial data has already been generated for both AZD1656 and AZD5904, some of this data was generated outside of the U.S. and accordingly may not be accepted by the FDA. In the event that such data is not accepted by the FDA, additional clinical trials may be required, which would result in additional costs and time to develop these clinical assets.

The table below sets forth the pre-clinical or clinical trials that have been conducted by or at the direction of AstraZeneca to date on the particular clinical asset. All of these pre-clinical or clinical trials were conducted by AstraZeneca prior to AstraZeneca entering into its license agreement with St George Street. None of the pre-clinical or clinical trials that have taken place to date were conducted by or at the direction of the Company.

Asset	Therapeutic Area	Stage of Development	Location of Trials
AZD1656	Type II Diabetes	Preliminary, Phase I and Phase II	United Kingdom; United States
AZD1656	Renal Transplant Patients with Type II Diabetes	Preliminary, Phase I and Phase II	United Kingdom
AZD1656	Covid-19	Preliminary, Phase I	United Kingdom
AZD5904	Idiopathic Male Infertility	Preliminary, Phase I	European Union; United States

The following table sets forth the current asset development stage for each of AZD1656 and AZD5904 for the indications noted below.

Asset	Therapeutic Area	Assets at Their Present Stage of Readiness*			Next Stage of Development to be Conducted by Conduit	Anticipated Exit Stage for Monetization(4)
		Phase I	Phase II	Phase III
AZD1656	Covid-19, Long Covid				N/A(3)	N/A(3)

AZD1656	Uveitis				Phase II	Following completion of Phase II

AZD1656	Hashimoto’s Thyroiditis & Grave’s Disease				Phase II	Following completion of Phase II

AZD1656	Preterm Labor				Phase II	Following completion of Phase II

AZD1656	Renal Transplant				Phase II	Following completion of Phase II

AZD5904	Idiopathic Male Infertility				Phase II	Following completion of Phase II

*	Indicates that the asset is considered ready for this Phase. For example, if an asset is listed under Phase II, this means that the asset has already completed Phase I trials and is therefore considered Phase II ready.

(3)	We do not intend to provide additional funding to develop AZD1656 for Covid-19. However, we are entitled to a portion of the revenues in the event that AZD1656 is further developed by St. George Street or another third party and is monetized, whether through a sale, license agreement, or otherwise.

(4)	Reflects the stage at which we anticipate that we will seek to monetize such assets through a license, royalty, or other transaction with a third party, who would then seek to continue the development of such clinical asset until its potential commercialization after Phase III clinical trials were completed. There is no assurance that we will be able to monetize such assets by entering into a license, royalty, or other transaction with a third party. In addition, there is no assurance that any of the clinical assets licensed or owned by us will successfully complete Phase II or Phase III clinical trials or obtain regulatory approvals, or that such assets will be monetized or commercialized.

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AZD1656 was subject to Phase I and Phase IIa clinical trials consisting of 23 studies in 526 subjects, 446 of whom were dozed with AZD1656. Other than for the intended effect of lowering glucose, there were no difference identified between the AZD1656-treated and placebo-treated subjects relating to adverse events. All of cases where low glucose levels were identified were managed by the patients and resolved. Based on these clinical trials, no safety signals were identified regarding vital signs, safety laboratory values or electrocardiogram data. No deaths occurred in any studies with healthy volunteers or patients. AZD1656 was also subject to Phase IIb clinical trials consisting of two studies where AZD1656 was given to patients with Type 2 Diabetes Mellitus for four months or longer. In total, there were 754 randomized patients, 516 of whom were exposed to AZD1656 (316 men and 200 women). There were no clinically important differences in the adverse effects profile between the AZD1656 treatment group and the AZD1656 placebo group and there were no deaths in either of the Phase IIb studies. The efficacy of AZD1656 as a potential treatment for diabetes was also assessed during the Phase IIb clinical trials, including whether the efficacy was statistically significant. Clinically relevant and statistically significant reductions in HbA1c were seen after four months; however, the initial improvement in glucose control deteriorated over time and the change in HbA1c levels after four months were not statistically different than the placebo. This decreasing efficacy over time was seen in both Phase IIb studies.

AZD5904 was subject to five Phase I clinical studies, with a total of 1181 subjects being exposed to AZD5904. Single doses of up to 1200 mg and multiple doses of up to 325 mg for up to three times per day for 21 days have been administered as an oral solution in the completed clinical studies. In addition, single doses of up to 1400 mg and multiple doses of up to 600 mg for 10 days have been administered as an “extended release” formulation. The data from these studies did not identify any expected adverse drug reactions for AZD5904 and no adverse effects were reported as related to AZD5904. In addition, the data revealed no clinically significant changes in blood pressure or pulse rate related to AZD5904 and electrocardiogram data was within the physiological range for the population studied. The effect of AZD5904 on human myeloperoxidase, which we refer to as MPO, activity was evaluated by determination in an ex vivo assay of MPO activity in plasma. The correlation between MPO activity and plasma concentrations was assessed for single and multiple doses of AZD5904. A relationship between plasma concentrations of AZD5904 and MPO activity was demonstrated, which indicates that AZD5904 may be an effective inhibitor of MPO activity in humans. However, Phase I trials do not assess statistical significance so additional Phase II trials are necessary to determine if the inhibition of MPO activity as a result of AZD5904 is statistically significant.

We intend to conduct clinical trials on the AZD1656 and AZD5904 in the therapeutic areas listed below. The following table does not reflect the pre-clinical or clinical trials that have been conducted by third parties to date, but instead reflects the next anticipated stage of clinical trials, if any, that are intended to be conducted by us. There can be no assurances that the clinical trials that we intend to conduct will be successful.

Asset	Therapeutic Area	Next Stage of Development to be Conducted by the Company
AZD1656	Covid-19, Long Covid	N/A(5)
AZD1656	Uveitis	Phase II
AZD1656	Hashimoto’s Thyroiditis & Graves’ Disease	Phase II
AZD1656	Preterm Labor	Phase II
AZD1656	Renal Transplant	Phase II
AZD5904	Idiopathic Male Infertility	Phase Ib

(5)	We do not intend to provide additional funding to develop AZD1656 for Covid-19. However, we are entitled to a portion of the revenues in the event that AZD1656 is further developed by St George Street or another third party and is monetized, whether through a sale, license agreement, or otherwise.

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AZ1656 in Autoimmune Diseases

Autoimmune diseases refers to a broad group of diseases and conditions that arise from an abnormal immune response to a functioning body part. For example, autoimmune diseases may arise from an abnormal immune response of major organs (i.e., the heart, kidneys, bladder, liver, lungs, and skin), glands (i.e., the adrenal gland, pancreas, thyroid, or reproductive organs), digestive system, and tissue (i.e., blood, connective tissue, muscle, eyes, ears, or vascular system). Management believes that there are over 80 types of autoimmune diseases that have been identified, including lupus, celiac disease, multiple sclerosis, rheumatoid arthritis, psoriasis, and inflammatory bowel disease. Autoimmune diseases are often difficult to diagnose and often the cause of the disease is not known.

It is estimated by the American Autoimmune Related Diseases Association (“AARDA”) that as many as 50 million Americans are living with an autoimmune disease – at a cost of $86 billion a year and there is presently no totally effective treatment known to management. The currently available treatments for autoimmune diseases include non-steroidal anti-inflammatory drugs (“NSAIDS”) or immune suppressants. These treatments often improve the symptoms but ultimately do not cure the disease and often involve side effects.

AZD1656 is a highly specific glucokinase activator; originally developed by AstraZeneca for use in diabetes mellitus. It has now been tested in over 1,000 patients with both type I and II diabetes and no significant safety concerns have been raised. It was most recently tested in the ARCADIA phase II trial in diabetic patients hospitalized with Covid-19 on the basis of new research into immunometabolic modulation. We believe that AZD1656 may be used to activate a patient’s own immune system in order to limit harmful inflation. We have identified several autoimmune diseases, which reflects good market potential, with a high level of need that may be treatable using AZD1656. We believe that our clinical assets have the potential to treat numerous autoimmune diseases. We intend to initially focus on the indications below in order to maximize the commercial potential of our clinical assets.

Thyroid Disease: Hashimoto’s Thyroiditis and Graves’ Disease

Both Hashimoto’s Thyroiditis (“HT”) and Graves’ disease are autoimmune diseases involving the improper functioning of the thyroid. HT is an autoimmune disease driven by T cells, which are one of the types of white blood cells, where the immune system attacks the thyroid gland. Graves’ disease is an autoimmune disorder in which antibodies result in the hyperfunction of the tissue and an increase in the amount of thyroid hormones. Patients with Graves’ disease may develop an enlargement of the thyroid called a goiter and often have eye problems due to lymphocyte, a type of immune cell, infiltrating into the muscles of the eye.

Management believes that HT is the most prevalent autoimmune thyroid disease worldwide and anticipates that the prevalence of HT will continue to increase due to rising obesity and the rising prevalence of other autoimmune disorders that made patients more susceptible to HT. Graves’ disease is the most common cause of persistent hyperthyroidism, which is an over production of hormones by the thyroid gland located in the front of the neck, in adults.

The current treatment for HT involves hormone replacement therapy with levothyroxine. However, determining the appropriate dose for each individual is complex with the individual needing to continue hormone replacement therapy for the rest of his or her life while still suffering with some symptoms of HT. Under the current treatment, the patient is monitored by measuring Thyroid-Stimulating Hormone levels (“TSH”). Studies have shown up to 27% of patients have TSH that are too high and 41% of patients have TSH levels that are too low, which reflects the difficulty in treating the disease. In addition, this difficulty in titrating the appropriate dose of levothyroxine leads to a high burden of medical appointments and the risk of development of comorbidities, including cardiovascular disease. Graves’ disease is also difficult to control with carbimazole and steroids, both of which have numerous side effects. Another common treatment is using radioactive iodine (“RAI”) to destroy the thyroid gland. After using RAI, patients are left dependent upon levothyroxine hormone replacement treatment. It is also believed that the use of RAI has also been associated with the development or worsening of thyroid eye disease in approximately 15% to 20% of patients. The alternative treatment is surgical removal of the thyroid gland following which the patient will need lifelong replacement therapy with levothyroxine which involves the same problems described above.

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As published by news sources, management believes that the thyroid gland disorder treatment market is set to grow by approximately $632 million at a compound annual growth rate (“CAGR”) of 4.63% from 2020 to 2025.

AZD1656 was previously subject to preclinical and clinical trials, including Phase I and Phase II trials, conducted by AstraZeneca relating to its potential to treat type 2 diabetes. As of the date hereof, no preclinical or clinical trials have been conducted on the use of AZD1656 to treat either HT or Graves’ disease.

We intend to conduct further trials on AZD1656 relating to HT and Graves’ disease. We plan to conduct further research on AZD1656 to investigate if AZD1656 is a treatment option for HT and Graves’ disease, including investigating any negative side effects in the use of AZD1656 as compared to the currently available treatment options for HT and Graves’ disease. We, in connection with a CRO, have prepared clinical trial protocols for the use of AZD1656 in HT in a Phase IIb clinical trial: a Phase II, randomized, double-blind, placebo-controlled study to evaluate the efficacy and safety of AZD1656 in patients with HT with an anticipated enrollment of 200 patients.

Pharmaceutical companies typically find market entry for HT clinical assets challenging due to the manufacturing complexities and careful consideration of manufacturing product, which are usually patented or trade secrets of companies. Due to its relationship with St George Street, we have sufficient API to conduct Phase II clinical trials on AZD1656 for the treatment of HT and Graves’ disease. There can be no assurances that the clinical trials that we intend to conduct on AZD1656 to treat HT and Graves’ disease will be successful.

Uveitis

Uveitis is an autoimmune disease of the eye that refers to a number of intraocular inflammatory conditions and involves the swelling of the uvea, the colored portion of the eyes. Management believes that in the U.S. uveitis causes an estimated approximately 30,000 new cases of blindness per year and may be the third leading cause of blindness worldwide.(6) Unlike other leading causes of blindness, uveitis is particularly prevalent in younger working-age people. Uveitis has a prevalence of around 40-100 per 100,000 persons, and can be subdivided into specific conditions, so it qualifies as a rare disease.(7) We believe that a treatment for non-infectious uveitis would be eligible for orphan drug designation, which provides for market exclusivity of 10 years in the European Union and seven years in the United States.

Steroids, which can cause elevated intraocular pressures and cataracts, are often used to manage uveitis. Most patients develop elevated intraocular pressures and/or cataracts after long-term treatment with steroids and may have to switch therapies or the disease may become resistant to steroid treatment. Biological drugs have been developed but these are expensive and not always effective as many patients still go blind every year.

AZD1656 was previously subject to preclinical and clinical trials, including Phase I and Phase II trials, conducted by AstraZeneca relating to its potential to treat type 2 diabetes. As of the date of this prospectus, no preclinical or clinical trials have been conducted on the use of AZD1656 to treat uveitis. We, in connection with a CRO, have prepared clinical trial protocols relating to the use of AZD1656 in uveitis in a Phase IIb clinical trial: a Phase IIb, double-blind, placebo-controlled study to evaluate the efficacy and safety of ADZ1656 in patients with non-infectious uveitis with an anticipated enrollment of 120 patients. We intend to conduct further trials on AZD1656 in order to investigate if AZD1656 is an option to treat uveitis without the side effects involved in the current treatment using steroids. There can be no assurances that the clinical trials that we intend to conduct on AZD1656 to treat uveitis will be successful.

(6)	“Epidemiology of uveitis in a US population-based study,” by Marta Mora Gonzalez, Marisee Masis Solano, Travis C. Porco, Catherine E. Oldenburg, Nisha R. Acharya, Shan C. Lin, and Matilda F. Chan (Link: https://www.ncbi.nlm.nih.gov/pmc/articles/PMC5904090/)

(7)	“Epidemiology and risk factors in non-infectious uveitis: a systemic review,” by Katherine A. Joltikov and Anne-Marie Lobo-Chan (Link: https://www.ncbi.nlm.nih.gov/pmc/articles/PMC8461013/).

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Renal Transplant Failure

Renal transplant failure occurs when a patient’s body rejects a kidney transplant and involves the gradual decrease in kidney function that starts following a kidney transplant surgery and often results in organ failure. According to the United Network for Organ Sharing, there are over 100,000 patients waiting for a kidney transplant in the U.S. The United Network for Organ Sharing reports that the prevalence of chronic kidney disease is rising due to other conditions, such as diabetes, and as a result of an aging population. The United Network for Organ Sharing reported that during 2021, over 24,000 individuals received a kidney transplant. According to the Organ Procurement & Transplantation Network, approximately 13 people die each day in the U.S. while waiting for a life-saving kidney transplant.

The current treatment for renal transplant failure involves using immunosuppressives to suppress the patient’s immune system, which has numerous side effects including high blood pressure, weight gain, diabetes, dyslipidemia and some cancers. Malignancy, which refers to uncontrolled growth and division of abnormal cells, is one of the most common causes of death in kidney transplant recipients. Immunosuppressives are a major contributing factor to malignancy.

AZD1656 was previously subject to preclinical and clinical trials, including Phase I and Phase II trials, conducted by AstraZeneca relating to its potential to impact on renal transplant patients with type 2 diabetes. We believe that AZD1656 may facilitate the immune system in tolerating or accepting the transplanted kidney. We intend to conduct Phase II studies on AZD1656 to investigate if AZD1656 decreases the rejection in kidney transplant patients. We are currently working with a CRO to prepare protocols for clinical trials to investigate the use of AZD1656 to reduce the rejection in kidney transplant patients. There can be no assurances that the clinical trials that we intend to conduct on AZD1656 to treat renal transplant patients will be successful.

Preterm Labor

Preterm labor refers to giving birth to babies that are born alive before 37 weeks of pregnancy. Preterm labor may result in premature birth and the earlier premature birth happens, the great of health risks for the baby. Preterm labor is a condition that may result in the death of the baby and/or the mother. There is no effective treatment for preterm labor that is known to us. Management believes that approximately 60,000 babies per year in the U.K. according to the Mums and Midwives Awareness Academy and approximately 380,000 per year in the U.S. are born preterm according to the Preeclampsia Foundation. Globally, prematurity is the leading cause of death in children under the age of five years, and preterm labor rates are increasing. For example, according to the Centers for Disease Control and Prevention, in the U.S., the preterm labor rate rose for the fifth straight year in 2019. For 2021, the preterm labor rate in the U.S. was approximately 10.5%. According to the World Health Organization, the rates of preterm labor by country range from approximately 5% to approximately 18%. Management believes that the preterm birth and PROM testing market size was valued at approximately $1.6 billion in 2021 and is anticipated to be over $2.2 billion by 2030 with a CAGR of 3.2% from 2022 to 2030. Preterm labor results in increases costs, both higher costs of labor and neonatal care, and often results in additional medical care during the child’s lifetime for those that are born prematurely. Accordingly, the reduction in preterm labor would have a significant health and economic impact.

AZD1656 was previously subject to preclinical and clinical trials, including Phase I and Phase II trials, conducted by AstraZeneca relating to its potential to treat type 2 diabetes. As of the date hereof, no preclinical or clinical trials have been conducted on the use of AZD1656 to treat preterm labor. Specially, we intend to conduct a Phase II study on the use of AZD1656 to assist in maintaining pregnancy beyond 37 weeks.

We, in connection with a CRO, have prepared clinical trial protocols relating to the use of AZD1656 in preterm labor in a Phase IIb clinical trial: a multicenter, randomized, double-bind, placebo-controlled Phase II clinical trial evaluating the efficacy and safety of AZD1656 in the prevent of preterm labor with an anticipated enrollment of 200 patients. In the event that AZD1656 is shown to be able to effectively treat preterm labor (of which there can be no assurance), AZD1656 could potentially maintain a pregnancy for longer, reduce the number of babies that are born prematurely and reduce the costs associated with preterm labor. There can be no assurances that the clinical trials that we intend to conduct on AZD1656 to treat preterm labor will be successful.

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Most drugs for preterm labor are only used for about 24-48 hours once a woman is already in labor, so that the patients can be treated with corticosteroids to promote the functioning of the baby’s lungs. These drugs are unable to sustain a pregnancy beyond this and are not safe to be used for prolonged periods. We believe that, in the event that AZD1656 is shown to be able to effectively treat preterm labor (of which there can be no assurance), AZD1656 could potentially maintain a pregnancy for longer, reduce the number of babies that are born prematurely and reduce the costs associated with preterm labor.

AZD1656 in Infectious Diseases – Covid-19 and Long Covid

Covid-19 is a disease caused by a virus named SARS-CoV-2, which refers to severe acute respiratory syndrome coronavirus 2, and is a strain of the coronavirus, which is a respiratory illness. We continue to have an economic interest in AZD1656 for treatment of Covid-19 and have included AZD1656 for the treatment of Covid-19 in our pipeline. However, at this time, we do not intend to provide additional funding to develop AZD1656 for Covid-19. However, we are entitled to a portion of the revenues in the event that AZD1656 is further developed by St George Street or other third parties and is monetized, whether through a sale, license agreement, or otherwise. While we do not intend to further fund the research and development of the use of AZD1656 in Covid, we retain an economic interest in the clinical asset and if such asset is further developed through funding provided by other third parties, then we may be entitled to receive compensation from those development activities conducted by third parties. There can be no assurances that AZD1656 will be further developed or commercialized for the treatment of Covid-19 or Long Covid.

AZD5904 in Idiopathic Male Infertility

Idiopathic Male Infertility (“IMI”) is defined as failure of a couple to conceive after one year of regular sexual intercourse where the physical examination and endocrine laboratory testing of the male are normal, but semen analysis reveals sperm abnormalities. Approximately 15% of couples globally, or 48.5 million couples globally, are infertile and that 30% of infertility cases can be attributed solely to the female, 30% can be attributed solely to the male, 30% can be attributed to a combination of both partners, and 10% of cases have an unknown cause.(8) Our management believes that male sperm counts have declined in Western men and will continue to decline due, in part, to increasing rates of diseases such as obesity and diabetes that can reduce fertility.

IMI affects families worldwide and is inherent in problems of reproduction. Currently, there are no specific treatment for male infertility, and we are not aware of any other company that is developing a treatment for male infertility. There are no approved pharmacotherapies for idiopathic male infertility. Lifestyle medicine and unproven supplements are often used. Intracytoplasmic sperm injection, a form of in vitro fertilization, is the only treatment currently available for male infertility. This process is not a treatment of male infertility but rather is an alternative means of fertilizing the egg. In vitro fertilization places a significant burden on the woman as it requires the induction of egg production and harvesting of eggs. In vitro fertilization is costly and time consuming and has modest success rates. Management believes that the male infertility market (including diagnostic testing) is predicted to reach approximately $6 billion by 2030.

Damaged sperm are unable to successfully fertilize eggs due to factors including impaired motility, impaired ability to penetrate and/or DNA damaged sperm that is unable to form a viable fetus. Our development pipeline for AZD5904 includes a potent, irreversible inhibitor of human myeloperoxidase, which we refer to as MPO, that has the potential to treat idiopathic male infertility.

AZD5904 was investigated by AstraZeneca for the treatment of idiopathic male infertility in Phase I trials, which confirmed the suitability to progress to Phase II trials. While AZD5904 is Phase II ready, our management intends to conduct a Phase Ib “proof of mechanism” trial to verify AZD5904 has the intended biological effect in semen (as well as in blood) prior to commencing a Phase II trial for the use of AZD5904 to treat idiopathic male infertility. Specifically, our management intends to conduct the Phase Ib study in order to see if the trial will provide evidence that AZD5904 has its intended effect of inhibiting myeloperoxidase and reduce oxidative stress in semen. We believe that AZD5904 has the potential to be used to create a tablet that could treat IMI and would be the first drug developed to directly treat IMI. We, in connection with a CRO, have prepared clinical trial protocols relating to the use of AZD5904 to treat IMI in a Phase Ib clinical trial: a Phase Ib, randomized, double-blind, placebo-controlled, dose escalation study to evaluate the safety, tolerability and preliminary efficacy of AZD5905 in adult men with IMI with an anticipated enrollment of 60 patients, and a Phase IIb clinical trial: a Phase IIb, randomized, double-blind, placebo-controlled clinical trial to evaluate the efficacy and safety of AZD5904 in the treatment of IMI with an anticipated enrollment of 200 patients. There can be no assurances that the clinical trials that we intend to conduct on AZD5904 to treat idiopathic male infertility will be successful.

(8)	“A unique view on male infertility around the globe,” by Ashok Agarwal, Aditi Mulgund, Alaa Hamada, and Michelle Renee Chyatte (Link: https://www.ncbi.nlm.nih.gov/pmc/articles/PMC4424520/).

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Future Clinical Assets

As part of our strategic planning process, we intend to explore the efficacy of using AZD1656 to treat other diseases. Specifically, we intend to conduct research on whether AZD1656 may be effective treating other autoimmune diseases, include systemic lupus erythematosus, rheumatoid arthritis, multiple sclerosis, motor neuron disease, and amyotrophic lateral sclerosis. As part of our strategic planning process, we intend to explore the efficacy of using AZD1656 to treat other diseases. We also plan to further develop the co-crystals that we own from our prior development work on AZD1656, including to research the ability of the co-crystals developed from AZD1656 to treat psoriasis, Crohn’s disease, lupus, sarcoidosis, diabetic wound healing, idiopathic pulmonary fibrosis, and nonalcoholic steatohepatitis. In addition, we currently intend to explore the use of AZD5904 for the treatment of glioma. Due to our on-going relationship with St George Street, from time to time, there may be additional clinical assets that we are able to partner with St George Street to develop. We expect to seek to develop other clinical assets and determine based on pre-clinical and clinical data which clinical assets in order to determine which assets in our pipeline to continue to develop. Accordingly, we believe that our management team will be able to effectively allocate resources to the development of clinical assets that we believe show the most promise. However, there can be not guarantee that the clinical trials conducted by us of our clinical assets will be successful. If we are unable to commercialize our clinical assets or experience significant delays in doing so, our business will be materially harmed.

Manufacturing

We do not currently own or operate any facilities to formulate, manufacture, test, store, package, or distribute any of the clinical assets that we are developing or may seek to develop and do not currently have the capabilities to conduct such activities. We currently rely on third parties to manufacture, store, and test the clinical assets that we seek to develop. We will depend on third-party suppliers and manufacturing organizations for all our required raw materials and drug substance and to formulate, manufacture, test, store, package, and distribute clinical trial quantities of clinical assets that we may seek to develop. We plan to continue to use third-party suppliers and manufacturing organizations and we anticipate expanding our network of third-party suppliers and manufacturing organizations as our operations expand.

We have internal personnel and utilizes consultants with extensive technical, manufacturing, analytical, and quality experience to oversee our contract manufacturing and testing activities. Manufacturing is subject to extensive regulations that impose procedural and documentation requirements, including, but not limited to, record-keeping, manufacturing processes and controls, personnel, quality control, and quality assurance. Our systems, procedures, and contractors are required to be in compliance with these regulations and are assessed through regular monitoring and formal audits.

We entered into a master services agreement with a CRO to provide services relating to conducting clinical trials on those clinical assets that are designated from time to time by us. In collaboration with the CRO, we have prepared clinical trial protocols for AZD1656 in Hashimoto’s Thyroiditis, AZD1656 in Uveitis, AZD1656 in Preterm Labor, and AZD5904 in Idiopathic Male Infertility. These protocols serve as comprehensive plans outlining the methodology, objectives, and procedures for conducting clinical trials specific to each indication. As part of our business model, we intend to continue to seek to contract with third parties in order to conduct clinical trial related services with respect to the clinical assets in our pipeline.

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Research and Development

We spent approximately $28,000 on research and development activities during the year ended December 31, 2021, and $37,000 during the year ended December 31, 2022. Our research and development activities were wholly focused on developing co-crystals of AZD1656 to increase patent life. Some of this work was completed by third-party CROs but all intellectual property is retained by us. We currently have one pending international patent application and two pending national patent applications. The successful completion of clinical trials increases the value of clinical assets and may lead to the commercialization and/or licensing of such assets to other pharmaceutical companies. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful.

We do not intend to further fund the research and development of the use of AZD1656 in Covid; however, we retain an economic interest in the clinical asset and if such asset is further developed through funding provided by other third parties, then we may be entitled to receive compensation from those development activities conducted by third parties due to its economic interest in AZD1656 in Covid.

Sales and Marketing

We do not currently have marketing, sales, or distribution capabilities. In order to commercialize any clinical asset that is approved for commercial sale, we must either develop our own sales, marketing, and distribution infrastructure or collaborate with third parties that have such commercial infrastructure and relevant marketing and sales experience. We anticipate relying on licensing, co-sale, co-promotion, and distribution agreements with strategic partners for the commercialization of our products. We do not currently anticipate that we would develop our own internal sales force organization.

Competition

We operate in the highly competitive pharmaceutical and biotechnology industry. Our competitors may include public and private companies, universities, governmental agencies, and other research organizations actively engaged in the research and development of clinical assets and biopharmaceutical products. Our competitors may have greater financial, technical, and human resources than we currently have and/or may be better equipped to develop, manufacture, and market their products. Our competitors may be developing clinical assets for products for similar indications. However, we believe that we have an unprecedented advantage in novelty. As discussed above, AZD1656 is an activator (not an inhibitor) of a metabolic process. We anticipate that the number of companies seeking to develop clinical assets, biopharmaceutical products, and therapies will continue to increase. As a result, the competition we face may also increase. However, both in the treatment of autoimmune disease and idiopathic male infertility the competition is currently expected to come in years, even if biopharmaceutical products that we develop and/or commercialize were not to compete with products of our competitors based on the product efficacy, safety, ease of use, price, demonstrated cost-effectiveness, marketing effectiveness, service, reputation, and access to technical information. However, we believe that our ability to focus on clinical assets that have been deprioritized by larger pharmaceutical companies is a competitive advantage.

Intellectual Property

We hold exclusive rights to develop AZD1656 and AZD5904 through our Global Funding Agreement with St George Street and we also own the intellectual property and the rights to further develop co-crystals resulting from our prior development work on AZD1656.

We currently have one pending international patent application and two pending national patent applications. Even though we have filed patent applications, there is no guarantee that the validity of the patents will be upheld if challenged by a third party, that patents will be granted on the applications filed in the respective jurisdictions, or that once granted, the patents will contain claims that encompass our commercial products. There can be no assurance that any of our intellectual property rights will afford us any protection from competition.

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The following patent applications are relevant to the operation of our business:

Related Clinical Asset	Mechanism of Action	Patent Information and Number	Patent Ownership/Licensing Status; Patent Status	Jurisdictions Protected	Expiration
AZD1656	Glucokinase Activator	Composition of Matter Patent; 101901 (family number)	Licensed to St George Street Capital from AstraZeneca for use in thyroiditis, uveitis, pre-term labor, renal transplant failure. Granted and In force.	Australia, Brazil, Canada, Switzerland, China, Germany, European Procedure, Spain, France, United Kingdom, Hong Kong, India, Japan, South Korea, Mexico, Netherlands, Russian Federation, Sweden, Turkey, United States	Expires July 3, 2026.
AZD1656	Glucokinase Activator	Polymorph Patent; 103631 (family number)	Licensed to St George Street Capital from AstraZeneca for use in thyroiditis, uveitis, pre-term labor, renal transplant failure. Granted and In force.	China and United States	Expires February 2030.
AZD1656	Glucokinase Activator	Co-crystal PCT/IB2022/00075	Owned by Conduit Pharmaceuticals. Filed September 2, 2022.	Global	Filing date September 2, 2022. If granted, will expire September 2, 2042.
AZD5904	MPO Inhibitor	Idiopathic Male Infertility; AZD5904 use patent; 200644 (family number) [WO/2019/016074]	Licensed to St George Street Capital from AstraZeneca.	International Description	Expires July 12, 2038.

We have not filed any application for trademark protection of any names or logos for products or technologies in development. We plan to seek trademark protection inside and outside of the United States where and when appropriate and if available. We intend to use these registered marks in connection with our pharmaceutical research and development, including proprietary technologies, as well as our clinical assets.

We expect to seek to protect our products and technologies through a combination of patents, regulatory exclusivity, and potentially confidential and proprietary know-how. We intend to actively seek to obtain, where appropriate, the broadest commercially reasonable intellectual property protection possible for our clinical assets and technologies, including any future clinical assets and technologies under development, our proprietary information, and our proprietary technology through a combination of contractual arrangements and patents, in the United States and abroad. However, we cannot guarantee that patent protection will provide complete protection against competitors who seek to circumvent our patents.

Government Regulation and Product Approval

Government authorities in the United States, at the federal, state, and local level, and in other countries, extensively regulate, among other things, the research, development, clinical trials, testing, manufacture, including any manufacturing changes, authorization, pharmacovigilance, adverse event reporting, recalls, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, import and export of pharmaceutical products and clinical assets, including clinical assets such as those we are developing. The processes for obtaining regulatory approvals in the United States and in foreign countries, along with subsequent compliance with applicable statutes and regulations have no guaranteed outcomes and require the expenditure of substantial time and financial resources.

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Our development plan for each of AZD1656 and AZD5904 is to conduct clinical trials and if those trials are successful, we will then seek to enter into a transaction with a third party with respect to AZD1656 orAZD5904, as applicable, for the particular indication. We do not intend to continue development of such clinical assets beyond Phase II clinical trials. Accordingly, we anticipate developing clinical assets, which we own or license from third parties, that have undergone pre-clinical and clinical trials through the Phase II stage and then monetizing such clinical assets through a license, royalty, or other transaction. We do not expect that we will commercialize any clinical assets or seek marketing approval from the FDA (or similar organizations) as we intend to enter into agreements with third parties following Phase II clinical trials for each such clinical asset that would provide that such third party would pursue the further development, commercialization, and marketing of such assets.

The following description of the process relating to obtaining regulatory approvals in the United States and in foreign countries is intended for informational purposes only as we do not expect to continue the development of any of the clinical assets beyond the Phase II stage. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful.

United States Government Regulation

In the United States, the U.S. Food and Drug Administration (“FDA”) regulates drugs under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and implementing regulations. Failure to comply with the applicable United States requirements at any time during the product development process, approval process or after approval, may subject an applicant to a variety of administrative or judicial sanctions, such as the FDA’s refusal to approve pending New Drug Applications (“NDAs”), withdrawal of an approval, imposition of a clinical hold, issuance of warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil and/or criminal penalties.

The process required by the FDA before a drug may be marketed in the United States generally involves the following steps, each of which requires the expenditure of substantial time and financial resources:

●	completion of preclinical laboratory tests, animal studies and formulation studies in compliance with good laboratory practices (“GLPs”) and other applicable regulations;

●	submission to the FDA of an Investigational New Drug Application (“IND”), which must become effective before human clinical trials may begin;

●	approval by an independent institutional review board (“IRB”) at each clinical site before each trial may be initiated;

●	performance of well-controlled human clinical trials in accordance with good clinical practices (“GCPs”), which may include placebo controls, to establish the safety and efficacy of the proposed drug product for each indication;

●	submission to the FDA of a New Drug Application (“NDA”) and payment of fees;

●	satisfactory completion of an FDA advisory committee review, if applicable;

●	satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with current good manufacturing practices (“cGMPs”) and to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;

●	satisfactory completion of audits of clinical trial sites conducted by FDA to assure compliance with GCPs and the integrity of clinical data; and

●	FDA review and approval of the NDA.

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Preclinical Studies

Preclinical studies include laboratory evaluation of product chemistry, toxicity, and formulation, as well as animal studies to assess potential safety and efficacy. Preclinical tests intended for submission to the FDA to support the safety of a clinical asset must be conducted in compliance with GLP regulations and the U.S. Department of Agriculture’s Animal Welfare Act. A drug sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data and any available ex-U.S. clinical data or relevant literature, among other things, to the FDA as part of an IND. Some nonclinical testing may continue even after the IND is submitted. An IND automatically becomes effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to one or more proposed clinical trials and places the clinical trial on a clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. As a result, submission of an IND may not result in the FDA allowing clinical trials to commence. A clinical hold may occur at any time during the life of an IND and may affect one or more specific studies or all studies conducted under the IND.

Furthermore, the FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk. Similarly, an Institutional Review Board (“IRB”) can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug candidate has been associated with unexpected serious harm to patients.

Clinical Trials

Clinical trials involve the administration of the investigational new drug to human subjects under the supervision of qualified investigators in accordance with GCP requirements, which include the requirement that all research subjects provide their informed consent in writing for their participation in any clinical trial along with the requirement to ensure that the data and results reported from the clinical trials are credible and accurate. Clinical trials are conducted under protocols detailing, among other things, the objectives of the trial, the criteria for determining subject eligibility, the dosing plan, the parameters to be used in monitoring safety, the procedure for timely reporting of adverse events, and the effectiveness criteria to be evaluated. A protocol for each clinical trial and any subsequent protocol amendments must be submitted to the FDA as part of the IND. In addition, an IRB at each institution participating in the clinical trial must review and approve the plan for any clinical trial before it commences at that institution.

Information about certain clinical trials and clinical trial results must be submitted within specific timeframes to the National Institutes of Health for public dissemination on the Clinicaltrials.gov registry. Failure to timely register a covered clinical study or to submit study results as provided for in the law can give rise to civil monetary penalties and also prevent the non-compliant party from receiving future grant funds from the federal government. The government has recently begun enforcing these registration and results reporting requirements against non-compliant clinical trial sponsors.

Human clinical trials are typically conducted in at least three sequential phases and occasionally four or more, which may require repetition, or overlap or be combined:

Phase I: The drug candidate is initially introduced into healthy human subjects or patients with the target disease or condition and tested for safety, dosage tolerance, absorption, metabolism, distribution, excretion and, if possible, to gain an early indication of its effectiveness. During Phase I clinical trials, sufficient information about the investigational drug’s pharmacokinetics and pharmacological effects may be obtained to permit the design of well-controlled and scientifically valid Phase II clinical trials.

Phase II: The drug candidate is administered to a larger, but still limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted indications and to determine dosage tolerance and optimal dosage. Phase II clinical trials are typically well-controlled and closely monitored.

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Phase III: The drug candidate is administered to an expanded patient population, generally at geographically dispersed clinical trial sites, in well-controlled clinical trials to generate enough data to statistically evaluate the efficacy and safety of the product for approval, to establish the overall risk-benefit profile of the product, and to provide adequate information for the labeling of the product. Phase 3III clinical trials usually involve a larger number of participants than a Phase II clinical trial.

There is no guarantee that a clinical asset will successfully complete any such clinical trials. There is no assurance that any clinical trials on the assets owned or licensed by Conduit will be successful.

Interactions with FDA During the Clinical Development Program

Following the clearance of an IND and the commencement of clinical trials, the sponsor of such trial will continue to have interactions with the FDA. Progress reports detailing the results of clinical trials must be submitted at least annually to the FDA and more frequently if serious adverse events occur. In addition, IND safety reports must be submitted to the FDA for any of the following: serious and unexpected suspected adverse reactions; findings from other studies or animal or in vitro testing that suggest a significant risk in humans exposed to the product; and any clinically important increase in the occurrence of a serious suspected adverse reaction over that listed in the protocol or investigator brochure.

In addition, sponsors are given opportunities to meet with the FDA at certain points in the clinical development program. Specifically, sponsors may meet with the FDA prior to the submission of an IND (“pre-IND meeting”), at the end of Phase II clinical trial (“EOP2” meeting) and before an NDA is submitted (“pre-NDA meeting”). Meetings at other times may also be requested. These meetings provide an opportunity for the sponsor to share information about the data gathered to date with the FDA and for the FDA to provide advice on the next phase of development. For example, at an EOP2, a sponsor may discuss its Phase II clinical results and present its plans for the pivotal Phase III clinical trial(s) that it believes will support the approval of the new product. Such meetings may be conducted in person, via teleconference/videoconference or written response only with minutes reflecting the questions that the sponsor posed to the FDA and the agency’s responses. The FDA has indicated that its responses, as conveyed in meeting minutes and advice letters, only constitute recommendations and/or advice made to a sponsor and, as such, sponsors are not bound by such recommendations and/or advice. Nonetheless, from a practical perspective, a sponsor’s failure to follow the FDA’s recommendations for design of a clinical program may put the program at significant risk of failure.

Acceptance of NDAs

Assuming successful completion of the required clinical testing, the results of the preclinical studies and clinical trials, along with information relating to the product’s chemistry, manufacturing, controls, safety updates, patent information, abuse information and proposed labeling, are submitted to the FDA as part of an application requesting approval to market the clinical asset for one or more indications. Data may come from company-sponsored clinical trials intended to test the safety and efficacy of a product’s use or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and efficacy of a drug product. The fee required for the submission and review of an application under the Prescription Drug User Fee Act (“PDUFA”) is substantial, and the sponsor of an approved application is also subject to an annual program fee assessed based on eligible prescription drug products. These fees are typically adjusted annually, and exemptions and waivers may be available under certain circumstances, such as where a waiver is necessary to protect the public health, where the fee would present a significant barrier to innovation, or where the applicant is a small business submitting its first human therapeutic application for review.

The FDA conducts a preliminary review of all applications within 60 days of receipt and must inform the sponsor at that time or before whether an application is sufficiently complete to permit substantive review. In pertinent part, the FDA’s regulations state that an application “shall not be considered as filed until all pertinent information and data have been received” by the FDA. In the event that the FDA determines that an application does not satisfy this standard, it will issue a Refuse to File (“RTF”) determination to the applicant. Typically, an RTF will be based on administrative incompleteness, such as clear omission of information or sections of required information; scientific incompleteness, such as omission of critical data, information or analyses needed to evaluate safety and efficacy or provide adequate directions for use; or inadequate content, presentation, or organization of information such that substantive and meaningful review is precluded. The FDA may request additional information rather than accept an application for filing. In this event, the application must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing.

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Review of NDAs

After the submission is accepted for filing, the FDA begins an in-depth substantive review of the application. The FDA reviews the application to determine, among other things, whether the proposed product is safe and effective for its intended use, whether it has an acceptable purity profile and whether the product is being manufactured in accordance with cGMP.

Under the goals and policies agreed to by the FDA under PDUFA, the FDA has 10 months from the filing date in which to complete its initial review of a standard application that is a new molecular entity, and six months from the filing date for an application with “priority review.” The review process may be extended by the FDA for three additional months to consider new information or in the case of a clarification provided by the applicant to address an outstanding deficiency identified by the FDA following the original submission. Despite these review goals, the NDA review process can be very lengthy, and it is not uncommon for FDA review of an application to extend beyond the PDUFA target action date. Most innovative drug products (other than biological products) obtain FDA marketing approval pursuant to an NDA submitted under Section 505(b)(1) of the FDCA, commonly referred to as a traditional or “full NDA.” In 1984, with passage of the Drug Price Competition and Patent Term Restoration Act, informally known as the Hatch-Waxman Act, that established an abbreviated regulatory scheme authorizing the FDA to approve generic drugs based on an innovator or “reference” product, Congress also enacted Section 505(b)(2) of the FDCA, which provides a hybrid pathway combining features of a traditional NDA and a generic drug application. Section 505(b)(2) enables the applicant to rely, in part, on the FDA’s prior findings of safety and efficacy data for an existing product, or published literature, in support of its application. Section 505(b)(2) NDAs may provide an alternate path to FDA approval for new or improved formulations or new uses of previously approved products that would require new clinical data to demonstrate safety or effectiveness. Section 505(b)(2) permits the filing of an NDA in which the applicant relies, at least in part, on information from studies made to show whether a drug is safe or effective that were not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use. A Section 505(b)(2) applicant may eliminate or reduce the need to conduct certain preclinical or clinical studies, if it can establish that reliance on studies conducted for a previously approved product is scientifically appropriate. The FDA may also require companies to perform additional studies or measurements, including nonclinical and clinical studies, to support the change from the approved product. The FDA may then approve the new clinical asset for all or some of the labeled indications for which the referenced product has been approved, as well as for any new indication for which the Section 505(b)(2) NDA applicant has submitted data.

In connection with its review of an application, the FDA will typically submit information requests to the applicant and set deadlines for responses thereto. The FDA will also conduct a pre-approval inspection of the manufacturing facilities for the new product to determine whether the manufacturing processes and facilities comply with cGMPs. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and are adequate to assure consistent production of the product within required specifications.

The FDA also may inspect the sponsor and one or more clinical trial sites to assure compliance with IND and GCP requirements and the integrity of the clinical data submitted to the FDA. To ensure cGMP and GCP compliance by its employees and third-party contractors, an applicant may incur significant expenditure of time, money and effort in the areas of training, record keeping, production and quality control. The FDA generally accepts data from foreign clinical trials in support of an NDA if the trials were conducted under an IND. If a foreign clinical trial is not conducted under an IND, the FDA nevertheless may accept the data in support of an NDA if the study was conducted in accordance with GCPs and the FDA is able to validate the data through an on-site inspection, if deemed necessary. Although the FDA generally requests that marketing applications be supported by some data from domestic clinical trials, the FDA may accept foreign data as the sole basis for marketing approval if (1) the foreign data are applicable to the United States population and United States medical practice, (2) the studies were performed by clinical investigators with recognized competence, and (3) the data may be considered valid without the need for an on-site inspection or, if the FDA considers the inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means.

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The FDA may also refer an application, including applications for novel clinical asset which present difficult questions of safety or efficacy, to an advisory committee for review, evaluation and recommendation as to whether the application should be approved and under what conditions. Typically, an advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendation of an advisory committee, but it considers such recommendations when making final decisions on approval.

Data from clinical trials are not always conclusive, and the FDA or its advisory committee may interpret data differently than the sponsor interprets the same data. The FDA may also re-analyze the clinical trial data, which could result in extensive discussions between the FDA and the applicant during the review process or delay, limit or prevent regulatory approval. The FDA may not grant approval on a timely basis or at all.

The FDA also may require submission of a risk evaluation and mitigation strategy (“REMS”) if it determines that a REMS is necessary to ensure that the benefits of the drug product outweigh its risks and to assure the safe use of the product. The REMS could include medication guides, physician communication plans, assessment plans and/or elements to assure safe use, such as restricted distribution methods, patient registries or other risk minimization tools. The FDA determines the requirement for a REMS, as well as the specific REMS provisions, on a case-by-case basis. If the FDA concludes a REMS is needed, the sponsor of the application must submit a proposed REMS and the FDA will not approve the application without a REMS.

Decisions on NDAs

The FDA reviews an applicant to determine, among other things, whether the product is safe and whether it is effective for its intended use(s), with the latter determination being made on the basis of substantial evidence. The term “substantial evidence” is defined under the FDCA as “evidence consisting of adequate and well-controlled investigations, including clinical investigations, by experts qualified by scientific training and experience to evaluate the effectiveness of the product involved, on the basis of which it could fairly and responsibly be concluded by such experts that the product will have the effect it purports or is represented to have under the conditions of use prescribed, recommended, or suggested in the labeling or proposed labeling thereof.”

The FDA has interpreted this evidentiary standard to require at least two adequate and well-controlled clinical investigations to establish effectiveness of a new product. Under certain circumstances, however, the FDA has indicated that a single trial with certain characteristics and additional information may satisfy this standard. This approach was subsequently endorsed by Congress in 1998 with legislation providing, in pertinent part, that “If [the FDA] determines, based on relevant science, that data from one adequate and well-controlled clinical investigation and confirmatory evidence (obtained prior to or after such investigation) are sufficient to establish effectiveness, the FDA may consider such data and evidence to constitute substantial evidence.” This modification to the law recognized the potential for the FDA to find that one adequate and well controlled clinical investigation with confirmatory evidence, including supportive data outside of a controlled trial, is sufficient to establish effectiveness. In December 2019, the FDA issued draft guidance further explaining the studies that are needed to establish substantial evidence of effectiveness. It has not yet finalized that guidance.

After evaluating the application and all related information, including the advisory committee recommendations, if any, and inspection reports of manufacturing facilities and clinical trial sites, the FDA will issue either a Complete Response Letter (“CRL”) or an approval letter. To reach this determination, the FDA must determine that the drug is effective and that its expected benefits outweigh its potential risks to patients. This “benefit-risk” assessment is informed by the extensive body of evidence about the product’s safety and efficacy in the NDA. This assessment is also informed by other factors, including: the severity of the underlying condition and how well patients’ medical needs are addressed by currently available therapies; uncertainty about how the premarket clinical trial evidence will extrapolate to real-world use of the product in the post-market setting; and whether risk management tools are necessary to manage specific risks. In connection with this assessment, the FDA review team will assemble all individual reviews and other documents into an “action package,” which becomes the record for FDA review. The review team then issues a recommendation, and a senior FDA official makes a decision.

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A CRL indicates that the review cycle of the application is complete, and the application will not be approved in its present form. A CRL generally outlines the deficiencies in the submission and may require substantial additional testing or information in order for the FDA to reconsider the application. The CRL may require additional clinical or other data, additional pivotal Phase III clinical trial(s) and/or other significant and time- consuming requirements related to clinical trials, preclinical studies or manufacturing. If a CRL is issued, the applicant will have one year to respond to the deficiencies identified by the FDA, at which time the FDA can deem the application withdrawn or, in its discretion, grant the applicant an additional six-month extension to respond. The FDA has committed to reviewing resubmissions in response to an issued CRL in either two or six months depending on the type of information included. Even with the submission of this additional information, however, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

An approval letter, on the other hand, authorizes commercial marketing of the product with specific prescribing information for specific indications. That is, the approval will be limited to the conditions of use (e.g., patient population, indication) described in the FDA-approved labeling. Further, depending on the specific risk(s) to be addressed, the FDA may require that contraindications, warnings or precautions be included in the product labeling, require that post-approval trials, including Phase 4 clinical trials, be conducted to further assess a product’s safety after approval, require testing and surveillance programs to monitor the product after commercialization or impose other conditions, including distribution and use restrictions or other risk management mechanisms under a REMS which can materially affect the potential market and profitability of the product. The FDA may prevent or limit further marketing of a product based on the results of post-marketing trials or surveillance programs. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further testing requirements and FDA review and approval.

Special FDA Expedited Review Programs

The FDA is authorized to designate certain products for expedited development or review if they are intended to address an unmet medical need in the treatment of a serious or life-threatening disease or condition. These programs include fast track designation, breakthrough therapy designation, and priority review designation. The purpose of these programs is to provide important new drugs to patients earlier than under standard FDA review procedures.

To be eligible for a fast-track designation, the FDA must determine, based on the request of a sponsor, that a product is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address an unmet medical need. The FDA will determine that a product will fill an unmet medical need if it will provide a therapy where none exists or provide a therapy that may be potentially superior to existing therapy based on efficacy or safety factors. Fast track designation provides additional opportunities for interaction with the FDA’s review team and may allow for a rolling review of NDA components before the completed application is submitted, if the sponsor provides a schedule for the submission of the sections of the NDA, the FDA agrees to accept sections of the NDA and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the NDA. In addition, fast track designation may be withdrawn by the sponsor or rescinded by the FDA if the designation is no longer supported by data emerging in the clinical trial process.

In addition, with the enactment of the FDA Safety and Innovation Act (“FDASIA”) in 2012, Congress created a new regulatory program for therapeutic candidates designated by FDA as “breakthrough therapies” upon a request made by the IND sponsors. A breakthrough therapy is defined as a drug that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The FDA must take certain actions with respect to breakthrough therapies, such as holding timely meetings with and providing advice to the product sponsor, intended to expedite the development and review of an application for approval of a breakthrough therapy.

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Finally, the FDA may designate a product for priority review if it is a drug that treats a serious condition and, if approved, would provide a significant improvement in safety or effectiveness. The FDA determines at the time that the marketing application is submitted, on a case-by-case basis, whether the proposed drug represents a significant improvement in treatment, prevention or diagnosis of disease when compared with other available therapies. Significant improvement may be illustrated by evidence of increased effectiveness in the treatment of a condition, elimination or substantial reduction of a treatment-limiting drug reaction, documented enhancement of patient compliance that may lead to improvement in serious outcomes, or evidence of safety and effectiveness in a new subpopulation. A priority review designation is intended to direct overall attention and resources to the evaluation of such applications, and to shorten the FDA’s goal for taking action on a marketing application from ten months to six months for an NDA for a new molecular entity from the date of filing.

Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened. Furthermore, fast track designation, breakthrough therapy designation and priority review do not change the standards for approval and may not ultimately expedite the development or approval process.

Accelerated Approval Pathway

In addition, a product studied for its safety and effectiveness in treating serious or life-threatening illnesses and that provide meaningful therapeutic benefit over existing treatments may receive accelerated approval, meaning that it may be approved on (i) the basis of adequate and well-controlled clinical trials establishing that the drug product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or (ii) on an intermediate clinical endpoint that can be measured earlier than irreversible morbidity or mortality (“IMM”) and that is reasonably likely to predict an effect on IMM or other clinical benefits, taking into account the severity, rarity or prevalence of the condition and the availability or lack of alternative treatments. As a condition of approval, the FDA may require a sponsor of a drug receiving accelerated approval to perform post-marketing studies to verify and describe the predicted effect on IMM or other clinical endpoints, and the drug may be subject to expedited withdrawal procedures. Drugs granted accelerated approval must meet the same statutory standards for safety and effectiveness as those granted traditional approval.

The accelerated approval pathway is usually contingent on a sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verify and describe the drug’s clinical benefit. As a result, a therapeutic candidate approved on this basis is subject to rigorous post-marketing compliance requirements, including the completion of Phase 4 or post-approval clinical trials to confirm the effect on the clinical endpoint. Failure to conduct required post-approval studies, or to confirm the predicted clinical benefit of the product during post-marketing studies, would allow the FDA to withdraw approval of the drug. All promotional materials for drug products being considered and approved under the accelerated approval program are subject to prior review by the FDA. Lawmakers, FDA officials, and other stakeholders have recently been evaluating the accelerated approval program and have proposed potential reforms to improve certain aspects. Scrutiny of the accelerated approval pathway is likely to continue and may lead to legislative and/or administrative changes in the future.

Post-Approval Requirements

Drugs manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, advertising and promotion and reporting of adverse experiences with the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims, are subject to prior FDA review and approval. Certain modifications to the product, including changes in indications or manufacturing processes or facilities, may require the applicant to develop additional data or conduct additional preclinical studies and clinical trials to support the submission to FDA. As previously noted, there also are continuing, annual user fee requirements for any marketed products, as well as new application fees for supplemental applications with clinical data.

The FDA may impose a number of post-approval requirements as a condition of approval of an NDA. For example, the FDA may require post-marketing testing, including Phase 4 clinical trials, and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization.

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In addition, FDA regulations require that products be manufactured in specific approved facilities and in accordance with cGMPs. The cGMP regulations include requirements relating to the organization of personnel, buildings and facilities, equipment, control of components and drug product containers and closures, production and process controls, packaging and labeling controls, holding and distribution, laboratory controls, records and reports and returned or salvaged products. Drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and some state agencies and are subject to periodic unannounced inspections by the FDA for compliance with cGMP requirements and other laws. Changes to the manufacturing process are strictly regulated and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting and documentation requirements upon the sponsor and any third-party manufacturers. Accordingly, manufacturers must continue to expend time, money, and effort in production and quality control to maintain compliance with cGMP and other aspects of quality control and quality assurance.

The FDA strictly regulates the marketing, labeling, advertising and promotion of drug products that are placed on the market. A product cannot be commercially promoted before it is approved, and approved drugs may generally be promoted only for their approved indications and for use in patient populations described in the product’s approved labeling. Promotional claims must also be consistent with the product’s FDA-approved label, including claims related to safety and effectiveness. The government closely scrutinizes the promotion of prescription drugs in specific contexts such as direct-to-consumer advertising, industry-sponsored scientific and educational activities, and promotional activities involving the Internet and social media. Although physicians may prescribe legally available products for off-label uses, manufacturers may not market or promote such uses.

Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in mandatory revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution or other restrictions under a REMS program. Other potential consequences of regulatory non-compliance include, among other things:

●	restrictions on, or suspensions of, the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

●	interruption of production processes, including the shutdown of manufacturing facilities or production lines or the imposition of new manufacturing requirements;

●	fines, warning letters or other enforcement letters or clinical holds on post-approval clinical trials;

●	mandated modification of promotional materials and labeling and the issuance of corrective information;

●	refusal of the FDA to approve pending NDAs or supplements to approved NDAs, or suspension or revocation of product approvals;

●	product seizure or detention, or refusal to permit the import or export of products;

●	injunctions or the imposition of civil or criminal penalties; or

●	consent decrees, corporate integrity agreements, debarment, or exclusion from federal healthcare programs.

In addition, the distribution of prescription pharmaceutical products is subject to the Prescription Drug Marketing Act (“PDMA”) which regulates the distribution of drugs and drug samples at the federal level and sets minimum standards for the registration and regulation of drug distributors by the states. Both the PDMA and state laws limit the distribution of prescription pharmaceutical product samples and impose requirements to ensure accountability in distribution. More recently, the Drug Supply Chain Security Act (the “DSCSA”), was enacted with the aim of building an electronic system to identify and trace certain prescription drugs distributed in the United States. The DSCSA mandates phased-in and resource-intensive obligations for pharmaceutical manufacturers, wholesale distributors, and dispensers over a 10-year period that is expected to culminate in November 2023. From time to time, new legislation and regulations may be implemented that could significantly change the statutory provisions governing the approval, manufacturing and marketing of products regulated by the FDA. For example, the FDA released proposed regulations in February 2022 to amend the national standards for licensing of wholesale drug distributors by the states; establish new minimum standards for state licensing third-party logistics providers; and create a federal system for licensure for use in the absence of a state program, each of which is mandated by the DSCSA. It is impossible to predict whether further legislative or regulatory changes will be enacted, or FDA regulations, guidance or interpretations will be changed or what the impact of such potential changes, if any, may be.

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Regulatory Exclusivity and Approval of Follow-on Products

Hatch-Waxman Exclusivity

In addition to enacting Section 505(b)(2) of the FDCA as part of the Hatch-Waxman Amendments to the FDCA, Congress also established an abbreviated regulatory scheme authorizing the FDA to approve generic drugs that are shown to contain the same active ingredients as, and to be bioequivalent to, drugs previously approved by the FDA pursuant to NDAs. To obtain approval of a generic drug, an applicant must submit an abbreviated new drug application (“ANDA”) to the agency. An ANDA is a comprehensive submission that contains, among other things, data and information pertaining to the active pharmaceutical ingredient, bioequivalence, drug product formulation, specifications and stability of the generic drug, as well as analytical methods, manufacturing process validation data and quality control procedures. ANDAs are “abbreviated” because they cannot include preclinical and clinical data to demonstrate safety and effectiveness. Instead, in support of such applications, a generic manufacturer must rely on the preclinical and clinical testing previously conducted for a drug product previously approved under an NDA, known as the reference listed drug (“RLD”).

In order for an ANDA to be approved, the FDA must find that the generic version is identical to the RLD with respect to the active ingredients, the route of administration, the dosage form, the strength of the drug and the conditions of use of the drug. At the same time, the FDA must also determine that the generic drug is “bioequivalent” to the innovator drug. Under the statute, a generic drug is bioequivalent to an RLD if “the rate and extent of absorption of the drug do not show a significant difference from the rate and extent of absorption of the listed drug.” Unlike the 505(b)(2) NDA pathway that permits a follow-on applicant to conduct and submit data from additional clinical trials or nonclinical studies in order to support the proposed change(s) to the reference product, the ANDA regulatory pathway does not allow applicants to submit new clinical data other than bioavailability or bioequivalence data.

Upon approval of an ANDA, the FDA indicates whether the generic product is “therapeutically equivalent” to the RLD in its publication “Approved Drug Products with Therapeutic Equivalence Evaluations,” also referred to as the “Orange Book.” Physicians and pharmacists consider a therapeutic equivalent generic drug to be fully substitutable for the RLD. In addition, by operation of certain state laws and numerous health insurance programs, the FDA’s designation of therapeutic equivalence often results in substitution of the generic drug without the knowledge or consent of either the prescribing physician or patient.

As part of the NDA review and approval process, applicants are required to list with the FDA each patent that has claims that cover the applicant’s product or method of therapeutic use. Upon approval of a new drug, each of the patents listed in the application for the drug is then published in the Orange Book. Drugs listed in the Orange Book can, in turn, be cited by potential follow-on competitors in support of approval of an ANDA or 505(b)(2) NDA.

When an ANDA applicant submits its application to the FDA, it is required to certify to the FDA concerning any patents listed for the reference product in the FDA’s Orange Book. Specifically, the applicant must certify that: (i) the required patent information has not been filed; (ii) the listed patent has expired; (iii) the listed patent has not expired but will expire on a particular date and approval is sought after patent expiration; or (iv) the listed patent is invalid or will not be infringed by the new product. Moreover, to the extent that the Section 505(b)(2) NDA applicant is relying on studies conducted for an already approved product, the applicant also is required to certify to the FDA concerning any patents listed for the NDA-approved product in the Orange Book to the same extent that an ANDA applicant would.

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If the follow-on applicant does not challenge the innovator’s listed patents, the FDA will not approve the ANDA or 505(b)(2) application until all the listed patents claiming the referenced product have expired. A certification that the new product will not infringe the already approved product’s listed patents, or that such patents are invalid, is called a Paragraph IV certification. If the follow-on applicant has provided a Paragraph IV certification to the FDA, the applicant must also send notice of the Paragraph IV certification to the NDA and patent holders once the ANDA has been accepted for filing by the FDA. The NDA and patent holders may then initiate a patent infringement lawsuit in response to the notice of the Paragraph IV certification. The filing of a patent infringement lawsuit within 45 days of the receipt of a Paragraph IV certification automatically prevents the FDA from approving the ANDA or 505(b)(2) NDA until the earlier of 30 months, expiration of the patent, settlement of the lawsuit, or a decision in the infringement case that is favorable to the ANDA or 505(b)(2) applicant.

An ANDA or 505(b)(2) application also will not be approved until any applicable non-patent exclusivities listed in the Orange Book for the referenced product have expired. The Hatch-Waxman Amendments to the FDCA provided a five-year period of non-patent data exclusivity within the United States to the first applicant to gain approval of an NDA for a new chemical entity (“NCE”). For the purposes of this provision, an NCE is a drug that contains no active moiety that has previously been approved by the FDA in any other NDA. An active moiety is the molecule or ion responsible for the physiological or pharmacological action of the drug substance. In cases where such NCE exclusivity has been granted, an ANDA or 505(b)(2) NDA may not be filed with the FDA until the expiration of five years unless the submission is accompanied by a Paragraph IV certification, in which case the applicant may submit its application four years following the original product approval.

The FDCA also provides for a period of three years of data exclusivity if an NDA or NDA supplement includes reports of one or more new clinical investigations, other than bioavailability or bioequivalence studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application. This three-year exclusivity period often protects changes to a previously approved drug product, such as new indications, dosage forms, route of administration or combination of ingredients. Three-year exclusivity would be available for a drug product that contains a previously approved active moiety, provided the statutory requirement for a new clinical investigation is satisfied. Unlike five-year NCE exclusivity, an award of three-year exclusivity does not block the FDA from accepting ANDAs or 505(b)(2) NDAs seeking approval for generic versions of the drug as of the date of approval of the original drug product; rather, this three-year exclusivity covers only the conditions of use associated with the new clinical investigations and, as a general matter, does not prohibit the FDA from approving follow-on applications for drugs containing the original active ingredient.

Five-year and three-year exclusivity also will not delay the submission or approval of a traditional NDA filed under Section 505(b)(1) of the FDCA; however, an applicant submitting a traditional NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Orphan Drug Designation and Exclusivity

Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug intended to treat a rare disease or condition, which is generally a disease or condition that affects either (i) fewer than 200,000 individuals in the United States, or (ii) more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making available in the United States a drug for this type of disease or condition will be recovered from sales in the United States for that drug. Legislative proposals are currently being considered that would revise or revoke the second option available for a drug candidate to receive an orphan designation, the so-called “cost recovery” pathway. Orphan drug designation must be requested before submitting an NDA. After the FDA grants orphan drug designation, the identity of the therapeutic agent and its potential orphan use will be disclosed publicly by the FDA; the posting will also indicate whether a drug is no longer designated as an orphan drug.

More than one clinical asset may receive an orphan drug designation for the same indication, and the same clinical asset can be designated for more than one qualified orphan indication. The benefits of orphan drug designation include research and development tax credits and exemption from FDA prescription drug user fees. Orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review and approval process if or when an NDA for the drug candidate is filed.

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If a product that has orphan drug designation subsequently receives the first FDA approval for the indication for which it has such designation, the product is entitled to orphan product exclusivity, which means that for seven years, the FDA may not approve any other marketing applications for the same drug for the same indication, except under limited circumstances described further below. Orphan exclusivity does not block the approval of a different drug for the same rare disease or condition, nor does it block the approval of the same drug for different conditions. As a result, the FDA can still approve different drugs for use in treating the same indication or disease. Additionally, if a drug designated as an orphan product receives marketing approval for an indication broader than what was designated, it may not be entitled to orphan drug exclusivity.

Orphan exclusivity will not bar approval of another product with the same drug for the same condition under certain circumstances, including if a subsequent product with the same drug for the same condition is shown to be clinically superior to the approved product on the basis of greater efficacy or safety or a major contribution to patient care, or if the company with orphan drug exclusivity cannot assure the availability of sufficient quantities of the drug to meet the needs of persons with the disease or condition for which the drug was designated. The FDA is now required to publish a summary of the clinical superiority findings when a drug is eligible for orphan product exclusivity on the basis of a demonstration of clinical superiority.

Patent Term Extension

A patent claiming a prescription drug for which FDA approval is granted may be eligible for a limited patent term extension under the FDCA, which permits a patent restoration of up to five years for patent term lost during product development and the FDA regulatory review provided that certain statutory and regulatory requirements are met. The length of the patent term extension is related to the length of time the drug is under regulatory review while the patent is in force. The restoration period granted on a patent covering a new FDA-regulated medical product is typically one-half the time between the date a clinical investigation on human beings is begun and the submission date of an application for premarket approval of the product, plus the time between the submission date of an application for approval of the product and the ultimate approval date. Patent term restoration cannot be used to extend the remaining term of a patent past a total of 14 years from the product’s approval date. Only one patent applicable to an approved drug product is eligible for the extension, and the application for the extension must be submitted prior to the expiration of the patent in question. A patent that covers multiple products for which approval is sought can only be extended in connection with one of the marketing approvals. The USPTO reviews and approves the application for any patent term extension or restoration in consultation with the FDA.

Other U.S. Healthcare Laws and Regulations

Manufacturing, sales, promotion, and other activities following product approval may also be subject to regulation by other regulatory authorities in the United States in addition to the FDA. Depending on the nature of the product, those authorities may include the Centers for Medicare and Medicaid Services (“CMS”), other divisions of the Department of Health and Human Services (“HHS”), the Department of Justice, the Drug Enforcement Administration, the Federal Trade Commission, the Occupational Safety and Health Administration, and state and local governments.

For example, in the United States, sales and marketing for prescription biopharmaceutical products must comply with state and federal fraud and abuse laws. These laws include the federal Anti-Kickback Statute, which makes it illegal for any person, including a prescription drug manufacturer (or a party acting on its behalf), to knowingly and willfully solicit, receive, offer or pay any remuneration that is intended to induce or reward referrals, including the purchase, recommendation, order or prescription of a particular drug, for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. Violations of this law are punishable by up to ten years in prison, criminal fines, administrative civil money penalties and exclusion from participation in federal healthcare programs. In addition, the Patient Protection and Affordable Care Act, or ACA, among other things, amended the intent requirement of the federal Anti-Kickback Statute and two of the five criminal healthcare fraud statutes created by the Health Insurance Portability and Accountability Act of 1996, or HIPAA. A person or entity no longer needs to have actual knowledge of these two provisions in the statute or specific intent to violate them; specifically with respect to the prohibition on executing or attempting to execute a scheme or artifice to defraud or to fraudulently obtain money or property of any healthcare benefit program and the prohibition on disposing of assets to enable a person to become eligible for Medicaid. Moreover, the government may now assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

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Pricing and rebate programs must comply with the Medicaid rebate requirements of the U.S. Omnibus Budget Reconciliation Act of 1990 and more recent requirements in the ACA. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. There also are federal transparency requirements under the Physician Payments Sunshine Act that require manufacturers of FDA-approved drugs, devices, biologics and medical supplies covered by Medicare or Medicaid to report, on an annual basis, to CMS information related to payments and other transfers of value to physicians, teaching hospitals, and certain advanced non-physician healthcare practitioners and physician ownership and investment interests. Prescription drug products also must meet applicable child-resistant packaging requirements under the U.S. Poison Prevention Packaging Act.

Manufacturing, sales, promotion, and other activities also are potentially subject to federal and state consumer protection and unfair competition laws. Some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines, or the relevant compliance guidance promulgated by the federal government, in addition to requiring drug manufacturers to report information related to payments to physicians and other healthcare providers or marketing expenditures to the extent that those laws impose requirements that are more stringent than the Physician Payments Sunshine Act. State and foreign laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

The failure to comply with any of these laws or regulatory requirements subjects firms to possible legal or regulatory action. Depending on the circumstances, failure to meet applicable regulatory requirements can result in criminal prosecution, fines or other penalties, injunctions, requests for recall, seizure of products, total or partial suspension of production, denial or withdrawal of product approvals or refusal to allow a firm to enter into supply contracts, including government contracts.

Government Regulation Outside the U.S.

In addition to regulations in the United States, we will be subject to a variety of foreign regulations that govern, among other things, clinical trials and any commercial sales and distribution of our products, if approved, either directly or through distribution partners. Whether or not we obtain FDA approval for a product candidate, we must obtain the requisite approvals from regulatory authorities in foreign countries or economic areas, such as the European Union and the United Kingdom, among other foreign countries, before we may commence clinical trials or market products in those countries or areas. The foreign regulatory approval process includes all of the risks associated with the FDA approval described above, and the time required to obtain approval in other countries and jurisdictions might differ from and be longer than that required to obtain FDA approval. Some foreign jurisdictions have a drug product approval process similar to that in the U.S., which requires the submission of a clinical trial application much like the IND prior to the commencement of clinical studies. In Europe, for example, a clinical trial application, or CTA, must be submitted to each country’s national health authority and an independent ethics committee, much like the FDA and IRB, respectively. Once the CTA is approved in accordance with a country’s requirements, clinical trial development may proceed. To obtain regulatory approval of a medicinal product candidate under European Union regulatory systems, we would be required to submit a Marketing Authorisation Application, or MAA, which is similar to the NDA, except that, among other things, there are country-specific document requirements. For countries outside of the European Union, such as countries in Eastern Europe, Latin America or Asia, and recently the United Kingdom, the requirements governing the conduct of clinical trials, product approval, pricing and reimbursement vary from country to country. Regulatory approval in one country or jurisdiction does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country or jurisdiction may negatively impact the regulatory process in others. Moreover, some nations may not accept clinical studies performed for U.S. approval to support approval in their countries or require that additional studies be performed on natives of their countries. In addition, in certain foreign markets, the pricing of drug products is subject to government control and reimbursement may in some cases be unavailable or insufficient. If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions, and criminal prosecution.

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As of January 31, 2020, the United Kingdom is no longer a member state of the European Union, and therefore a separate marketing authorization application and approval will be required to market a medicinal product in the U.K. The Medicines and Healthcare products Regulatory Agency, or the MHRA, is the U.K.’s standalone pharmaceutical regulator.

Clinical Trials and Regulation of Medicinal Products in Europe

As in the United States, medicinal products can be marketed in the European Union only if a marketing authorization from the competent regulatory agencies has been obtained. Similar to the United States, the various phases of preclinical and clinical research in the European Union are subject to significant regulatory controls.

Pursuant to the European Clinical Trials Directive, a system for the approval of clinical trials in the European Union has been implemented through national legislation of the member states. Under this system, an applicant must obtain approval from the competent national authority of an European Union member state in which the clinical trial is to be conducted. Furthermore, the applicant may only start a clinical trial after a competent ethics committee has issued a favorable opinion. Clinical trial applications must be accompanied by an investigational medicinal product dossier with supporting information prescribed by the European Clinical Trials Directive and corresponding national laws of the member states and further detailed in applicable guidance documents. In April 2014, the new Clinical Trials Regulation, (EU) No 536/2014 (Clinical Trials Regulation) was adopted and became effective on January 31, 2022. The Clinical Trials Regulation is directly applicable in all the European Union Member States, repealing the prior Clinical Trials Directive 2001/20/EC. The extent to which ongoing clinical trials will be governed by the Clinical Trials Regulation will depend on the duration of the individual clinical trial; if a clinical trial continues for more than three years from the day on which the Clinical Trials Regulation becomes applicable the Clinical Trials Regulation will at that time begin to apply to the clinical trial.

The new Clinical Trials Regulation aims to simplify and streamline the approval of clinical trials in the European Union. The main characteristics of the regulation include: a streamlined application procedure via a single entry point; a single set of documents to be prepared and submitted for the application as well as simplified reporting procedures for clinical trial sponsors; and a harmonized procedure for the assessment of applications for clinical trials.

To obtain marketing approval of a drug in the European Union, an applicant must submit a MAA either under a centralized or decentralized procedure. The centralized procedure provides for the grant of a single marketing authorization by the European Commission that is valid for all European Union member states, Iceland, Lichtenstein and Norway. The centralized procedure is compulsory for specific products, including for medicines produced by certain biotechnological processes, products designated as orphan medicinal products, advanced therapy products (such as gene-therapy, somatic cell-therapy or tissue-engineered medicines) and products with a new active substance indicated for the treatment of certain diseases. For products with a new active substance indicated for the treatment of certain diseases and products that are highly innovative or for which a centralized process is in the interest of patients, the centralized procedure may be optional. Under the centralized procedure the maximum timeframe for the evaluation of an MAA by the European Medicines Agency (“EMA”) is 210 days, excluding clock stops, when additional written or oral information is to be provided by the applicant in response to questions asked by the Committee for Medicinal Products for Human Use (“CHMP”). Accelerated assessment might be granted by the CHMP in exceptional cases, when a medicinal product is expected to be of a major public health interest, particularly from the point of view of therapeutic innovation. The timeframe for the evaluation of an MAA under the accelerated assessment procedure is of 150 days, excluding stop-clocks.

The decentralized procedure is available to applicants who wish to market a product in specific European Union member states where such product has not received marketing approval in any European Union member states before. The decentralized procedure provides for an applicant to apply to one-member state to assess the application (the reference member state) and specifically list other member states in which it wishes to obtain approval (concerned member states).

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In the European Union, only products for which marketing authorizations have been granted may be promoted. A marketing authorization is valid for five years in principle and the marketing authorization may be renewed after five years on the basis of a re-evaluation of the risk-benefit balance by the EMA or by the competent authority of the authorizing member state. To this end, the marketing authorization holder must provide the EMA or the competent authority with a consolidated version of the file in respect of quality, safety and efficacy, including all variations introduced since the marketing authorization was granted, at least six months before the marketing authorization ceases to be valid. Once renewed, the marketing authorization is valid for an unlimited period, unless the European Commission or the competent authority decides, on justified grounds relating to pharmacovigilance, to proceed with one additional five-year renewal. Any authorization which is not followed by the actual placing of the drug on the European Union market (in case of centralized procedure) or on the market of the authorizing member state within three years after authorization ceases to be valid (the so-called sunset clause).

Moreover, even if authorized to be marketed in the European Union, prescription medicines may only be promoted to healthcare professionals, not the general public. All promotion should be in accordance with the particulars listed in the summary of product characteristics. Promotional materials must also comply with various laws, and codes of conduct developed by pharmaceutical industry bodies in the European Union which govern (among other things) the training of sales staff, promotional claims and their justification, comparative advertising, misleading advertising, endorsements, and (where permitted) advertising to the general public. Failure to comply with these requirements could lead to the imposition of penalties by the competent authorities of the European Union member states. The penalties could include warnings, orders to discontinue the promotion of the drug product, seizure of promotional materials, fines and possible imprisonment.

Regulation of New Drugs in the United Kingdom

The United Kingdom left the European Union on January 31, 2020 (commonly referred to as “Brexit”), with a transitional period that expired on December 31, 2020. The United Kingdom and the European Union entered into a trade agreement known as the Trade and Cooperation Agreement, which went into effect on January 1, 2021. It remains to be seen how, if at all, Brexit and the Trade and Cooperation Agreement will impact regulatory requirements for product candidates and products in the United Kingdom. We are currently evaluating the potential impacts on our business of the Trade and Cooperation Agreement and guidance issued to date by the United Kingdom’s MHRA regarding the requirements for licensing and marketing medicinal products in the United Kingdom.

Since the regulatory framework for pharmaceutical products in the United Kingdom covering the quality, safety and efficacy of pharmaceutical products, clinical trials, marketing authorization, commercial sales and distribution of medicinal products is derived from EU Directives and Regulations, Brexit could materially impact the future regulatory regime which applies to such products and the approval of product candidates in the United Kingdom. Such outcomes could make it more difficult and expensive for us to do business in Europe, complicate our clinical, manufacturing and regulatory strategies and impair our ability to obtain and maintain regulatory approval for, and, if approved, commercialize, our products and product candidates in Europe.

Pharmaceutical Coverage, Pricing and Reimbursement, and Healthcare Reform

Sales of our products, if approved for marketing, will depend, in part, on the availability and extent of coverage and reimbursement by third-party payors, such as government health programs, including Medicare and Medicaid, commercial insurance and managed healthcare organizations. These third-party payors are increasingly challenging the price and limiting the coverage and reimbursement amounts for medical products and services. There may be significant delays in obtaining coverage and reimbursement for approved products, and coverage may be more limited than the purposes for which the product is approved by the FDA or regulatory authorities in other countries. It is time-consuming and expensive to seek reimbursement from third-party payors. Moreover, eligibility for reimbursement does not imply that any product will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim payments for new products, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Payment rates may vary according to the use of the product and the clinical setting in which it is used, may be based on payments allowed for lower-cost products that are already reimbursed and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by third-party payors and by any future relaxation of laws that presently restrict imports of products from countries where they may be sold at lower prices than in the United States. In the United States, third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies, but they also have their own methods and approval process apart from Medicare coverage and reimbursement determinations. Accordingly, one third-party payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product.

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In addition, the containment of healthcare costs has become a priority for federal and state governments, and the prices of drugs have been a focus in this effort. The U.S. government, state legislatures and foreign governments have shown significant interest in implementing cost-containment programs, including price controls, restrictions on coverage and reimbursement, and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our net revenue and results. Decreases in third-party reimbursement for our clinical assets or a decision by a third-party payor to not cover our clinical assets could reduce physician usage of the clinical asset and have a material adverse effect on our sales, results of operations and financial condition. Moreover, there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. Individual states in the United States have also increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In December 2020, the U.S. Supreme Court held unanimously that federal law does not preempt the states’ ability to regulate pharmaceutical benefit managers (“PBMs”) and other members of the healthcare and pharmaceutical supply chain, an important decision that has led to further and more aggressive efforts by states in this area.

Most recently, on August 16, 2022, President Biden signed into the law the Inflation Reduction Act of 2022, or the IRA. Among other things, the IRA has multiple provisions that may impact the prices of drug products that are both sold into the Medicare program and throughout the United States. Starting in 2023, a manufacturer of drugs covered by Medicare Parts B or D must pay a rebate to the federal government if their drug product’s price increases faster than the rate of inflation. This calculation is made on a drug product by drug product basis and the amount of the rebate owed to the federal government is directly dependent on the volume of a drug product that is paid for by Medicare Parts B or D. Additionally, starting for payment year 2026, CMS will negotiate drug prices annually for a select number of single source Part D drugs without generic or biosimilar competition. CMS will also negotiate drug prices for a select number of Part B drugs starting for payment year 2028. If a drug product is selected by CMS for negotiation, it is expected that the revenue generated from such drug will decrease.

In addition, in some foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, in the European Union, the sole legal instrument at the European Union level governing the pricing and reimbursement of medicinal products is Council Directive 89/105/EEC (the “Price Transparency Directive”). The aim of the Price Transparency Directive is to ensure that pricing and reimbursement mechanisms established in the European Union Member States are transparent and objective, do not hinder the free movement of and trade in medicinal products in the European Union, and do not hinder, prevent or distort competition on the market. The Price Transparency Directive does not provide any guidance concerning the specific criteria on the basis of which pricing and reimbursement decisions are to be made in the individual European Union Member States, nor does it have any direct consequence for pricing or reimbursement levels in the individual European Union Member States. The European Union Member States are free to restrict the range of medicinal products for which their national health insurance systems provide reimbursement, and to control the prices and/or reimbursement levels of medicinal products for human use. A European Union Member State may approve a specific price or level of reimbursement for the medicinal product, or alternatively adopt a system of direct or indirect controls on the profitability of the company responsible for placing the medicinal product on the market, including volume-based arrangements, caps and reference pricing mechanisms.

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Health Technology Assessment (“HTA”) of medicinal products is becoming an increasingly common part of the pricing and reimbursement procedures in some European Union Member States, including France, Germany, Ireland, Italy and Sweden. The HTA process in the European Union Member States is governed by the national laws of these countries. HTA is the procedure according to which the assessment of the public health impact, therapeutic impact, and the economic and societal impact of the use of a given medicinal product in the national healthcare systems of the individual country is conducted. HTA generally focuses on the clinical efficacy and effectiveness, safety, cost, and cost-effectiveness of individual medicinal products as well as their potential implications for the healthcare system. Those elements of medicinal products are compared with other treatment options available on the market. The outcome of HTA regarding specific medicinal products will often influence the pricing and reimbursement status granted to these medicinal products by the competent authorities of individual European Union Member States. The extent to which pricing and reimbursement decisions are influenced by the HTA of the specific medicinal product vary between the European Union Member States. For example, European Union Member States that have not yet developed HTA mechanisms could rely to some extent on the HTA performed in countries with a developed HTA framework when adopting decisions concerning the pricing and reimbursement of a specific medicinal product.

Separately from cost containment efforts, in the United States and some foreign jurisdictions, there also have been, and continue to be, several legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of product candidates or restrict or regulate post-approval activities. The FDA’s and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our current or future product candidates.

Data Privacy and the Protection of Personal Information

We are subject to laws and regulations governing data privacy and the protection of personal information including health information. The legislative and regulatory landscape for privacy and data protection continues to evolve, and there has been an increasing focus on privacy and data protection issues which will continue to affect our business. In the United States, we may be subject to state security breach notification laws, state laws protecting the privacy of health and personal information and federal and state consumer protections laws that regulate the collection, use, disclosure and transmission of personal information. These laws overlap and often conflict and each of these laws is subject to varying interpretations by courts and government agencies, creating complex compliance issues. If we fail to comply with applicable laws and regulations we could be subject to penalties or sanctions, including criminal penalties. Our customers and research partners must comply with laws governing the privacy and security of health information, including HIPAA and state health information privacy laws. If we knowingly obtain health information that is protected under HIPAA, called “protected health information,” our customers or research collaborators may be subject to enforcement, and we may have direct liability for the unlawful receipt of protected health information or for aiding and abetting a HIPAA violation.

State laws protecting health and personal information are becoming increasingly stringent. For example, California has implemented the California Confidentiality of Medical Information Act that imposes restrictive requirements regulating the use and disclosure of health information and other personally identifiable information, and California has recently adopted the California Consumer Privacy Act of 2018 (“CCPA”). The CCPA mirrors a number of the key provisions of the EU General Data Protection Regulation (“GDPR”) described below. The CCPA establishes a new privacy framework for covered businesses by creating an expanded definition of personal information, establishing new data privacy rights for consumers in the State of California, imposing special rules on the collection of consumer data from minors, and creating a new and potentially severe statutory damages framework for violations of the CCPA and for businesses that fail to implement reasonable security procedures and practices to prevent data breaches. Since passage of the CCPA, several other states (Connecticut, Colorado, Virginia, and Utah) have also enacted comprehensive consumer privacy laws that include key differences from California’s law, further complicating compliance by industry and other stakeholders. Other states in the U.S. are considering privacy laws similar to the CCPA.

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In Europe, the GDPR went into effect in May 2018, implementing a broad data protection framework that expanded the scope of European Union data protection law, including to non- European Union entities that process, or control the processing of, personal data relating to individuals located in the European Union, including clinical trial data. The GDPR sets out a number of requirements that must be complied with when handling the personal data of European Union-based data subjects including: providing expanded disclosures about how their personal data will be used; higher standards for organizations to demonstrate that they have obtained valid consent or have another legal basis in place to justify their data processing activities; the obligation to appoint data protection officers in certain circumstances; new rights for individuals to be “forgotten” and rights to data portability, as well as enhanced current rights (e.g. access requests); the principal of accountability and demonstrating compliance through policies, procedures, training and audit; and a new mandatory data breach regime. In particular, medical or health data, genetic data and biometric data where the latter is used to uniquely identify an individual are all classified as “special category” data under the GDPR and afforded greater protection and require additional compliance obligations. Further, European Union member states have a broad right to impose additional conditions – including restrictions – on these data categories. This is because the GDPR allows European Union member states to derogate from the requirements of the GDPR mainly in regard to specific processing situations (including special category data and processing for scientific or statistical purposes). As the European Union states continue to reframe their national legislation to harmonize with the GDPR, we will need to monitor compliance with all relevant European Union member states’ laws and regulations, including where permitted derogations from the GDPR are introduced. We will also be subject to evolving European Union laws on data export, if we transfer data outside the European Union to ourselves or third parties outside of the European Union.

The Cayman Islands Government enacted the Data Protection Act on May 18, 2017 (as amended, the “DPA”). The DPA regulates the processing of personal data in the Cayman Islands. Under the DPA, the Company is a “data controller” and the Company’s affiliates and/or its delegates may be “data processors” (or, in some circumstances, data controllers in their own right), in respect of such personal data.

U.S. Foreign Corrupt Practices Act and Anti-bribery Regulations

In general, the Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, prohibits offering to pay, paying, promising to pay, or authorizing the payment of money or anything of value to a foreign official in order to influence any act or decision of the foreign official in his or her official capacity or to secure any other improper advantage in order to obtain or retain business for or with, or in order to direct business to, any person. The prohibitions apply not only to payments made to “any foreign official,” but also those made to “any foreign political party or official thereof,” to “any candidate for foreign political office” or to any person, while knowing that all or a portion of the payment will be offered, given, or promised to anyone in any of the foregoing categories. “Foreign officials” under the FCPA include officers or employees of a department, agency, or instrumentality of a foreign government. The term “instrumentality” is broad and can include state-owned or state-controlled entities. Importantly, United States authorities deem most healthcare professionals and other employees of foreign hospitals, clinics, research facilities and medical schools in countries with public healthcare and/or public education systems to be “foreign officials” under the FCPA. When we interact with foreign healthcare professionals and researchers in testing and marketing our products abroad, should any of our product candidates receive foreign regulatory approval in the future, we must have policies and procedures in place sufficient to prevent us and agents acting on our behalf from providing any bribe, gift or gratuity, including excessive or lavish meals, travel or entertainment in connection with marketing our products and services or securing required permits and approvals. The FCPA also obligates companies whose securities are listed in the United States to comply with accounting provisions requiring us to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations.

We are also subject to U.K. Bribery Act of 2010, which prohibits both domestic and international bribery, as well as bribery across both private and public sectors. In addition, an organization that “fails to prevent bribery” committed by anyone associated with the organization can be charged under the U.K. Bribery Act unless the organization can establish the defense of having implemented “adequate procedures” to prevent bribery. As we expand our operations, we are likely to be subject to additional laws and restrictions relating to anti-bribery.

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Environmental, Health, and Safety Regulation

We are subject to numerous federal, state, and local environmental, health, and safety (“EHS”) laws and regulations relating to, among other matters, safe working conditions, product stewardship, environmental protection, and handling or disposition of products, including those governing the generation, storage, handling, use, transportation, release, and disposal of hazardous or potentially hazardous materials, medical waste, and infectious materials that may be handled by our partner research laboratories. Some of these laws and regulations also require us to obtain licenses or permits to conduct our operations. If we fail to comply with such laws or obtain and comply with the applicable permits, we could face substantial fines or possible revocation of our permits or limitations on our ability to conduct our operations. Certain of our development and manufacturing activities may involve, from time to time, use of hazardous materials, and we believe we are in compliance with the applicable environmental laws, regulations, permits, and licenses. However, we cannot ensure that EHS liabilities will not develop in the future. EHS laws and regulations are complex, change frequently and have tended to become more stringent over time. Although the costs to comply with applicable laws and regulations, have not been material, we cannot predict the impact on our business of new or amended laws or regulations or any changes in the way existing and future laws and regulations are interpreted or enforced, nor can we ensure we will be able to obtain or maintain any required licenses or permits.

Properties

We currently operate as a virtual company and do not own or lease any real property. Instead, our employees work remotely. We anticipate that we will need to enter into one or more leases for office space in both the United Kingdom and United States in connection with the anticipated expansion of our staff.

Employees

As of October 13, 2023, we have a total of seven full-time employees and two consultants.

We currently rely on several consultants who provide services to our Company. None of our employees are represented by a labor union or covered by collective bargaining agreements. We consider our relationship with our employees to be good. We anticipate that the number of employees will increase as we continue to develop the assets in our pipeline and other clinical assets that we seek to develop. Additionally, we utilize and expect to continue to utilize clinical research organizations and third parties to perform our pre-clinical studies, clinical studies, and manufacturing.

Legal Proceedings

Other than as set forth below, we are not currently party to or aware of being subject to any material legal proceedings. However, we may from time to time become a party to various legal proceedings arising in the ordinary course of our business, which could have a material adverse effect on our business, financial condition, or results of operations. Regardless of outcome, litigation could impact our business due to defense and settlement costs, diversion of management resources and other factors.

In August 2023, prior to the Business Combination, our now wholly-owned subsidiary, Conduit Pharmaceuticals Limited, received a letter from Strand Hanson Limited (“Strand”) claiming it was owed advisory fees pursuant to a previously executed letter. Conduit rejected and disputes the substance of the letter in full. Following such rejection, on September 7, 2023, Strand filed a claim in the Business and Property Courts of England and Wales claiming it is entitled to be paid the sum of $2 million and, as a result of the completion of the Business Combination, to be issued 6.5 million shares of common stock. We intend to vigorously defend against these claims. Regardless of its outcome, the litigation may impact our business due to, among other things, defense legal cost and the diversion of the attention of our management.

Corporate Information

We were incorporated under the name “Murphy Canyon Acquisition Corp.” in October 2021 under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We changed our name to “Conduit Pharmaceuticals Inc.” in connection with the completion of the Business Combination in September 2023.

Our principal executive offices are located at 4995 Murphy Canyon Road, Suite 300, San Diego, CA 92123. Our telephone number is +1 (760) 471-8536, and our website can be found at https://www.conduitpharma.com.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations with our audited financial statements for the year ended December 31, 2022, together with related notes thereto, and unaudited financial statements for the six months ended June 30, 2023, together with related notes thereto, included in this prospectus. The discussion and the analysis should also be read together with the section entitled “Business” and the unaudited pro forma combined financial information as of and for the six months ended June 30, 2023, and for the year ended December 31, 2022 included elsewhere in this prospectus. The following discussion contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk factors” or in other parts of this document and our other filings with the SEC. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. In this section, unless otherwise specified, the terms “we”, “our”, “us”, the “Company” and “Conduit” refer to Old Conduit. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

Overview

Conduit Pharmaceuticals Limited formerly SGS Global Limited was incorporated in the Cayman Islands as an Exempted Company with Limited Liability in December 2018.

We are a clinical-stage specialty biopharmaceutical company that was formed to facilitate the development and commercialization of clinical assets that have not been, or are not being, prioritized by leading biopharmaceutical companies in order to develop pharmaceutical products that meet the unmet medical needs of patients.

We are led by highly experienced pharma executives, Dr. Freda Lewis-Hall, former Chief Medical Officer of Pfizer Inc., and Dr. David Tapolczay, former Chief Executive Officer of the United Kingdom-based medical research charity LifeArc.

Our current development pipeline includes a glucokinase activator, which is Phase II ready in autoimmune diseases including uveitis, Hashimoto’s Thyroiditis, preterm labor and renal transplant rejection. Our development pipeline also includes a potent, irreversible inhibitor of human Myeloperoxidase (MPO) that has the potential to treat idiopathic male infertility.

We have an exclusive relationship and partnership with St George Street Capital (“SGSC”), a biomedical charity based in the United Kingdom. We fund the development of clinical assets that are initially licensed by SGSC from its existing relationship with AstraZeneca AB (PUBL). We conduct clinical trials on the clinical assets that we license from AstraZeneca in collaboration with SGSC. In doing so, we are able to leverage the comprehensive clinical and scientific expertise in order to develop assets through Phase IIb trials in an efficient manner. We expect that successful Phase IIb trials on the assets in our pipeline will increase the value of the assets.

Following successful clinical trials, we expect to commercialize the clinical assets in our pipeline through licensing arrangements with larger pharmaceuticals companies, which may include up-front milestone payments and/or royalties during the time at which such clinical asset is subject to patents.

We intend to use the income received from licensing our clinical assets to fund the development of additional clinical assets. This will allow us to use the existing income stream from clinical assets that have been licenses to fund our on-going operations without having to rely solely on debt and/or equity financing. We initially intend to focus on assets that have been deprioritized by larger pharmaceuticals companies and that have a high unmet medical need in order to develop these assets through the Phase IIb stage. We also believe that we may be able to apply our business strategy and approach to arrangements to pharmaceutical companies in addition to AstraZeneca.

We have incurred significant operating losses since inception. For the six months ended June 30, 2023 and 2022, our net loss was $4.7 million and $0.9 million, respectively, and we expect to continue to incur significant losses for the foreseeable future as we continue to invest in a number of research and development programs. As of June 30, 2023, we had an accumulated deficit of $15.4 million.

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The Merger Agreement and PIPE Financing

On September 22, 2023, we completed the Business Combination pursuant to the Merger Agreement. Following the Business Combination, MURF was renamed “Conduit Pharmaceuticals Inc.”

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under the reverse recapitalization method, MURF was treated as the acquired company for financial reporting purposes, and Conduit, the accounting acquirer, was assumed to have issued shares for the net assets of MURF, with no goodwill or other intangible assets recorded. This determination is primarily based on the following predominant factors: (i) post-closing, Conduit shareholders were expected to have a majority of the voting power of the combined company and ability to elect the members of the combined company Board of Directors; (ii) the on-going operations post-merger will comprise those of Conduit; and (iii) all of the senior management of the combined company except for the Chief Financial Officer will be members of the management of Conduit.

Following the completion of the Business Combination and the closing of the PIPE Financing, the most significant change in our future reported financial position and result of operations was an estimated increase in cash (as compared to our balance sheet as of June 30, 2023) to approximately $4.4 million after redemptions, including $20.0 million in gross proceeds from the PIPE Financing. Total direct transaction costs of MURF and Conduit are estimated at approximately $18.5 million, substantially all of which was recorded as a reduction to additional paid-in-capital as costs related to the reverse recapitalization. As a public company, we will need to hire additional personnel and implement procedures and processes to address applicable regulatory requirements and customary practices. We expect that we will incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit, legal and filing fees.

Key Component of Result of Operations

Operating Expenses

Research and Development Expenses

Research and development expenses consist primarily of costs incurred in connection with the research and development of our clinical assets and programs. We expense research and development costs and intangible assets acquired that have no alternative future use as incurred. These expenses include:

●	personnel-related expenses, including salaries, bonuses, benefits and stock-based compensation for employees engaged in research and development functions;

●	expenses incurred in connection with the clinical development and regulatory approval of our clinical assets, including under agreements with third parties, such as consultants, contractors and CROs;

●	license fees with no alternative use; and

●	other expenses related to research and development.

We expense research and development costs as incurred. Advance payments that we make for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. The prepaid amounts are expensed as the benefits are consumed.

To date, we do not track our research and development expenses on a program-by-program basis as we only worked on one program related to COVID-19 treatment. Moving forward, we do not expect further research and development expense for clinical research into COVID-19 as we explore broader applications of our research to date. Our direct external research and development expenses consist primarily of external costs, such as fees paid to outside consultants, CROs, CMOs and research laboratories in connection with our preclinical development, process development, manufacturing and clinical development activities. We do not allocate employee costs, costs associated with our discovery efforts, laboratory supplies, and facilities, including depreciation or other indirect costs, to specific programs because these costs are deployed across multiple programs and, as such, are not separately classified. We use internal resources primarily to conduct its research and discovery as well as for managing its preclinical development, process development, manufacturing and clinical development activities. These employees work across multiple programs and, therefore, we do not track their costs by program.

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Research and development activities have historically been central to our business model. We anticipate that our research and development expenses will increase for the foreseeable future in connection with our planned clinical development activities.

At this time, we cannot reasonably estimate or know the nature, timing and costs of the efforts that would be necessary to complete the preclinical and clinical development of any of our clinical assets or when, if ever, material net cash inflows may commence from any of our clinical assets. The successful development and commercialization of any of our clinical assets is highly uncertain. This uncertainty is due to the numerous risks and uncertainties associated with product development and commercialization, including the uncertainty of the following:

●	the scope, progress, timing, outcome and costs of any continued preclinical development activities, clinical trials and other related development activities;

●	delays, suspensions, or other setbacks or interruptions encountered, including as a result of the ongoing COVID-19 pandemic;

●	successful patient enrollment in and the initiation and completion of any clinical trials;

●	the timing, receipt and terms of any marketing approvals from applicable regulatory authorities including the U.S. Food and Drug Administration (“FDA”) and non-U.S. regulatory authorities;

●	the extent of any required post-marketing approval commitments to applicable regulatory authorities;

●	establishing clinical and commercial manufacturing capabilities or making arrangements with third-party manufacturers in order to ensure that us or our third-party manufacturers are able to make and scale our products successfully;

●	development and timely delivery of clinical-grade and commercial-grade drug formulations that can be used in Conduit’s clinical trials and for commercial launch;

●	obtaining, maintaining, defending and enforcing patent claims and other intellectual property rights;

●	significant and changing government regulation;

●	launching commercial sales of Conduit’s clinical assets, if and when approved, whether alone or in collaboration with others; and

●	maintaining a continued acceptable safety profile of Conduit’s clinical assets following approval, if any, of Conduit’s clinical assets.

A change in any of these variables with respect to any of Conduit’s programs would significantly change the costs, timing and viability associated with that program.

General and Administrative Expenses

General and administrative expenses consist of salaries and other related costs, legal fees relating to intellectual property and corporate matters, professional fees for accounting, auditing, tax and consulting services, insurance costs, travel, and other operating costs.

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We anticipate that our general and administrative expenses will increase substantially for the foreseeable future as we increase our administrative headcount to operate as a public company and as we advance clinical assets through clinical development. We also will incur additional expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and the Nasdaq listing rules, additional insurance expenses, investor relations activities and other administrative and professional services.

Other Expense

Other expense consists of proceeds from the sale of equity securities, unrealized foreign currency transaction loss, loss on the change in fair value of convertible notes, write-off of long-term debt- related party, donations to a related party and commission on the placement of equity securities.

Results of Operations

The following table set forth our results of operations for the periods indicated:

	Six months ended June 30,
(In thousands, except share and per share data)	2023	2022
Operating expenses:
Research and development expenses	$-	$-
General and administrative expenses	3,725	553
Funding expenses	-	-
Total operating expenses	3,725	553
Loss from operations	(3,725)	(553)
Other expense:
Other expense, net	(948)	(307)
Total other expense, net	(948)	(307)
Net loss	$(4,673)	$(860)
Foreign currency translation adjustment	(646)	661
Net comprehensive loss	$(5,319)	$(199)

Comparison of the Six Months Ended June 30, 2023 and 2022

General and administrative expenses

	Six months ended June 30,		Change
(In thousands)	2023	2022	Amount	%
General and administrative expenses	$3,725	$553	$3,172	574%

General and administrative expenses increased by $3.2 million, or 574%, to $3.7 million for the six months ended June 30, 2023, as compared to $0.6 million for the six months ended June 30, 2022. The increase was primarily driven by an increase of $1.8 million in listing fees, a $1.0 million loss upon the issuance of the Vela option and $0.4 million in travel expenses.

Other expense, net

	Six months ended June 30,		Change
(In thousands)	2023	2022	Amount	%
Other expense	$(948)	$(307)	$(641)	209%

Other expense changed by $0.6 million, or 209%, to other expense of $0.9 million for the six months ended June 30, 2023, as compared to other expense, net for $0.3 million for the six months ended June 30, 2022. The change was driven primarily by an increase of $1.0 million on the loss incurred through the issuance of the Vela option and a $0.3 million increase in the loss on the change in fair value of convertible notes payable, partially offset by a gain of $0.3 million on the change in fair value of the Cizzle option, a gain of $0.1 million on the change in fair value of the Vela option and a decrease in the loss on the sale of equity securities of $0.3 million.

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For further details refer to Note 11 – Other Expense in the unaudited financial statements as of June 30, 2023 and June 30, 2022 included in the unaudited pro forma combined financial information as of and for the six months ended June 30, 2023, and for the year ended December 31, 2022 included elsewhere in this prospectus.

Liquidity and Capital Resources

Management assesses liquidity in terms of our ability to generate cash to fund operating, investing and financing activities. Since our inception, and in line with our growth strategy, we have prepared our financial statements assuming we will continue as a going concern. Since our inception, we have incurred net losses and experienced negative cash flows from operations. To date, our primary sources of capital have been through private placements of equity securities and convertible debt. During the six months ended June 30, 2023 and 2022, we had net losses of $4.7 million and $0.9 million, respectively. During the years ended December 31, 2022 and 2021, we incurred net losses of $4.9 million and $3.7 million, respectively. We expect to incur additional losses and higher operating expenses for the foreseeable future as we continue to invest in research and development programs. We have determined that additional financing will be required to fund our operations for the next 12 months and our ability to continue as a going concern is dependent upon obtaining additional capital and financing, including through the completion of the Business Combination. In the fourth quarter of 2022 the Company approved approximately $3 million of Convertible Notes, of which approximately $1.9 million was issued and funded in full.

Sources and Uses of Liquidity

Our primary uses of cash are to fund our operations as we continue to grow our business. We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations. Until such time as we can generate significant revenue from commercialization of our product, we expect to finance our cash needs for ongoing research and development and business operations through public or private equity or debt financings or other capital sources, including strategic partnerships. However, we may be unable to raise additional funds or enter into such other arrangements, when needed, on favorable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our shareholders will be, or could be, diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common shareholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, or substantially reduce research and development efforts. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. These financial statements have been prepared assuming the Company will continue as a going concern and do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Cash Requirements

Our material cash requirements include the following contractual and other obligations.

2021 Convertible Notes

Between June 2021 and October 2022 we issued an aggregate principal amount of $1.2 million of convertible notes to various investors.

The convertible notes issuable under the 2021 Convertible Loan Note Instrument mature three years after issuance to the respective noteholders and bear 5% interest, only to be paid to the noteholders in the event we effect a material breach. In the event of a Change of Control, the convertible notes issued under the 2021 Convertible Loan Note Instrument automatically convert into ordinary shares of our common stock. We may prepay the convertible notes payable without penalty. The convertible notes are general, unsecured obligations.

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2022 Convertible Notes

Between November 2022 and February 2023 we issued an aggregate principal amount of $1.8 million of convertible notes to various investors and a related party.

The convertible notes issuable under the 2022 Convertible Loan Note Instrument mature three years after issuance to the respective noteholders and bear 5% interest, only to be paid to the noteholders in the event we effect a material breach. In the event of a Change of Control, the convertible notes issued under the 2021 Convertible Loan Note Instrument automatically convert into ordinary shares of our common stock. We may prepay the convertible notes payable without penalty. The convertible notes are general, unsecured obligations.

Promissory Convertible Note

In March 2023, we issued an aggregate principal amount of $0.8 million convertible promissory note payable to an investor.

The promissory convertible note matures and is payable in full 18 months from the date of the note. The note carries 20% interest and is payable every six (6) months from the date of the note until the maturity date. The note is subject to conversion of MURF common stock upon completion of the Business Combination prior to the maturity date.

As of June 30, 2023 the aggregate principal amount of our convertible notes was $3.7 million. For additional information regarding our convertible notes, see Notes 2 and 5 of the notes to the unaudited financial statements.

Capital Expenditures

We currently anticipate that cash required for capital expenditures for the next 12 months is approximately $6.9 million, which includes accrued expenses of $3.7 million and a note payable of $0.2 million that matures within the next 12 months. We do not anticipate being able to fund required capital expenditures for the next 12 months with cash and cash equivalents on hand as we have a history of limited cash on hand. Management believes that we will be able to fund cash required for the next 12 months through the issuance of existing convertible loan note instruments and the issuance of new convertible loan note instruments. We have historically been able to access funds through the issuance of our convertible notes and believe we can continue to obtain funding through these debt financing agreements as needed to meet cash requirements for the next 12 months.

Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors — Risks Related to Our Business and Industry.”

Cash Flows

The following table set forth our cash flows for the period indicated (in thousands):

	Six months ended June 30,
	2023	2022
Net cash (used in) provided by:
Operating Activities	$(2,398)	$(934)
Investing Activities	(332)	-
Financing Activities	2,724	974
Effect of exchange rate changes on cash and cash equivalents	6	(1)
Net (decrease) increase in cash and cash equivalents	$-	$39

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Cash Flows (Used) Provided by Operating Activities

Net cash used in operating activities for the six months ended June 30, 2023 was $2.4 million, resulting primarily from a net loss of $4.7 million, adjusted for non-cash charges of $1.3 million and working capital adjustments of $1.0 million.

Net cash used in operating activities for the six months ended June 30, 2022 was $0.9 million, resulting primarily from a net loss of $0.9 million, adjusted for non-cash charges of $0.3 million and working capital adjustments of $0.4 million.

Cash Flows (Used) Provided by Investing Activities

Net cash used in investing activities for the six months ended June 30, 2023 was $0.3 million resulting from the issuance of a loan to a related party of $0.3 million.

Cash Flows (Used) Provided by Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2023 was $2.7 million, resulting from the issuance of our convertible debt of $1.4 million, an option fee received from Vela of $0.5 million and proceeds from the issuance of a promissory convertible note payable of $0.8 million.

Net cash provided by financing activities for the six months ended June 30, 2022 was $0.9 million resulting from the sale equity securities received from the sale of future revenue of $0.9 million and proceeds from the issuance of notes payable of $0.1 million.

Contractual Obligations and Other Commitments

As of June 30, 2023, we had no non-cancellable commitments for the purchase of clinical materials, contract manufacturing, maintenance and committed funding which we expect to pay within one year.

Critical Accounting Policies and Significant Judgments

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Estimates are based on several factors including the facts and circumstances available at the time the estimates are made, historical experience, risk of loss, general economic conditions and trends and the assessment of the probable future outcome. Subjective and significant estimates include, but are not limited to, research and development accruals. These estimates and assumptions are most significant where they involve levels of subjectivity and judgment necessary to account for highly uncertain matters or matters susceptible to change, and where they can have a material impact on our financial statements and operating performance. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of changes, if any, are reflected in the statements of operations in the period that they are determined.

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We believe that the accounting policies described below involve a significant degree of judgment and complexity. Accordingly, we believe these are the most critical to aid in fully understanding and evaluating our financial condition and results of operations. For further information, refer to Note 1 “Nature of the Business and Basis of Presentation and Summary of Significant Accounting Policies” to our financial statements included in the unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2023 and 2022 included elsewhere in this prospectus.

Fair Value Measurements

Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Fair value is to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. In determining fair value, the Company used various valuation approaches. A fair value hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.

Unobservable inputs reflect the Company’s assumption about the inputs that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels, based on the inputs, as follows:

●	Level 1—Valuations based on quoted prices for identical instruments in active markets. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.

●	Level 2— Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for either similar instruments in active markets, identical or similar instruments in markets that are not active, or model-derived valuations whose inputs or significant value drivers are observable or can be corroborated by observable market data.

●	Level 3—Valuations based on inputs that are unobservable. These valuations require significant judgment.

The Company’s Level 1 assets consist of cash and cash equivalents in the accompanying balance sheets and the value of accrued expenses and other current liabilities approximate fair value due to the short-term nature of these assets and liabilities.

As of June 30, 2023, the Company has three financial liabilities, a convertible note and two liabilities for the Cizzle (the “Cizzle option”) and Vela options (the “Vela option”) that are adjusted to fair value on a recurring basis for which the fair value is determined based on Level 3 inputs as such inputs are not readily observable. For further information, refer to Notes 2 “Fair Value”, 4 “Liability Related to the Sale of Future Revenue” and 5 “Convertible Notes Payable” to our financial statements included in the unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2023 and 2022 included elsewhere in this prospectus.

Investments in Equity Securities

Investments in the equity securities of Cizzle that have a readily determinable fair value are reported at fair value. Changes in fair value between accounting periods are recorded in other income, net, in the statements of operations and comprehensive loss. Realized gains or losses upon sale are recorded in other income, net, in the statements of operations and comprehensive loss. We assess the fair value of our equity securities periodically, a large fluctuation in the fair value of the shares may lead to a material adjustment of our investment in equity securities.

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Cizzle Option Agreement

We account for the Cizzle option at fair value in order to measure the liability at an amount that more accurately reflects the current economic environment in which we operate. We recorded the convertible notes at fair value with changes in fair value recorded in earnings at each reporting period through settlement. The significant assumptions used to estimate the fair value of the option liability involved inherent uncertainties and the application of significant judgment and included the time to maturity and the underlying asset price based on the probability of the Covid Asset successfully moving from Phase I to Phase II. The sensitivity of these inputs to the fair value of the convertible notes is assessed on a periodic basis.

The fair value of the option liability was estimated using the Black-Scholes-Merton Model, where the value of the Cizzle option was estimated based on an analysis of six inputs. Valuation models require the input of highly subjective assumptions, including the expected volatility of the underlying asset. If any of the assumptions used in the Black-Scholes-Merton Model changes significantly, the option liability may differ materially from that recorded in the current period.

Fair Value Option for Convertible Notes

We elected to account for our convertible notes at fair value in order to measure those liabilities at amounts that more accurately reflect the current economic environment in which we operate. We recorded the convertible notes at fair value with changes in fair value recorded in earnings at each reporting period through settlement. The fair value of the convertible notes was determined using a probability-weighted income approach as the convertible notes contained various settlement outcomes. The significant assumptions used to estimate the fair value of the convertible notes involved inherent uncertainties and the application of significant judgment, and included the time to maturity and the probability of the various settlement outcomes. The sensitivity of these inputs to the fair value of the convertible notes is assessed on a periodic basis.

Fair values of the derivative liabilities related to the convertible notes were estimated using a probability-weighted expected return method, where the values of various instruments were estimated based on an analysis of future values of our business, assuming various future outcomes. The resulting instruments’ values were based upon the probability-weighted present value of expected future investment returns, considering each of the possible future outcomes available to us, as well as the economic benefits attributable to each class of instruments. The expected future investment returns were estimated using a variety of methodologies, including both the market approach and the income approach, where an observable quoted market does not exist, and were generally classified as Level 3. Such methodologies included reviewing values ascribed to our most recent financing, comparing the subject instrument with similar instruments of publicly traded companies in similar lines of business, and reviewing our underlying financial performance and subject instrument, including estimating discounted cash flows. If any of the assumptions used in the probability-weighted expected return method changes significantly, the convertible notes may differ materially from that recorded in the current period.

Functional Currency

Transaction amounts denominated in foreign currencies are translated into their U.S. dollar equivalents at exchange rates prevailing at the transaction dates. Foreign currency gains and losses on transactions or settlements are recognized in the statement of loss and comprehensive loss. Our functional currency of is the British pound sterling. Assets and liabilities are translated at the period end foreign exchange rate and revenue and expenses are translated at the average rate for the period.

The financial statements are translated into U.S. dollars with assets and liabilities translated at the current rate on the financial statements date and revenue and expense items translated at the average rates for the period. Translation adjustments are recorded as accumulated other comprehensive loss in shareholders’ deficit.

Recent Accounting Pronouncements

A discussion of recent accounting pronouncements is included in Note 1 - Nature of the Business and Basis of Presentation and Summary of Significant Accounting Policies to our financial statements included in the unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2023 and 2022 included elsewhere in this prospectus.

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Qualitative and quantitative disclosures about market risk

We are exposed to market risk related to changes in interest rates. As of June 30, 2023, we had an immaterial cash balance. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates. Due to the low interest rates available on cash investments and the immaterial amount of cash as of June 30, 2023, we believe an immediate 10% change in interest rates would not have a material effect on our operating results until maturity, and therefore, we would not expect our operating results or cash flows to be affected to any significant degree by the effect of a change in market interest rates on our investment portfolio.

We are currently exposed to market risk related to changes in foreign currency exchange rates; however, we do contract with vendors that are located primarily in the United Kingdom and may be subject to fluctuations in foreign currency rates. We may enter into additional contracts with vendors located outside the United States in the future, which may increase our foreign currency exchange risk. We do not believe that foreign currency risk had a material effect on our business, financial condition, or results of operations during the periods presented.

We do not believe that inflation had a significant impact on our results of operations for any periods presented in our financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.

Emerging Growth Company Status and Smaller Reporting Company Status

In April 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. New Conduit has elected to avail itself of this extended transition period and, as a result, New Conduit will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies. In addition, as an emerging growth company, New Conduit may take advantage of certain reduced disclosure and other requirements that are otherwise applicable generally to public companies. New Conduit will take advantage of these exemptions until such earlier time that it is no longer an emerging growth company. New Conduit would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; (ii) the last day of the fiscal year in which its total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which it has issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which it is deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

In addition, New Conduit will be a smaller reporting company as defined in the Exchange Act. New Conduit may continue to be a smaller reporting company even after we are no longer an emerging growth company. New Conduit may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) New Conduit’s voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) New Conduit’s annual revenue is less than $100.0 million during the most recently completed fiscal year and its voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of its second fiscal quarter

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MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information concerning our executive officers and directors as of October 13, 2023:

Name	Age	Position
David Tapolczay	64	Chief Executive Officer and Director
Adam Sragovicz	54	Chief Financial Officer
Freda Lewis-Hall	68	Chairperson of the Board of Directors
James Bligh	36	Director
Faith L. Charles	62	Director
Chele Chiavacci Farley	56	Director
Jennifer I. McNealey	50	Director
Andrew Regan	57	Director

Executive Officers

David Tapolczay. Dr. Tapolczay has more than 20 years of experience in research and development management. He has served as our Chief Executive Officer and a member of the board of directors since September 2023. He was a co-founder and served as the Chief Executive Officer a member of the board of directors of Old Conduit from 2019 until the Business Combination in September 2023. He served as Chief Executive Officer of St George Street Capital, a United Kingdom-based medical research charity that is a business partner to Conduit, from July 2018 to September 2023. He also serves as Chief Executive Officer of Medeor Pharma Ltd, a pharmaceutical consultancy company, a position which he has held since 2006.

From February 2008 to December 2018, he served as Chief Executive Officer at LifeArc (formerly the Medical Research Counsel Technology Group (MRCT)), a United-Kingdom based charity advancing lab-based scientific discoveries to a point at which they can be developed into the next generation of diagnostics, treatments and cures. He previously served as joint worldwide head of chemistry for Zeneca Agrochemicals, a research and development unit of AstraZeneca, and as senior manager of chemical development for GlaxoSmithKlein plc, a pharmaceutical and biotechnology company. Dr. Tapolczay served as Executive Vice President at Cambridge Discovery Chemistry, where he was responsible for the rapid growth of Cambridge Discovery Chemistry and was a key figure in two successful sales of that company, the first to Oxford Molecular and the second to Millennium Pharmaceuticals. After this last acquisition, Dr. Tapolczay was Senior Vice President of Pharmaceutical Sciences at Millennium Pharmaceuticals, with responsibility for over 230 scientists. On leaving Millennium, Dr. Tapolczay was a founder and Chairman of Pharmorphix Ltd., which was acquired by Sigma Aldrich Fine Chemicals in August 2006. He has also been involved with the start-up of five companies, all of which are still trading and one of which has been AIM listed. He was VP of Technology Development for GSK Pharmaceuticals from December 2005 to April 2007. He was awarded visiting Professorial Chair in Chemistry at Sussex University from August 1999 to May 2007 and has previously held the position of visiting lecturer at Nottingham, Reading and Durham Universities and a member of both the Technical Opportunities Panel and the User Panel of the EPSRC. He holds a BSc Hons and PhD in Chemistry from the University of Southampton. Dr. Tapolczay also completed his Post-Doctoral Experience in Organic Chemistry from the University of Oxford. Dr. Tapolczay was selected to serve on our board of directors following the Business Combination based on his deep knowledge of Conduit, his extensive experience in research and development of clinical assets, and his in-depth knowledge of the pharmaceutical industry.

Adam Sragovicz. Mr. Sragovicz has served as our Chief Financial Officer since October 2021. Mr. Sragovicz served as a director of the Company from December 2021 until September 2023. Mr. Sragovicz served as the Chief Financial Officer of Presidio Property Trust, Inc. from January 2018 until September 2023. He previously served as Senior Vice President, Finance of Presidio Property Trust, Inc. since May 2017. Before joining Presidio Property Trust, Inc., Mr. Sragovicz served as Treasurer of Encore Capital Group from 2011 to 2017, where he was responsible for global capital raising, foreign exchange risk management and cash management. Mr. Sragovicz has also held capital markets, finance, and treasury management positions with KPMG, Union Bank of California / MUFG and Bank of America Merrill Lynch. Mr. Sragovicz is the Director of the Yale Alumni Schools Committee in San Diego and previously sat on the board of Congregation Adat Yeshurun. Mr. Sragovicz is a graduate of Yale University with a Bachelor of Arts degree in Soviet and Eastern European Studies, with a concentration in Economics.

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Non-Employee Directors

Freda Lewis-Hall, M.D., DFAPA. Dr. Lewis-Hall has served as a member of our board of directors since September 2023. She served as Senior Medical Advisor to the CEO of Pfizer Inc., or Pfizer, from December 2019 until her retirement in March 2020. Before assuming that responsibility, from January 2019, Dr. Lewis-Hall served as Chief Patient Officer and Executive Vice President of Pfizer, beginning January 2019. Dr. Lewis-Hall began her service with Pfizer as its Chief Medical Officer from 2009 to January 2019. Prior to joining Pfizer in 2009, Dr. Lewis-Hall held various senior leadership positions including Chief Medical Officer and Executive Vice President, Medicines Development at Vertex Pharmaceuticals Incorporated from June 2008 to May 2009; Senior Vice President, U.S. Pharmaceuticals, Medical Affairs for Bristol-Myers Squibb Company from 2003 until May 2008; Vice President Research and Development at Pharmacia Corporation from 2002-2003; Product Team Leader at Pharmacia and Eli Lilly and Company from 1998 to 2002; Director of Lilly Center for Women’s Health from 1996-1999, and Clinical Research Physician at Eli Lilly from 1994 through 1996. In October 2021, Dr. Lewis-Hall became a member of the board of directors for Pyxis Oncology (PYXS), (where she serves as a member of the Nominating and Corporate Governance Committee. She has been a member of the board of directors for Exact Sciences Corporation (EXAS) since April 2020, where she serves as a member of the Human Capital and Innovation, Technology and Pipeline Committees; a member of 1LifeHealthCare, Inc.(ONEM) board since November 2019, serving as a member of the Nominating and Corporate Governance Committee; a member of the board of directors for Milliken & Company since July 2019, as a member of the Audit and HR and Compensation Committees;, and as a member of the board of directors of SpringWorks Therapeutics, Inc. (SWTX) since 2017, serving as the chair of the Nominating and Governance Committee. Dr. Lewis-Hall served as a member of the board of directors for Tenet Healthcare Corporation (THC) from 2014 to 2017. Dr. Lewis-Hall holds an M.D. from Howard University College of Medicine and a B.A. in natural sciences from the Johns Hopkins University. Conduit believes Dr. Lewis-Hall is qualified to serve on the board of directors based on her expertise and experience in the biopharmaceutical industry and her leadership experience as a senior executive at various biopharmaceutical companies.

James (“Jamie”) Bligh. Mr. Bligh has served as a member of our board of directors since September 2023. He was a co-founder of Conduit Pharmaceuticals Limited in 2019 and has served as a member of its board of directors since its inception. From 2008 to 2019, Mr. Bligh worked closely with investment vehicle Corvus Capital Limited, including as a Partner, where he led a number of reverse takeover transactions, stock market listings, initial public offerings, secondary fundraisings, and merger transactions. Mr. Bligh’s prior transaction experience includes advising several special purpose acquisition vehicles in listing on the London Stock Exchange, including the listing of Bermele Plc, a special purpose acquisition vehicle, and the subsequent acquisition of Bermele by East Imperial Pte. Ltd., a global purveyor of ultra-premium beverages, in June 2019; the listing of Leverett Plc, which subsequently acquired Nuformix Plc, a pharmaceutical development company targeting unmet medical needs in fibrosis and oncology via drug repurposing; and Cizzle Biotechnology Holdings PLC, a UK-based diagnostics developer. Jamie previously served as a director of Bermele Plc from June 2021 through February 2022; Mertz Plc from January 2021 through March 2022; and East Imperial Pte. Ltd. from September 2017 through April 2018. Jamie graduated from the University of Bristol with a BSc in Economics & Finance. Mr. Bligh was selected to serve on our board of directors following the Business Combination based on his past experience with business development, capital raising, financings, public offerings and other strategic transactions, including mergers and acquisitions.

Faith L. Charles. Faith L. Charles has served as a member of our board of directors since September 2023. She has been a corporate transactions and securities partner at the law firm of Thompson Hine LLP since 2010. She leads Thompson Hine’s Life Sciences practice and co-heads the securities practice, advising public and emerging biotech and pharmaceutical companies in the U.S. and internationally. Ms. Charles negotiates complex private and public financing transactions, mergers and acquisitions, licensing transactions and strategic collaborations. She serves as outside counsel to a myriad of life sciences companies and is known in the industry as an astute business advisor, providing valuable insights into capital markets, corporate governance and strategic development. Ms. Charles has been a member of the board of directors of: CNS Pharmaceuticals, Inc. (Nasdaq: CNSP), a biotechnology company developing novel treatments for cancers of the brain and central nervous system, since December 2022; Avenue Therapeutics, Inc. (Nasdaq: ATXI), a specialty pharmaceutical company specializing in developing and commercializing therapies for the treatment of the central nervous system, since May 2022; and Abeona Therapeutics, Inc. (Nasdaq: ABEO), a fully integrated gene and cell therapy company, since March 2021. Ms. Charles serves as Chair of CNS Pharmaceuticals, on the Audit Committee of Avenue Therapeutics and on the Audit Committee and as the Chair of the Nominating and Governance Committee of Abeona Therapeutics. From 2018 until October 2021, Ms. Charles served on the Board of Directors and as a member of the Audit Committee and Chair of the Compensation Committee of Entera Bio Ltd., a publicly-traded biotechnology company. Ms. Charles founded the Women in Bio Metro New York chapter and chaired the chapter for five years. She also served on the national board of Women in Bio. Ms. Charles is also a member of the board of Red Door Community (formerly Gilda’s Club New York City.) She has been recognized as a Life Sciences Star by Euromoney’s LMG Life Sciences, has been named a BTI Client Service All-Star, and was named by Crain’s New York Business to the list of 2020 Notable Women in the Law. Ms. Charles holds a J.D degree from The George Washington University Law School and a B.A. in Psychology from Barnard College, Columbia University. Ms. Charles is a graduate of Women in Bio’s Boardroom Ready Program, an Executive Education Program taught by The George Washington University School of Business. Ms. Charles’ qualifications to serve on our Board include her leadership skills and her vast legal experience representing companies in the biotech and pharmaceutical field.

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Chele Chiavacci Farley. Chele Chiavacci Farley has served on our board of directors since the closing of our initial public offering. She currently serves as a partner and managing director of Mistral Capital International (“Mistral”), a private equity firm, since 1995. In her role as Partner and Managing Director of Mistral, Ms. Farley originates, evaluates and executes equity investment opportunities, creates and implements deal and financial structures, negotiates with banks for credit facilities, and oversees management. Ms. Farley is the President and a member of the Board of Directors and Management Committee of Palmilla San Jose Inmobiliaria, the Master Developer of the luxury Palmilla resort development in Cabo San Lucas, Mexico. Prior to Mistral, Ms. Farley was Vice President of Tricap International from 1994 to 1995. From 1992 to 1994, Ms. Farley was an Associate at UBS Capital Corporation, and analyzed and evaluated principal investment and financing opportunities for the firm’s internal $1 billion fund. Ms. Farley began her career as a Financial Analyst in the Global Finance department - Energy and Telecom Group of Goldman, Sachs & Co. Ms. Farley has also had an active political career. In 2020, Ms. Farley ran for election to the U.S. House of Representatives to represent New York’s 18th Congressional district. In 2018, Ms. Farley ran for election to the U.S. Senate to represent New York. Ms. Farley graduated from Stanford University with a B.S. and M.S. in Industrial Engineering. She is a member of YPO - Young Presidents’ Organization. Ms. Farley was selected to serve on our board of directors following the Business Combination based on her past experience with business development, capital raising, financings, and banking.

Jennifer I. McNealey. Jennifer I. McNealey has served as a member of our board of directors since September 2023. She has served as the Chief Financial Officer of Abdera Therapeutics Inc., a biotechnology company developing targeted radiotherapeutics since January 2023. Prior to Abdera, Ms. McNealey served as CFO of Codex DNA, Inc. (now Telesis Bio Inc.) from March 2021 until July 2022, and assisted that company through its initial public offering in 2021. From February 2015 to March 2021, Ms. McNealey served as Vice President of Investor Relations and Strategy at Calithera Biosciences, Inc., a development stage biotechnology company. Ms. McNealey guided Calithera through multiple equity raises including its initial public offering and secondary raises. Ms. McNealey has served as a director at Antibe Therapeutics Inc. since 2020, where she serves on the Audit and Governance committees. Antibe Therapeutics is a development-stage biotechnology company building a pipeline of safer, non-addictive therapeutics for pain and inflammation. Previously she served on the board of Enzon Pharmaceuticals, Inc. from November 2013 to November 2021. In 2005, Ms. McNealey founded and launched Laurient, an equity research and competitive intelligence tool for the biotechnology investment community. Prior to founding Laurient, Ms. McNealey served as an equity analyst and portfolio manager at Franklin Templeton and Morgan Stanley, each with a focus in investing in public biotechnology companies. Ms. McNealey earned an MHA from the Sloan Program in healthcare administration and a BA in psychology from Cornell University. Ms. McNealey was selected to serve on our board of directors following the Business Combination based on her service as a member of the management team of another public company, as well as her extensive experience in the biotechnology and pharmaceutical industries.

Andrew Regan. Dr. Regan is a British born polar explorer and entrepreneur. He has served as a member of our board of directors since September 2023. He was a co-founder of Conduit Pharmaceuticals Limited and has served as a board member of Old Conduit since 2019. Dr. Regan also founded Corvus Capital Limited and has been its Chief Executive Officer since 2008. Corvus Capital is an investment vehicle that was previously listed on the London Stock Exchange prior to being taken private in 2008. Corvus Capital continues to invest in a number of industries and sectors. Dr. Regan also has experience as an investor in a number of public and private companies, including ASOS.com Ltd, a global online fashion and beauty retailer, Virtual Internet, an IT services company that specializes in hosting infrastructure such as VMWare cloud hosting and Managed and Dedicated Servers, and Imperial Energy Corporation plc, an upstream oil and gas exploration and production company. Prior to that, Dr. Regan was the Chief Executive Officer of Hobson Plc, which was listed on the London Stock Exchange, until its sale in 1996 through a cash takeover. Dr. Regan has a strong interest in the use of bio-inspired science to create solutions for present day problems. In 2014, he was awarded a PhD from Oxford Brookes University for his research in writing and developing a bio-inspired algorithm for forecasting the financial markets. He is passionate about the polar regions and is an accomplished polar explorer having led a number of expeditions to both the Arctic and Antarctica. Dr. Regan was selected to serve on our board of directors following the Business Combination based on his knowledge of Old Conduit and his extensive experience in investing, financing, overseeing and developing companies. In 2003, Dr. Regan, in his capacity as Chief Executive Officer of Hobson Plc, was prosecuted in the United Kingdom in relation to his conduct during the failed £1.2 Billion takeover bid of Co-operative Wholesale Society by Hobson Plc in 1997. Dr. Regan was acquitted by a jury and the judge awarded him his costs and expenses. Civil claims relating to certain costs associated with the failed takeover by Dr. Regan were settled in 2005.

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Board Composition

Our business and affairs are organized under the direction of our board of directors. The board of directors will meet on a regular basis and additionally as required. In accordance with the terms of the amended and restated certificate of incorporation, the board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors currently consists of seven directors.

Director Independence

Under the Nasdaq listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Company’s board of directors affirmatively determined that all of the Company’s directors, except for Messrs. Bligh, Tapolczay, and Regan are independent directors within the meaning of the applicable Nasdaq listing standards. A majority of the members of the board of directors and all members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent directors under the applicable Nasdaq listing standards.

Board Leadership Structure

The board of directors is responsible for the control and direction of the Company. We separate the positions of Chairperson of the board of directors and Chief Executive Officer of the Company. Dr. Freda Lewis-Hall serves as the Chairperson of the board of directors and Dr. David Tapolczay serves as the Chief Executive Officer of the Company and as a member of the board of directors. The board of directors believe that this structure serves us well by maintaining a link between management, through Dr. Tapolczay’s membership on the board of directors, and the non-executive directors led by Dr. Lewis-Hall in her role as a non-executive Chairperson.

Board Oversight of Risk

One of the key functions of our board of directors is to conduct informed oversight of our risk management process. The board of directors does not anticipate having a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors will be responsible for monitoring and assessing strategic risk exposure and the Audit Committee will have the responsibility to consider and discuss the Company’s major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee assesses and monitors whether our compensation plans, policies, and programs comply with applicable legal and regulatory requirements.

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Committees of the Board of Directors

The board of directors has formed the committees described below. Each of the committees operates pursuant to a written charter adopted by the committee or our board of directors. Each charter sets forth the committee’s specific functions and responsibilities. The board of directors of may from time to time establish other committees.

Audit Committee

The Audit Committee assists the board of directors with its oversight of the integrity of the financial statements; the compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent registered public accounting firm; the design and implementation of the financial risk assessment and risk management. Among other things, the Audit Committee is responsible for reviewing and discussing with management the adequacy and effectiveness of disclosure controls and procedures. The Audit Committee also discusses with management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope, and timing of the annual audit of the financial statements, and the results of the audit, quarterly reviews of the financial statements and, as appropriate, initiates inquiries into certain aspects of the financial affairs.

The Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has direct responsibility for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm. The Audit Committee has sole authority to approve the hiring and discharging of the independent registered public accounting firm, all audit engagement terms and fees and all permissible non-audit engagements with the independent auditor. The Audit Committee reviews and oversees all related party transactions in accordance with policies and procedures.

The Audit Committee is comprised of three members: Ms. Farley (Chairperson), Dr. Lewis-Hall, and Ms. McNealey. Each member of the Audit Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations and each member is financially literate. In addition, the board of directors has determined that each of Ms. Farley and Ms. McNealey is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act.

Compensation Committee

The Compensation Committee assists the board of directors with its oversight of the forms and amount of compensation for executive officers (including officers reporting under Section 16 of the Exchange Act), the administration of equity and non-equity incentive plans for employees and other service providers and certain other matters related to compensation programs. The Compensation Committee, among other responsibilities, evaluates the performance of our Chief Executive Officer and, in consultation with the Chief Executive Officer, evaluates the performance of other executive officers (including officers reporting under Section 16 of the Exchange Act).

The Compensation Committee is comprised of three members: Ms. Charles (Chairperson), Ms. Farley, and Ms. McNealey. The composition of the Compensation Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Each member of the Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 promulgated under the Exchange Act.

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Nominating and Governance Committee

The Nominating and Corporate Governance Committee assists the board of directors with its oversight of and identification of individuals qualified to become members of the board of directors, consistent with criteria approved by the board of directors, and selects, or recommends that the board of directors selects, director nominees; develops and recommends to the board of directors a set of corporate governance guidelines; oversees the evaluation of the board of directors; and reviews the environmental, safety, sustainability, and corporate social responsibility policies, objectives, and practices on a periodic basis.

The Nominating and Corporate Governance Committee is comprised of two members: Dr. Lewis-Hall (Chairperson) and Ms. Charles. The composition of the Nominating and Corporate Governance Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was at any time during fiscal year 2022, or at any other time, one of our officers or employees. None of our executive officers have served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of our Compensation Committee.

Family Relationships

There are no family relationships among our directors and executive officers.

Code of Ethics

We adopted a written Code of Conduct applicable to all of our directors, officers, and employees, which is available on the Company’s website at http://www.conduitpharma.com. Our Internet website address is provided as an inactive textual reference only. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of property and information, and compliance with legal and regulatory requirements. The Code of Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of its Code of Conduct on its corporate website.

Director and Officer Liability and Indemnification

We have purchased directors’ and officers’ liability insurance and have entered into indemnification agreements with each of directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

None of the executive officers of MURF received compensation for services performed during 2021 or 2022. Similarly, none of our current executive officers received compensation from MURF or Old Conduit during 2021 or 2022. We therefore have omitted the Summary Compensation Table from this filing.

Employment Agreements

We entered into employment agreements with our executive officers on September 22, 2023, which was the closing date of the Business Combination. These agreements are summarized below.

Dr. Tapolczay

On September 22, 2023, we entered into an employment agreement (the “Tapolczay Employment Agreement”) with Dr. Tapolczay, pursuant to which he serves as our Chief Executive Officer of and a member of our board of directors.

Under the Tapolczay Employment Agreement, Dr. Tapolczay is entitled to (i) an annual base salary of $550,000, and (ii) a target annual bonus opportunity equal to 50% of his base salary, payable based on the achievement of performance objectives as determined by our board of directors. In addition, the Tapolczay Employment Agreement provides that Dr. Tapolczay is entitled to receive a sign-on stock option award to purchase 0.40% of the shares of our Common Stock pursuant to the terms of the 2023 Stock Incentive Plan, which shall vest in equal annual installments on the first four anniversaries of the Business Combination.

The Tapolczay Employment Agreement provides that if we terminate Dr. Tapolczay’s employment other than for cause or disability, or if he terminates his employment for good reason, in either case other than the change in control protection period (described below), he would be entitled to receive (i) continued payment of his annual base salary for 12 months following the date of termination, (ii) a lump sum payment of his annual cash performance bonus that had been earned by him for a completed fiscal year or other measuring period but that had not yet been paid to him as of the date of termination, (iii) a lump sum payment equal to his then target annual bonus opportunity, pro-rated based on the total number of days elapsed in the calendar year through the date of termination, (iv) payment or reimbursement of the COBRA premiums for him and his eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements (in either case, less the premiums he was paying for such coverage while employed), until the earliest of (x) the last day of the applicable salary continuation period specified above, or (y) the date he becomes eligible for comparable health insurance coverage under a subsequent employer’s group health plan; and (v) accelerated vesting of such number of his unvested equity awards as would have vested had he remained employed during the 12-month period following his date of termination (provided, however, that, any equity awards that vest in whole or in part based on the attainment of performance-vesting conditions shall be governed by the terms of the applicable award agreement).

The Tapolczay Employment Agreement provides that if we terminate Dr. Tapolczay’s employment other than for cause or disability, or if he terminates his employment for good reason, in either case within three months prior to or 12 months after a change in control (such period, the change in control period), he would be entitled to receive (i) continued payment of his annual base salary for 18 months following the date of termination, (ii) a lump sum payment of his annual cash performance bonus that had been earned by him for a completed fiscal year or other measuring period but that had not yet been paid to him as of the date of termination, (iii) a lump sum payment equal to 150% of his then target annual bonus opportunity (without pro-ration), (iv) payment or reimbursement of the COBRA premiums for him and his eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements (in either case, less the premiums he was paying for such coverage while employed), until the earliest of (x) the last day of the applicable salary continuation period specified above, or (y) the date he becomes eligible for comparable health insurance coverage under a subsequent employer’s group health plan; and (v) accelerated vesting of 100% of his unvested equity awards (provided, however, that, any equity awards that vest in whole or in part based on the attainment of performance-vesting conditions shall be governed by the terms of the applicable award agreement).

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Additionally, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.

In exchange for the severance benefits described above, Dr. Tapolczay must (i) sign and not revoke a release of claims in favor of the Company, (ii) comply with his proprietary information and inventions assignment agreement, (iii) refrain from soliciting employees of the Company for a period of one year after his termination of employment, and (iv) comply with the other provisions of the Tapolczay Employment Agreement.

Mr. Sragovicz

On September 22, 2023, we entered into an employment agreement (the “Sragovicz Employment Agreement”) with Adam Sragovicz, pursuant to which he serves as our Chief Financial Officer.

Under the Sragovicz Employment Agreement, Mr. Sragovicz is entitled to (i) an annual base salary of $400,000, and (ii) a target annual bonus opportunity equal to 40% of his base salary, payable based on the achievement of performance objectives as determined by our board of directors. In addition, the Sragovicz Employment Agreement provides that Mr. Sragovicz is entitled to receive a sign-on restricted stock unit award covering 0.10% of the shares of our Common Stock pursuant to the terms of the 2023 Stock Incentive Plan, which shall vest in equal annual installments on each of the first three anniversaries of the Business Combination.

The Sragovicz Employment Agreement provides that if we terminate Mr. Sragovicz’s employment other than for cause or disability, or if he terminates his employment for good reason, in either case other than the change in control protection period (described below), he would be entitled to receive (i) continued payment of his annual base salary for nine months following the date of termination, (ii) a lump sum payment of his annual cash performance bonus that had been earned by him for a completed fiscal year or other measuring period but that had not yet been paid to him as of the date of termination, (iii) a lump sum payment equal to his then target annual bonus opportunity, pro-rated based on the total number of days elapsed in the calendar year through the date of termination, (iv) payment or reimbursement of the COBRA premiums for him and his eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements (in either case, less the premiums he was paying for such coverage while employed), until the earliest of (x) the last day of the applicable salary continuation period specified above, or (y) the date he becomes eligible for comparable health insurance coverage under a subsequent employer’s group health plan; and (v) accelerated vesting of such number of his unvested equity awards as would have vested had he remained employed during the nine-month period following his date of termination (provided, however, that, any equity awards that vest in whole or in part based on the attainment of performance-vesting conditions shall be governed by the terms of the applicable award agreement).

The Sragovicz Employment Agreement provides that if we terminate Mr. Sragovicz’s employment other than for cause or disability, or if he terminates his employment for good reason, in either case within three months prior to or 12 months after a change in control (such period, the change in control period), he would be entitled to receive (i) continued payment of his annual base salary for 12 months following the date of termination, (ii) a lump sum payment of his annual cash performance bonus that had been earned by him for a completed fiscal year or other measuring period but that had not yet been paid to him as of the date of termination, (iii) a lump sum payment equal to 100% of his then target annual bonus opportunity (without pro-ration), (iv) payment or reimbursement of the COBRA premiums for him and his eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements (in either case, less the premiums he was paying for such coverage while employed), until the earliest of (x) the last day of the applicable salary continuation period specified above, or (y) the date he becomes eligible for comparable health insurance coverage under a subsequent employer’s group health plan; and (v) accelerated vesting of 100% of his unvested equity awards (provided, however, that, any equity awards that vest in whole or in part based on the attainment of performance-vesting conditions shall be governed by the terms of the applicable award agreement).

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Additionally, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.

In exchange for the severance benefits described above, Mr. Sragovicz must (i) sign and not revoke a release of claims in favor of the Company, (ii) comply with his proprietary information and inventions assignment agreement, (iii) refrain from soliciting employees of the Company for a period of one year after his termination of employment, and (iv) comply with the other provisions of the Sragovicz Employment Agreement.

Outstanding Equity Awards at Fiscal Year-End

As noted above, none of the executive officers of MURF received compensation for services performed during 2021 or 2022. Similarly, none of our current executive officers received compensation from MURF or Old Conduit during 2021 or 2022. We therefore have omitted the Outstanding Equity Awards at Fiscal Year-End table from this filing.

2023 Stock Incentive Plan

On September 20, 2023, MURF stockholders approved the Conduit Pharmaceuticals Inc. 2023 Stock Incentive Plan (the “2023 Plan”). The 2023 Plan permits our board of directors or compensation committee to grant may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof, to officers, employees, directors or consultants of the Company.

Subject to adjustment for stock splits or similar events, the 2023 Plan initially reserved 11,497,622 shares of Common Stock for issuance pursuant to awards, which was intended to represent approximately 12.5% of the fully diluted shares of the Company immediately after the closing of the Business Combination, plus an annual increase on the first day of each calendar year beginning in 2024 and ending in 2033 equal to the lesser of (i) 5% of the shares of Common Stock outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of Common Stock as determined by our board of directors.

The Company intends to file with the SEC a registration statement on Form S-8 covering some or all of the shares of Common Stock issuable under the 2023 Plan.

Hedging Policy

The Company has not adopted any practices or policies regarding the ability of employees (including officers) or directors, or any of their designees, to purchase financial instruments or otherwise engage in transactions that hedge or offset or are designed to hedge or offset any decrease in the market value of equity securities of the Company.

Director Compensation

As the Business Combination was completed in September 2023, the Company’s directors did not receive any compensation for their service in their capacity as directors in the year ended December 31, 2022. Moreover, none of the directors of MURF or Old Conduit received compensation for their services as directors in 2022. We therefore have omitted the Director Compensation table from this filing.

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Compensation Program for the Board of Directors

We adopted a compensation program for our board of directors, which became effective upon completion of the Business Combination. Under the compensation program, the non-employee directors will receive the following annual cash retainers for their service on the board of directors and its committees:

●	$35,000 for each non-employee director;

●	$30,000 for the Chairperson of the board of directors;

●	$15,000 for the chair of the Audit Committee and $7,500 for each of the other members of that committee;

●	$10,000 for the chair of the Compensation Committee and $5,000 for each of the other members of that committee; and

●	$8,000 for the chair of the Nominating and Corporate Governance Committee and $4,000 for each of the other members of that committee.

In addition, each non-employee director who is initially elected or appointed to the board of directors on or after the completion of the Business Combination will automatically be granted on the day of such first election or appointment a stock option to purchase 65,000 shares of our Common Stock (the “Initial Award”) (provided that the Initial Award with respect to each non-employee director who initially is elected or appointed to the board at the closing of the Business Combination shall be granted upon the effectiveness of the Form S-8 with respect to the our Common Stock issuable under the 2023 Stock Incentive Plan). Each Initial Award will vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the non-employee director continuing in service on the board of directors through each such vesting date.

A non-employee director who is serving on the board of directors as of the date of any annual meeting after the effective date of the new program, and who will continue to serve as a non-employee director immediately following such meeting, will automatically be granted on the date of such annual meeting a stock option to purchase 32,500 shares of our Common Stock, which amount is pro-rated for new directors to reflect their service since the last annual meeting (the “Annual Award”). Each Annual Award will vest and become exercisable on the earlier of (i) the first anniversary of the date of grant, or (ii) the date immediately prior to the next annual meeting of the Company’s stockholders following the date of grant, subject to the non-employee director continuing in service on the board of directors through such vesting date.

Upon a change in control, all outstanding equity awards that are held by a non-employee director shall become fully vested and exercisable.

The 2023 Plan provides that the sum of the grant date fair value of all equity-based awards and the maximum amount of cash that may become payable to any individual for services as a non-employee director during any calendar year may not exceed $750,000, increased to $1,000,000 in the calendar year of a non-employee director’s initial service as a non-employee director. The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth beneficial ownership of the Company’s Common Stock as of October 13, 2023 by:

●	each person known to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company;

●	each of the Company’s executive officers and directors; and

●	all of the Company’s current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of October 13, 2023. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of October 13, 2023 or subject to restricted stock units that vest within 60 days of October 13, 2023 are considered outstanding and beneficially owned by the person holding such warrants, options, or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to the Company, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o Conduit Pharmaceuticals Inc., 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123.

The beneficial ownership of our Common Stock is based on 72,813,776 shares of Common Stock issued and outstanding as of October 13, 2023, which number excludes the shares of Common Stock issuable upon exercise of the Warrants and the Vela Option. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of the shares shown to be beneficially owned by them.

Name and Address of Beneficial Owner	Number of shares of Common Stock		% of Common Stock*	% of Total Voting Power*
Directors and executive officers
James Bligh	0		0%	0%
Faith L. Charles	0		0%	0%
Chele Chiavacci Farley	30,000	(1)	*	*
Freda Lewis-Hall	2,520,311	(2)	3.5%	3.5%
Jennifer I. McNealey	0		0%	0%
Andrew Regan	45,593,799	(3)	62.6%	62.6%
Adam Sragovicz	0		0%	0%
David Tapolczay	2,003,324		2.8%	2.8%
All directors and executive officers as a group (8 individuals)	50,147,434		68.9%	68.9%

Other 5% beneficial owners
Corvus Capital Limited	45,593,799	(3)	62.6%	62.6%
Murphy Canyon Acquisition Sponsor, LLC(4)	4,724,250		6.5%	6.5%
St George Street Capital(5)	4,749,816		6.5%	6.5%
Nirland Limited(6)	6,231,753		8.3%	8.3%

*	Indicates beneficial ownership of less than 1%.

(1)	Consists of (i) 15,000 shares of Common Stock, and (ii) 15,000 warrants to purchase 15,000 shares of Common Stock.

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(2)	Consists of 2,520,311 shares of Common Stock of which 2,003,324 were issued to Intelmed LLC, of which Dr. Lewis-Hall is the Managing Director and 516,987 shares of Common Stock received by Mr. Emerson Hall, Jr., Dr. Lewis-Hall’s spouse. By virtue of this relationship with both Intelmed LLC and her spouse, Dr. Lewis-Hall may be deemed to share beneficial ownership of the securities held of record by Intelmed LLC and Mr. Emerson Hall, Jr. Dr. Lewis-Hall disclaims any such beneficial ownership except to the extent of her pecuniary interest therein. The business address of Intelmed LLC is 11421 Golden Eagle Court Naples, Florida 34120.

(3)	Consists of (i) 66,650 shares of Common Stock held directly by Dr. Regan, (ii) 31,148,454 shares of Common Stock held by Corvus Capital Limited, and (iii) 14,378,695 shares of Common Stock held by Algo Holdings, Inc. Dr. Regan is the Chief Executive Officer of Corvus Capital Limited and Algo Holdings, Inc. is a wholly owned subsidiary of Corvus Capital Limited. By virtue of this relationship, Dr. Regan may be deemed to share beneficial ownership of the securities held of record by Corvus Capital Limited and Algo Holdings, Inc. Dr. Regan disclaims any such beneficial ownership except to the extent of his pecuniary interest therein. The business address of Corvus Capital Limited is Floor 2, Willow House, Cricket Square PO Box 709 Grand Cayman KY1-1107, Cayman Islands.

(4)	According to a Schedule 13D/A filing made with the SEC on September 29, 2023, Murphy Canyon Acquisition Sponsor LLC (the “Sponsor”) is controlled by its sole and managing member NetREIT Advisors LLC (“NetREIT”). Jack Heilbron is the President of NetREIT and accordingly may be deemed to have beneficial ownership of securities reported herein. Mr. Heilbron disclaims any ownership of securities reported herein other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of the Sponsor is 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123

(5)	According to a Schedule 13G filing made with the SEC on September 29, 2023, St George Street Capital is charitable foundation organized under the laws of England and Wales. Our CEO, Mr. Tapolczay, is a Trustee of St George Street Capital but disclaims any such beneficial ownership except to the extent of his pecuniary interest. The business address of St George Street Capital is Bates Wells Braithwaite, 10 Queen Street Place, London, United Kingdom EC4R 1BE.

(6)

Number of shares of Common Stock was communicated to the Company by Nirland Limited, and includes the shares of Common Stock and the warrants issued in the PIPE Financing. In addition, according to a Schedule 13G filing made with the SEC on October 2, 2023 (the “Nirland Schedule 13G”), Nirland Limited is wholly owned by Stockton Limited, a company registered in Guernsey (“Stockton Limited”), which is wholly owned by The Rowland Master Trust, a Guernsey trust (“The Rowland Master Trust”). Dovet Limited, a company registered in Guernsey (“Dovet Limited”), is the sole trustee of The Rowland Master Trust. By virtue of these relationships, each of Stockton Limited, The Rowland Master Trust and Dovet Limited may be deemed to share beneficial ownership of the securities held of record by Nirland Limited.

According to the Nirland Schedule 13G, the shares of Common Stock then beneficially owned included (i) 2,000,000 shares of Common Stock sold pursuant to that certain Subscription Agreement, dated September 22, 2023, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2023; (ii) 2,000,000 shares of Common Stock issuable upon exercise of that certain Common Stock Warrant, in substantially the form as the form of warrant filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2023, issued by the Company in favor of Nirland Limited, a company registered in Guernsey with company number 58804 of The Old Stables Rue a L’Or, St Peter Port, GUERNSEY GY1 1QG, which may be exercised at any time beginning 30 days after the completion of the Business Combination; and (iii) 2,520,311 shares of Common Stock purchased by Nirland Limited from St George Street Capital Limited, a limited liability company incorporated under the laws of the United Kingdom, pursuant to that certain share purchase agreement, dated as of September 22, 2023

The Nirland Schedule 13G reported that the address the business office of each of Nirland Limited, Stockton Limited, The Rowland Master Trust, and Dovet Limited is The Old Stables, Rue a l’Or, St Peter Port, GY1 1QG, Guernsey.

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SELLING SECURITYHOLDERS

This prospectus relates to:

●	the resale of up to 7,755,710 shares of Common Stock, consisting of: (i) 2,000,000 shares of Common Stock issued in the PIPE Financing; (ii) 4,015,250 shares of Common Stock held by the Sponsor; (iii) 1,300,000 shares of Common Stock issued to A.G.P.; (iv) 395,460 shares of Common Stock issued to Cizzle Biotechnology Holdings PLC pursuant to its exercise of an option that it held; and (v) 45,000 shares of Common Stock held by one of our current directors and certain of our former directors;

●	the issuance and resale of up to 16,033,000 shares of Common Stock, consisting of: (i) 2,000,000 shares of Common Stock issuable upon the exercise of the PIPE Warrants; (ii) 54,000 shares of Common Stock issuable up on the exercise of the A.G.P. Warrants; (iii) 754,000 shares of Common Stock issuable upon the exercise of the Private Warrants; and (iv) 13,225,000 shares of Common Stock issuable upon exercise of the Public Warrants; and

●	the issuance and resale of up to 976,000 shares of Common Stock issuable to Vela upon any exercise of the Vela Option, which number of shares of Common Stock assumes the full exercise of the Vela Option at an exercise price of $5.00 per share

The Selling Securityholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, the holders of shares of common stock reserved for issuance upon the exercise of warrants covered by this prospectus, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any Selling Securityholder’s interest in the Common Stock, other than through a public sale.

The following table sets forth, as of October 13, 2023, the names of the Selling Securityholders, the aggregate number of Common Stock and/or Warrants beneficially owned prior to the sale of the securities offered hereby by the Selling Securityholders, the aggregate number of Common Stock and/or Warrants that the Selling Securityholders may offer pursuant to this prospectus, and the number of Common Stock and/or Warrants beneficially owned by the Selling Securityholders after the sale of the securities offered hereby.

The following table is prepared based on information provided to us by the Selling Securityholders. The beneficial ownership of our Common Stock is based on 72,813,776 shares of Common Stock issued and outstanding as of October 13, 2023.

	Shares of Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering(1)	Percentage Beneficially Owned After Offering(1)
A.G.P./Alliance Global Partners(2)	1,354,000	1,354,000	0	0%
Cizzle Biotechnology Holdings PLC(3)	395,460	395,460	0	0%
Chele Chiavacci Farley(4)	30,000	30,000	0	0%
Camden Capital LLC(5)	22,500	22,500	0	0%
Elon University	7,500	7,500	0	0%
Murphy Canyon Acquisition Sponsor, LLC(6)	4,769,250	4,769,250	0	0%
Nirland Limited(7)	6,231,753	4,000,000	2,231,753	3.0%
Richard E. Feinberg(8)	30,000	30,000	0	0%
Vela Technologies Plc(9)	0	976,000	0	0%

*	Indicates beneficial ownership of less than 1%.

(1)	Assumes the sale of all securities being offered pursuant to this prospectus.

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(2)	Represents 1,300,000 shares of Common Stock and 54,000 shares of Common Stock underlying warrants. A.G.P. acted as a financial advisor to both the Company and Old Conduit in connection with the Business Combination. A.G.P. also acted as the underwriter for our initial public offering (the “IPO”) and as our banking advisor. Upon the completion of the Business Combination, A.G.P.: (i) received a cash fee of $6,500,000, 1,300,000 shares of Common Stock, and the A.G.P. Warrants; and (ii) agreed to defer payment, to be paid in the future under certain circumstances by a date no later than March 21, 2025, of $5,737,500 of fees as a result of its engagement for the IPO.

(3)	In February 2022, we entered into an agreement with Cizzle Biotechnology Holdings PLC (“Cizzle”), whereby Cizzle agreed to purchase a percentage of future revenue earned in an asset of ours related to COVID-19 (the “Covid Asset”), should the Covid Asset reach the commercialization stage. In December 2022, we entered into an agreement with Cizzle whereby we granted Cizzle the option, but not the obligation, to sell its economic interest in the Covid Asset back to us. The agreement contained an option period of nine months from the date of the agreement for Cizzle to notify us of its intent to exercise the option to sell its economic interest in the Covid Asset. Upon closing of the agreement, Cizzle agreed to pay the Company an option fee of $0.1 million (£0.1 million). In September 2023, Cizzle exercised its option under the agreement and, as a result, we issued 395,460 shares of Common Stock to Cizzle.

(4)	Represents: (i) 15,000 shares of Common Stock; and (ii) 15,000 shares of Common Stock underlying warrants. Chele Chiavacci Farley is a director of the Company.

(5)	Represents: (i) 7,500 shares of Common Stock; and (ii) 15,000 shares of Common Stock underlying warrants. Camden Capital LLC is owned by Francis Knuettel II, who served as a director of MURF from the closing of the IPO until the completion of the Business Combination in September 2023.

(6)

Represents: (i) 4,015,250 shares of Common Stock; and (ii) 754,000 shares of Common Stock underlying warrants. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions” for additional information regarding the Sponsor.

Jack K. Heilbron is the President of NetREIT Advisors, LLC, which is the sole and managing member of the Sponsor. Mr. Heilbron served as the Company’s Chief Executive Officer, President, and Chairman of the board of directors until September 2023, and has entered into a Consulting Agreement with the Company, which became effective upon the closing of the Business Combination. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions — Consulting Agreement with Jack K. Heilbron” for additional information regarding this Consulting Agreement.

(7)	Represents: (i) 2,000,000 shares of Common Stock (being registered for resale hereunder); (ii) 2,000,000 shares of Common Stock (being registered for resale hereunder) issuable upon exercise of that certain Common Stock Warrant; and (iii) 2,231,753 shares of Common Stock issued in the Business Combination.

(8)	Represents: (i) 15,000 shares of Common Stock; and (ii) 15,000 shares of Common Stock underlying warrants. Richard E. Feinberg served as a director of MURF from the closing of the IPO until the completion of the Business Combination in September 2023.

(9)

In April 2023, Old Conduit entered into an agreement with Vela Technologies Plc (“Vela”) which granted Vela the right, but not the obligation, to sell its 8% royalty interest in the Covid Asset back to Old Conduit (the “Vela Option”). In accordance with the Vela Option, Vela paid a one-time, non-refundable option fee to Old Conduit of $0.5 million (£0.4 million). Total consideration payable to Vela upon exercise of the Vela Option is $4.8 million (£4.0 million) worth of our Common Stock, at a price per share equal to the volume-weighted average price per share over the 10 business days prior to the date of the notice of the exercise of the option. The Vela Option contains a provision that in no event shall the price per share for the consideration shares be lower than $5 or higher than $15. The Vela Option is exercisable in whole at any time until February 7, 2024. We are registering for resale herein up to 976,000 shares of Common Stock which may be issued upon the exercise of the Vela Option, which number of shares of Common Stock assumes the full exercise of the Vela Option at an exercise price of $5.00 per share.

In October 2020, Old Conduit entered into an Agreement with St George Street Capital to approve funding from Vela, whereby Vela agreed to provide funding to Old Conduit via a purchase of future royalties of the Covid Asset totaling 8% of future revenue earned if the Covid Asset is commercialized (the “Vela Agreement”). Total consideration under the Vela Agreement was $2.9 million (£2.35 million), consisting of $1.6 million (£1.25 million) cash and the issuance of 1.1 billion ordinary shares in Vela which, based on the fair value of stock at September 10, 2021, was $1.3 million. Old Conduit received the $1.6 million (£1.25) million cash consideration during the year ended December 31, 2020.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under the sections titled “Executive Compensation” and “Management,” the following is a description of each transaction since January 1, 2022, and each currently proposed transaction, in which:

●	we have been or are to be a participant;

●	the amount involved exceeds or will exceed $120,000; and

●	any of our directors, executive officers, or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

Our board of directors had adopted a policy with respect to the review, approval, and ratification of related party transactions. Under the policy, the audit committee of the board of directors is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, the audit committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, the policy requires the audit committee to consider, among other factors it deems appropriate:

●	whether the transaction was undertaken in the ordinary course of business of the Company;

●	whether the related party transaction was initiated by the Company, a subsidiary, or the related party;

●	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the related party transaction;

●	if the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;

●	the related party’s interest in the related party transaction;

●	whether the related party transaction would impair the independence of an otherwise independent director; and

●	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction

The audit committee may approve the related party transaction only if the audit committee determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its stockholders.

Founder Shares

On November 16, 2021, the Sponsor purchased an aggregate of 4,312,500 shares of Common Stock for the aggregate price of $25,000 (the “Founder Shares”). The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own 20% of the Company’s issued and outstanding shares after the IPO (assuming that, in the IPO, the Sponsor only purchased Class A common stock consisting of (i) the Founder Shares and (ii) the 754,000 shares of Class A common stock included in the units purchased by the Sponsor in connection with the IPO (together, the “Private Shares”). As a result of the underwriters’ election to exercise their over-allotment option, on January 26, 2022, the Sponsor surrendered and forfeited 1,006,250 Founder Shares. Following such forfeiture, the Sponsor held 3,306,250 Founder Shares.

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The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of our initial business combination, and (B) subsequent to the initial business combination if we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our public stockholders having the right to exchange their public shares for cash, securities or other property. Notwithstanding the foregoing, the Sponsor shall have the right to transfer its ownership in the Founder Shares at any time to the extent that it determines, in good faith, that such transfer is necessary to ensure that it and/or any of its parents, subsidiaries or affiliates are in compliance with the Investment Company Act of 1940. Also, and notwithstanding the foregoing, if subsequent to the Business Combination the reported last sale price of our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after our initial business combination, all of the Founder Shares will be released from the lock-up, subject to certain exceptions.

Private Units

Contemporaneously with the closing of the IPO and the exercise of the overallotment option, the Sponsor purchased an aggregate of 754,000 private units of MURF in a private placement at a price of $10.00 per private unit. Each private unit consists of one Private Share and one Private Warrant. The private units are identical to the units sold in the IPO except that the (a) the placement units and their component securities will not be transferable, assignable or saleable until October 22, 2023 except to permitted transferees and (b) the warrants and rights included as a component of the placement units, so long as they are held by the Sponsor or its permitted transferees, will be entitled to registration rights, respectively. Additionally, the warrants underlying the placement units contain a cashless exercise provision and shall be non-redeemable while held by the initial purchasers thereof or their permitted assignees. The Sponsor had agreed not to transfer, assign or sell any of the private units and underlying securities (except in connection with the same limited exceptions that the Private Shares may be transferred as described above) until after the Business Combination. In connection with completion of the Business Combination, the Sponsor transferred 45,000 placement units (15,000 each) to each of Messrs. Knuettell and Feinberg and Ms. Chiavacci Farley.

Promissory Note to Sponsor

On November 4, 2021, the Sponsor issued an unsecured promissory note to the Company pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The promissory note was non-interest bearing and payable on the earlier of (i) the date on the Company consummates an initial public offering of its securities, or (ii) the date the Company determines not to conduct an initial public offering of its securities. As of December 31, 2021, there was $177,057 outstanding under the promissory note. The balance of the promissory note was paid in full and terminated on February 10, 2022.

Administrative Services Agreement

The Company entered into an agreement whereby, starting February 2, 2022, through September 2023, the Company paid Murphy Canyon Management Group, Inc., an affiliate of the Sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the period from February 2, 2022 through June 30, 2023, the Company incurred and paid $170,000 for these services.

Sponsor Support Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into a support agreement with the Sponsor pursuant to which the Sponsor agreed to, among other things, vote all of the shares of MURF common stock legally and beneficially owned by it in favor of the Business Combination. On September 20, 2023, the Sponsor voted all of the shares of MURF common stock then legally and beneficially owned by it in favor of the Business Combination.

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PIPE Subscription Agreement

In September 2023, concurrently with the completion of the Business Combination, pursuant to the PIPE Subscription Agreement for an aggregate purchase price of $20.0 million, the Company issued an aggregate of 2,000,000 shares of the Company’s Common Stock and PIPE Warrants to purchase 2,000,000 shares of Company Common Stock.

The PIPE Subscription Agreement contains registration rights, pursuant to which within 15 business days after the closing of the PIPE Financing, the Company must use reasonable best efforts to file with the SEC a registration statement registering the resale of shares of the Company’s common stock. We are filing the registration statement of which this prospectus is a part, in part, to satisfy that contractual requirement.

The PIPE Warrants are exercisable until September 22, 2028 (five years after the completion of the Business Combination) and have an exercise price of $11.50 per share, subject to adjustment as set forth in the PIPE Warrants for stock splits, stock dividends, recapitalizations and similar customary adjustments. The Private Placement Investor may exercise each PIPE Warrant on a cashless basis if the shares underlying the PIPE Warrants are not then registered for resale pursuant to an effective registration statement.

The Company common stock and PIPE Warrants to purchase Company common stock issued pursuant to the PIPE Subscription Agreement were not registered under the Securities Act, and were issued in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Consulting Agreement with Jack K. Heilbron

Jack K. Heilbron, who served as the MURF’s Chief Executive Officer, President, and Chairman of the board of directors until September 22, 2023, has entered into a Consulting Agreement with the Company, which became effective upon the closing of the Business Combination. The Consulting Agreement provides that Mr. Heilbron will provide advisory and consulting services from time to time to the Company until September 22, 2024. Pursuant to the terms of the Consulting Agreement, Mr. Heilbron is entitled to rights as an observer to the Company’s board of directors. Mr. Heilbron is entitled to be paid $25,000 per calendar quarter for his consulting services and is also entitled to a stock option to purchase the number of shares of Common Stock determined by dividing (i) $300,000, by (ii) the per share Black-Scholes valuation as of the grant date, utilizing the same assumptions used in preparation of the financial statements, with the resulting quotient rounded down to the nearest whole share.

Shareholder Support Agreements

Concurrently with the execution of the Merger Agreement, MURF, Old Conduit, and certain shareholders of Old Conduit (the “Old Conduit Shareholders”) entered into a certain shareholder support agreement dated November 8, 2022, pursuant to which the Old Conduit Shareholders agreed to vote all Old Conduit shares beneficially owned by them, including any additional shares of Old Conduit they acquire ownership of or the power to vote, in favor of the Business Combination and related transactions. Under the support agreements, each Old Conduit Shareholder also agreed that, prior to the termination of the applicable support agreement, such Old Conduit Shareholder would not transfer or otherwise enter into any agreement or understanding with respect to a transfer relating to any shares of Old Conduit owned by such shareholder. The support agreements automatically terminated on September 22, 2023.

Old Conduit Shareholder Lockup Agreements

Under the Merger Agreement, as a condition to receiving Common Stock of the Company after the closing of the Business Combination in respect of their Old Conduit shares, certain shareholders of Old Conduit executed lockup agreements pursuant to which such shareholders agreed not to sell, transfer or take certain other actions with respect to such shares of our Common Stock for a period of 180 days after the closing of the Business Combination, subject to certain customary exceptions.

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Transactions with Corvus Capital Limited

Following the completion of the Business Combination, Corvus Capital Limited (“Corvus Capital”) currently owns 31,148,454 shares of our Common Stock directly and 14,378,695 shares of our Common Stock through its wholly-owned subsidiary Algo Holdings, Inc., or in the aggregate approximately 62.6% of the outstanding shares of our Common Stock. Dr. Andrew Regan, the Chief Executive Officer of Corvus Capital, is also a member of our board of directors.

2021 Letter Agreement

For the year ended December 31, 2021, Old Conduit incurred $1.6 million (£1.3 million) in advisory fees for funding and review of potential acquisition candidates to Corvus Capital. For the nine months ended September 30, 2022, Conduit incurred director’s fees payable to Dr. Regan of approximately £120,000.

2022 Convertible Loan Note Instrument

On November 1, 2022, Old Conduit approved a master Convertible Loan Note Instrument (the “2022 Convertible Loan Note Instrument”), permitting Old Conduit to issue convertible notes payable for a maximum aggregate principal amount of up to $3.3 million (£3.0 million). During January 2023, under the terms of the 2022 Convertible Loan Note Instrument, Old Conduit issued convertible notes payable with an aggregate principal amount of $0.2 million (£0.2 million) to Dr. Regan.

The convertible notes payable issuable under the 2022 Convertible Loan Note Instrument were to mature three years after issuance to the respective noteholders and bore 5% interest, only to be paid to the noteholders in the event of a material breach by Old Conduit of the terms of the 2022 Convertible Loan Note Instrument. In the event of a Change of Control (as defined in the 2022 Convertible Loan Note Instrument), the convertible notes payable issued under the 2022 Convertible Loan Note Instrument were to automatically convert into ordinary shares of Old Conduit at a conversion price equal to a 20% discount to the price per share paid for the most senior class of shares in respect of such Change of Control. Old Conduit, with consent from the noteholders, could prepay the convertible notes payable issued under the 2022 Convertible Loan Note Instrument without penalty. The convertible notes payable issued under the 2022 Convertible Loan Note Instrument were general, unsecured obligations of Old Conduit.

Upon completion of the Business Combination, the convertible notes payable under the 2022 Convertible Loan Note Instrument were converted into an aggregate of 376,650 shares of Common Stock, which amount includes 66,650 shares of Common Stock issued to Dr. Regan for convertible notes payable to him under the 2022 Convertible Loan Note Instrument.

Global Funding Agreement with St George Street Capital

Following the completion of the Business Combination, St George Street currently owns 4,749,816 shares of our Common Stock, or approximately 6.5% of the outstanding shares of our Common Stock. Dr. David Tapolczay, the former Chief Executive Officer of St George Street, is also our Chief Executive Officer and a member of our board of directors.

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On March 26, 2021, Old Conduit entered into the Exclusive Funding Agreement (“Global Funding Agreement”) with St George Street. Under the Global Funding Agreement, Old Conduit has the exclusive first right, but not the obligation, to provide or procure funding for the performance drug discovery and/or development project that St George Street wishes to undertake. The Global Funding Agreement entitles Old Conduit to 100% of the net revenue on projects that Conduit funds by itself. For additional information regarding the Global Funding Agreement and related agreements, see the “Business — Strategic Alliances and Arrangements — Global Funding Agreement – St George Street” section of this prospectus.

A.G.P./Alliance Global Partners

A.G.P./Alliance Global Partners (“A.G.P.”) was a financial advisor to both the Company and Old Conduit in connection with the Business Combination transaction. Upon the completion of the Business Combination, A.G.P.: (i) received a cash fee of $6,500,000, 1,300,000 shares of Common Stock, and warrants to purchase 54,000 shares of Common Stock at an exercise price of $11.00 per share pursuant to its engagement agreement with Old Conduit entered into on August 2, 2022, and (ii) agreed to defer payment, to be paid in the future under certain circumstances by a date no later than March 21, 2025, of $5,737,500 of fees as a result of its engagement for the IPO. There can be no assurance that the fact that A.G.P. acted as the financial advisor to both parties to the Business Combination did not impact the advice that A.G.P. delivered to either or both parties, or that certain terms of the Business Combination were not impacted by the potential conflict of interest.

Directors and Officers

Certain of the individuals that serve as members of our board of directors since completion of the Business Combination have relationships with MURF, Old Conduit, and/or one of their respective stockholders. Dr. Freda Lewis-Hall, the Chairperson of our board of directors, was an indirect shareholder of Conduit and indirectly received 2,003,324 shares of our Common Stock upon completion of the Business Combination. Dr. David Tapolczay, our Chief Executive Officer and a member of our board of directors, was a shareholder of Old Conduit and received 2,003,324 shares of our Common Stock upon completion of the Business Combination. Dr. Tapolczay is also a director of Old Conduit and he was previously the Chief Executive Officer of St George Street until September 2023. Dr. Andrew Regan, a member of our board of directors, is a director of Old Conduit and received 66,650 shares of our Common Stock upon completion of the Business Combination. James Bligh, a member of our board of directors, was an employee of Old Conduit and currently serves as a member of its board of directors. Faith L. Charles, a member of our board of directors, is a partner at Thompson Hine LLP, a law firm that provides legal services to us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires MURF’s directors, officers and persons owning more than 10% of our Common Stock to file reports of ownership and changes of ownership with the SEC. Based on our review of the copies of such reports furnished to us, or representations from certain reporting persons that no other reports were required, we believe that all applicable filing requirements were complied with to date.

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DESCRIPTION OF OUR SECURITIES

The following is a description of our securities of as set forth in certain provisions of our Second Amended and Restated Certificate of Incorporation (the “Charter”) and our Second Amended and Restated Bylaws (the “Bylaws”), and applicable forms of warrant, each previously filed with the SEC and incorporated by reference as an exhibit to this registration statement to which this prospectus forms a part. This summary does not purport to be complete and is qualified in its entirety by the full text of the Charter, Bylaws, applicable forms of warrant, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our Charter, Bylaws, applicable forms of warrant, and the applicable portions of the DGCL carefully.

Authorized Capitalization

The total amount of authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of October 13, 2023, our issued and outstanding capital stock consists of 72,813,776 shares of Common Stock and no shares of Preferred Stock.

Common Stock

Voting Rights

The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power represented by shares of Common Stock voted for the election of directors can elect all of the directors.

Dividend Rights

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Other Rights

Holders of Common Stock do not have any conversion, preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to the Common Stock.

Preferred Stock

Our Charter authorizes the issuance of 1,000,000 shares of Preferred Stock by the board of directors, in one or more series, and the board of directors may establish the number of shares to be included in each such series and may fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations, and restrictions thereof.

The rights of Preferred Stock could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the Preferred Stock could be utilized as a method of discouraging, delaying, or preventing a change in control of the Company.

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Warrants

As of October 13, 2023, we have warrants outstanding to purchase an aggregate of 16,033,000 shares of Common Stock, which amount consists of the PIPE Warrants, the A.G.P. Warrants, the Private Warrants, and the Public Warrants.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each whole Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock.

The Warrant holders, solely by virtue of holding Warrants, do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Warrants and receive shares of Common Stock.

PIPE Warrants

Each outstanding whole PIPE Warrant represents the right to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as described in this prospectus, at any time commencing 30 days after the consummation of an initial business combination and ending five years after completion of an initial business combination.

The PIPE Warrants are exercisable for cash or on a cashless basis, at the holder’s option. The PIPE Warrants are not redeemable by us.

The exercise price of the PIPE Warrants may be decreased and/or the number of shares of Common Stock issuable upon exercise of the PIPE Warrants may be adjusted upon the occurrence of certain events such as, in certain circumstances, if we pay a stock dividend or make a distribution on shares of Common Stock, if we subdivide the outstanding shares of Common Stock into a larger number of shares, or upon certain other types of stock dividends or splits. The PIPE Warrants also give the holder, in certain circumstances, the right to acquire securities if we conduct a future offering of Common Stock or certain other securities.

A.G.P. Warrants

Each outstanding whole A.G.P. Warrant represents the right to purchase one share of Common Stock at a price of $11.00 per share, subject to adjustment as described in this prospectus, at any time on or after October 22, 2023 and ending on or prior to the earlier of (i) 5:00 p.m. (New York City time) on October 22, 2028, or (ii) the date fixed for redemption of the shares underlying the A.G.P. Warrants as provided in the A.G.P. Warrants.

The A.G.P. Warrants are exercisable for cash or on a cashless basis, at the holder’s option.

We may call the A.G.P. Warrants for redemption, in whole and not in part, at any time after the A.G.P. Warrants become exercisable and prior to their expiration, at a price of $0.01 per A.G.P. Warrant,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period commencing once the A.G.P. Warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders; and

●	provided there is a current registration statement in effect with respect to the shares of Common Stock underlying the A.G.P. Warrants for each day in the 30 trading day period and continuing each thereafter until the redemption date.

If we call the A.G.P. Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its A.G.P. Warrant to do so on a “cashless basis.” If our management takes advantage of this option, holders of A.G.P. Warrants would pay the exercise price by surrendering their A.G.P. Warrants for that number of shares of Common Stock as calculated pursuant to the A.G.P. Warrant. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of an A.G.P. Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the A.G.P. Warrants.

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The exercise price of the A.G.P. Warrants may be decreased and/or the number of shares of Common Stock issuable upon exercise of the A.G.P. Warrants may be adjusted upon the occurrence of certain events such as, in certain circumstances, if we pay a stock dividend or make a distribution on shares of Common Stock, if we subdivide the outstanding shares of Common Stock into a larger number of shares, or upon certain other types of stock dividends or splits. The A.G.P. Warrants also give the holder, in certain circumstances, the right to acquire securities if we conduct a future offering of Common Stock or certain other securities. Subject to stock market rules, we may, subject to the prior written consent of the holder, reduce the then current exercise price of the A.G.P. Warrants to any amount for any period of time deemed appropriate by the board of directors.

Private Warrants and Public Warrants

Each outstanding whole Private Warrant and Public Warrant represents the right to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed in this prospectus, at any time commencing 30 days after the Business Combination and ending five years after the Business Combination.

The Private Warrants, as well as any warrants underlying additional units issued to the Sponsor or our officers, directors or their affiliates in payment of working capital loans, are identical to the Public Warrants except that the Private Warrants (i) will be exercisable for cash or on a cashless basis, at the holder’s option, and (ii) will not be redeemable by us, in each case so long as they are still held by the Sponsor or its permitted transferees.

We may call the Public Warrants for redemption (excluding any warrants underlying additional units issued to the Sponsor, our officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per Public Warrant,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the applicable warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of Common Stock under the blue sky laws of the state of residence in those states in which such Public Warrants were offered by us in the offering.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose means the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants.

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In addition, if we, at any time while the Public Warrants or Private Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Public Warrants or Private Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our Common Stock if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of the offering at the election of the Company subject to satisfaction of certain conditions or as extended by the Company’s stockholders in accordance with our amended and restated certificate of incorporation) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Public Warrants and Private Warrants exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant and Private Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of ours as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants and Private Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and Private Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants or Private Warrants (as applicable) would have received if such holder had exercised their Public Warrants or Private Warrant (as applicable) immediately prior to such event. However, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant or Private Warrant (as applicable) properly exercises such warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants and Private Warrants when an extraordinary transaction occurs during the exercise period of such warrants pursuant to which the holders of such warrants otherwise do not receive the full potential value of such warrants in order to determine and realize the option value component of the applicable warrant. This formula is to compensate the Public Warrant or Private Warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants and Private Warrants are issued in registered form under a warrant agreement between Vstock Transfer, LLC, as warrant agent, and the Company. The warrant agreement provides that the terms of the Public Warrants and Private Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

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Anti-Takeover Effects of the Charter and the Bylaws

We have certain anti-takeover provisions in place as follows:

Special Meeting of Stockholders

Our Bylaws provide that, subject to the rights of the holders of any outstanding series of our Preferred Stock and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by (i) the chairperson of the board of directors, (ii) the chief executive officer, or (iii) a majority vote of our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that, in addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at our principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting, or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.

Authorized but Unissued Shares

Our authorized but unissued Common Stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Forum Selection

Our Charter requires that, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the second amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the foregoing will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) to the fullest extent permitted by the applicable law, the federal district courts of the United States of America for the District of Delaware and the Court of Chancery of the State of Delaware shall have concurrent jurisdiction for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

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This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of the Company’s directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. The Company cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, operating results, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter provides that directors and officers will be indemnified by the Company to the fullest extent authorized by Delaware law as it now exists or may in the future be amended.

Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and the Company’s stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent and registrar for the Common Stock and the warrant agent for the Warrants is Vstock Transfer, LLC, with an address of 18 Lafayette Place, Woodmere, NY 11598.

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SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted our Common Stock or our Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock shares or our Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of our Common Stock then outstanding; or

●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsor will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after the Business Combination.

Following the recent completion of the Business Combination, the Company is no longer a shell company, and, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Lock-up Agreements

Pursuant to certain lock-up restrictions agreed to into in connection with the Merger Agreement, subject to certain exceptions, certain of the Company’s key stockholders as well as Dr. Tapolczay and Dr. Lewis-Hall are contractually restricted from selling or transferring any of their shares of our Common Stock. Such restrictions began upon the closing of the Business Combination and end on the earlier of (i) 180 days after the closing of the Business Combination, and (ii) the date on which we consummate a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of our shareholders having the right to exchange their equity holdings in the Company for cash, securities or other property.

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PLAN OF DISTRIBUTION

We refer to the Common Stock being issued pursuant to this prospectus, including the shares of Common Stock underlying the Warrants, as the “securities” in this Plan of Distribution section. The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling securities, or interests in the securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their securities or interests in the securities on any stock exchange, market, or trading facility on which the securities are traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the securities registered hereunder.

In the event any Warrants are exercised for cash, we would receive the proceeds from any such cash exercise, provided, however, we will not receive any proceeds from the sale of the shares of Common Stock issuable upon such exercise. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our shares of our Common Stock and the spread between the exercise price of such Warrants and the market price of our Common Stock at the time of exercise. As of October 13, 2023, the exercise price of the PIPE Warrants, the Private Warrants, and the Public Warrants is $11.50 per share of Common Stock and the exercise price of the A.G.P. Warrants is $11.00 per share of Common Stock. The market price of our Common Stock as of October 13, 2023 was $1.76. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. There can be no assurance that all of Warrants will be in the money prior to their expiration. The Public Warrants and the A.G.P. Warrants under certain conditions, as described in the applicable warrant agreement, are redeemable by us at a price of $0.01 per warrant. The Private Warrants and the PIPE Warrants are not redeemable and, subject to certain conditions, are exercisable on a cash or cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of such Warrants.

The Selling Securityholders may use any one or more of the following methods when disposing of the securities or their interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings on a firm commitment or best efforts basis;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions or transfers to their members, partners, or stockholders;

●	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

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●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	directly to one or more purchasers, including through a specific bidding, auction, or other process or in privately negotiated transactions;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	through agents;

●	through broker-dealers who may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per share or warrant;

●	by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our Common Stock; and

●	a combination of any such methods of sale or any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some portion or all of the securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee, or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the securities or interests in the securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell the securities short and deliver the securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the securities, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the securities offered by them will be the purchase price of such securities less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the securities to be made directly or through agents. We will not receive any of the proceeds from any sale of the securities registered by the Selling Securityholders under this registration statement.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. The Selling Securityholders also may in the future resell securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

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The Selling Securityholders and any underwriters, broker-dealers, or agents that participate in the sale of the securities or interests in the securities may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholders is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the Selling Securityholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the securities to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

Our Common Stock is listed on The Nasdaq Global Market under the symbol “CDT” and the Public Warrants are listed on The Nasdaq Capital Market under the symbol “CDTTW”.

The Selling Securityholders may authorize underwriters, broker-dealers, or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts. The underwriters, broker-dealers, and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

Under the PIPE Subscription Agreement, we have agreed to indemnify Nirland Limited, a Guernsey company, and each person, if any, who controls Nirland Limited, against certain liabilities that it may incur in connection with the sale of certain of the securities registered hereunder. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of this registration statement until the earlier of the date (i) all securities can be sold under Rule 144 under the Securities Act, or (ii) September 22, 2025. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering, as applicable. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

110

Selling Securityholders may use this prospectus in connection with resales of the securities. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of the securities, and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of the securities registered hereby.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of the securities to its members, partners, or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus, which we expect to be approximately $105,000.

111

LEGAL MATTERS

Thompson Hine LLP, New York, New York has passed upon the validity of the securities of Conduit Pharmaceuticals Inc. offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements of Conduit Pharmaceuticals Limited as of December 31, 2022, and 2021, and for the years then ended included in this prospectus (which contain an explanatory paragraph relating to the substantial doubt about the abilities of Conduit Pharmaceuticals Limited to continue as a going concern as described in Note 1 to the financial statements) have been so included in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Murphy Canyon Acquisition Corp. as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period from October 19, 2021 (inception) through December 31, 2021, included in this prospectus (which contain an explanatory paragraph relating to the substantial doubt about the abilities of Murphy Canyon Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements) have been so included in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the Internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors — SEC Filings” at http://www.conduitpharma.com. The information contained on, or otherwise accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

112

INDEX TO FINANCIAL STATEMENTS

Page
CONDUIT PHARMACEUTICALS INC. FINANCIAL STATEMENTS
Unaudited Condensed Consolidated Financial Statements of Conduit Pharmaceuticals Limited as of and for the Six Months Ended June 30, 2023 and 2022
Condensed Balance Sheets as of June 30, 2023 and December 31, 2022	F-2
Condensed Statements of Operations and Comprehensive Loss for the Six Months Ended June 30, 2023 and 2022	F-3
Condensed Statements of Changes in Shareholders’ Deficit for the Six Months Ended June 30, 2023 and 2022	F-4
Condensed Statements of Cash Flows for the Six Months Ended June 30, 2023 and 2022	F-5
Notes to Condensed Financial Statements	F-6
Audited Financial Statements of Conduit Pharmaceuticals Limited as of and for the Years Ended December 31, 2022 and 2021
Report of Independent Registered Public Accounting Firm	F-19
Balance Sheets as of December 31, 2022 and 2021	F-20
Statements of Operations and Comprehensive Loss for the Years Ended December 31, 2022 and 2021	F-21
Statement of Changes in Shareholders’ Deficit for the Years Ended December 31, 2022 and 2021	F-22
Statements of Cash Flows for the Years Ended December 31, 2022 and 2021	F-23
Notes to Financial Statements	F-24

MURPHY CANYON ACQUISITION CORP. FINANCIALS
Unaudited Condensed Financial Statements of Murphy Canyon Acquisition Corp. as of and for the Six Months Ended June 30, 2023 and 2022
Condensed Balance Sheets as of June 30, 2023 and December 31, 2022	F-38
Condensed Statements of Operations for the Three and Six Months Ended June 30, 2023 and 2022	F-39
Condensed Statements of Changes in Stockholders’ Deficit for the Three and Six Months Ended June 30, 2023 and 2022	F-40
Condensed Statements of Cash Flows for the Six Months Ended June 30, 2023 and 2022	F-41
Notes to Unaudited Condensed Financial Statements	F-42
Audited Financial Statements of Murphy Canyon Acquisition Corp. as of and for the Years Ended December 31, 2022 and 2021
Report of Independent Registered Public Accounting Firm	F-56
Balance Sheets as of December 31, 2022 and 2021	F-57
Statements of Operations for the year ended December 31, 2022 and for the period from October 19, 2021 (inception) through December 31, 2021	F-58
Statements of Changes in Stockholders’ Equity (Deficit) for the year ended December 31, 2022 and for the period from October 19, 2021 (inception) through December 31, 2021	F-59
Statements of Cash Flows for the year ended December 31, 2022 and for the period from October 19, 2021 (inception) through December 31, 2021	F-60
Notes to Financial Statements	F-61

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Financial Information of the Company as of and for the Six Months Ended June 30, 2023 and the Year Ended December 31, 2022	F-74

F-1

CONDUIT PHARMACEUTICALS LIMITED

BALANCE SHEETS

(unaudited, in thousands, except share amounts)

	As of June 30,	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$-	$-
Total current assets	-	-
Intangible assets – research and development	5	5
Total assets	$5	$5
Liabilities and shareholders’ deficit
Current liabilities:
Accrued professional fees	$3,681	$2,246
Accrued payroll and other current liabilities	51	338
Option liability	2,624	1,417
Total current liabilities	6,356	4,001
Convertible notes payable, carried at fair value	3,740	1,835
Deferred revenue	4,288	4,083
Convertible promissory note payable, carried at cost	845	-
Notes payable	184	175
Total liabilities	15,413	10,094
Commitments and Contingencies (Note 9)
Ordinary shares, par value $0.0001 (£0.0001) per share; 400,000,000 shares authorized; 2,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	-	-
Accumulated deficit	(15,437)	(10,764)
Accumulated other comprehensive income (loss)	29	675
Total shareholders’ deficit	(15,408)	(10,089)
Total liabilities and shareholders’ deficit	$5	$5

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

CONDUIT PHARMACEUTICALS LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share amounts and per share data)

	Six Months Ended June 30,
	2023	2022
Operating expenses:
General and administrative expenses	$3,725	$553
Total operating expenses	3,725	553
Loss from operation	(3,725)	(553)
Other expense, net:
Other expense, net	(948)	(307)
Total other expense, net	(948)	(307)
Net loss	$(4,673)	$(860)
Net loss per share attributable to ordinary shareholders – basic and diluted	$(2,337)	$(860)
Weighted-average shares outstanding used in calculating net loss per share – basic and diluted	2,000	1,000
Comprehensive income (loss):
Foreign currency translation adjustment	(646)	661
Total comprehensive loss	$(5,319)	$(199)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

CONDUIT PHARMACEUTICALS LIMITED

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(unaudited, in thousands, except share amounts)

	Ordinary shares		Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	deficit	income	deficit
Balance at January 1, 2022	1,000	$-	$(5,877)	$(65)	$(5,942)
Foreign currency translation adjustment	-	-	-	661	661
Net loss	-	-	(860)	-	(860)
Balance at June 30, 2022	1,000	$-	$(6,737)	$596	$(6,141)

	Ordinary shares		Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	deficit	income	deficit
Balance at January 1, 2023	2,000	$-	$(10,764)	$675	$(10,089)
Foreign currency translation adjustment	-	-	-	(646)	(646)
Net loss	-	-	(4,673)	-	(4,673)
Balance at June 30, 2023	2,000	$-	$(15,437)	$29	$(15,408)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

CONDUIT PHARMACEUTICALS LIMITED

STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net Loss	$(4,673)	$(860)
Adjustments to reconcile net loss to net cash flows from operating activities:
Gain on sale of equity securities	-	(36)
Loss on issuance and change in fair value of option liabilities	610	-
Loss on equity securities receivable	-	309
Change in fair value of convertible notes payable	303	30
Change in reserve for uncollectible loan	332	-
Interest expense on convertible promissory note payable	44	-
Changes in operating assets and liabilities:
Accrued expenses and other current liabilities	986	(377)
Net cash flows used in operating activities	(2,398)	(934)
Cash flows from investing activities
Proceeds from issuance of option		-
Issuance of loan – related party	(332)	-
Net cash flows provided by investing activities	(332)	-
Cash flows from financing activities
Issuance of convertible promissory note payable, carried at cost	776	-
Issuance of convertible notes payable, carried at fair value	1,455	-
Proceeds from issuance of option	493
Proceeds from notes payable	-	117
Proceeds from sale of equity securities	-	857
Net cash flows provided by financing activities	2,724	974
Net change in cash and cash equivalents before effect of exchange rates	(6)	40
Effect of exchange rate changes on cash and cash equivalents	6	(1)
Net increase in cash and cash equivalents	-	39
Cash and cash equivalents, at beginning of period	$-	$-
Cash and cash equivalents, ending	$-	$39
Supplemental schedule of noncash financing activities
FV of shares received and receivable related to the sale of future revenue	$-	$1,546

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

CONDUIT PHARMACEUTICALS LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

1. Nature of the Business, Basis of Presentation and Summary of Significant Accounting Policies

Conduit Pharmaceuticals Limited, formerly known as SGS Global Limited (“Conduit” or the “Company”), was incorporated in the Cayman Islands as an exempted company in December 2018.

Conduit is a clinical-stage specialty biopharmaceutical company that was formed to facilitate the development and commercialization of clinical assets that have not been, or are not being, prioritized by leading biopharmaceutical companies in order to develop pharmaceutical products that meet the unmet medical needs of patients.

The Company’s current development pipeline includes a glucokinase activator, which is Phase II ready in autoimmune diseases including uveitis, Hashimoto’s Thyroiditis, preterm labor and renal transplant rejection. The Company’s development pipeline also includes a potent, irreversible inhibitor of human Myeloperoxidase (MPO) that has the potential to treat idiopathic male infertility.

Merger Agreement

On September 22, 2023 (the “Closing Date”), the Company and Murphy Canyon Acquisition Corp (“MURF”) consummated the Business Combination. In connection with the Business Combination, MURF changed its name from Murphy Canyon Acquisition Corp. to Conduit Pharmaceuticals Inc.

Pursuant to the terms of the Merger Agreement, a wholly owned subsidiary of Murphy merged with the Company, with the Company continuing as the surviving company and therefore becoming, upon closing of the Business Combination, a wholly owned subsidiary of Murphy.

The Business Combination was accounted for a reverse recapitalization in accordance with U.S. GAAP. Under the reverse recapitalization method, MURF was treated as the acquired company for financial reporting purposes, and the Company, the accounting acquirer, was assumed to have issued shares of stock for the net assets of MURF, with no goodwill or other intangible assets recorded. This determination is primarily based on the following predominant factors: (i) post-closing, the Company’s shareholders are expected to have a majority of the voting power of the combined company and ability to elect the members of the combined company’s Board of Directors (“Board”); (ii) the on-going operations post-merger will comprise those of Conduit; and (iii) all of the senior management of the combined company, except for the Chief Financial Officer, will be members of the management of the Company. As a result of the Business Combination, MURF will be renamed “Conduit Pharmaceuticals Inc.” The board of directors of each MURF and Conduit have each approved the Business Combination.

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission. The functional currency of the Company is the British pound sterling. The accompanying financial statements are reported in United States Dollars, the reporting currency of the Company. Operating results for the six months ended June 30, 2023 are not necessarily indicative of the results that may be expected through December 31, 2023. The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Registration Statement.

Liquidity and Going Concern

Since its inception, and in line with its growth strategy, the Company has prepared its financial statements assuming it will continue as a going concern. As of June 30, 2023, the Company had an accumulated deficit of $15.4 million. For the six months ended June 30, 2023 and June 30, 2022, the Company had net losses of $4.7 million and $0.9 million, respectively, and cash used in operating activities of $2.4 million and $0.9 million, respectively. To date, the Company has not generated sufficient liquidity to fund its operations and has relied on funding through a combination of debt and equity financing. The Company has determined additional financing will be required to fund its operations for the next twelve months and the ability of the Company to continue as a going concern is dependent upon obtaining such additional financing.

F-6

As further discussed in Note 5 – Convertible Notes Payable, in the fourth quarter of 2022 the Company approved approximately $3.7 million of Convertible Notes, of which approximately $1.9 million was issued and funded in full through the date of issuance of the financial statements. Additionally, as further discussed in the preceding section, on November 8, 2022, the Company entered into a definitive Agreement and Plan of Merger with Merger Sub and MURF, that included a private placement of an aggregate amount of $20 million of MURF’s shares of common stock which will be settled upon closing (referred to as the “PIPE”).

The Company has raised and plans on raising further funds as set out above including through the above-mentioned convertible debt as well as through the transactions contemplated by the Merger Agreement and the related PIPE transaction. There is currently no public market for the Company’s ordinary shares. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. These financial statements have been prepared assuming the Company will continue as a going concern and do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Risks and Uncertainties

The Company is subject to risks common to companies in the pharmaceutical industry including, but not limited to, uncertainties related to commercialization of competitor products, regulatory approvals, dependence on key products, dependence on key customers and suppliers, and protection of intellectual property rights. Clinical assets currently under development will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts will require significant amounts of additional capital, adequate personnel, infrastructure, and extensive compliance and reporting capabilities. Even if the Company’s efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales.

In addition, on March 11, 2020, the World Health Organization declared the Coronavirus Disease 2019 (“COVID-19”) a global pandemic. The pandemic has been a highly disruptive economic and societal event that remains unpredictable. Its duration and extent continue to be dependent on various developments, such as the emergence of variants to the virus that may cause additional strains of COVID-19, the administration and ultimate effectiveness of vaccines, and the eventual timeline to achieve a sufficient level of herd immunity among the general population. Accordingly, the COVID-19 pandemic may continue to have negative effects on the health of the U.S. and other economies for the foreseeable future.

As this crisis has unfolded, the Company has continued to monitor conditions and adapt its operations to meet federal, state, and local standards. The Company cannot predict the duration or severity of the COVID-19 pandemic or its ultimate impact on the broader economy or the Company’s operations and liquidity.

Due to the pandemic, all clinical trials in the United Kingdom that were not related to COVID-19 were put on hiatus for significant portions of the six months ended June 30, 2022. As a result, during the hiatus, the Company shifted its activities to focus on clinical trials related to COVID-19.

Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents are primarily maintained with major financial institutions in the United Kingdom and Switzerland. The Company considers cash equivalents to be short-term, highly liquid investments that (a) are readily convertible into known amounts of cash, (b) are traded and held for cash management purposes, and (c) have original maturities of three months or less at the time of purchase. The Switzerland bank accounts holding cash balances are uninsured. The Company has not experienced any losses on this account through the period ended June 30, 2023.

The Company did not hold any cash equivalents as of June 30, 2023 and December 31, 2022.

F-7

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Estimates are based on several factors including the facts and circumstances available at the time the estimates are made, historical experience, risk of loss, general economic conditions and trends, and the assessment of the probable future outcome. Subjective and significant estimates include, but are not necessarily limited to, the inputs used to determine the fair value of convertible notes payable, the Cizzle and Vela options and the amount to reserve for the related party loan receivable. Actual results could differ materially from such estimates. Estimates and assumptions are reviewed periodically by management and changes in estimates are made as management becomes aware of changes in circumstances surrounding the estimates. The effects of changes are reflected in the financial statements in the period that they are determined.

Fair Value Measurements

Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Fair value is to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. In determining fair value, the Company used various valuation approaches. A fair value hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.

Unobservable inputs reflect the Company’s assumption about the inputs that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels, based on the inputs, as follows:

●	Level 1—Valuations based on quoted prices for identical instruments in active markets. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.
●	Level 2— Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for either similar instruments in active markets, identical or similar instruments in markets that are not active, or model-derived valuations whose inputs or significant value drivers are observable or can be corroborated by observable market data.
●	Level 3—Valuations based on inputs that are unobservable. These valuations require significant judgment.

The Company’s Level 1 assets consist of cash and cash equivalents in the accompanying balance sheets and the value of accrued expenses and other current liabilities approximate fair value due to the short-term nature of these assets and liabilities.

As of June 30, 2023, the Company has two financial liabilities, convertible notes that are adjusted to fair value on a recurring basis as well as two option liabilities for which the fair value is determined based on Level 3 inputs as such inputs are not readily observable. See Note 2, Note 4 and Note 5 for further information on the Company’s financial liability held at fair value.

F-8

Research and Development and Funding

Research and development expenses consist primarily of costs incurred in connection with the research and development of our clinical assets and programs. Funding expenses consist primarily of costs incurred in connection with the Company providing funding to St George Street Capital (“SGSC”) to carry out its research and development activities. SGSC holds all licenses to conduct clinical research through third party pharmaceutical companies. The Company expenses research and development costs and intangible assets acquired that have no alternative future use as incurred. These expenses include:

●	expenses incurred under agreements with organizations that support the Company’s drug discovery and development activities;
●	expenses incurred in connection with the preclinical and clinical development of the Company’s clinical assets and programs, including under agreements with contract research organizations, or CROs;
●	costs related to contract manufacturing organizations, or CMOs, that are primarily engaged to provide drug substance and product for our clinical trials, research and development programs, as well as investigative sites and consultants that conduct the Company’s clinical trials, nonclinical studies and other scientific development services;
●	the costs of acquiring and manufacturing nonclinical and clinical trial materials, including manufacturing registration and validation batches;
●	employee-related expenses, including salaries, related benefits and equity-based compensation expense, for employees engaged in research and development functions;
●	costs related to compliance with quality and regulatory requirements;
●	payments made under third-party licensing agreements; and
●	direct and allocated costs related to facilities, information technology, personnel and other overhead.

Advance payments that we make for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such amounts are recognized as an expense as the goods are delivered or consumed or the related services are performed, or until it is no longer expected that the goods will be delivered, or the services rendered.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related costs for personnel in executive management, finance, corporate and business development, and administrative functions. General and administrative expenses also include legal fees relating to patent and corporate matters; professional fees for accounting, auditing, tax, and administrative consulting services; insurance costs; administrative travel expenses and other operating costs

The Company has incurred increased accounting, audit, legal, regulatory, compliance and director and officer insurance costs as well as investor and public relations expenses associated with being a public company. The Company anticipates that its general and administrative expenses will increase in the future as it increases its headcount to support the development of its clinical assets and programs and with continued research and development activities.

Income Taxes

ASC Topic 740, Income Taxes, sets forth standards for financial presentation and disclosure of income tax liabilities and expense. Interest and penalties recognized have been classified in the statements of operations and comprehensive loss as income taxes. Deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits of which future realization is uncertain.

The Company is exempt from income tax in the Cayman Islands.

F-9

Net Loss per Ordinary Share Attributable to Ordinary Shareholders

The Company calculates net loss per share attributable to ordinary shareholders – basic and diluted using the two-class method under ASC Topic 260, Earnings Per Share. Basic net loss per share attributable to ordinary shareholders is computed by dividing the net loss attributable to ordinary shareholders by the number of weighted-average ordinary shares outstanding for the period. Diluted net loss attributable to ordinary shareholders is computed by adjusting net loss attributable to ordinary shareholders to reallocate undistributed earnings based on the potential impact of any dilutive securities. Diluted net loss per share attributable to ordinary shareholders is computed by dividing the diluted net loss attributable to ordinary shareholders by the number of weighted-average ordinary shares outstanding for the period including potential dilutive ordinary shares. All potentially dilutive securities have been excluded from the diluted net loss per share calculations for the periods ended June 30, 2023 and June 30, 2022, respectively, as the assumed issuance of all such potentially dilutive shares would have had an anti-dilutive effect.

Investments in Equity Securities

Investments in equity securities that have a readily determinable fair value are reported at fair value. Changes in fair value between accounting periods are recorded in other expense, net, in the statements of operations and comprehensive loss. Realized gains or losses upon sale are recorded in other expense, net, in the statements of operations and comprehensive loss. The Company did not hold any available for sale or trading securities at the period ended June 30, 2023 or at the year ended December 31, 2022.

Intangible Assets

Intangible assets subject to amortization include a developed patent. The Company qualitatively evaluates intangible assets for impairment annually or whenever events or changes in circumstances indicate that it is more likely than not the carrying amount of intangible assets may excess their implied fair values. The company recorded an immaterial amount for the intangible asset and an immaterial amount of amortization expense for the periods ended June 30, 2023 and June 30, 2022. As of June 30, 2023 and December 31, 2022, no indicators of impairment of the intangible asset were identified.

Related Party Loan

The loan made to a related party is stated at the principal amount of $0.7 million and $0.6 million outstanding at June 30, 2023 and December 31, 2022, respectively. The Company recorded an allowance in full of $0.7 million and $0.6 million for potential loan losses, resulting in no balance on the face of the balance sheet as of the period ended June 30, 2023 and year ended December 31, 2022, respectively. The loan carries no interest, and as such, no interest receivable is recorded. The Company has recorded a full reserve against the loan as the related party did not have the ability to repay the loans as of June 30, 2023 and December 31, 2022. The Company will analyze the reserve periodically to determine whether an adjustment to the allowance is appropriate.

Foreign Currency Translation

Monetary assets and liabilities in the functional currency, the British pound, are re-measured into the reporting currency at the rates of exchange prevailing at the reporting date. Income and expense transactions in the functional currency are re-measured into the reporting currency at the average exchange rate prevailing during the reporting period. Non-monetary items in functional currency are re-measured into the reporting currency at the historical exchange rate (i.e., the rate of exchange at the date of the transaction). The gains or losses resulting from foreign currency translation are included in the statements of operations and comprehensive loss.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that: (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

F-10

If the Business Combination were to be consummated, the surviving company will remain an emerging growth company, as defined by the Jumpstart Our Business Startups act of 2012, until the earliest of (i) the last day of the combined entity’s first fiscal year following the fifth anniversary of the completion of MURF’s initial public offering, (ii) the last day of the fiscal year in which the combined entity has total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which the combined entity is deemed to be a large accelerated filer, which means the market value of the combined entity’s common stock that is held by non-affiliates exceeds $700.0 million as of the prior December 31st or (iv) the date on which the combined entity has issued more than $1.0 billion in non-convertible debt securities during the prior three year period.

2. Fair Value

The following table presents as of June 30, 2023 the Company’s liabilities subject to measurement at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of June 30, 2023
In thousands	Level 1	Level 2	Level 3	Total
Liabilities:
Convertible notes payable	$-	$-	$3,740	$3,740
Option liability	$-	$-	$2,624	$2,624
Total Liabilities	$-	$-	$6,364	$6,364

The following table presents as of December 31, 2022 the Company’s liabilities subject to measurement at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of December 31, 2022
In thousands	Level 1	Level 2	Level 3	Total
Liabilities:
Convertible notes payable	$-	$-	$1,835	$1,835
Option liability	$-	$-	$1,417	$1,417
Total Liabilities	$-	$-	$3,252	$3,252

The following table presents additional information about the convertible notes payable subject to measurement at fair value on a recurring basis for which the Company used significant unobservable inputs (Level 3) (in thousands):

Amount
Balance as of December 31, 2022	$1,835
Issuance of debt	1,459
Change in fair value	303
Foreign currency exchange impact	143
Balance as of June 30, 2023	$3,740

The convertible notes payable were valued using the fair value option and are considered Level 3 measured instruments. See Note 5 for additional information. Due to the embedded derivatives included in the convertible notes payable, the Company elected to use the fair value option. The fair value was determined based upon a probability-weighted present value approach under three scenarios that consider the provisions of the convertible notes payable. The following table outlines the range of significant unobservable inputs as of June 30, 2023 and December 31, 2022, respectively:

	Assumption
Unobservable input - Change of control	2023	2022
Probabilities of conversion provisions	10 - 90%	10 - 90%
Estimated timing of conversion	0.19 - 1.34 years	0.25 - 1.41 years
Time period to maturity	1.34 years	1.41 years
Risk-adjusted discount rate	7.8%	6.1%

F-11

Cizzle Option Liability

The option liability was valued using public market research to determine the probability of success that similar studies in the respiratory and cardiovascular disease areas and a Black-Scholes pricing model. In reviewing the public market research, the Company determined the phase transition success rates for trials similar to the Covid Asset from Phase I to Phase II was 52.7%. In applying this rate to the sale of future revenue consideration realized , the Company determined the total underlying Covid Asset values to be $2.9 million. The Company used the underlying Covid Asset value within a Black-Scholes model to determine the fair value was $1.2 million and $1.4 million at June 30, 2023 and December 31, 2022, respectively. In accordance with ASC 815, the fair value of the option will be remeasured at the end of each reporting period, with changes in fair value recorded to the statement of operations and total comprehensive loss. For the six months ended June 30, 2023, the Company recorded an option liability of $1.2 million on the balance sheet.

Vela Option Liability

The option liability was valued using public market research to determine the probability of success that similar studies in the respiratory and cardiovascular disease areas and a Monte Carlo Simulation model. In reviewing the public market research, the Company determined the phase transition success rates for trials similar to the Covid Asset from Phase I to Phase II was 52.7%. In applying this rate to the sale of future revenue consideration realized , the Company determined the total underlying Covid Asset values to be $4.6 million. The Company used the underlying Covid Asset value within a Monte Carlo Simulation model to determine the fair value was $1.5 million at June 30, 2023. The option was issued in the second quarter of 2023, and as such, did not have a fair value at December 31, 2022. In accordance with ASC 815, the fair value of the option will be remeasured at the end of each reporting period, with changes in fair value recorded to the statement of operations and total comprehensive loss. For the six months ended June 30, 2023, the Company recorded an option liability of $1.5 million on the balance sheet.

The following table presents additional information about the option liability subject to measurement at fair value on a recurring basis for which the Company used significant unobservable inputs (Level 3) (in thousands):

Amount
Balance as of December 31, 2022	$1,417
Option issued	1,537
Change in fair value	(258)
Foreign currency exchange impact	(72)
Balance as of June 30, 2023	$2,624

During the period ended June 30, 2023, there were no transfers between Level 1 and Level 2, nor into or out of Level 3.

3. Accrued Expenses

Accrued expenses consisted of the following as of June 30, 2023 and December 31, 2022 (in thousands):

	June 30,	December 31,
	2023	2022
Accrued expenses:
Professional service fees	$3,681	$2,246
Payroll	51	338
Total accrued expenses and other current liabilities	$3,732	$2,584

F-12

4. Liability Related to the Sale of Future Revenue

Indirect Investment Regarding the Covid Asset

On June 3, 2020, the Company entered into an agreement with SGSC for an indirect investment in the AZ Covid Asset. Under the terms of the agreement, SGSC agreed to pay the Company a royalty of 30% of sales in excess of $24.5 million (£19.2 million) of the Covid Asset should it reach the commercialization stage and generate revenue in exchange for the Company funding SGSC’s research and development efforts. As of June 30, 2023, the Company provided $0.3 million in funding to SGSC.

Vela Technologies PLC

The Company entered into an Agreement with SGSC to approve an Indirect Investment from Vela Technologies PLC (“Vela”) on October 20, 2020, whereby Vela agreed to provide funding to the Company for an indirect investment in an asset related to COVID-19 (the “Covid Asset”) for use in the field in exchange for 8% of future revenue earned if the Covid Asset is commercialized (the “Vela Agreement”). Total consideration under the Vela Agreement was $2.9 million (£2.35 million), consisting of $1.6 million (£1.25 million) cash and the issuance of 1.1 billion ordinary shares in Vela, which based on the fair value of stock at the September 10, 2021, was $1.3 million. The Company received the $1.6 million (£1.25) million cash consideration during the year ended December 31, 2020. This consideration was recorded in deferred income as a liability on the balance sheet in accordance with ASC 470-10.

In April 2023, the Company entered into an agreement with Vela which granted Vela the right, but not the obligation, to sell its 8% royalty interest in the Covid Asset back to Conduit. Vela paid a one-time, non-refundable option fee to Conduit of $0.5 million (£0.4 million). Total consideration payable to Vela upon exercise of the option is $5.1 million (£4.0 million) worth of NewCo shares, following the consummation of the Merger, at a price per share equal to the volume-weighted average price per share over the ten (10) business days prior to the date of the notice of exercise. The option contains a provision stating that in no event shall the price per share for the consideration shares be lower than $5 or higher than $15. The option is exercisable in whole at any time from the close of the Merger (the “Effective Time”) until the earlier of (i) the date that is six (6) months from the Effective Time, and (ii) February 7, 2024, the expiration date of the term.

Cizzle Plc

On February 11, 2022, the Company entered into an agreement with Cizzle Plc (“Cizzle”) whereby Cizzle agreed to purchase a percentage of future revenue earned in the Covid Asset, should it reach the commercialization stage. Total consideration under the agreement is specified as $1.6 million (£1.2 million), consisting of the issuance of fair value of 25.0 million new ordinary shares in Cizzle on the date of the agreement and the fair value of 22.0 million shares to be issued at the earlier of Cizzle’s shareholder approval or one year from the date of the agreement. The 22.0 million shares were received by the Company in the fourth quarter of 2022 and were subsequently sold within the fourth quarter of 2022. The Company recorded a liability related to deferred revenue of $1.4 million for the consideration received from Cizzle.

The payments received for the sale of future revenue will be classified as deferred income. Under ASC 470-10-25, a seller of future revenue should evaluate whether the proceeds received should be accounted for as debt or deferred income. In assessing the factors that created rebuttable presumption of debt within the guidance, the Company determined that there were factors present to overcome the debt presumption and deferred income classification to be appropriate. The main factors the Company considered were that the transactions in form were sales, and not debt transactions. Each agreement does not guarantee a return to each purchaser, the return is based solely on future performance of the AZ Covid Asset should it reach commercialization, with neither purchaser having an involvement in generating future cash flows from the AZ Covid Asset.

The following table presents as of June 30, 2023 the Company’s liability for the sale of future revenue (in thousands):

Liability related to the sale of future royalties
December 31, 2022	$4,083
Sale of future royalties	-
Foreign currency exchange impact	205
June 30, 2023	$4,288

F-13

On December 15, 2022, the Company entered into an agreement with Cizzle whereby the Company granted Cizzle the option, but not the obligation, to sell its economic interest in the Covid Asset back to the Company. The agreement contained an option period of nine months from the date of the agreement for Cizzle to notify the Company of its intent to exercise the option to sell its economic interest in the Covid Asset. Upon closing of the agreement, Cizzle agreed to pay the Company an option fee of $0.1 million (£0.1 million). If Cizzle does exercise the right to sell its interest in the Covid Asset, consideration payable by the Company to Cizzle is $4.1 million (£3.25) million through the issuance of new Ordinary Shares in the combined entity post-Merger at the same price per share of the proposed PIPE investment in the Company by new and existing investors.

5. Convertible Notes Payable

On May 27, 2021, the Company approved a Master Convertible Loan Note Instrument (the “2021 Convertible Loan Note Instrument”), permitting the Company to issue convertible notes in a maximum aggregate principal amount of up to $1.4 million (£1.0 million). The convertible notes issuable under the 2021 Convertible Loan Note Instrument mature three years after issuance to the respective noteholders and bear 5% interest, only to be paid to the noteholders in the event of a material breach by the Company of the terms of the 2021 Convertible Loan Note Instrument. In the event of a Change of Control (as defined in the 2021 Convertible Loan Note Instrument), the convertible notes issued under the 2021 Convertible Loan Note Instrument automatically convert into ordinary shares of the Company at a conversion price equal to a 20% discount to the price per share paid for the most senior class of shares in respect of such Change of Control. The Company, with consent from the noteholders, may prepay the convertible notes payable issued under the 2021 Convertible Loan Note Instrument without penalty. The convertible notes payable issued under the 2021 Convertible Loan Note Instrument are general, unsecured obligations of the Company.

On August 26, 2022, under the terms of the 2021 Convertible Loan Note Instrument, the Company issued a $0.5 million (£0.4 million) convertible note payable to an investor.

On October 6, 2022, under the terms of the 2021 Convertible Loan Note Instrument, the Company issued a $67 thousand (£50 thousand) convertible note payable to an investor. As of October 6, 2022, $1.3 million (£950,000) 2021 Convertible Loan Notes were issued and outstanding.

On November 1, 2022, the Company approved a master Convertible Loan Note Instrument (the “2022 Convertible Loan Note Instrument”), permitting the Company to issue convertible notes payable for a maximum aggregate principal amount of up to $3.3 million (£3.0 million). The convertible notes payable issuable under the 2022 Convertible Loan Note Instrument mature three years after issuance to the respective noteholders and bear 5% interest, only to be paid to the noteholders in the event of a material breach by the Company of the terms of the 2022 Convertible Loan Note Instrument. In the event of a Change of Control (as defined in the 2022 Convertible Loan Note Instrument), the convertible notes payable issued under the 2022 Convertible Loan Note Instrument automatically convert into ordinary shares of the Company at a conversion price equal to a 20% discount to the price per share paid for the most senior class of shares in respect of such Change of Control. The Company, with consent from the noteholders, may prepay the convertible notes payable issued under the 2022 Convertible Loan Note Instrument without penalty. The convertible notes payable issued under the 2022 Convertible Loan Note Instrument are general, unsecured obligations of the Company.

On November 16, 2022, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.4 million (£0.3 million) to an investor.

During January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.9 million (£0.8 million) to non-related third parties.

As discussed in Note 10 – Related Party Transactions, during January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.5 million (£0.4 million) to the CEO of Corvus.

F-14

The Company elected to fair value the convertible notes payable issued under the 2021 and 2022 Convertible Loan Note Instruments. At the end of each reporting period, the Company calculates the fair value of the convertible notes payable, and any changes in fair value are reported in other income, net, in the current period’s statement of operations and comprehensive loss. There has been no change in fair value from a change in credit quality. For the period ended June 30, 2023, the Company recorded a loss from the change in fair value of convertible notes payable of $0.3 million in other income, net, in its statement of operations and comprehensive less. For the period ended June 30, 2022, the Company recorded an immaterial loss from the change in fair value of convertible notes payable in other income, net, in its statement of operations and comprehensive loss. See Note 2 for additional information regarding the fair value measurement of convertible notes payable.

Convertible Promissory Notes Payable

During March 2023, the Company issued a promissory convertible note payable with an aggregate principal amount of $0.8 million to a non-related third party. The note matures and is payable in full 18 months from the date of the note. The note carries 20% interest and is payable every six (6) months from the date of the note until the maturity date. The note is subject to conversion of MURF common stock upon consummation of the Business Combination prior to the maturity date. Issuance costs associated with the note were immaterial and expensed as incurred on the Company’s statement of operations and comprehensive loss. The Company has not elected the fair value option and will account for the promissory convertible note payable as a liability in accordance with ASC 480 on the Company’s balance sheet. The only subsequent measurement impact on a recurring basis until conversion (if conversion occurs) or prepayment (if prepayment occurs) will be to record the accrued interest as a liability and reduce the balances of the Note and its accrued interest for cash payments made against these balances. As of June 30, 2023, accrued interest on the convertible promissory note was $44 thousand.

The Company notes that this issuance was outside of the terms of the 2022 Convertible Loan Note Instrument.

6. Loans Payable

On May 1, 2022, the Company entered into Loan Agreements (the “Loans”) with two lenders, totaling $0.2 million. The Loans mature two years from the date of the agreement and bear no interest. Each loan was made available to the Company by the lenders in three tranches of (i) $33 thousand (£30 thousand); (ii) $33 thousand (£30 thousand) and (iii) $28 thousand (£25 thousand), totaling $0.2 million. The Loans provided for events of default, including, among others, failure to make payment, bankruptcy and non-compliance with the terms of the Loans. As of June 30, 2023 the Company utilized all three tranches of the first loan and two out of three tranches of the second loan, with total loans payable at June 30, 2023 and December 31, 2022 of $0.2 million and $0.2 million, respectively.

7. Ordinary Shares

As of June 30, 2023 and December 31, 2022, the Company has authorized the issuance of up to 400,000,000 Ordinary Shares (the “Ordinary Shares”), par value £0.0001 per share.

On November 4, 2022, the Company issued 1,000 Ordinary Shares to Corvus Capital Limited. Corvus Capital Limited subsequently transferred 775 Ordinary Shares to other investors.

As of June 30, 2023 and December 31, 2022, 2,000 Ordinary Shares were issued and outstanding. As of June 30, 2023 and June 30, 2022, no cash dividends have been declared or paid.

Holders of the Ordinary Shares are entitled to one vote per share, and to receive dividends, on and if declared by the board of directors and, upon liquidation or dissolution, are entitled to receive all assets available for distribution, subordinate to the rights, preferences, and privileges of any outstanding preferred shares (if any) with respect to dividends and in connection with liquidation, winding up and dissolution of the Company. The holders have no preemptive or other subscription rights.

F-15

8. Net Loss Per Share Attributable to Ordinary Shareholders

The following table presents the calculation of basic and diluted net loss per share attributable to holders of the Ordinary Shares (in thousands, except share amounts and per share data):

	June 30,
	2023	2022
Numerator:
Net loss and comprehensive loss	$(4,673)	$(860)
Denominator:
Weighted average number of ordinary shares outstanding - basic and diluted	2,000	1,000
Net loss per share - basic and diluted	$(2,337)	$(860)

Since the Company was in a loss position for all periods presented, basic net loss per share attributable to holders of the Ordinary Shares is the same as diluted net loss per share attributable to holders of the Ordinary Shares for all periods presented as the inclusion of all potential Ordinary Shares outstanding would have been anti-dilutive.

Potentially dilutive securities (upon conversion) that were not included in the diluted per share calculations because they would have been anti-dilutive were as follows:

June 30,
2023
Ordinary Shares potentially issuable upon conversion of convertible notes payable	3,070,000
Total	3,070,000

June 30,
2022
Ordinary Shares potentially issuable upon conversion of convertible notes payable	500,000
Total	500,000

9. Commitments and Contingencies

Legal Proceedings

The Company is subject to certain claims and contingent liabilities that arise in the normal course of business. While we do not expect that the ultimate resolution of any of these pending actions will have a material effect on our consolidated results of operations, financial position or cash flows, litigation is subject to inherent uncertainties. As such, there can be no assurance that any pending legal action, which we currently believe to be immaterial, does not become material in the future.

F-16

10. Related Party Transactions

Corvus Capital Limited

Corvus Capital Limited (“Corvus”) is a significant investor in the Company through subscribing to 1,000 Ordinary Shares as of the period ended June 30, 2023. The Chief Executive Officer of Corvus is a member of Conduit’s board of directors. During the period ended September 30, 2021, the Company incurred $1.7 million (£1.3 million) in advisory fees for funding and review of a potential acquisition candidates to Corvus, which are included in general and administrative expenses in the statement of operations and comprehensive loss. As of June 30, 2023 and December 31, 2022, approximately $0.6 million of the advisory fees were not paid and were recorded to accrued expenses on the balance sheet. For the periods ended June 30, 2023 and June 30, 2022, the Company incurred travel expenses and director’s fees payable to the CEO of Corvus of approximately $0.7 million and $0.2 million, respectively. As of June 30, 2023 and December 31, 2022, the Company owed the CEO of Corvus director’s fees of approximately $0.2 million and $0.4 million, respectively. These amounts owed to the CEO of Corvus are included in accrued expenses and other current liabilities in the balance sheets. During the period ended June 30, 2022, the Company paid a family member of the CEO of Corvus approximately $33 thousand. The Company did not make any payments to the family member of the CEO of Corvus for the period ended June 30, 2023.

During January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.5 million (£0.4 million) to the CEO of Corvus. The convertible notes payable mature three years after issuance and bear 5% interest, only to be paid in the event of a material breach by the Company of the terms of the 2022 Convertible Loan Note Instrument. In the event of a Change of Control, the convertible notes payable automatically convert into ordinary shares of the Company at a conversion price equal to a 20% discount to the price per share paid for the most senior class of shares in respect of such Change of Control.

St George Street Capital

St George Street Capital is a significant investor in the Company through subscribing to 147 Ordinary Shares. The Chief Executive Officer of St George Street Capital is also the Chief Executive Officer of Conduit. Further, the Company has an Exclusive Funding Agreement (as defined below) with St George Street Capital. For the periods ended June 30, 2023 and June 30, 2022, the Company did not incur expenses to St George Street Capital. As of June 30, 2023 and December 31, 2022, the Company did not owe any amounts to St George Street Capital.

On March 26, 2021, the Company entered into the Exclusive Funding Agreement (“Funding Agreement”) with St George Street Capital. Under the agreement, the Company has the first exclusive right, but not the obligation, to provide or procure funding for the performance or research and development projects undertaken by St George Street Capital. The Funding Agreement entitles the Company to 100% of the net revenue on projects that the Company funds by itself. As of June 30, 2023, the Company has not recognized any net revenue from the Funding Agreement. See Note 1 for discussion on research and development costs.

11. Other Expense, net

The following table presents other expense, net, for the periods ended June 30, 2023 and 2022 (in thousands):

	For the six months ended June 30,
	2023	2022
Other income:
Change in fair value of Cizzle option liability	$311	$-
Change in fair value of Vela option liability	77	-
Gain on sale of investment in equity securities	-	36
Realized foreign currency transaction gain	10	-
Total other income	$398	$36
Other expense:
Loss on Vela option	$998	$-
Change in fair value of convertible notes payable	303	30
Change in fair value of equity securities receivable	-	309
Interest expense on convertible promissory note	44	-
Placement fees	-	4
Total other expense	$1,345	$343
Total other income (expense), net	$(948)	$(307)

F-17

12. Subsequent Events

The Company has evaluated all events through the date on which the financial statements were issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except for the ones described below.

On September 7, 2023, the Company and Cizzle agreed to extend the option agreement term to October 25, 2023. The extension was entered into solely to provide Cizzle the opportunity post-Merger to decide whether to exercise its option. On September 26, 2023, Cizzle provided notice to the Company that it was exercising its option; however, the shares of Conduit common stock have not yet been issued to Cizzle

On September 13, 2023, SGSC sold 78 shares of the Company to Nirland Limited (“Nirland”) for the amount of $2.6 million. The Company expects a portion of the proceeds raised by SGSC to be used to repay the $0.7 million outstanding loan balance due from SCSG at June 30, 2023.

As discussed in Note 1, on September 22, 2023, the Company completed the Merger with MURF. The Business Combination was accounted for a reverse recapitalization in accordance with U.S. GAAP, with MURF treated as the acquired company for financial reporting purposes, and the Company, the accounting acquirer, will be assumed to have issued shares of stock for the net assets of MURF, with no goodwill or other intangible assets recorded.

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Conduit Pharmaceutical Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Conduit Pharmaceuticals Limited (the “Company”) as of December 31, 2022 and 2021, the related statements of operations and comprehensive loss, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2022

New York, NY

May 12, 2023

F-19

December 31, 2022
CONDUIT PHARMACEUTICALS LIMITED

BALANCE SHEETS

(In thousands, except share amounts)

	As of December 31,
	2022	2021
Assets
Intangible assets - research and development	$5	$-
Total assets	$5	$-
Liabilities and shareholders’ deficit
Current liabilities:
Accrued professional fees	$2,246	$1,308
Accrued payroll and other current liabilities	338	927
Option liability	1,404	-
Total current liabilities	3,988	2,235
Convertible notes payable, carried at fair value	1,835	749
Deferred revenue	4,083	2,958
Notes payable	175	-
Total liabilities	10,081	5,942
Commitments and Contingencies (Note 8)
Ordinary shares, par value $0.0001 (£0.0001) per share; 400,000,000 shares authorized; 2,000 and 1,000 shares issued and outstanding as of December 31, 2022 and 2021, respectively	-	-
Accumulated deficit	(10,764)	(5,877)
Accumulated other comprehensive loss	688	(65)
Total shareholders’ deficit	(10,076)	(5,942)
Total liabilities and shareholders’ deficit	$5	$-

The accompanying notes are an integral part of these financial statements.

F-20

CONDUIT PHARMACEUTICALS LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share amounts and per share data)

	Year Ended December 31,
	2022	2021
Operating expenses:
Research and development expenses	$37	$28
General and administrative expenses	3,049	2,890
Funding expenses	74	255
Total operating expenses	3,160	3,173
Loss from operation	(3,160)	(3,173)
Other expense:
Other expense	(1,727)	(484)
Total other expense	(1,727)	(484)
Net loss	$(4,887)	$(3,657)
Net loss per share attributable to ordinary shareholders - basic and diluted	$(2,444)	$(3,657)
Weighted-average shares outstanding used in calculating net loss per share - basic and diluted	2,000	1,000
Comprehensive loss:
Net loss	(4,887)	(3,657)
Foreign currency translation adjustment	753	79
Total comprehensive loss	$(4,134)	$(3,578)

The accompanying notes are an integral part of these financial statements.

F-21

CONDUIT PHARMACEUTICALS LIMITED

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(In thousands, except share amounts)

				Accumulated other	Total
	Ordinary shares		Accumulated	comprehensive	shareholders’
	Shares	Amount	deficit	income/(loss)	deficit
Balance at January 1, 2021	1,000	$-	$(2,220)	$(144)	$(2,364)
Foreign currency translation adjustment	-	-	-	79	79
Net loss	-	-	(3,657)	-	(3,657)
Balance at December 31, 2021	1,000	$-	$(5,877)	$(65)	$(5,942)
Issuance of common shares	1,000	-
Foreign currency translation adjustment	-	-	-	753	753
Net loss			(4,887)	-	(4,887)
Balance at December 31, 2022	2,000	$-	$(10,764)	$688	$(10,076)

The accompanying notes are an integral part of these financial statements.

F-22

CONDUIT PHARMACEUTICALS LIMITED

STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net Loss	$(4,887)	$(3,657)
Adjustments to reconcile net loss to net cash flows from operating activities:
Loss on option	1,300
Loss on sale of equity securities	129	76
Change in fair value of convertible notes payable	265	73
Change in loan allowance	331	-
Changes in operating assets and liabilities:
Accrued expenses and other current liabilities	601	1,357
Intangible assets	(5)	-
Net cash flows used in operating activities	(2,266)	(2,151)
Cash flows from investing activities
Proceeds from issuance of option	148	-
Loans to related party	(331)	-
Net cash flows used in investing activities	(183)	-
Cash flows from financing activities
Issuance of convertible notes payable	928	688
Proceeds from sale of equity securities	1,341	1,210
Proceeds from related party long-term debt	179	-
Net cash flows provided by financing activities	2,448	1,898
Net change in cash and cash equivalents before effect of exchange rate changes	(1)	(253)
Effect of exchange rate changes on cash and cash equivalents	1	1
Net decrease in cash and cash equivalents	-	(252)
Cash and cash equivalents, at beginning of period	$-	$252
Cash and cash equivalents, ending	$-	$-
Supplemental schedule of noncash financing activities
FV of shares received related to the sale of future revenue	$1,471	$1,286

The accompanying notes are an integral part of these financial statements.

F-23

CONDUIT PHARMACEUTICALS LIMITED

NOTES TO FINANCIAL STATEMENTS

1.	Nature of the Business, Basis of Presentation and Summary of Significant Accounting Policies

Conduit Pharmaceuticals Limited, formerly known as SGS Global Limited (“Conduit” or the “Company”), was incorporated in the Cayman Islands as an exempted company in December 2018.

Conduit is a clinical-stage specialty biopharmaceutical company that was formed to facilitate the development and commercialization of clinical assets that have not been, or are not being, prioritized by leading biopharmaceutical companies in order to develop pharmaceutical products that meet the unmet medical needs of patients.

The Company’s current development pipeline includes a glucokinase activator, which is Phase II ready in autoimmune diseases including uveitis, Hashimoto’s Thyroiditis, preterm labor and renal transplant rejection. The Company’s development pipeline also includes a potent, irreversible inhibitor of human Myeloperoxidase (MPO) that has the potential to treat idiopathic male infertility.

Merger Agreement

On November 8, 2022, the Company entered into a Merger Agreement (the “Merger Agreement”) with Conduit Merger Sub, Inc. (“Merger Sub”) and Murphy Canyon Acquisition Corp. (“MURF”), a publicly traded blank check special purpose acquisition company.

Under the terms of the Merger proposed in the Merger Agreement, a wholly owned subsidiary of Murphy will merge with the Company, with the Company being the surviving company and therefore becoming, upon closing of the Merger Agreement, a wholly owned subsidiary of Murphy.

The Business Combination will be accounted for a reverse recapitalization in accordance with U.S. GAAP. Under the reverse recapitalization method, MURF will be treated as the acquired company for financial reporting purposes, and the Company, the accounting acquirer, will be assumed to have issued shares of stock for the net assets of MURF, with no goodwill or other intangible assets recorded. This determination is primarily based on the following predominant factors: (i) post-closing, the Company’s shareholders are expected to have a majority of the voting power of the combined company and ability to elect the members of the combined company’s Board of Directors (“Board”); (ii) the on-going operations post-merger will comprise those of Conduit; and (iii) all of the senior management of the combined company, except for the Chief Financial Officer, will be members of the management of the Company. As a result of the Business Combination, MURF will be renamed “Conduit Pharmaceuticals Inc.” The board of directors of each MURF and Conduit have each approved the Business Combination. The completion of the Business Combination, which is expected to occur in the second quarter of 2023, is subject to a special resolution of the Company’s shareholders and approval of MURF’s stockholders of the respective entities and the satisfaction or waiver of certain other customary closing conditions.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission. The functional currency of the Company is the British pound sterling. The accompanying financial statements are reported in United States Dollars, the reporting currency of the Company.

F-24

Liquidity and Going Concern

Since its inception, and in line with its growth strategy, the Company has prepared its financial statements assuming it will continue as a going concern. Since its inception, the Company has incurred net losses and negative cash flows from operations. As of December 31, 2022, and 2021, the Company had an accumulated deficit of $10.8 million and $5.9 million, respectively. For the years ended December 31, 2022 and 2021, the Company had net losses of $4.9 million and $3.7 million, respectively, and cash used in operating activities of $2.3 million and $2.2 million, respectively. To date, the Company has not generated sufficient liquidity to fund its operations and has relied on funding through a combination of debt and equity financing. The Company has determined additional financing will be required to fund its operations for the next twelve months and the ability of the Company to continue as a going concern is dependent upon obtaining such additional financing.

As further discussed in Note 5 - Convertible Notes Payable, in the fourth quarter of 2022 the Company approved approximately $3.6 million of Convertible Notes, of which approximately $1.8 million was issued and funded in full through the date of issuance of the financial statements. Additionally, as further discussed in the preceding section, on November 8, 2022, the Company entered into a definitive Agreement and Plan of Merger with Merger Sub and MURF, that included a private placement of an aggregate amount of $27 million of MURF’s shares of common stock which will be settled upon closing (referred to as the “PIPE”).

The Company has raised and plans on raising further funds as set out above including through the above-mentioned convertible debt as well as through the transactions contemplated by the Merger Agreement and the related PIPE transaction. There is currently no public market for the Company’s ordinary shares. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. These financial statements have been prepared assuming the Company will continue as a going concern and do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Risks and Uncertainties

The Company is subject to risks common to companies in the pharmaceutical industry including, but not limited to, uncertainties related to commercialization of competitor products, regulatory approvals, dependence on key products, dependence on key customers and suppliers, and protection of intellectual property rights. Clinical assets currently under development will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts will require significant amounts of additional capital, adequate personnel, infrastructure, and extensive compliance and reporting capabilities. Even if the Company’s efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales.

In addition, on March 11, 2020, the World Health Organization declared the Coronavirus Disease 2019 (“COVID-19”) a global pandemic. The pandemic has been a highly disruptive economic and societal event that remains unpredictable. Its duration and extent continue to be dependent on various developments, such as the emergence of variants to the virus that may cause additional strains of COVID-19, the administration and ultimate effectiveness of vaccines, and the eventual timeline to achieve a sufficient level of herd immunity among the general population. Accordingly, the COVID-19 pandemic may continue to have negative effects on the health of the U.S. and other economies for the foreseeable future.

As this crisis has unfolded, the Company has continued to monitor conditions and adapt its operations to meet federal, state, and local standards. The Company cannot predict the duration or severity of the COVID-19 pandemic or its ultimate impact on the broader economy or the Company’s operations and liquidity.

Due to the pandemic, all clinical trials in the United Kingdom that were not related to COVID-19 were put on hiatus through a significant portion of the year ended December 31, 2021. During the year ended December 31, 2022, the hiatus As a result, during the hiatus, the Company shifted its activities to focus on clinical trials related to COVID-19.

F-25

Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents are primarily maintained with major financial institutions in the United Kingdom and Switzerland. The Company considers cash equivalents to be short-term, highly liquid investments that (a) are readily convertible into known amounts of cash, (b) are traded and held for cash management purposes, and (c) have original maturities of three months or less at the time of purchase. The Switzerland bank accounts holding cash balances are uninsured. The Company has not experienced any losses on this account through the year ended December 31, 2022.

As of December 31, 2022 and 2021, the Company did not hold any cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Estimates are based on several factors including the facts and circumstances available at the time the estimates are made, historical experience, risk of loss, general economic conditions and trends, and the assessment of the probable future outcome. Subjective and significant estimates include, but are not necessarily limited to, the inputs used to determine the fair value of convertible notes payable and the amount to reserve for the related party loan receivable. Actual results could differ materially from such estimates. Estimates and assumptions are reviewed periodically by management and changes in estimates are made as management becomes aware of changes in circumstances surrounding the estimates. The effects of changes are reflected in the financial statements in the period that they are determined.

Fair Value Measurements

Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Fair value is to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. In determining fair value, the Company used various valuation approaches. A fair value hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.

Unobservable inputs reflect the Company’s assumption about the inputs that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels, based on the inputs, as follows:

●	Level 1- Valuations based on quoted prices for identical instruments in active markets. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.

F-26

●	Level 2- Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for either similar instruments in active markets, identical or similar instruments in markets that are not active, or model-derived valuations whose inputs or significant value drivers are observable or can be corroborated by observable market data.
●	Level 3- Valuations based on inputs that are unobservable. These valuations require significant judgment.

The Company’s Level 1 assets consist of cash and cash equivalents in the accompanying balance sheets and the value of accrued expenses and other current liabilities approximate fair value due to the short-term nature of these assets and liabilities.

As of December 31, 2022 and 2021, the Company has two financial liabilities, convertible notes that are adjusted to fair value on a recurring basis as well as an option liability for which the fair value is determined based on Level 3 inputs as such inputs are not readily observable. See Note 2 and Note 5 for further information on the Company’s financial liability held at fair value.

Research and Development and Funding

Research and development expenses consist primarily of costs incurred in connection with the research and development of our product candidates and programs. Funding expenses consist primarily of costs incurred in connection with the Company providing funding to St George Street Capital (“St George Street”) to carry out its research and development activities. St George Street holds all licenses to conduct clinical research through third party pharmaceutical companies. The Company expenses research and development costs and intangible assets acquired that have no alternative future use as incurred. These expenses include:

●	expenses incurred under agreements with organizations that support the Company’s drug discovery and development activities;

●	expenses incurred in connection with the preclinical and clinical development of the Company’s product candidates and programs, including under agreements with contract research organizations, or CROs;

●	costs related to contract manufacturing organizations, or CMOs, that are primarily engaged to provide drug substance and product for our clinical trials, research and development programs, as well as investigative sites and consultants that conduct the Company’s clinical trials, nonclinical studies and other scientific development services;

●	the costs of acquiring and manufacturing nonclinical and clinical trial materials, including manufacturing registration and validation batches;

●	employee-related expenses, including salaries, related benefits and equity-based compensation expense, for employees engaged in research and development functions;

●	costs related to compliance with quality and regulatory requirements;

●	payments made under third-party licensing agreements; and

●	direct and allocated costs related to facilities, information technology, personnel and other overhead.

Advance payments that we make for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such amounts are recognized as an expense as the goods are delivered or consumed or the related services are performed, or until it is no longer expected that the goods will be delivered, or the services rendered.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related costs for personnel in executive management, finance, corporate and business development, and administrative functions. General and administrative expenses also include legal fees relating to patent and corporate matters; professional fees for accounting, auditing, tax, and administrative consulting services; insurance costs; administrative travel expenses and other operating costs.

F-27

The Company has incurred increased accounting, audit, legal, regulatory, compliance and director and officer insurance costs as well as investor and public relations expenses associated with being a public company. The Company anticipates that its general and administrative expenses will increase in the future as it increases its headcount to support the development of its product candidates and programs and with continued research and development activities.

Income Taxes

ASC Topic 740, Income Taxes, sets forth standards for financial presentation and disclosure of income tax liabilities and expense. Interest and penalties recognized have been classified in the statements of operations and comprehensive loss as income taxes. Deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits of which future realization is uncertain.

The Company is exempt from income tax in the Cayman Islands.

Net Loss per Ordinary Share Attributable to Ordinary Shareholders

The Company calculates net loss per share attributable to ordinary shareholders - basic and diluted using the two-class method under ASC Topic 260, Earnings Per Share. Basic net loss per share attributable to ordinary shareholders is computed by dividing the net loss attributable to ordinary shareholders by the number of weighted-average ordinary shares outstanding for the period. Diluted net loss attributable to ordinary shareholders is computed by adjusting net loss attributable to ordinary shareholders to reallocate undistributed earnings based on the potential impact of any dilutive securities. Diluted net loss per share attributable to ordinary shareholders is computed by dividing the diluted net loss attributable to ordinary shareholders by the number of weighted-average ordinary shares outstanding for the period including potential dilutive ordinary shares. All potentially dilutive securities have been excluded from the diluted net loss per share calculations for the years ended December 31, 2022 and 2021, respectively, as the assumed issuance of all such potentially dilutive shares would have had an anti-dilutive effect.

Intangible Assets

Intangible assets subject to amortization include a developed patent. The Company qualitatively evaluates intangible assets for impairment annually or whenever events or changes in circumstances indicate that it is more likely than not the carrying amount of intangible assets may excess their implied fair values. The company recorded an immaterial amount for the intangible asset and an immaterial amount of amortization expense for the year ended December 31, 2022. As of December 31, 2022, no indicators of impairment of the intangible asset were identified.

Related Party Loan

The loan made to a related party is stated at the principal amount of $0.3 million outstanding. The Company recorded an allowance in full of $0.3 million for potential loan losses, resulting in no balance on the face of the balance sheet at December 31, 2022. The loan carries no interest, and as such, no interest receivable is recorded. The Company has recorded a full reserve against the loan as the related party did not have the ability to repay the loans as of December 31, 2022. The Company will analyze the reserve periodically to determine whether an adjustment to the allowance is appropriate.

F-28

Investments in Equity Securities

Investments in equity securities that have a readily determinable fair value are reported at fair value. Changes in fair value between accounting periods are recorded in other income, net, in the statements of operations and comprehensive loss. Realized gains or losses upon sale are recorded in other income, net, in the statements of operations and comprehensive loss. The Company did not hold any available for sale or trading securities at the years ended December 31, 2022 and December 31, 2021.

Foreign Currency Translation

Monetary assets and liabilities in the functional currency are re-measured into the reporting currency at the rates of exchange prevailing at the reporting date. Income and expense transactions in the functional currency are re-measured into the reporting currency at the average exchange rate prevailing during the reporting period. Non-monetary items in functional currency are re-measured into the reporting currency at the historical exchange rate (i.e., the rate of exchange at the date of the transaction). The gains or losses resulting from foreign currency translation are included in the statements of operations and comprehensive loss.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that: (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

If the Business Combination (see Note 1) were to be consummated, the surviving company will remain an emerging growth company, as defined by the Jumpstart Our Business Startups act of 2012, until the earliest of (i) the last day of the combined entity’s first fiscal year following the fifth anniversary of the completion of MURF’s initial public offering, (ii) the last day of the fiscal year in which the combined entity has total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which the combined entity is deemed to be a large accelerated filer, which means the market value of the combined entity’s common stock that is held by non-affiliates exceeds $700.0 million as of the prior December 31st or (iv) the date on which the combined entity has issued more than $1.0 billion in non-convertible debt securities during the prior three year period

Recently Adopted Accounting Pronouncements

Effective January 1, 2021, the Company adopted ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU No. 2020-06”). ASU No. 2020-06 was issued to address issues identified as a result of the complexity associated with applying generally accepted accounting principles for certain financial instruments with characteristics of liabilities and equity. For convertible instruments, the FASB decided to reduce the number of accounting models for convertible debt instruments and convertible preferred stock. In addition to eliminating certain accounting models, the FASB also decided to enhance information transparency by making targeted improvements to the disclosures for convertible instruments and earnings-per-share guidance. The adoption of ASU No. 2020-06 did not have a material impact on the Company’s financial statements.

F-29

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” Topic 842 was subsequently amended by ASU 2018-10, “Codification Improvements to Topic 842, Leases” and ASU 2018-11, “Leases (Topic 842)”. The amendments in this update increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. For leases with a term of 12 months or less, the amendments permit lessees to make an accounting policy election by class of underlying assets not to recognize lease assets and lease liabilities. For finance leases, the amendments in this update require a lessee to (1) recognize a right-of-use asset and lease liability, initially measured at the present value of the lease payments, on the balance sheet; (2) recognize interest on the lease liability separately from amortization of the right-of-use asset in the statement of operations; (3) classify repayments of the principal portion of the lease liability within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows. For operating leases, the amendments in this update require a lessee to (1) recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, on the balance sheet; (2) recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis; (3) classify all cash payments within operating activities in the statement of cash flows. On October 16, 2019, the FASB approved the proposal to delay the effective date for this standard for private and all other entities. Due to the Company’s extended transition period election, the amendments are effective for fiscal years beginning after December 15, 2020. In June 2020, the FASB issued ASU No. 2020-05, Coronavirus Disease 2019 (“COVID-19”) in response to the pandemic which has adversely affected the global economy and caused significant and widespread business and capital market disruptions. The FASB is committed to supporting and assisting stakeholders during this difficult time. The FASB issued ASU 2020-05 as a limited deferral of the effective dates of certain ASUs, including ASU 2016-02 (including amendments issued after the issuance of the original) to provide immediate, near-term relief for certain entities for whom these ASUs are either currently effective or imminently effective. This update is effective for annual periods beginning January 1, 2022, and interim periods beginning January 1, 2023, with early adoption permitted. The Company is in the process of evaluating its impact. The Company did not have any lease agreements as of the years ended December 31, 2022 and 2021 and does not believe the new standard will have a material impact on the financial statements. The Company adopted the standard on January 1, 2022. The adoption of ASU No. 2016-02 did not have a material impact on the Company’s financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) (“ASU No. 2019-12”). ASU No. 2019-12 was issued to simplify the accounting for income taxes. The amendments in this update remove certain exceptions and add other requirements to govern the accounting for income taxes. This update is effective for public business entities for fiscal years beginning after December 15, 2020. For all other entities, this update is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is exempt from tax in the Cayman Islands and therefore does not believe that the adoption of ASU No. 2019-12 will have a material effect on its financial statements or related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The ASU adds to US GAAP an impairment model known as the current expected credit loss (CECL) model, which is based on expected losses rather than incurred losses. The objectives of the CECL model are to: (1) reduce the complexity in US GAAP by decreasing the number of credit impairment models that entities use to account for debt instruments, (2) eliminate the barrier to timely recognition of credit losses by using an expected loss model instead of an incurred loss model, (3) require an entity to recognize an allowance of lifetime expected credit losses, and (4) not require a specific method for entities to use in estimating expected credit losses. This ASU will be effective for fiscal years beginning after December 15, 2022. An entity should apply the amendment on a prospective basis at the beginning of the interim period that includes the adoption date. The Company is currently evaluating the new standard to determine the potential impact on its financial condition, results of operations, cash flows, and financial statement disclosures.

F-30

2. Fair Value

The following tables present as of December 31, 2022 and 2021 respectively, the Company’s liabilities subject to measurement at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of December 31, 2022
In thousands	Level 1	Level 2	Level 3	Total
Liabilities:
Convertible notes payable	$-	$-	$1,835	$1,835
Option liability	$-	$-	$1,404	$1,404
Total Liabilities	$-	$-	$3,239	$3,239

	Fair Value Measurements as of December 31, 2021
In thousands	Level 1	Level 2	Level 3	Total
Liabilities:
Convertible notes payable	$-	$-	$749	$749
Total Liabilities	$-	$-	$749	$749

The following table presents additional information about the convertible notes payable subject to measurement at fair value on a recurring basis for which the Company used significant unobservable inputs (Level 3) (in thousands):

Amount
Balance, beginning of period	$749
Notes issued	908
Change in fair value	264
Foreign currency exchange impact	(86)
Balance, end of period	$1,835

F-31

The convertible notes payable were valued using the fair value option and are considered Level 3 measured instruments. See Note 5 for additional information. Due to the embedded derivatives included in the convertible notes payable, the Company elected to use the fair value option. The fair value was determined based upon a probability-weighted present value approach under three scenarios that consider the provisions of the convertible notes payable. The following table outlines the range of significant unobservable inputs used in the third-party valuation of the convertible notes payable as of December 31, 2022 and December 31, 2021, respectively:

	Assumption
Unobservable input - Change of control	2022	2021
Probabilities of conversion provisions	10 - 90%	5 - 67.5%
Estimated timing of conversion	0.25 - 1.41 years	0.75 - 2.41 years
Time period to maturity	1.41 years	2.41 years
Risk-adjusted discount rate	6.1%	2.9%

The option liability was valued using public market research to determine the probability of success that similar studies in the respiratory and cardiovascular disease areas and a Black-Scholes pricing model. In reviewing the public market research, the Company determined the phase transition success rates for trials similar to the Covid Asset from Phase I to Phase II was 52.7%. In applying this rate to the sale of future revenue consideration realized , the Company determined the underlying Covid Asset value to be $2.8 million. The Company used the underlying Covid Asset value within a Black-Scholes model to determine the fair value was $1.4 million at December 31, 2022. In accordance with ASC 815, the fair value of the option will be remeasured at the end of each reporting period, with changes in fair value recorded to the statement of operations and total comprehensive loss. For the year ended December 31, 2022, the Company recorded an option liability of $1.4 million on the balance sheet.

The following table presents additional information about the option liability subject to measurement at fair value on recurring basis for which the Company used significant unobservable inputs (Level 3) (in thousands):

Amount
Balance, beginning of period	$-
Option issued	1,404
Change in fair value	-
Foreign currency exchange impact	-
Balance, end of period	$1,404

The following table presents the inputs to the Black-Scholes model as of December 31, 2022 to determine the fair value of the Covid Asset option (in thousands where applicable):

Black-Scholes Inputs	Assumption
Underlying asset price	$2,812
Strike Price	$3,960
Volatility	90%
Risk-free rate	4.68%
Dividend yield	0%
Option term	.71 years

During the years ended December 31, 2022 and 2021, there were no transfers between 1evel 1 and Level 2, nor into or out of Level 3.

3. Accrued Expenses

Accrued expenses consisted of the following as of December 31, 2022 and 2021 (in thousands):

	December 31,
	2022	2021
Accrued expenses:
Professional service fees	$2,246	$1,308
Payroll	338	921
Other current liabilities:
Other	-	6
Total accrued expenses and other current liabilities	$2,584	$2,235

F-32

4. Liability Related to the Sale of Future Royalties

Indirect Investment Regarding the Covid Asset

On June 3, 2020, the Company entered into an agreement with St George Street for an indirect investment in the AZ Covid Asset. Under the terms of the agreement, St George Street agreed to pay the Company a royalty of 30% of sales of the Covid Asset should it reach the commercialization stage and generate revenue in exchange for the Company funding St George Street’s research and development efforts. This funding for this agreement differed from other projects under the Funding Agreement as the Company was investing in the future revenues of the AZ Covid Asset and not funding 100% of the total project. The Company has the right of first of refusal to fund projects. Should the Company choose not to fund a project as requested by St George Street, St George Street has the right to seek third party funding at which point the Company will not receive the 30% royalty per the agreement for future revenues generated from that specific project. St George Street holds all intellectual rights received from third party pharmaceutical companies and performs all of the research and development and clinical trials necessary to move each asset toward commercialization. As of December 31, 2022, the Company provided $0.3 million in funding to St George Street.

Vela Technologies PLC

The Company entered into an Agreement with St George Street to approve funding from Vela Technologies PLC (“Vela”) on October 20, 2020, whereby Vela agreed to provide funding to the Company via a purchase of future royalties an asset related to COVID-19 (the “Covid Asset”) totaling 8% of future revenue earned if the Covid Asset is commercialized (the “Vela Agreement”). Total consideration under the Vela Agreement was $2.9 million (£2.35 million), consisting of $1.6 million (£1.25 million) cash and the issuance of 1.1 billion ordinary shares in Vela, which based on the fair value of stock at the September 10, 2021, was $1.3 million. The Company received the $1.6 million (£1.25) million cash consideration during the year ended December 31, 2020. This consideration was recorded as deferred revenue in the balance sheet in accordance with ASC 470-10. The shares were received by St George Street and subject to lock-up agreement.

During the year ended December 31, 2021, the Company received the 1.1 billion ordinary shares in Vela from St George Street, upon expiration of the lock-up agreement, that were issuable as consideration under the agreement. On the date the Company received the shares, Vela’s equity securities had a fair value of $1.3 million and were recorded as a liability on the balance sheet. During the year ended December 31, 2021, the Company sold all 1.1 billion of its Vela shares for $1.2 million. The Company recorded a loss on the sale of Vela shares of $76 thousand to the statement of operations and comprehensive loss. The Company incurred placement fees of $0.3 million in conjunction with the sale of its investment in the Vela shares, which the Company recorded with the loss on sale of shares as other expense in the statement of operations and comprehensive loss. During the year ended December 31, 2021, the Company did not pay any net sums to Vela for the commercialization of the Covid Asset.

Share Consideration in Cizzle PLC

On February 11, 2022, the Company entered into an agreement with Cizzle PLC (“Cizzle”) whereby Cizzle agreed to provide funding to the Company for the Covid Asset for use in the field through a purchase of a 5% of future revenue earned if the Covid Asset is commercialized. Total consideration under the agreement is specified as $1.4 million (£1.2 million), consisting of the issuance of fair value of 25.0 million new ordinary shares in Cizzle on the date of the agreement and the fair value of 22.0 million shares to be issued at the earlier of Cizzle’s shareholder approval or one year from the date of the agreement. The 22.0 million shares were received in October 2022. The Company recorded a liability related to deferred revenue of $1.4 million for the consideration received from Cizzle.

The payments received for the sale of future revenue will be classified as deferred income. Under ASC 470-10-25, a seller of future revenue should evaluate whether the proceeds received should be accounted for as debt or deferred income. In assessing the factors that created rebuttable presumption of debt within the guidance, the Company determined that there were factors present to overcome the debt presumption and deferred income classification to be appropriate. The main factors the Company considered were that the transactions in form were sales, and not debt transactions. Each agreement does not guarantee a return to each purchaser, the return is based solely on future performance of the AZ Covid Asset should it reach commercialization, with neither purchaser having an involvement in generating future cash flows from the AZ Covid Asset.

F-33

The following table presents as of December 31, 2022 the Company’s liability for the sale of future revenue (in thousands):

Liability related to the sale of future royalties
December 31, 2021	$2,958
Sale of future royalties	1,439
Foreign currency exchange impact	(314)
December 31, 2022	$4,083

On December 15, 2022, the Company entered into an agreement with Cizzle whereby the Company granted Cizzle the option, but not the obligation, to sell its economic interest in the Covid Asset back to the Company. The agreement contained an option period of nine months from the date of the agreement for Cizzle to notify the Company of its intent to exercise the option to sell its economic interest in the Covid Asset. Upon closing of the agreement, Cizzle agreed to pay the Company an option fee of $0.1 million (£0.1 million). If Cizzle does exercise the right to sell its interest in the Covid Asset, consideration payable by the Company to Cizzle is $3.9 million (£3.25) million through the issuance of new Ordinary Shares in the combined entity post-Merger at the same price per share of the proposed PIPE investment in the Company by new and existing investors.

5. Convertible Notes Payable

On May 27, 2021, the Company approved a Master Convertible Loan Note Instrument (the “2021 Convertible Loan Note Instrument”), permitting the Company to issue convertible notes in a maximum aggregate principal amount of up to $1.4 million (£1.0 million). The convertible notes issuable under the 2021 Convertible Loan Note Instrument mature three years after issuance to the respective noteholders and bear 5% interest, only to be paid to the noteholders in the event of a material breach by the Company of the terms of the 2021 Convertible Loan Note Instrument. In the event of a Change of Control (as defined in the 2021 Convertible Loan Note Instrument), the convertible notes issued under the 2021 Convertible Loan Note Instrument automatically convert into ordinary shares of the Company at a conversion price equal to a 20% discount to the price per share paid for the most senior class of shares in respect of such Change of Control. The Company, with consent from the noteholders, may prepay the convertible notes payable issued under the 2021 Convertible Loan Note Instrument without penalty. The convertible notes payable issued under the 2021 Convertible Loan Note Instrument are general, unsecured obligations of the Company.

The Company issued $0.3 million (£0.25 million) convertible notes payable to two separate investors on June 11, 2021 and June 12, 2021, $0.5 million (£0.4 million) on August 26, 2022 and $67 thousand (£50 thousand) on October 6, 2022. As of December 31, 2022, $1.1 million (£950,000) 2021 Convertible Loan Notes were issued and outstanding. As of December 31, 2022, $67 thousand (£50 thousand) convertible notes were available for issuance.

On November 1, 2022, the Company approved a master Convertible Loan Note Instrument (the “2022 Convertible Loan Note Instrument”), permitting the Company to issue convertible notes payable for a maximum aggregate principal amount of up to $3.3 million (£3.0 million). The convertible notes payable issuable under the 2022 Convertible Loan Note Instrument mature three years after issuance to the respective noteholders and bear 5% interest, only to be paid to the noteholders in the event of a material breach by the Company of the terms of the 2022 Convertible Loan Note Instrument. In the event of a Change of Control (as defined in the 2022 Convertible Loan Note Instrument), the convertible notes payable issued under the 2022 Convertible Loan Note Instrument automatically convert into ordinary shares of the Company at a conversion price equal to a 20% discount to the price per share paid for the most senior class of shares in respect of such Change of Control. The Company, with consent from the noteholders, may prepay the convertible notes payable issued under the 2022 Convertible Loan Note Instrument without penalty. The convertible notes payable issued under the 2022 Convertible Loan Note Instrument are general, unsecured obligations of the Company.

F-34

On November 16, 2022, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.4 million (£0.3 million) to an investor.

The Company elected to fair value the convertible notes payable issued under the 2021 and 2022 Convertible Loan Note Instruments. At the end of each reporting period, the Company calculates the fair value of the convertible notes payable, and any changes in fair value are reported in other income, net, in the current period’s statement of operations and comprehensive loss. There has been no change in fair value from a change in credit quality. For the year ended December 31, 2022, the Company recorded a loss from the change in fair value of convertible notes payable of $0.3 million in other income, net, in its statement of operations and comprehensive less. For the year ended December 31, 2021, the Company recorded a loss from the change in fair value of convertible notes payable of $0.1 million in other income, net, in its statement of operations and comprehensive loss. See Note 2 for additional information regarding the fair value measurement of convertible notes payable.

6. Loans Payable

On May 1, 2022, the Company entered into Loan Agreements (the “Loans”) with two lenders, totaling $0.2 million. The Loans mature two years from the date of the agreement and bear no interest. Each loan was made available to the Company by the lenders in three tranches of (i) $33 thousand (£30 thousand); (ii) $33 thousand (£30 thousand) and (iii) $28 thousand (£25 thousand), totaling $0.2 million. The Loans provided for events of default, including, among others, failure to make payment, bankruptcy and non-compliance with the terms of the Loans. As of December 31, 2022 the Company utilized all three tranches of the first loan and two out of three tranches of the second loan, with total loans payable at December 31, 2022 of $0.2 million.

7. Ordinary Shares

As of December 31, 2022 and 2021, the Company has authorized the issuance of up to 400,000,000 ordinary shares, par value £0.0001 per share (the “Ordinary Shares”).

As of December 31, 2022 and December 31, 2021, 2,000 and 1,000 Ordinary Shares (the “Ordinary Shares”) were issued and outstanding, respectively. The Company issued 1,000 ordinary shares during the year ended December 31, 2022. No shares were issued during the year ended December 31, 2021. As of December 31, 2022 and 2021, no cash dividends have been declared or paid.

Holders of the Ordinary Shares are entitled to one vote per share, and to receive dividends, on and if declared by the board of directors and, upon liquidation or dissolution, are entitled to receive all assets available for distribution, subordinate to the rights, preferences, and privileges of any outstanding preferred shares (if any) with respect to dividends and in connection with liquidation, winding up and dissolution of the Company. The holders have no preemptive or other subscription rights.

8. Net Loss Per Share Attributable to Ordinary Shareholders

The following table presents the calculation of basic and diluted net loss per share attributable to holders of the Ordinary Shares (in thousands, except share amounts and per share data):

	December 31,
	2022	2021
Numerator:
Net loss	$(4,887)	$(3,657)
Denominator:
Weighted-average shares outstanding used in calculating net loss per share - basic and diluted	2,000	1,000
Net loss per share attributable to ordinary shareholders - basic and diluted	$(2,444)	$(3,657)

F-35

Since the Company was in a loss position for all periods presented, basic net loss per share attributable to holders of the Ordinary Shares is the same as diluted net loss per share attributable to holders of the Ordinary Shares for all periods presented as the inclusion of all potential Ordinary Shares outstanding would have been anti-dilutive.

Potentially dilutive securities (upon conversion) that were not included in the diluted per share calculations because they would have been anti-dilutive were as follows:

December 31,
2022
Ordinary Shares potentially issuable upon conversion of convertible notes payable	1,250,000
Total	1,250,000

December 31,
2021
Ordinary Shares potentially issuable upon conversion of convertible notes payable	500,000
Total	500,000

9. Commitments and Contingencies

Legal Proceedings

From time to time, the Company may become involved in legal proceedings or other litigation relating to claims arising in the ordinary course of business. The Company intends to accrue a liability for such matters when it is probable that future expenditures will be made and that such expenditures can be reasonably estimated. Significant judgment is required to determine both probability and estimated exposure amount. Legal fees and other costs associated with such proceedings are expensed as incurred.

10. Related Party Transactions

Corvus Capital Limited

Corvus Capital Limited (“Corvus”) is a significant investor in the Company through holding 1,000 and 775 Ordinary Shares as of the years ended December 31, 2022 and December 31, 2021, respectively. On November 4, 2022, the Company issued 1,000 Ordinary Shares to Corvus Capital Limited. Corvus Capital Limited subsequently transferred 775 Ordinary Shares to other investors. The Chief Executive Officer of Corvus is a member of Conduit’s board of directors. For the year ended December 31, 2021, the Company incurred $1.6 million (£1.3 million) in advisory fees for funding and review of a potential acquisition candidates to Corvus, which are included in general and administrative expenses in the statement of operations and comprehensive loss, the Company did not incur advisory fees during the year ended December 31, 2022. As of December 31, 2022 and December 31, 2021, approximately $0.6 million and $0.7 million, respectively, of the advisory fees were not paid and were recorded to accrued expenses on the balance sheet. For the years ended December 31, 2022 and 2021, the Company incurred director’s fees payable to the CEO of Corvus of approximately $0.4 million and $0.4 million, respectively. As of December 31, 2022 and 2021, the Company owed the CEO of Corvus director’s fees of approximately $0.4 million and $0.4 million, respectively. These amounts owed to the CEO of Corvus are included in accrued expenses and other current liabilities in the balance sheets.

During January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.5 million (£0.4 million) to the CEO of Corvus. The convertible notes payable mature three years after issuance and bear 5% interest, only to be paid in the event of a material breach by the Company of the terms of the 2022 Convertible Loan Note Instrument. In the event of a Change of Control, the convertible notes payable automatically convert into ordinary shares of the Company at a conversion price equal to a 20% discount to the price per share paid for the most senior class of shares in respect of such Change of Control.

F-36

St George Street Capital

St George Street Capital is a significant investor in the Company through holding 225 Ordinary shares. The Chief Executive Officer of St George Street Capital is also the Chief Executive Officer of Conduit. Further, the Company has an Exclusive Funding Agreement (as defined below) with St George Street Capital. For the years ended December 31, 2022 and December 31, 2021, the Company incurred expenses to St George Street Capital totaling$0.3 million and $0.1 million, respectively. As of the years ended December 31, 2022 and December 31, 2021, the Company did not owe any amounts to St George Street Capital.

On March 26, 2021, the Company entered into the Exclusive Funding Agreement (“Funding Agreement”) with St George Street Capital. Under the agreement, the Company has the first exclusive right, but not the obligation, to provide or procure funding for the performance or research and development projects undertaken by St George Street Capital. The Funding Agreement entitles the Company to 100% of the net revenue on projects that the Company funds by itself. As of December 31, 2022, the Company has not recognized any net revenue from the Funding Agreement. See Note 1 for discussion on research and development costs.

11. Other Expense

The following table presents other expense, for the years ended December 31, 2022 and 2021 (in thousands):

	For the year ended December 31,
	2022	2021
Other expense:
Loss on Cizzle option	$1,300	$-
Realized foreign currency transaction loss	-	8
Loss on sale of investment in equity securities	129	76
Placement fees on sale of investment in equity securities	33	327
Change in fair value of convertible notes payable	265	73
Total other expense	$1,727	$484

12. Subsequent Events

The Company has evaluated all events occurring through May 12, 2023, the date on which the financial statements were available to be issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except for the ones described below.

Convertible Loan Note Instruments

As discussed in Note 10 - Related Party Transactions, during January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.5 million (£0.4 million) to the CEO of Corvus.

During January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $1.3 million (£1.1 million) to non-related third parties.

During March 2023, the Company issued promissory convertible notes payable with an aggregate principal amount of $0.8 million to a non-related third party. The note matures and is payable in full 18 months from the date of the note. The note carries 20% interest and is payable every six months from the date of the note until the maturity date. The note is subject to conversion into shares of the Company’s common stock prior to the consummation of the Business Combination, which shares will then convert into MURF common stock. The Company notes that this issuance was outside of the terms of the 2022 Convertible Loan Note Instrument.

Vela Option Agreement

On April 2023, the Company entered into an agreement with Vela which granted Vela the right, but not the obligation, to sell its 8% royalty interest in the Covid Asset back to the Company. Vela paid a one-time, non-refundable option fee to the Company of $0.5 million (£0.4 million). Total consideration payable to Vela upon exercise is $4.8 million (£4.0 million) through the issuance of shares of the Company, following the consummation of the Merger at a price per share equal to the volume-weighted average price per share over the ten (10) business days prior to the date of the notice of the exercise of the Option. The option is exercisable in whole at any time from the close of the Merger (the “Effective Time”) until the earlier of (i) the date that is six (6) months from the Effective Time, and (ii) February 7, 2024, the expiration of the term.

F-37

MURPHY CANYON ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(unaudited)

ASSETS
Current assets:
Cash	$277,761	$345,777
Prepaid expenses	76,729	300,862
Total current assets	354,490	646,639
Investments held in Trust Account	23,339,887	136,871,183
Total Assets	$23,694,377	$137,517,822

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$24,528	$43,113
Income taxes payable	111,724	374,862
Accrued excise tax	1,140,683	-
Note payable - Sponsor	750,000	-
Total current liabilities	2,026,935	417,975
Deferred commission payable	4,628,750	4,628,750
Total Liabilities	6,655,685	5,046,725

Commitments and Contingencies (Note 6)	-	-

Common stock subject to possible redemption at redemption value (2,187,728 shares at $10.56 per share and 13,225,000 shares at $10.34 per share, as of June 30, 2023 and December 31, 2022, respectively)	23,108,897	136,771,183

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 754,000 (excluding 2,187,728 shares and 13,225,000 shares subject to possible redemption) issued and outstanding at June 30, 2023, and December 31, 2022, respectively	75	75
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,306,250 shares issued and outstanding	331	331
Additional paid-in capital	-	-
Accumulated deficit	(6,070,611)	(4,300,492)
Total Stockholders’ Deficit	(6,070,205)	(4,300,086)
Total Liabilities and Stockholders’ Deficit	$23,694,377	$137,517,822

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-38

MURPHY CANYON ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	For the Six Months Ended June 30, 2023	For the Six Months Ended June 30, 2022
General and administrative expenses	$376,266	$249,420	$853,672	$493,138
Administration fee - related party	30,000	30,000	60,000	50,000
Total expenses	406,266	279,420	913,672	543,138

Other Income
Interest income - Investments held in Trust Account	275,290	191,585	939,522	201,767
Total other income	275,290	191,585	939,522	201,767
Net (loss) income before income taxes	(130,976)	(87,835)	25,850	(341,371)
Income tax expense	(212,735)	(29,704)	(249,292)	(29,704)
Net loss	$(343,711)	$(117,539)	$(223,442)	$(371,075)
Class A common stock - weighted average shares outstanding, basic and diluted	2,941,728	13,979,000	4,344,254	11,105,539
Class A common stock - Basic and diluted net loss per share	$(0.06)	$(0.01)	$(0.03)	$(0.03)
Class B common stock - weighted average shares outstanding, basic and diluted	3,306,250	3,306,250	3,306,250	3,306,250
Class B common stock - Basic and diluted net loss per share	$(0.06)	$(0.01)	$(0.03)	$(0.03)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-39

MURPHY CANYON ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022 (Unaudited)

	Class A		Class B		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2023	754,000	$75	3,306,250	$331	$-	$(4,300,492)	$(4,300,086)
Remeasurement of Class A common stock subject to possible redemption	-	-	-	-	-	(158,900)	(158,900)
Accrued excise tax on January 24, 2023 redemptions	-	-	-	-	-	(1,140,683)	(1,140,683)
Net income	-	-	-	-	-	120,269	120,269
Balance, March 31, 2023	754,000	$75	3,306,250	$331	$-	$(5,479,806)	$(5,479,400)
Remeasurement of Class A common stock subject to possible redemption	-	-	-	-	-	(247,094)	(247,094)
Net loss	-	-	-	-	-	(343,711)	(343,711)

Balance, June 30, 2023	754,000	$75	3,306,250	$331	$-	$(6,070,611)	$(6,070,205)

	Class A		Class B		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, January 1, 2022	-	$-	3,306,250	$331	$24,669	$(4,381)	$20,619
Proceeds allocated to Public Warrants, net of offering costs	-	-	-	-	21,917,543	-	21,917,543
Sale of private placement units, net of offering costs	754,000	75	-	-	7,520,275	-	7,520,350
Remeasurement of Class A common stock subject to possible redemption	-	-	-	-	(29,462,487)	(2,818,567)	(32,281,054)
Net loss	-	-	-	-	-	(253,536)	(253,536)
Balance, March 31, 2022	754,000	75	3,306,250	331	-	(3,076,484)	(3,076,078)

Remeasurement of Class A common stock subject to possible redemption	-	-	-	-	-	(101,766)	(101,766)

Net loss	-	-	-	-	-	(117,539)	(117,539)

Balance, June 30, 2022	754,000	$75	3,306,250	$331	-	$(3,295,789)	$(3,295,383)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-40

MURPHY CANYON ACQUISITION CORP.

CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June, 2023	For the Six Months Ended June, 2022

Cash flows from operating activities:
Net loss	$(223,442)	$(371,075)
Adjustments to reconcile net loss to net cash used in operating activities
Interest earned on investments held in Trust Account	(939,522)	(201,767)
Changes in operating assets and liabilities:
Deferred offering costs	-	108,962
Prepaid expenses	224,133	(478,716)
Accrued formation and offering costs	-	(15,449)
Accrued expenses	(18,585)	138,645
Accrued income taxes payable	(263,138)	-
Net cash used in operating activities	(1,220,554)	(819,400)
Cash flows from investing activities:
Extension deposit into the Trust Account	(389,942)	-
Withdrawals from Trust Account for redemptions	114,068,280	-
Withdrawals from the Trust Account for taxes	792,480	-
Cash deposited into Trust Account	-	(134,895,000)
Net cash provided by (used in) investing activities	114,470,818	(134,895,000)
Cash flows from financing activities:
Proceeds from note payable - Sponsor	750,000	-
Redemptions of Class A common stock	(114,068,280)	-
Sale of units in public offering	-	132,250,000
Sale of private placement units	-	7,540,000
Payment of offering costs	-	(3,109,411)
Repayment of note payable - Sponsor	-	(177,057)
Net cash (used in) provided by financing activities	(113,318,280)	136,503,532
Net change in cash	(68,016)	789,132
Cash at beginning of period	345,777	48,555
Cash at end of period	$277,761	$837,687

Non-cash financing activities:
Deferred commission payable	$-	$4,628,750
Accrued excise tax on January 24, 2023 redemptions	$1,140,683	-
Remeasurement of Class A common stock subject to possible redemption	$405,994	$101,766

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-41

MURPHY CANYON ACQUISITION CORP.

Notes to financial statements

NOTE 1 - DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Murphy Canyon Acquisition Corp. (the “Company”) was incorporated in Delaware on October 19, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2023, the Company had not commenced any operations. All activity for the period from October 19, 2021 (inception), through June 30, 2023, relates to the Company’s formation, the proposed initial public offering (“Initial Public Offering”), which is described below, and searching for an initial Business Combination, as defined below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering (the “Registration Statement”) was declared effective on February 2, 2022. On February 7, 2022, the Company consummated the Initial Public Offering of 13,225,000 units (“Units”), generating gross proceeds of $132,250,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 754,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in private placements to Murphy Canyon Acquisition Sponsor LLC (the ‘Sponsor” or “our Sponsor”), with gross proceeds of $7,540,000.

Following the closing of the Initial Public Offering on February 7, 2022, an amount of $139,790,000 from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Units was placed in the Trust Account, as defined below. This resulted in an overfunding of the Trust Account of $4,895,000. As such, subsequent to the initial funding of the Trust Account, $2,000,000 was transferred to the Company’s operating cash account and $2,895,000 was used to pay offering costs. The funds held in the Trust Account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.

On November 8, 2022, the Company entered into a definitive Business Combination Agreement (the “BCA”) with Conduit Pharmaceuticals Limited, a Cayman Islands exempted company (“Conduit”), and Conduit Merger Sub, Inc., a Cayman Islands exempted company (“Merger Sub”). Merger Sub is a wholly owned subsidiary of the Company. Conduit is a pharmaceutical company led by experienced pharma executives, established to fund the development of successful deprioritized clinical assets licensed from large pharmaceutical companies through its exclusive relationships. The BCA was amended in January 2023 and May 2023.

On May 11, 2023, the Company, Conduit, and Merger Sub entered into a second amendment to the BCA to provide for (i) removal of the provision that indicates that no tax opinion would be delivered in connection with the closing, (ii) a closing obligation that that the Company either (a) be exempt from the provisions of Rule 419 promulgated under the Securities Act other than through its net tangible assets or (b) have at least $5,000,001 of net tangible assets either immediately prior to or upon consummation of the Business Combination, and (iii) extension of the outside date for the closing of the Business Combination from May 31, 2023, to February 7, 2024.

Upon the consummation of the transactions contemplated by the BCA, Merger Sub will merge with and into Conduit, with Conduit surviving as a wholly owned subsidiary of the Company (the “Business Combination”). The Company is expected to be renamed Conduit Pharmaceuticals Inc. at the closing of the Business Combination.

Pursuant to the BCA, at the closing, the Company shall issue and deliver to the shareholders of Conduit an aggregate number of shares of the Company’s common stock with an aggregate value equal to $650,000,000, with each share valued at $10.00 per share. A private placement transaction shall be conducted by the Company contemporaneously with the Business Combination (the “PIPE Financing”), pursuant to which the Company has entered into subscription agreements providing for aggregate investments in the Company’s securities of $27,000,000.

F-42

There can be no assurance that the Business Combination or PIPE Financing will occur as planned or at all.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Initial Public Offering, including proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with our liquidation, if there is a stockholder vote or tender offer in connection with our initial business combination and in connection with certain amendments to our amended and restated certificate of incorporation. In accordance with U.S. Securities and Exchange Commission (“SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A common stock classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A common stock is subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). The Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.

If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

F-43

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company has not completed a Business Combination by February 7, 2024 (“Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Sponsor has committed to provide additional funds if needed to make such a deposit for the extensions. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founders Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

F-44

Initially, the Company was required to complete an initial business combination transaction by 12 months from the consummation of initial public offering or up to 18 months if the Company extended the period of time to consummate a business combination in accordance with the Company’s Certificate of Incorporation. On January 26, 2023, at a special meeting of the Company’s stockholders (the “Special Meeting”), the Company’s stockholders approved a proposal to amend the Company’s certificate of incorporation to allow the Company to extend, at the Company’s election, the date by which the Company has to consummate a business combination up to 12 times, each such extension for an additional one month period, from February 7, 2023, to February 7, 2024. The Company’s stockholders also approved a related proposal to amend the trust agreement allowing the Company to deposit into the Trust Account, for each one-month extension, one-third of 1% of the funds remaining in the Trust Account following the redemptions made in connection with the approval of the extension proposal at the Special Meeting. At the Special Meeting the Company’s stockholders also approved a proposal to amend the Company’s certificate of incorporation to expand the methods that the Company may employ to not become subject to the “penny stock” rules of the SEC.

In connection with such proposals, the Company’s public stockholders had the right to redeem their shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two days prior to such stockholder vote. The Company’s public stockholders holding 11,037,272 shares of Class A common stock (out of a total of 13,979,000 shares of Class A common stock) exercised their right to redeem such shares at a redemption price of approximately $10.33 per share. Approximately $114 million in cash was removed from the Trust Account to pay such stockholders and, accordingly, after giving effect to such redemptions, the balance in the Trust Account was approximately $23.3 million.

As a result of the approval of such proposals, the Company agreed to deposit into the Trust Account one-third of 1% of the funds then on deposit in the Trust Account for each month of the extension period, resulting in a monthly contribution of approximately $0.035 per share that was not redeemed in connection with the Special Meeting, or an aggregate of approximately $77,000 per month, and an aggregate of $924,000 if the date the Company has to consummate a business combination is extended 12 times, each assuming no interest is earned on the funds in the Trust Account. During the six months ended June 30, 2023, the Company funded approximately $390,000 in monthly extension payments into the Trust Account. The Company continued the extensions in July and August, funding an additional $156,193 into the Trust Account for the two months.

Management’s Plan and Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Combination Period is less than one year from the date of the issuance of the financial statements. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. Additionally, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. As a result, these factors raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

F-45

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $277,761 and $345,777 in cash as of June 30, 2023 and December 31, 2022, respectively. The Company did not have any cash equivalents as of June 30, 2023 and December 31, 2022.

F-46

Investments Held in Trust Account

At June 30, 2023 and December 31, 2022, the Company had approximately $23.3 million and $136.9 million, respectively, in investments held in the Trust Account.

Offering Costs Associated With a Public Offering

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering.” Offering costs of $7,738,161, consisting of $2,645,000 of underwriting fees, $4,628,750 of deferred underwriting fee (which are held in the Trust Account with Wilmington Trust Company acting as trustee), and $464,411 of Initial Public Offering costs. Of these costs, $1,358,457 and $19,656 were allocated to Public Warrants (as defined in Note 3) and Private Placement Warrants (as defined in Note 4), respectively.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its shares of Class A common stock subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The shares of the Company’s Class A common stock feature certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events.

During the six months ended June 30, 2023, 11,037,272 shares of the Class A common stock were redeemed. See Note 1 - Description of Organization, Business Operations and Going Concern for additional information. Accordingly, as of June 30, 2023, the shares of Class A common stock subject to possible redemption in the amount of $23,108,897 are presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheet.

The following table provides a reconciliation of the shares of Class A common stock subject to possible redemption reflected on the balance sheet as of June 30, 2023:

Gross proceeds from IPO	$132,250,000
Less:
Proceeds allocated to Public Warrants	(23,276,000)
Class A common stock issuance costs	(6,360,054)
Plus:
Remeasurement adjustment of carrying value to redemption value	32,281,054
Class A common stock subject to possible redemption, as of March 31, 2022	134,895,000
Plus:
Remeasurement adjustment of carrying value to redemption value	1,876,183
Class A common stock subject to possible redemption as of December 31, 2022	$136,771,183
Less:
Redemptions during the three months ended March 31, 2023 *	(114,068,280)
Plus:
Remeasurement adjustment of carrying value to redemption value	158,900
Class A common stock subject to possible redemption as of March 31, 2023	22,861,803
Plus:
Remeasurement adjustment of carrying value to redemption value	247,094
Class A common stock subject to possible redemption as of June 30, 2023	23,108,897

F-47

Excise Tax

In accordance with the Inflation Reduction Act of 2022, the Company accrues the expected excise tax obligation at the end of each reporting period as a cost of redeeming any shares as of that date. In connection with the vote to amend the Company’s certificate of incorporation, holders of 11,037,272 shares of Class A common stock properly exercised their right to redeem their shares of Class A common stock for the aggregate redemption amount of $114,068,280. As such the Company has recorded a 1% excise tax liability in the amount of $1,140,683 on the condensed balance sheet as of June 30, 2023. The liability does not impact the condensed statements of operations or condensed statement cash flows and is an offset against additional paid in capital, to the extent available, and accumulated deficit. This excise tax liability can be offset by future shares of issuance which will be evaluated and adjusted in the period in which the issuances occur. Should the Company liquidate prior to December 31, 2023, the excise tax liability will not be due.

Net Income (Loss) per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Accretion associated with the redeemable shares of Class A common stock is excluded from income (loss) per common share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share of common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. As of June 30, 2023, the Company’s outstanding warrants (13,979,000) have been excluded from diluted net loss as their inclusion would be anti-dilutive. As a result, diluted net income (loss) per common share is the same as basic net income (loss) per common share for the periods presented.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

	Three Months Ended
	June 30, 2023
	Class A common stock	Class B common stock
Basic and diluted net loss per common share
Numerator:
Allocation of net loss	$(161,829)	$(181,882)
Denominator:
Basic and diluted weighted average shares outstanding	2,941,728	3,306,250

Basic and diluted net loss per common share	$(0.06)	$(0.06)

	For the Six Months Ended
	June 30, 2023
	Class A common stock	Class B common stock
Basic and diluted net loss per common share
Numerator:
Allocation of net loss	$(126,879)		$(96,563)
Denominator:
Basic and diluted weighted average shares outstanding	4,344,254		3,306,250

Basic and diluted net loss per common share	$(0.03)	$	$(0.03)

F-48

	For the Three Months Ended
	June 30, 2022
	Class A common stock	Class B common stock
Basic and diluted net loss per common share
Numerator:
Allocation of net loss	$(95,057)	$(22,482)
Denominator:
Basic and diluted weighted average shares outstanding	13,979,000	3,306,250

Basic and diluted net loss per common share	$(0.01)	$(0.01)

	For the Six Months Ended
	June 30, 2022
	Class A common stock	Class B common stock
Basic and diluted net loss per common share
Numerator:
Allocation of net loss	$(285,946)	$(85,129)
Denominator:
Basic and diluted weighted average shares outstanding	11,105,539	3,306,250

Basic and diluted net loss per common share	$(0.03)	$(0.03)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2023 or December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company has identified the United States and California as its only tax jurisdictions. The Company is subject to income taxation by major taxing authorities since inception. All tax periods are open to examination by tax authorities. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company actual tax expense differs from the expected tax expense due to the change in the valuation allowance.

F-49

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and investments held in the Trust Account. Cash is maintained in accounts with financial institutions, which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000, and investments held in the Trust Account. As of June 30, 2023 and December 31, 2022, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Investments Held in Trust Account

The Company’s Investments held in the Trust Account were $23.3 million at June 30, 2023, and $136.9 million at December 31, 2022.

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements” approximates the carrying amounts represented in the balance sheet, partially due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

F-50

Warrant Instruments

The Company accounts for warrants in accordance with the guidance contained in FASB ASC 815, “Derivatives and Hedging”. Under ASC 815-40 warrants that meet the criteria for equity treatment are recorded in stockholders’ equity (deficit). The warrants are subject to re-evaluation of the proper classification and accounting treatment at each reporting period. If the warrants no longer meet the criteria for equity treatment, they will be recorded as a liability and remeasured each period with changes recorded in the statement of operations.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 - INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 13,225,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4 - PRIVATE PLACEMENTS

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale to the Sponsor of 754,000 Private Placement Units at a price of $10.00 per Private Placement Unit ($7,540,000). Each Private Placement Unit is comprised of one Class A share and one warrant. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). Our Sponsor has agreed to transfer, but has not yet transferred, 15,000 placement units to each of our director nominees. The proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the securities comprising the Private Placement Units will expire worthless. The Private Placement Units (including the Class A common stock issuable upon exercise of the warrants included in the Private Placement Units) will not be transferable, assignable or saleable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

NOTE 5 - RELATED PARTY TRANSACTIONS

Founder Shares

On November 16, 2021, the Sponsor received 4,312,500 shares of the Company’s Class B common stock (the “Founder Shares”) for $25,000. On January 26, 2022, the Sponsor surrendered and forfeited 1,006,250 Founder Shares for no consideration, following which the Sponsor holds 3,306,250 Founder Shares.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property. However, our sponsor has agreed to transfer, but has not yet transferred, 15,000 placement units to each of our director nominees.

F-51

Promissory Note - Related Party

On November 4, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) the consummation of the Initial Public Offering or (ii) the decision not to execute the Initial Public Offering. The balance of this Promissory Note in the amount of $177,057 was paid in full on February 10, 2022.

On March 7, 2023, the Company entered into a $1.5 million promissory note with the Company’s Sponsor. The promissory note is to fund the Trust Account and the Company’s operating expenses. On March 7, 2023 the Company’s Sponsor advanced $300,000 and an additional $450,000 during the three months ended June 30, 2023. As of June 30, 2023 the outstanding balance on the promissory note totaled $750,000. The Company’s Sponsor will provide additional funds as necessary under the promissory note. This loan is non-interest bearing, unsecured and will be repayable in cash in full upon the earlier of (i) the date on which the Company consummates an initial business combination and (ii) the date that the Company’s winding up is effective.

General and Administrative Services

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. During the three and six months ended June 30, 2023, the Company incurred $30,000 and $60,000, respectively, of such expenses. During the three and six months ended June 30, 2022, the Company incurred $30,000 and $50,000, respectively, of such expenses.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 30, 2023 and December 31, 2022, there was no balance related to a Working Capital Loan with our Sponson that would be convertible into units.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-52

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 1,725,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The option was fully exercised on February 7, 2022.

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $2,645,000, payable upon the closing of the Initial Public Offering. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $4,628,750. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

In addition to the underwriting discount, the Company paid the underwriters $50,000 as an advance against out-of-pocket accountable expenses actually incurred by the underwriters. The Company agreed to pay or reimburse the underwriters for travel, lodging and other “road show” expenses, expenses of the underwriters’ legal counsel and certain diligence and other fees, which such fees and expenses are capped at an aggregate of $150,000 (less the $50,000 advance previously paid).

NOTE 7 - STOCKHOLDERS’ DEFICIT

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of June 30, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock - The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of June 30, 2023 and December 31, 2022, there were 754,000, shares of Class A common stock issued and outstanding (excluding the 2,187,728 shares and 13,225,000 shares subject to possible redemption as of June 30, 2023 and December 31, 2022, respectively). During the six months ended June 30, 2023, a total of 11,037,272, shares of Class A common stock were redeemed for $114,068,280 or approximately $10.33 per share. No additional shares were redeemed during the six months ended June 30, 2023.

Class B Common Stock - The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of each of June 30, 2023 and December 31, 2022, there were 3,306,250 shares of Class B common stock issued and outstanding.

Only holders of the Class B common stock will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law. In connection with our initial business combination, we may enter into a stockholders agreement or other arrangements with the stockholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of this offering.

The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination.

Warrants - Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

F-53

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00 - Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering.

The Private Placement Warrants and Public Warrants are recorded in stockholders’ equity (deficit) as they qualify for equity treatment under ASC 815.

F-54

The key assumptions used to value the Public Warrants, which was determined to be $23,276,000, were as follows:

●	Term - 5 years
●	Volatility - 22%
●	Dividends - 0%
●	Discount rate - 1.76%

NOTE 8 - FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value at June 30, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2023
Assets:
Investments held in Trust Account	1	$23,339,887

Description	Level	December 31, 2022
Assets:
Investments held in Trust Account	1	$136,871,183

NOTE 9 - TAXES

The expected tax expense based on the statutory rate is reconciled with actual tax expense as follows:

The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2022, due to the valuation allowance recorded on the Company’s net operating losses and unrealized income on the Trust Account. During the three and six months ended June 30, 2023, the estimated effect tax rates is approximately 162% and 964%, respectively, due to the change in the valuation allowance and prior year tax true up. The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. The Company considers California to be a significant state tax jurisdiction.

NOTE 10 - SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date the financial statements were issued. Based upon this review, except as disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements other than noted below.

On July 6, 2023 and August 7, 2023 the Company deposited into the Trust Account $77,800 and $78,393, respectively, to extend the period of time to consummate a business combination each month.

F-55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Murphy Canyon Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Murphy Canyon Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2022 and for the period from October 19, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from October 19, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination which is less than one year form the date of the issuance of the financial statements. Additionally, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum llp

We have served as the Company’s auditor since 2021.

New York, NY
March 28, 2023

F-56

MURPHY CANYON ACQUISITION CORP.

BALANCE SHEETS

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash	$345,777	$48,555
Prepaid expenses	300,862	55,608
Total current assets	646,639	104,163
Investments held in Trust Account	136,871,183	-
Deferred offering costs	-	108,962
Total Assets	$137,517,822	$213,125

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$43,113	$15,449
Income taxes payable	374,862	-
Note payable - Sponsor	-	177,057
Total current liabilities	417,975	192,506
Deferred commission payable	4,628,750	-
Total Liabilities	5,046,725	192,506

Commitments and Contingencies (Note 6)	-

Common stock subject to possible redemption at redemption value (13,225,000 shares at $10.34 per share)	136,771,183	-

Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 754,000 (excluding 13,225,000 subject to possible redemption) and none issued and outstanding at December 31, 2022 and December 31, 2021, respectively	75	-
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,306,250 shares issued and outstanding	331	331
Additional paid-in capital	-	24,669
Accumulated deficit	(4,300,492)	(4,381)
Total Stockholders’ Equity (Deficit)	(4,300,086)	20,619
Total Liabilities and Stockholders’ Equity (Deficit)	$137,517,822	$213,125

The accompanying notes are an integral part of these financial statements.

F-57

MURPHY CANYON ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Year December 31, 2022	FOR THE PERIOD FROM OCTOBER 19, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
General and administrative expenses	$1,092,682	$4,381
Administration fee - related party	110,000	-
Total expenses	1,202,682	4,381

Other Income
Interest income - Investments held in Trust Account	1,976,183	-
Total other income	1,976,183	-
Net income (loss) before income taxes	773,501	(4,381)
Income tax expense	(374,862)	-
Net income (loss)	$398,639	$(4,381)
Class A common stock - weighted average shares outstanding, basic and diluted	12,558,058	-
Class A common stock - Basic and diluted net income (loss) per share	$0.03	$-
Class B common stock - weighted average shares outstanding, basic and diluted	3,306,250	2,875,000	(1)(2)
Class B common stock - Basic and diluted net income (loss) per share	$0.03	$(0.00)

(1)	Excludes an aggregate of up to 431,250 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. The underwriters exercised the over-allotment option in full on February 7, 2022. As such, the Class B common stock is no longer subject to forfeiture (see Notes 5 and 6).
(2)	On January 26, 2022, the Sponsor surrendered and forfeited 1,006,250 founder shares for no consideration following which the Sponsor holds 3,306,250 founder shares. All share amounts have been retroactively restated to reflect this surrender (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-58

MURPHY CANYON ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM OCTOBER 19, 2021 (INCEPTION) TO DECEMBER 31, 2021

	Class A		Class B		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, October 19, 2021 (inception)

Issuance of Class B common stock to Sponsor(1) (2)			3,306,250	331	24,669	-	25,000
Net loss			-	-	-	(4,381)	(4,381
Balance, December 31, 2022	-	$-	3,306,250	$331	$24,669	$(4,381)	$20,619
Proceeds allocated to Public Warrants, net of offering costs	-	-	-	-	21,917,543	-	21,917,543
Sale of Private Placement Units, net of offering costs	754,000	75	-	-	7,520,275	-	7,520,350
Remeasurement of Class A common stock subject to possible redemption upon IPO	-	-	-	-	(29,462,487)	(2,818,567)	(32,281,054)
Remeasurement of Class A shares to redemption value						(1,876,183)	(1,876,183)
Net income	-	-	-	-	-	398,639	398,639
Balance, December 31, 2022	754,000	$75	3,306,250	$331	$-	$(4,300,492)	$(4,300,086)

(1)	Includes an aggregate of up to 431,250 shares of Common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. The underwriters exercised the over-allotment option in full on February 7, 2022. As such, the Class B common stock is no longer subject to forfeiture (see Notes 5 and 6).
(2)	On January 26, 2022, the Sponsor surrendered and forfeited 1,006,250 founder shares for no consideration following which the Sponsor holds 3,306,250 founder shares. All share amounts have been retroactively restated to reflect this surrender (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-59

MURPHY CANYON ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2022	FOR THE PERIOD FROM OCTOBER 19, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities:
Net income (loss)	$398,639	$(4,381)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Formation costs paid by note payable - Sponsor		3,994
Interest earned on investments held in Trust Account	(1,976,183)	-
Changes in operating assets and liabilities:
Deferred offering costs	108,962	-
Prepaid expenses	(245,254)	(5,608)
Accrued expenses	27,664	-
Accrued income taxes payable	374,862	-
Net cash used in operating activities	(1,311,310)	(5,995)
Cash flows from investing activities:
Cash deposited into Trust Account	(134,895,000)	-
Net cash used in investing activities	(134,895,000)	-
Cash flows from financing activities:
Deferred offering costs	-	(45,450)
Proceeds from note payable - Sponsor	-	75,000
Proceeds from issuance of Class B common stock to Sponsor	-	25,000
Sale of units in public offering	132,250,000	-
Sale of private placement units	7,540,000	-
Payment of offering costs	(3,109,411)	-
Repayment of note payable - Sponsor	(177,057)	-
Net cash provided by financing activities	136,503,532	54,550
Net change in cash	297,222	48,555
Cash at beginning of period	48,555	-
Cash at end of period	$345,777	$48,555

Non-cash financing activities:
Deferred offering costs included in accrued offering costs	$-	$15,449
Prepaid expenses paid by note payable - Sponsor	$-	$50,000
Deferred offering costs paid by note payable - Sponsor	$-	$47,875
Deferred commission payable	$4,628,750	$-
Class A shares subject to redemption	$136,771,183	$-

The accompanying notes are an integral part of these financial statements.

F-60

MURPHY CANYON ACQUISITION CORP.

FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM OCTOBER 19, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

Notes to financial statements

NOTE 1 - DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Murphy Canyon Acquisition Corp. (the “Company”) was incorporated in Delaware on October 19, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from October 19, 2021 (inception) through December 31, 2022 relates to the Company’s formation, the proposed initial public offering (“Initial Public Offering”), which is described below, and searching for an initial Business Combination, as defined below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering (the “Registration Statement”) was declared effective on February 2, 2022. On February 7, 2022, the Company consummated the Initial Public Offering of 13,225,000 units (“Units”), generating gross proceeds of $132,250,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 754,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in private placements to Murphy Canyon Acquisition Sponsor LLC (the “Sponsor”), with gross proceeds of $7,540,000.

Following the closing of the Initial Public Offering on February 7, 2022, an amount of $139,790,000 from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Units was placed in the Trust Account, as defined below. This resulted in an overfunding of the Trust Account of $4,895,000. As such, subsequent to the initial funding of the Trust Account, $2,000,000 was transferred to the Company’s operating cash account and $2,895,000 was used to pay offering costs. The funds held in the Trust Account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.

On November 8, 2022, the Company entered into a definitive Business Combination Agreement (the “BCA”) with Conduit Pharmaceuticals Limited, a Cayman Islands exempted company (“Conduit”), and Conduit Merger Sub, Inc., a Cayman Islands exempted company (“Merger Sub”). Merger Sub is a wholly owned subsidiary of the Company. Conduit is a pharmaceutical company led by experienced pharma executives, established to fund the development of successful deprioritized clinical assets licensed from large pharmaceutical companies through its exclusive relationships. The BCA was amended in January 2023, see Note 10 for additional information.

Upon the consummation of the transactions contemplated by the BCA, Merger Sub will merge with and into Conduit, with Conduit surviving as a wholly owned subsidiary of the Company (the “Business Combination”). The Company is expected to be renamed Conduit Pharmaceuticals Inc. at the closing of the Business Combination.

Pursuant to the BCA, at the closing, the Company shall issue and deliver to the shareholders of Conduit an aggregate number of shares of the Company’s common stock with an aggregate value equal to $650,000,000, with each share valued at $10.00 per share. A private placement transaction shall be conducted by the Company contemporaneously with the Business Combination (the “PIPE Financing”), pursuant to which the Company has entered into subscription agreements providing for aggregate investments in the Company’s securities of $27,000,000.

F-61

There can be no assurance that the Business Combination or PIPE Financing will occur as planned or at all.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Initial Public Offering, including proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with our liquidation, if there is a stockholder vote or tender offer in connection with our initial business combination and in connection with certain amendments to our amended and restated certificate of incorporation. In accordance with U.S. Securities and Exchange Commission (“SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A common stock classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A common stock is subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). The Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.

If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

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Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company has not completed a Business Combination within 12 months from the consummation of our initial public offering (or up to February 7, 2024 at the election of the Company subject to satisfaction of certain conditions, as amended at the January 2023 Special Meeting, see Note 10) (“Business Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Sponsor has committed to provide additional funds if needed to make such a deposit for the extensions. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founders Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

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Management’s Plan and Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Combination Period is less than one year from the date of the issuance of the financial statements. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. Additionally, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. As a result, these factors raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $345,777 and $48,555 in cash as of December 31, 2022 and 2021. The Company did not have any cash equivalents as of December 31, 2022 or December 31, 2021.

Investments Held in Trust Account

At December 31, 2022 and 2021, the Company had $136,871,183 and zero, respectively, in investments held in the Trust Account.

Offering Costs Associated With a Public Offering

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering.” Offering costs of $7,738,161 consisting of $2,645,000 of underwriting fees, $4,628,750 of deferred underwriting fee (which are held in the Trust Account with Wilmington Trust Company acting as trustee), and $464,411 of Initial Public Offering costs. Of these costs, $1,358,457 and $19,656 were allocated to Public Warrants (as defined in Note 3) and Private Placement Warrants (as defined in Note 4), respectively.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its shares of Class A common stock subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The shares of the Company’s Class A common stock feature certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2022, the shares of Class A common stock subject to possible redemption in the amount of $136,771,183 are presented as temporary equity, outside of the stockholders’ equity (deficit) section of the Company’s balance sheet.

As of December 31, 2022, the Class A common stock subject to possible redemption reflected on the balance sheet are reconciled in the following table:

Gross proceeds from IPO	$132,250,000
Less:
Proceeds allocated to Public Warrants	(23,276,000)
Class A common stock issuance costs	(6,360,054)
Plus:
Remeasurement adjustment of carrying value to redemption value	32,281,054
Class A common stock subject to possible redemption, as of March 31, 2022	134,895,000
Plus:
Remeasurement adjustment of carrying value to redemption value	101,767
Class A common stock subject to possible redemption as of June 30, 2022	134,996,767
Plus:
Remeasurement adjustment of carrying value to redemption value	609,920
Class A common stock subject to possible redemption as of September 30, 2022	135,606,687
Plus:
Remeasurement adjustment of carrying value to redemption value	1,164,496
Class A common stock subject to possible redemption as of December 31, 2022	$136,771,183

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Net Income (Loss) per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Accretion associated with the redeemable shares of Class A common stock is excluded from income (loss) per common share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share of common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. As of December 31, 2022, the Company’s outstanding warrants (13,979,000) have been excluded from diluted net loss as their inclusion would be anti-dilutive. As a result, diluted net income (loss) per common share is the same as basic net income (loss) per common share for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	For the Period Since Inception to
	December 31, 2021
	Class A common stock	Class B common stock
Basic and diluted net income per common share
Numerator:
Allocation of net loss	$-	$(4,381)
Denominator:
Basic and diluted weighted average shares outstanding	-	2,875,000

Basic and diluted net income per common share	$-	$(0.00)

	For the Year Ended
	December 31, 2022
	Class A common stock	Class B common stock
Basic and diluted net loss per common share
Numerator:
Allocation of net income	$315,560	$83,079
Denominator:
Basic and diluted weighted average shares outstanding	12,558,058	3,306,250

Basic and diluted net loss per common share	$0.03	$0.03

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Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 or December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company has identified the United States and California as its only tax jurisdictions. The Company is subject to income taxation by major taxing authorities since inception. All tax periods are open to examination by tax authorities. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company actual tax expense differs from the expected tax expense due to the change in the valuation allowance.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and investments held in the Trust Account. Cash is maintained in accounts with financial institutions, which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000, and investments held in the Trust Account. As of December 31, 2022 and 2021, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Investments Held in Trust Account

The Company’s Investments held in the Trust Account were $136,871,183 at December 31, 2022 and zero as of December 31, 2021.

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

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Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements” approximates the carrying amounts represented in the balance sheet, partially due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrant Instruments

The Company accounts for warrants in accordance with the guidance contained in FASB ASC 815, “Derivatives and Hedging”. Under ASC 815-40 warrants that meet the criteria for equity treatment are recorded in stockholders’ equity (deficit). The warrants are subject to re-evaluation of the proper classification and accounting treatment at each reporting period. If the warrants no longer meet the criteria for equity treatment, they will be recorded as a liability and remeasured each period with changes recorded in the statement of operations.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 - INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 13,225,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock (“Public Shares”) and one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

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NOTE 4 - PRIVATE PLACEMENTS

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale to the Sponsor of 754,000 Private Placement Units at a price of $10.00 per Private Placement Unit ($7,540,000). Each Private Placement Unit is comprised of one Class A share and one warrant (“Private Placement Warrant”). Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). The Company’s Sponsor has agreed to transfer, but has not yet transferred, 15,000 Private Placement Units to each of our director nominees. The proceeds from the sale of the Private Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the securities comprising the Private Placement Units will expire worthless. The Private Placement Units (including the Class A common stock issuable upon exercise of the warrants included in the Private Placement Units) will not be transferable, assignable or saleable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

NOTE 5 - RELATED PARTY TRANSACTIONS

Founder Shares

On November 16, 2021, the Sponsor received 4,312,500 shares of the Company’s Class B common stock (the “Founder Shares”) for $25,000. On January 26, 2022, the Sponsor surrendered and forfeited 1,006,250 Founder Shares for no consideration, following which the Sponsor holds 3,306,250 Founder Shares.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note - Related Party

On November 4, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) the consummation of the Initial Public Offering or (ii) the decision not to execute the Initial Public Offering. As of December 31, 2021, there was $177,057 outstanding under the Promissory Note. The balance was paid in full on February 10, 2022. See Note 10, regarding a new promissory note issued by the Sponsor to the Company for $1.5 million, subsequent to December 31, 2022.

General and Administrative Services

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. During the year ended December 31, 2022, the Company incurred $110,000, of such expenses.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2022 and 2021, there were no amounts outstanding under the Working Capital Loans.

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NOTE 6 - COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 1,725,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The option was fully exercised on February 7, 2022.

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $2,645,000, payable upon the closing of the Initial Public Offering. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $4,628,750. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

In addition to the underwriting discount, the Company paid the underwriters $50,000 as an advance against out-of-pocket accountable expenses actually anticipated to be incurred by the underwriters, which advance will be returned to the Company to the extent not actually incurred. The Company agreed to pay or reimburse the underwriters for travel, lodging and other “road show” expenses, expenses of the underwriters’ legal counsel and certain diligence and other fees, which such fees and expenses are capped at an aggregate of $150,000 (less the $50,000 advance previously paid).

NOTE 7 - STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock - The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 754,000 and zero, respectively, shares of Class A common stock issued and outstanding (excluding the 13,225,000 shares subject to possible redemption).

Class B Common Stock - The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of each December 31, 2022 and 2021, there were 3,306,250 shares of Class B common stock issued and outstanding.

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Only holders of the Class B common stock will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law. In connection with our initial business combination, we may enter into a stockholders agreement or other arrangements with the stockholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of this offering.

The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A common stock redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination.

Only holders of the Class B common stock will have the right to vote on the election of directors prior to the Business Combination. Holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law. In connection with our initial business combination, we may enter into a stockholders agreement or other arrangements with the stockholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of this offering.

Warrants - Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

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Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00 - Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per Public Warrant;
●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and
●	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering.

The Private Placement Warrants and Public Warrants are recorded in stockholders’ equity (deficit) as they qualify for equity treatment under ASC 815.

The key assumptions used to value the Public Warrants, which was determined to be $23,276,000, were as follows:

●	Term - 5 years
●	Volatility - 22%
●	Dividends - 0%
●	Discount rate - 1.76%

NOTE 8 - FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that are measured at fair value at December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2022
Assets:
Investments held in Trust Account	1	$136,871,183

As of December 31, 2021, there were no assets requiring fair value measurement.

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NOTE 9 - TAXES

The expected tax expense based on the statutory rate is reconciled with actual tax expense as follows:

For the Year Ended
December 31,
2022
U.S. federal statutory rate	21.0%
State taxes, net of federal benefit	0.1%
Change in valuation allowance	27.36%
Income tax provision	48.46%

The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2021, due to the valuation allowance recorded on the Company’s net operating losses. The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. The Company considers California to be a significant state tax jurisdiction.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities and the change in valuation are as follows at December 31:

2022
Deferred tax assets:
Startup costs	211,627
Total deferred tax assets	211,627

Valuation Allowance	(211,627)

Net deferred tax asset	$-

2022

Federal
Current	$374,862
Deferred	(211,627)
State and Local
Current	-
Deferred	-
Change in valuation	211,627
Income Tax Provision	$374,862

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is independent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31,2021, the change in the valuation allowance was zero.

NOTE 10 - SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date the financial statements were issued. Based upon this review, except as disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Initially, the Company was required to complete an initial business combination transaction by 12 months from the consummation of initial public offering or up to 18 months if the Company extended the period of time to consummate a business combination in accordance with the Company’s Certificate of Incorporation. On January 26, 2023, at a special meeting of the Company’s stockholders (the “Special Meeting”), the Company’s stockholders approved a proposal to amend the Company’s certificate of incorporation to allow the Company to extend, at the Company’s election, the date by which the Company has to consummate a business combination up to 12 times, each such extension for an additional one month period, from February 7, 2023, to February 7, 2024. The Company’s stockholders also approved a related proposal to amend the trust agreement allowing the Company to deposit into the Trust Account, for each one-month extension, one-third of 1% of the funds remaining in the Trust Account following the redemptions made in connection with the approval of the extension proposal at the Special Meeting. At the Special Meeting the Company’s stockholders also approved a proposal to amend the Company’s certificate of incorporation to expand the methods that the Company may employ to not become subject to the “penny stock” rules of the SEC.

In connection with such proposals, the Company’s public stockholders had the right to redeem their shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two days prior to such stockholder vote. The Company’s public stockholders holding 11,037,272 shares of Class A common stock (out of a total of 13,979,000 shares of Class A common stock) exercised their right to redeem such shares at a redemption price of approximately $10.33 per share. Approximately $114 million in cash was removed from the Trust Account to pay such stockholders and, accordingly, after giving effect to such redemptions, the balance in the Trust Account was approximately $23 million.

As a result of the approval of such proposals, the Company agreed to deposit into the Trust Account one-third of 1% of the funds then on deposit in the Trust Account for each month of the extension period, resulting in a monthly contribution of approximately $0.035 per share that was not redeemed in connection with the Special Meeting, or an aggregate of approximately $77,000 per month, and an aggregate of $924,000 if the date the Company has to consummate a business combination is extended 12 times, each assuming no interest is earned on the funds in the Trust Account.

On March 7, 2023, the Company entered into a $1.5 million promissory note with the Company’s Sponsor to fund the Trust Account and for the Company’s operating expenses. On March 7, 2023 the Company’s Sponsor advanced $300,000 and will provide additional funds as necessary under the promissory note. These loans are non-interest bearing, unsecured and will be repayable in full upon the earlier of (i) the date on which the Company consummates an initial business combination and (ii) the date that the Company’s winding up is effective.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere herein. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

Introduction

The following unaudited pro forma condensed combined financial statements and accompanying notes are provided to aid you in your analysis of the financial aspects of the Transactions and adjustments for other material events. These other material events are referred to herein as “Material Events” and the pro forma adjustments for the Material Events are referred to herein as “Adjustments for Material Events.”

The unaudited pro forma condensed combined financial statements have been prepared based on MURF’s historical financial statements and Conduit’s historical financial statements as adjusted to give effect to the Transactions and Material Events. The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives pro forma effect to the Transactions and Material Events as if they had occurred on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 gives effect to the Transactions and Material Events as if they had occurred on January 1, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 gives effect to the Transactions and Material Events as if they had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Conduit’s financial condition or results of operations would have been had the Transactions and Material Events occurred on the dates indicated. Further, the pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of New Conduit. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of MURF as of and for the year ended December 31, 2022, and the historical unaudited financial statements of MURF as of and for the six months ended June 30, 2023, and the related notes included herein;

●	the historical audited financial statements of Conduit as of and for the year ended December 31, 2022, and the historical unaudited financial statements of Conduit as of and for the six months ended June 30, 2023, and the related notes included herein; and

●	the sections entitled “MURF’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Conduit’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information relating to each of MURF and Conduit included herein.

Description of the Business Combination

On November 8, 2022, Murphy Canyon Acquisition Corp., a Delaware corporation, Conduit Pharmaceuticals Limited, a Cayman Islands exempt company, and Conduit Merger Sub, Inc., a Cayman Islands exempt company and wholly-owned subsidiary of MURF (“Merger Sub”), entered into the Merger Agreement, which contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the transactions contemplated thereby. Pursuant to the Merger Agreement, Merger Sub was merged with and into Conduit with Conduit surviving the merger (the “Merger”). As a result of the Merger, which was completed on September 22, 2023, Conduit became a wholly-owned subsidiary of MURF, with the shareholders of Conduit becoming stockholders of MURF.

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As a result of the Merger, all of the issued and outstanding MURF Class A common stock (including the MURF Class B common stock that was automatically converted on a one-for-one basis into MURF Class A common stock upon the consummation of the Business Combination) was converted into one class of New Conduit common stock and each issued and outstanding warrant to purchase a share of MURF Class A common stock became exercisable for one share of New Conduit common stock.

Pursuant to the terms of the Merger Agreement, the aggregate number of shares of New Conduit common stock that were delivered as consideration in the Merger was capped at 65,000,000 shares, which included the consideration to be delivered to holders of the Conduit convertible notes on an as converted basis. Accordingly, in the Merger, each holder of Conduit convertible notes, on an as-converted basis, and each holder of Conduit ordinary shares was entitled to receive such holder’s pro rata portion of the 65,000,000 shares of New Conduit common stock delivered as merger consideration upon the completion of the Business Combination. Please see “Exchange of Conduit Shares for Shares of New Conduit” below.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Conduit has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Transactions.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023, was derived from the unaudited historical balance sheet of MURF as of June 30, 2023, and the unaudited historical balance sheet of Conduit as of June 30, 2023 and gives effect to the Transactions and Material Events as if they had occurred on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the historical statement of operations of MURF for the year ended December 31, 2022, and the historical statement of operations of Conduit for the year ended December 31, 2022, and gives effect to the Transactions and Material Events as if they had occurred on January 1, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, combines the historical statement of operations of MURF for the six months ended June 30, 2023, and the historical statement of operations of Conduit for the six months ended June 30, 2023, and gives effect to the Transactions and Material Events as if they had occurred on January 1, 2022.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Transactions and Material Events are based on certain currently available information and certain assumptions and methodologies that each of MURF and Conduit believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of MURF and Conduit believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transactions and Material Events based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. MURF and Conduit have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

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The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 2,129,662 out of the total 2,187,728 shares of MURF common stock subject to redemption, for an aggregate redemption price of $23.1 million out the Trust Account. No other shares of MURF common stock were subject to redemption.

Included in the shares outstanding and weighted-average shares outstanding as presented in the unaudited pro forma condensed combined financial statements are the shares of New Conduit common stock issued to legacy Conduit shareholders on the closing date of the Business Combination, the shares of New Conduit common stock that were held by existing MURF investors, and the shares of New Conduit common stock issued in respect of the PIPE Shares.

Upon closing of the Business Combination, shares of New Conduit common stock outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

	Accrual Redemptions
	Number of Shares Owned	% Ownership
(Shares in thousands)
Conduit shareholders(2)	65,000	89.7%
Private Placement Investors(2)	2,000	2.8%
MURF Public stockholders	58	0.1%
MURF Directors(1)	45	0.1%
MURF Sponsor(1)	4,015	5.5%
A.G.P.	1,300	1.8%
Total(3)	72,418	100.0%

1)	In connection with the Business Combination, 3,306,250 shares of MURF Class B common stock held by the Sponsor were converted into 3,306,250 shares of MURF Class A common stock. The 4,015,250 shares of New Conduit common stock held by the MURF Sponsor (as reflected in the table above) result from the MURF Sponsor exchanging the 3,306,250 shares of MURF Class A common stock for 3,306,250 shares of New Conduit common stock upon the closing of the Business Combination and from the MURF Sponsor exchanging an additional 709,000 shares of MURF Class A common stock that it held (prior to the closing of the Business Combination) for 709,000 shares of New Conduit common stock upon the closing of the Business Combination. The 709,000 shares taking part in the above-mentioned exchange were originally issued to the MURF Sponsor as part of the Private Placement and the 3,306,250 shares taking part in the above-mentioned exchange were originally issued to the MURF Sponsor prior to MURF’s initial public offering. The 45,000 shares of New Conduit common stock that are held by MURF Directors result from the MURF Sponsor transferring (in connection with the completion of the Business Combination) to the MURF Directors 45,000 shares of MURF Class A common stock. The 45,000 shares of MURF Class A common stock were exchanged for 45,000 shares of New Conduit common stock upon the closing of the Business Combination.

2)	In connection with the Business Combination, 2,000 Conduit ordinary shares were exchanged for 64,626,430 shares of New Conduit common stock and Conduit convertible notes were redeemed for 373,570 shares of New Conduit common stock (refer to the Exchange of Conduit Shares for Shares of New Conduit section below for details). The remaining 2,000,000 shares were issued in connection with the PIPE Financing.

3)	Note that the shares as presented above do not include any shares related to a member of management of New Conduit who will be granted restricted stock units (“RSUs”) in an amount equal to 0.10% of the shares of common stock of New Conduit outstanding as of the closing of the Business Combination. No shares related to this grant were included because the RSUs have not yet been grated and the RSUs vest in equal annual installments on the first three anniversaries of the closing of the Business Combination.

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Material Events and Background Relevant to Material Events

On July 6, 2023 and August 7, 2023, the Company deposited into the Trust Account $78 thousand and $78 thousand, respectively, to extend the period of time to consummate a business combination each month.

On August 23, 2023, September 5, 2023 and September 12, 2023, the MURF Sponsor advanced an additional $0.2 million, $55 thousand and $45 thousand, respectively to MURF under the promissory note originally issued on March 7, 2023. Borrowing on the promissory note totals $1.0 million, which was repaid in full at closing.

On September 22, 2023, St George Street Capital (“SGSC”) repaid to Conduit the $0.6 million loan balance due under the loan agreement dated August 20, 2022. The loan repayment occurred outside of the closing of the Business Combination.

Exchange of Conduit Shares for Shares of New Conduit

Based on 2,000 Conduit ordinary shares outstanding immediately prior to the closing of the Business Combination, the Exchange Ratio determined in accordance with the terms of the Merger Agreement is approximately 32,313.2150. New Conduit issued 65,000,000 shares of New Conduit common stock to legacy Conduit shareholders (including holders of Conduit’s convertible notes) in the Business Combination, determined as follows:

Conduit shares outstanding as of immediately prior to the Closing
Ordinary shares, par value £0.0001 per share	2,000
Exchange Ratio	32,313.2150
Estimated shares of New Conduit common stock issued to Conduit shareholders upon Closing(1)	64,626,430

1)	In addition to the shares issued to legacy Conduit shareholders noted above, an additional 373,570 shares of New Conduit common stock will be issued to Conduit convertible note holders, resulting in a total of 65,000,000 shares of New Conduit common stock issued to Conduit shareholders and holders of Conduit convertible notes at the completion of the Business Combination. The 373,570 shares resulting from the redemption of the convertible notes was calculated by taking the principal of the convertible notes payable outstanding in British Pounds Sterling (“GBP”) of £2.4 million and applying the GBP-to-United States Dollars (“USD”) exchange rate as of closing on September 22, 2023 to convert the principal to approximately $3.0 million USD. The Conversion Price is equal to the $10.00 price per share per the PIPE Financing discounted by 20% for the Change of Control ($10.00 * 20% discount = $8.00). The 373,570 shares resulting from the redemption of the convertible notes payable was calculated by taking the approximately $3.0 million outstanding principal and dividing this amount by $8.00.

Accounting for the Business Combination

Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MURF will be treated as the acquired company for accounting purposes, whereas Conduit will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of Conduit issuing shares for the net assets of MURF, accompanied by a recapitalization. The net assets of Conduit will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Conduit. Conduit has been determined to be the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

●	Legacy Conduit shareholders will have a majority of the voting interest in New Conduit;

●	The largest single shareholder of New Conduit will be a legacy shareholder of Conduit;

●	Conduit will designate a majority of the governing body of New Conduit;

●	An individual from Conduit will be designated as the chairman of the governing body of New Conduit and the Chief Executive Officer of New Conduit; and

●	Conduit’s operations will comprise the ongoing operations of New Conduit.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

(in thousands)

			Transaction Accounting Adjustments
	MURF Historical	Conduit Historical	Adjustments for Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$278	$-	$(156)	a	$(4,629)	d	$4,339
	-	-	250	b	23,496	o	-
	-	-	578	c	20,000	f	-
	-	-	-		(11,389)	k	-
	-	-	-		(23,089)	g	-
	-	-	-		(1,000)	n	-
Prepaid expenses - current	77	-	-		-		77
Total current assets	355	-	672		$3,389		4,416
Non-current assets:
Investments held in Trust Account	23,340	-	156	a	(23,496)	o	-
Intangible assets - research and development	-	5	-		-		5
Total non-current assets	23,340	5	156		(23,496)		5
Total assets	$23,695	$5	$828		$(20,107)		$4,421
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses and other current liabilities	$24	$-	$-		$-		$24
Accrued professional fees	-	3,681	-		(1,903)	k	1,778
Accrued payroll and other current liabilities	-	51	-		-		51
Option liability	-	2,624	-		-		2,624
Accrued excise tax	1,141	-	-		(1,141)	m	-
Income taxes payable	112	-	-		-		112
Note payable - Sponsor	750	-	250	b	(1,000)	n	-
Total current liabilities	2,028	6,356	250		(4,044)		4,589
Non-current liabilities:
Convertible notes payable, carried at fair value	-	3,740	-		(3,211)	h	-
	-	-	-		(529)	j	-
Liability related to the sale of future revenue	-	4,288	-		-		4,288
Convertible promissory note payable	-	845	-		-		845
Notes payable	-	184	-		-		184
Derivative warrant liability	-	-	-		100	f	100
Deferred commission payable	4,629	-	-		(4,629)	d	5,738
	-	-	-		5,738	k	-
Total non-current liabilities	4,629	9,057	-		(2,531)		11,155

See accompanying notes to the unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

(in thousands)

			Transaction Accounting Adjustments
	MURF Historical	Conduit Historical	Adjustments for Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
Common stock subject to possible redemption at redemption value (2,187,728 shares)	23,109	-	-		(23,089)	g	20
Stockholders’ equity/(deficit):
Conduit ordinary shares	-	-	-		-	h	-
MURF Class A common stock	-	-	-		-	e	-
	-	-	-		-	l	-
MURF Class B common stock	-	-	-		-	e	-
New Conduit common stock	-	-	-		-	f	7
	-	-	-		-	j	-
	-	-	-		6	i	-
	-	-	-		-	l	-
	-	-	-		-	k
Additional paid-in capital	-	-	-		19,740	f	5,111
	-	-	-		3,075	h	-
	-	-	-		(6,077)	i	-
	-	-	-		(12,288)	k	-
	-	-	-		661	j	-
Accumulated deficit	(6,071)	(15,437)	578	c	136	h	(16,490)
	-	-	-		6,071	i	-
	-	-	-		(2,936)	k	-
	-	-	-		(132)	j	-
	-	-	-		160	f	-
	-	-	-		1,141	m	-
Accumulated other comprehensive income	-	29	-		-		29
Total stockholders’ equity (deficit):	(6,071)	(15,408)	578		9,557		(11,343)
Total liabilities and stockholders’ equity (deficit)	$23,695	$5	$828		$(20,107)		$4,421

See accompanying notes to the unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share amounts)

(In thousands, except per share and weighted-average share data)	MURF Historical	Conduit Historical	Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations
Operating expenses (income):
Research and development expenses	$-	$37	$-	$37
General and administrative expenses	111	3,049	2,936	b	6,329
-	-	233	e	-
Administration fee - related party	1,093	-	-	1,093
Funding expenses	-	74	-	74
Total operating expenses (income)	1,204	3,160	3,169	7,533
Income (loss) from operations	(1,204)	(3,160)	(3,169)	(7,533)
Other income (expense):
Loss on extinguishment of debt	-	-	4	c	4
Interest income - Investments held in Trust Account	1,976	-	(1,976)	a	-
Other income (expense), net	-	(1,727)	120	d	(1,607)
Total other income (expense), net	1,976	(1,727)	(1,852)	(1,603)
Income (loss) before taxes	772	(4,887)	(5,021)	(9,136)
Income tax expense	(375)	-	-	(375)
Net income (loss)	$397	$(4,887)	$(5,021)	$(9,511)

Basic and diluted net loss per share, Conduit ordinary shares	$(2,444)
Basic and diluted weighted average shares outstanding, Conduit ordinary shares	2,000
Basic and diluted earnings attributable to MURF Class A common stock	$316
Basic and diluted weighted average shares outstanding, MURF Class A common stock	12,558,058
Basic and diluted earnings per share attributable to MURF Class A common stock	$0.03
Basic and diluted earnings attributable to MURF Class B common stock	$83
Basic and diluted weighted average shares outstanding, MURF Class B common stock	3,306,250
Basic and diluted earnings per share attributable to MURF Class B common stock	$0.03
Basic and diluted net loss per share attributable to New Conduit common stock	$(0.13)
Basic and diluted weighted average shares outstanding attributable to New Conduit common stock	72,418,316	f

See accompanying notes to the unaudited pro forma condensed combined financial information

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2023
(in thousands, except share and per share amounts)

(In thousands, except per share and weighted-average share data)	MURF Historical	Conduit Historical	Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations
Operating expenses (income):
General and administrative expenses	$854	$3,725	$117	e	$4,696
Administration fee - related party	60	-	-	60
Total operating expenses (income)	914	3,725	117	4,756
Income (loss) from operations	(914)	(3,725)	(117)	(4,756)
Other income (expense):
Interest income - Investments held in Trust Account	940	-	(940)	a	-
Other expense, net	-	(948)	40	d	(908)
Total other income (expense), net	940	(948)	(900)	(908)
Income (loss) before taxes	26	(4,673)	(1,017)	(5,664)
Income tax expense	(249)	-	-	(249)
Net income (loss)	$(223)	$(4,673)	$(1,017)	$(5,913)

Basic and diluted net loss per share, Conduit ordinary shares	$(2,337)
Basic and diluted weighted average shares outstanding, Conduit ordinary shares	2,000
Basic and diluted earnings attributable to MURF Class A common stock	$(127)
Basic and diluted weighted average shares outstanding, MURF Class A common stock	4,344,254
Basic and diluted earnings per share attributable to MURF Class A common stock	$(0.03)
Basic and diluted earnings attributable to MURF Class B common stock	$(97)
Basic and diluted weighted average shares outstanding, MURF Class B common stock	3,306,250
Basic and diluted earnings per share attributable to MURF Class B common stock	$(0.03)
Basic and diluted net loss per share attributable to New Conduit common stock	$(0.08)
Basic and diluted weighted average shares outstanding attributable to New Conduit common stock	72,441,789	f

See accompanying notes to the unaudited pro forma condensed combined financial information

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Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments for Material Events:

a)	To reflect the MURF deposit of $78 thousand and $78 thousand into the Trust Account on July 6, 2023, and August 7, 2023, respectively.

b)	To reflect the MURF Sponsor advancing an additional $0.2 million, $55 thousand and $45 thousand to MURF on August 23, 2023, September 5, 2023 and September 12, 2023, respectively under the promissory note originally issued on March 7, 2023.

c)	To reflect repayment received by Conduit on the loan to SGSC of $0.6 million on September 22, 2023 under the loan agreement dated August 20, 2022. The loan repayment occurred outside of the closing of the Business Combination.

Pro Forma Other Transaction Accounting Adjustments:

d)	To reflect the payment of $4.6 million in deferred underwriting fees incurred in connection with MURF’s initial public offering.

e)	To reflect the conversion of 3,306,250 shares of MURF Class B common stock to MURF Class A common stock.

f)	To reflect the issuance of an aggregate of 2,000,000 shares of New Conduit common stock to the investor in the PIPE Financing at a price of $10.00 per share, for an aggregate purchase price of $20.0 million. The adjustment reflects the recording of a derivative warrant liability of $0.1 million for the warrant to purchase up to 2,000,000 shares of New Conduit issued to the investor in the PIPE Financing. The warrant is classified as a derivative liability because it does not meet the criteria in ASC 815-40 to be considered indexed to the entity’s own stock as the warrant could be settled for an amount that is not equal to the difference between the fair value of a fixed number of the entity’s shares and a fixed monetary amount. In addition, the adjustment reflects a reduction to accumulated deficit of $0.2 million. The reduction to accumulated deficit is due to remeasurement of the derivative warrant liability for the unaudited pro forma condensed combined statement of operations as if the Transactions had occurred and the warrant was issued on January 1, 2022. The derivative warrant liability was measured based on the quoted market price for MURF’s publicly traded warrants, which, for valuation purposes, have materially similar terms as the warrant issued to the Private Placement Investor. The adjustment also increases additional paid-in capital by approximately $19.7 million and increases New Conduit common stock by an immaterial dollar amount (2,000,000 shares multiplied by par value of $0.0001 is less than $1 thousand).

Certain terms of the warrant issued to the Private Placement Investor include the following1:

●	Exercise price of $11.50;
●	Exercisable from 30 days after completion of the Business Combination through 5 years after the completion of the Business Combination;
●	Within 30 days of the occurrence of a Fundamental Transaction that is within the control of New Conduit, the holder of the warrant can exercise and as compensation for exercise receive a cash payment equal to the Black Scholes Value. The inputs to the Black Scholes Value are as follows:

○	Risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date;

1 Capitalized terms in the bullet points below are defined in the warrant. For all of the terms of the warrant, refer to the form of warrant, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 13, 2023.

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○	An expected volatility equal to the greater of 100% and the 100-day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction;
○	The underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 3(d) of the warrant agreement;
○	A remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date;
○	Zero cost of borrow.

Since the volatility input is based on the greater of 1) a fixed volatility assumption (100%) and 2) an estimate of current volatility at the time of settlement (the 100-day volatility obtained from the HVT function on Bloomberg), this input could result in a settlement amount that is greater than the settlement amount of a fixed-for-fixed option on the entity’s equity shares. Therefore, the settlement amount is not considered fixed-for-fixed and thus the warrant is not considered indexed to the entity’s own stock under ASC 815-40. As the warrant is not considered indexed to the entity’s own stock, it cannot be equity-classified and is thus classified as a derivative liability.

g)	To reflect the redemption of 2,129,662 shares of MURF common stock redeemed at a redemption price per share of $10.84 for an aggregate redemption price of $23.1 million.

h)	To reflect the automatic redemption of $3.2 million of convertible notes at a 20% discount in accordance with the terms of the 2022 Convertible Loan Note Instrument and 2021 Convertible Loan Note Instrument.

i)	To reflect the recapitalization of Conduit through the Business Combination and the issuance of 65,000,000 shares of New Conduit common stock and the elimination of the accumulated deficit of MURF, the accounting acquiree. As a result of the recapitalization, MURF’s accumulated deficit of $6.1 million and Conduit’s ordinary shares consisting of an immaterial dollar amount (2,000 shares multiplied by par value of £0.0001 is less than $1 thousand) were derecognized. The shares of New Conduit common stock issued in exchange for Conduit’s capital were recorded as an increase to New Conduit common stock of $6 thousand and a decrease to additional paid-in capital of $6.1 million.

j)	To reflect the automatic redemption of $0.5 million of convertible notes issued to a related party at a 20% discount in accordance with the terms of the 2022 Convertible Loan Note Instrument and the 2021 Convertible Loan Note Instrument.

k)	To reflect the payment of MURF’s and Conduit’s total estimated transaction costs of $18.5 million. Of the total transaction costs, $11.4 million was paid in cash at the closing of the Business Combination. The adjustment reflects estimated advisory, legal, and other professional fees of $12.3 million which are deemed to be direct and incremental costs of the Business Combination, and additional estimated transaction costs of $2.9 million that are not deemed to be direct and incremental to the Business Combination and are not expected to recur, and the payment of transaction costs of $1.9 million that were incurred and expensed in MURF’s and Conduit’s historical financial statements and that are not expected to recur. These expenses were recorded as accrued professional fees of $1.9 million in Conduit’s historical balance sheet. The $12.3 million in total estimated costs that are deemed to be direct and incremental to the Business Combination are recorded as a reduction to additional paid-in capital, and the $2.9 million in estimated costs that are not direct and incremental to the Business Combination are recorded as an increase to accumulated deficit. The total transaction costs are comprised of $11.9 million of Conduit transaction costs recorded as a reduction to additional paid-in capital, $0.2 million of Conduit transaction costs recorded as expense, $5.7 million of Conduit transaction costs recorded as an increase to deferred commission payable, $0.4 million of MURF transaction costs recorded as a reduction to additional paid-in capital, and $2.8 million of MURF transaction costs recorded as expense. The adjustment also increases New Conduit common stock for an immaterial dollar amount (1,300,000 shares multiplied by par value of $0.0001 is less than $1 thousand) as a result of the issuance of 1,300,000 shares of New Conduit common stock to A.G.P. upon the closing of the Business Combination.

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l)	To reflect the conversion of the shares of MURF Class A common stock into shares of New Conduit common stock.

m)	To reflect the elimination of accrued excise tax liability and additional paid-in capital of $1.1 million as the excise tax is not due if the Business Combination closes prior to December 31, 2023 and it is expected that the Business Combination will close prior to December 31, 2023.

n)	To reflect the repayment of the note payable to the MURF Sponsor upon closing of the Business Combination in accordance with its terms.

o)	To reflect the release of the investments held in the Trust Account to cash and cash equivalents.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022 and the six months ended June 30, 2023

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Transaction Accounting Adjustments:

(a)	To reflect the elimination of interest income earned on the investments held in the Trust Account.

(b)	Reflects estimated transaction costs for MURF and Conduit for certain accounting, auditing, and other professional fees that are not deemed to be direct and incremental costs of the Business Combination.

(c)	To reflect a loss on extinguishment of convertible notes payable, carried at fair value. The convertible notes are automatically redeemed at a 20% discount in accordance with the terms of the 2021 Convertible Note Loan Instrument and the 2022 Convertible Note Loan instrument as a result of the Business Combination.

(d)	To reflect remeasurement of the derivative warrant liability issued to the Private Placement Investor as if the Transactions had occurred and the warrant was issued on January 1, 2022.

(e)	To reflect stock-based compensation expense for restricted stock units (“RSUs”) that will be granted to a member of management of New Conduit upon the closing of the Business Combination as if the Business Combination had closed and the RSUs had been issued on January 1, 2022. The number of RSUs that will be granted will be equal to 0.10% of the shares of common stock of New Conduit outstanding upon the closing of the Business Combination. The RSUs have not yet been granted. The RSUs will vest in equal annual installments on the first three anniversaries of the closing of the Business Combination.

(f)	The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based on the number of New Conduit shares outstanding as if the Business Combination had occurred on January 1, 2022.

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Pro Forma weighted-average shares outstanding—basic and diluted is calculated as follows for the year ended December 31, 2022:

Weighted-average shares calculation - basic and diluted	Actual Redemptions
Assume conversion of MURF Class B common stock into New Conduit common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	3,306,250
Assume reclassification of common stock subject to possible redemption to New Conduit common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	58,066
Assume January 1, 2022 issuance of New Conduit common stock in connection with the closing of the PIPE Financing	2,000,000
Assume January 1, 2022 issuance of New Conduit common stock to A.G.P. as a result of assuming closing of the Business Combination on January 1, 2022	1,300,000
Assume conversion of MURF Class A common stock into New Conduit common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	754,000
Assume January 1, 2022 issuance of New Conduit common stock to Conduit shareholders as a result of assuming closing of the Business Combination on January 1, 2022	65,000,000
Pro forma weighted-average shares outstanding—basic and diluted	72,418,316

Pro Forma weighted-average shares outstanding—basic and diluted is calculated as follows for the six months ended June 30, 2023:

Weighted-average shares calculation - basic and diluted	Actual Redemptions

Assume conversion of MURF Class B common stock into New Conduit common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	3,306,250
Assume reclassification of common stock subject to possible redemption to New Conduit common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	58,066
Assume January 1, 2022 issuance of New Conduit common stock in connection with the closing of the PIPE Financing	2,000,000
Assume January 1, 2022 issuance of New Conduit common stock to A.G.P. as a result of assuming closing of the Business Combination on January 1, 2022	1,300,000
Assume conversion of MURF Class A common stock into New Conduit common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	754,000
Assume January 1, 2022 issuance of New Conduit common stock to Conduit shareholders as a result of assuming closing of the Business Combination on January 1, 2022	65,000,000
Assume one-third vesting on January 1, 2023 of restricted stock units awarded to a member of New Conduit management as a result of assuming issuance on January 1, 2022 (closing of the Business Combination) of the award which vests in equal annual installments on the first three anniversaries of the closing of the Business Combination	23,473
Pro forma weighted-average shares outstanding—basic and diluted	72,441,789

The following potentially dilutive instruments were not included in the calculation of weighted-average shares outstanding for the year ended December 31, 2022 as their effects would have been anti-dilutive:

Actual Redemptions
Public Warrants(1)	15,279,000
Private Warrants(2)	754,000
Cizzle option(3)	391,831
Vela Put option(4)	471,895
Unvested restricted stock units(5)	70,418
Total	16,967,144

1)	The Public Warrants consist of 13,225,000 warrants issued to MURF Public Stockholders in connection with MURF’s initial public offering, 2,000,000 warrants were issued in connection with the PIPE Financing, and 54,000 warrants were issued to A.G.P. upon the closing of the Business Combination. Assuming that New Conduit were in a net income position, the Public Warrants would have resulted in 15,979,000 potentially dilutive shares for the year ended December 31, 2022.

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2)	The Private Warrants consist of 709,000 warrants issued to the Sponsor in connection with MURF’s initial public offering and 45,000 warrants originally issued to the MURF Sponsor prior to MURF’s initial public offering, which were transferred to MURF Directors upon the closing of the Business Combination. Assuming that New Conduit were in a net income position, the Private Warrants would have resulted in 754,000 potentially dilutive shares for the year ended December 31, 2022.

3)	Cizzle PLC holds an option whereby it can exchange its economic interest in an asset of Conduit Pharmaceuticals Limited for shares worth £3.25 million valued at $10.00 per share at the GBP-to-USD exchange rate in effect on the exercise date. Assuming that New Conduit were in a net income position, the option would have resulted in 391,831 potentially dilutive shares for the year ended December 31, 2022.

4)	Vela holds an option whereby it can exchange its economic interest in an asset of Conduit Pharmaceuticals Limited for shares worth £4.0 million valued at a price per share equal to the New Conduit volume-weighted average price per share over the ten business days prior to the date of the notice of exercise of the option, at the exchange rate in effect on the exercise date. Assuming that New Conduit were in a net income position, the option would have resulted in 471,895 potentially dilutive shares for the year ended December 31, 2022.

5)	Assuming the closing of the Business Combination had occurred on January 1, 2022, a member of management of New Conduit would have been granted RSUs equal to 0.10% of the shares of common stock of New Conduit outstanding as of the closing of the Business Combination. The RSUs have not yet been granted. The RSUs vest in equal annual installments on the first three anniversaries of the closing of the Business Combination. The numbers of shares presented in the table above are calculated based on 75,247,978 shares outstanding immediately upon the Closing of the Business Combination in Scenario 1 and 73,060,250 shares outstanding immediately upon the closing of the Business Combination in Scenario 2. These share amounts are multiplied by 0.10% to arrive at the number of unvested restricted stock units as of December 31, 2022. All of the restricted stock units granted are unvested as of December 31, 2022 because the first of the three equal annual installments of vesting occurs on January 1, 2023. Assuming that New Conduit were in a net income position, the unvested restricted stock units would have resulted in 75,248 and 73,060 potentially dilutive shares for Scenario 1 and Scenario 2, respectively, as of December 31, 2022.

The following potentially dilutive instruments were not included in the calculation of weighted-average shares outstanding for the six months ended June 30, 2023 as their effects would have been anti-dilutive:

Actual Redemptions

Public Warrants(1)	15,279,000
Private Warrants(2)	754,000
Cizzle option(3)	399,705
Vela option(4)	460,893
March 2023 convertible note issued by Conduit(5)	84,515
Unvested restricted stock units(6)	46,946
Total	17,025,059

1)	The Public Warrants will consist of 13,225,000 warrants issued to MURF Public Stockholders in connection with MURF’s initial public offering, 2,000,000 warrants to be issued in connection with the PIPE Financing, and 54,000 warrants to be issued to A.G.P. upon the closing of the Business Combination. Assuming that New Conduit were in a net income position, the Public Warrants would have resulted in 15,279,000 potentially dilutive shares for the six months ended June 30, 2023.

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2)	The Private Warrants will consist of 709,000 warrants issued to the Sponsor in connection with MURF’s initial public offering and 45,000 warrants originally issued to the MURF Sponsor prior to MURF’s initial public offering that will be transferred to MURF Directors upon the closing of the Business Combination. Assuming that New Conduit were in a net income position, the Private Warrants would have resulted in 754,000 potentially dilutive shares for the six months ended June 30, 2023.

3)	Cizzle PLC holds an option whereby it can exchange its economic interest in an asset of Conduit Pharmaceuticals Limited for shares worth £3.25 million valued at $10.00 per share at the GBP-to-USD exchange rate in effect on the exercise date. Assuming that New Conduit were in a net income position, the option would have resulted in 399,705 potentially dilutive shares for the six months ended June 30, 2023.

4)	Vela holds an option whereby it can exchange its economic interest in an asset of Conduit Pharmaceuticals Limited for shares worth £4.0 million valued at a price per share equal to the New Conduit volume-weighted average price per share over the ten business days prior to the date of the notice of exercise of the option, at the exchange rate in effect on the exercise date. Assuming that New Conduit were in a net income position, the option would have resulted in 460,893 potentially dilutive shares for the six months ended June 30, 2023.

5)	A non-related third party holds an option whereby it can redeem the remaining outstanding principal and interest on a convertible note with an original principal balance of $0.8 million for New Conduit common stock at a price of $10.00 per share. Assuming that New Conduit were in a net income position, the option would have resulted in 84,515 potentially dilutive shares for the six months ended June 30, 2023.

6)	Assuming the closing of the Business Combination had occurred on January 1, 2022, a member of management of New Conduit would have been granted restricted stock units equal to 0.10% of the shares of common stock of New Conduit outstanding immediately as of the closing of the Business Combination. The restricted stock units vest in equal annual installments on the first three anniversaries of the closing of the Business Combination. The numbers of shares presented in the table above are calculated based on 70,418,316 shares outstanding immediately upon the Closing of the Business Combination. These share amounts are multiplied by 0.10% to arrive at the total number of restricted stock units assumed granted on January 1, 2022 of 70,418. Two-thirds of the 70,418 remain unvested as of June 30, 2023 because one-third of the units vested on January 1, 2023 (the first anniversary of the assumed closing of the Business Combination on January 1, 2022). Assuming that New Conduit were in a net income position, the unvested restricted stock units would have resulted in 46,946 potentially dilutive shares as of June 30, 2023.

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PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock and warrants being registered hereby.

SEC registration fee	$6,324
Accounting fees and expenses	$35,000
Legal fees and expenses	$50,000
Miscellaneous expenses	$13,676
Total	$105,000

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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(c)	(1) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of these paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence).

(2) The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) By the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

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(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section. For purposes of this subsection, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company organized and licensed in compliance with the laws of any jurisdiction, including any captive insurance company licensed under Chapter 69 of Title 18, provided that the terms of any such captive insurance shall:

(1) Exclude from coverage thereunder, and provide that the insurer shall not make any payment for, loss in connection with any claim made against any person arising out of, based upon or attributable to any (i) personal profit or other financial advantage to which such person was not legally entitled or (ii) deliberate criminal or deliberate fraudulent act of such person, or a knowing violation of law by such person, if (in the case of the foregoing paragraph (g)(1)(i) or (ii) of this section) established by a final, nonappealable adjudication in the underlying proceeding in respect of such claim (which shall not include an action or proceeding initiated by the insurer or the insured to determine coverage under the policy), unless and only to the extent such person is entitled to be indemnified therefor under this section;

(2) Require that any determination to make a payment under such insurance in respect of a claim against a current director or officer (as defined in paragraph (c)(1) of this section) of the corporation shall be made by a independent claims administrator or in accordance with the provisions of paragraphs (d)(1) through (4) of this section; and

(3) Require that, prior to any payment under such insurance in connection with any dismissal or compromise of any action, suit or proceeding brought by or in the right of a corporation as to which notice is required to be given to stockholders, such corporation shall include in such notice that a payment is proposed to be made under such insurance in connection with such dismissal or compromise.

For purposes of paragraph (g)(1) of this section, the conduct of an insured person shall not be imputed to any other insured person. A corporation that establishes or maintains a captive insurance company that provides insurance pursuant to this section shall not, solely by virtue thereof, be subject to the provisions of Title 18.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 8.2 of the Company’s second amended and restated certificate of incorporation provides:

“(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the By-Laws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Since October 1, 2020, sales of the following unregistered securities have been made:

●	On November 16, 2021, Murphy Canyon Acquisition Sponsor, LLC (the “Sponsor”) purchased 4,312,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.006 per share.

●	On February 7, 2022, simultaneously with the consummation of the Company’s initial public offering (the “IPO”), the Company consummated the private placement of 754,000 units (the “2022 Private Placement Units”) to the Sponsor, which amount includes 69,000 2022 Private Placement Units purchased by the Sponsor in connection with the underwriters’ exercise of a 45-day option to purchase additional units solely to cover over-allotments, at a price of $10.00 per 2022 Private Placement Unit, generating gross proceeds of approximately $7.54 million (the “2022 Private Placement”). A portion of the proceeds of were placed in the trust account and a portion was used to pay offering expenses including the non-deferred underwriting discount related to the IPO. No underwriting discounts or commissions were paid with respect to the 2022 Private Placement.

●	In February 2022, we entered into an agreement with Cizzle Plc, whereby Cizzle Plc agreed to purchase a percentage of future revenue earned in an asset of ours related to COVID-19 (the “Covid Asset”), should the Covid Asset reach the commercialization stage. In December 2022, we entered into an agreement with Cizzle Plc whereby we granted Cizzle Plc the option, but not the obligation, to sell its economic interest in the Covid Asset back to us. The agreement contained an option period of nine months from the date of the agreement for Cizzle Plc to notify us of its intent to exercise the option to sell its economic interest in the Covid Asset. Upon closing of the agreement, Cizzle Plc agreed to pay the Company an option fee of $0.1 million (£0.1 million). In September 2023, Cizzle Plc exercised its option under the agreement and, as a result, we issued 395,460 shares of Common Stock to Cizzle Plc.

●

In September 2023, concurrently with the completion of the Business Combination, the Company issued an aggregate of 2,000,000 units, with each unit consisting of one share of Company common stock (the “PIPE Shares”), together with one warrant exercisable into one share of Company common stock (the “PIPE Warrants”), at a purchase price of $10.00 per unit, for an aggregate purchase price of $20,000,000 (the “PIPE Financing”), pursuant to the terms of a subscription agreement, to Nirland Limited.

The PIPE Warrants are exercisable for a period of five years after the completion of the Business Combination and have an exercise price of $11.50 per share, subject to adjustment as set forth in the warrant for stock splits, stock dividends, recapitalizations and similar customary adjustments. The purchaser may exercise each PIPE Warrant on a cashless basis if the shares of common stock underlying the PIPE Warrants are not then registered pursuant to an effective registration statement. The purchaser contractually agreed to restrict its ability to exercise the PIPE Warrants such that the number of shares of the common stock held by the purchaser and its affiliates after such exercise does not exceed the beneficial ownership limitation set forth in the warrant which may not exceed 4.99% of the issued and outstanding shares of our common stock.

The foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act, in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit No.	Description
2.1	Agreement and Plan of Merger Agreement dated as of November 8, 2022, by and among Murphy Canyon Acquisition Corp., Conduit Merger Sub, Inc. and Conduit Pharmaceuticals Limited (filed as Annex A-1 to the Registrant’s Proxy Statement/Prospectus filed on August 11, 2023, and incorporated herein by reference).

2.2	Amendment to Agreement and Plan of Merger dated as of January 27, 2023, by and among Murphy Canyon Acquisition Corp., Conduit Merger Sub, Inc. and Conduit Pharmaceuticals Limited (filed as Annex A-2 to the Registrant’s Proxy Statement/Prospectus filed on August 11, 2023, and incorporated herein by reference).

2.3	Second Amendment to Agreement and Plan of Merger dated as of May 11, 2023, by and among Murphy Canyon Acquisition Corp., Conduit Merger Sub, Inc. and Conduit Pharmaceuticals Limited (filed as Annex A-3 to the Registrant’s Proxy Statement/Prospectus filed on August 11, 2023, and incorporated herein by reference).

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 29, 2023, and incorporated herein by reference).

3.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on September 29, 2023, and incorporated herein by reference).

4.1	Specimen Common Stock Certificate of Conduit Pharmaceuticals Inc. (filed as Exhibit 4.8 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-271903) filed on August 8, 2023, and incorporated herein by reference).

4.2	Specimen Warrant Certificate of Conduit Pharmaceuticals Inc. (filed as Exhibit 4.9 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-271903) filed on August 8, 2023, and incorporated herein by reference).

5.1*	Opinion of Thompson Hine LLP.

10.1	Letter Agreement, dated February 2, 2022, among Murphy Canyon Acquisition Corp., Murphy Canyon Acquisition Sponsor, LLC, and each of the executive officers and directors of Murphy Canyon Acquisition Corp. (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 8, 2022, and incorporated herein by reference).

10.2	Underwriting Agreement (filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed February 8, 2022, and incorporated herein by reference).

10.3	Promissory Note, dated November 4, 2021, issued to Murphy Canyon Acquisition Sponsor, LLC, by Murphy Canyon Acquisition Corp. (filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-262036) filed on January 6, 2022, and incorporated herein by reference).

10.4	Investment Management Trust Agreement, dated February 2, 2022, between Murphy Canyon Acquisition Corp. and Wilmington Trust Company (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on February 2, 2022, and incorporated herein by reference).

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10.5	Registration Rights Agreement, dated February 2, 2022, among Murphy Canyon Acquisition Corp. and certain securityholders (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on February 2, 2022, and incorporated herein by reference)

10.6	Securities Subscription Agreement, dated November 4, 2021, between Murphy Canyon Acquisition Corp. and Murphy Canyon Acquisition Sponsor, LLC (filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-262036) filed on January 6, 2022, and incorporated herein by reference).

10.7	Placement Unit Purchase Agreement, dated February 2, 2022, between Murphy Canyon Acquisition Corp. and Murphy Canyon Acquisition Sponsor, LLC (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on February 8, 2022, and incorporated herein by reference).

10.8	Form of Conduit Pharmaceuticals Inc. Indemnity Agreement (filed as Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on September 29, 2023, and incorporated herein by reference).

10.9	Administrative Support Agreement, dated February 2, 2022, by and between Murphy Canyon Acquisition Corp. and Murphy Canyon Management Group, Inc. (filed as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on February 8, 2022, and incorporated herein by reference).

10.10	Form of Lock-Up Agreement (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 14, 2022, and incorporated herein by reference).

10.11	Sponsor Support Agreement, dated as of November 8, 2022, by and among Murphy Canyon Acquisition Corp. and each of the Persons set forth on Schedule I attached thereto (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on November 14, 2022, and incorporated herein by reference).

10.12	Shareholder Support Agreement dated as of November 8, 2022, by and among Murphy Canyon Acquisition Corp., Conduit Pharmaceuticals Limited and each of the Persons set forth on Schedule I attached thereto (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed November 14, 2022, and incorporated herein by reference).

10.13	Form of Amended and Restated Warrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 30, 2023, and incorporated herein by reference).

10.14	Form of Note, issued March 7, 2023, by and between Murphy Canyon Acquisition Corp. and Murphy Canyon Acquisition Sponsor, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed March 7, 2023, and incorporated herein by reference).

10.15	Form of Subscription Agreement between Murphy Canyon Acquisition Corp. and the investor named therein (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 13, 2023, and incorporated herein by reference).

10.16	Form of PIPE Warrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 13, 2023, and incorporated herein by reference).

10.17#	Conduit Pharmaceuticals Inc. 2023 Stock Incentive Plan (filed as Annex C to the Registrant’s Proxy Statement/Prospectus filed on August 11, 2023, and incorporated herein by reference).

10.18#	Form of Stock Option Agreement under Conduit Pharmaceuticals Inc. 2023 Stock Incentive Plan (filed as Exhibit 10.17 to the Registrant’s Registration Statement on Form S-4 (File No. 333-271903) filed on May 12, 2023, and incorporated herein by reference).

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10.19#	Form of Employment Agreement with David Tapolczay (filed as Exhibit 10.17 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-271903) filed on July 28, 2023, and incorporated herein by reference).

10.20#	Form of Employment Agreement with Adam Sragovicz (filed as Exhibit 10.18 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-271903) filed on July 11, 2023, and incorporated herein by reference).

10.21+	Exclusive Funding Agreement between St George Street Capital and SGS Global Limited, dated March 26, 2021 (filed as Exhibit 10.20 to the Registrant’s Registration Statement on Form S-4 (File No. 333-271903) filed on May 12, 2023, and incorporated herein by reference).

10.22+	AZD1656 Project Funding Agreement For Use In Renal Transplant between St George Street Capital Limited and Conduit Pharmaceuticals Limited, dated November 2, 2022 (filed as Exhibit 10.21 to the Registrant’s Registration Statement on Form S-4 (File No. 333-271903) filed on May 12, 2023, and incorporated herein by reference).

10.23+	AZD1656 Project Funding Agreement For Use In Preterm Labor between St George Street Capital Limited and Conduit Pharmaceuticals Limited, dated November 2, 2022 (filed as Exhibit 10.22 to the Registrant’s Registration Statement on Form S-4 (File No. 333-271903) filed on May 12, 2023, and incorporated herein by reference).

10.24+	AZD1656 Project Funding Agreement For Use In Hashimoto’s Thyroiditis between St George Street Capital Limited and Conduit Pharmaceuticals Limited, dated November 2, 2022 (filed as Exhibit 10.23 to the Registrant’s Registration Statement on Form S-4 (File No. 333-271903) filed on May 12, 2023, and incorporated herein by reference).

10.25+	AZD1656 Project Funding Agreement For Use In Uveitis between St George Street Capital Limited and Conduit Pharmaceuticals Limited, dated November 2, 2022 (filed as Exhibit 10.24 to the Registrant’s Registration Statement on Form S-4 (File No. 333-271903) filed on May 12, 2023, and incorporated herein by reference).

10.26+	AZD5904 Project Funding Agreement between St George Street Capital Limited and Conduit Pharmaceuticals Limited, dated November 2, 2022 (filed as Exhibit 10.25 to the Registrant’s Registration Statement on Form S-4 (File No. 333-271903) filed on May 12, 2023, and incorporated herein by reference).

10.27#	Consulting Agreement between with Jack Heilbron and Murphy Canyon Acquisition Corp. (filed as Exhibit 10.24 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-271903) filed on July 11, 2023, and incorporated herein by reference).

10.28#	Form of Non-Employee Director Compensation Program (filed as Exhibit 10.26 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-271903) filed on July 28, 2023, and incorporated herein by reference).

21.1	Subsidiaries of Conduit Pharmaceuticals Limited (filed as Exhibit 21.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-271903) filed on July 28, 2023, and incorporated herein by reference).

23.1*	Consent of Marcum LLP, independent public accounting firm of Conduit Pharmaceuticals Inc.

23.2*	Consent of Marcum LLP, independent public accounting firm of Conduit Pharmaceuticals Limited.

23.3*	Consent of Thompson Hine LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table.

* Filed herewith.

# Management contract or compensatory plan or arrangement.

+ Certain portions of this Exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The Registrant agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon its request.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

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(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, in the city of San Diego, State of California, on October 17, 2023.

CONDUIT PHARMACEUTICALS INC.

By:	/s/ David Tapolczay
Name:	David Tapolczay
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of David Tapolczay and Adam Sragovicz, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

Signature	Title	Date

/s/ David Tapolczay	Chief Executive Officer and Director	October 17, 2023
David Tapolczay	(Principal Executive Officer)

/s/ Adam Sragovicz	Chief Financial Officer	October 17, 2023
Adam Sragovicz	(Principal Financial Officer and Principal Accounting Officer)

/s/ Freda Lewis-Hall	Director and Chairperson of the Board of Directors	October 17, 2023
Freda Lewis-Hall

/s/ James Bligh	Director	October 17, 2023
James Bligh

/s/ Faith L. Charles	Director	October 17, 2023
Faith L. Charles

/s/ Chele Chiavacci Farley	Director	October 17, 2023
Chele Chiavacci Farley

/s/ Jennifer I. McNealey	Director	October 17, 2023
Jennifer I. McNealey

/s/ Andrew Regan	Director	October 17, 2023
Andrew Regan

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